As filed with the Securities and Exchange Commission on December 26, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Armco Metals Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	5190	26-0491904
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Waters Park Drive, Suite 98

San Mateo, CA 94403

(650) 212-7620

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Mr. Kexuan Yao

President and Chief Executive Officer

Armco Metals Holdings, Inc.

One Waters Park Drive, Suite 98

San Mateo, CA 94403

(650) 212-7620

email kexuan.yao@armcometals.com

With a copy to:

Corporate Creations Network

8275 Southeastern Avenue

Suite 200

Las Vegas, NV 89123

(702) 951-9324

(Name, address including zip code, and telephone number,

including area code, of agent for service)

Approximate date of proposed sale to public: As soon as practicable on or after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (2)		Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Shares of common stock, par value $0.001 per share, offered by certain selling stockholder	47,022	(3)	$0.5104		$24,000	$3.09
Shares of common stock, par value $0.001 per share, underlying the principal of convertible notes held by certain selling stockholder	1,451,613	(4)	$0.31	(1)	$450,000	$57.96
Shares of common stock, par value $0.001 per share, underlying the interest of convertible notes held by certain selling stockholder	58,065	(5)	$0.31	(1)	$18,000	$2.32
Shares of common stock, par value $0.001 per share, underlying the principal of convertible notes to be issued to certain selling stockholder	1,612,904	(6)	$0.31	(1)	$500,000	$64.40
Shares of common stock, par value $0.001 per share, underlying the interest of convertible notes to be issued to certain selling stockholder	62,000	(7)	$0.31	(1)	$20,000	$2.58
TOTAL	3,231,604					$130.35

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the common stock on the NYSE MKT on December 11, 2013.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the notes and warrants.

(3)

Represents shares of common stock issued to Hanover Holdings I, LLC, a New York limited liability company, or Hanover, as commitment shares for entering into that certain securities purchase agreement dated November 4, 2013 by and between the registrant and Hanover, or the Purchase Agreement.

(4)

Represents shares of common stock issuable by the registrant upon the conversion of the principal amount of the registrant’s 4% convertible notes due November 7, 2014, or the Initial Convertible Notes.

(5)	Represents shares of common stock issuable upon the conversion of the interest accrued under the Initial Convertible Notes.
(6)

Represents shares of common stock issuable by the registrant upon the conversion of the principal amount of the registrant’s 4% convertible notes to be issued to Hanover after the effectiveness of this registration statement upon the terms and subject to the conditions set forth in the Purchase Agreement, or the Additional Convertible Notes.

(7)	Represents shares of common stock issuable upon the conversion of the interest accrued under the Additional Convertible Notes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

ii

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated December 26, 2013

ARMCO METALS HOLDINGS, INC.

3,231,604 Shares of

Common Stock

This prospectus relates to the sale of up to a total of 3,231,604 shares of common stock of Armco Metals Holdings, Inc., a Nevada corporation, that may be sold from time to time by the selling stockholder named in this prospectus and its successors and assigns.  The shares of common stock subject to this prospectus include: (i) 47,022 shares of common stock issued as commitment shares in connection with that certain securities purchase agreement dated November 4, 2013, which we refer to herein as the Purchase Agreement; (ii) 1,440,000 shares issuable upon conversion by the selling stockholder of the principal and interest underlying our 4% convertible notes due November 7, 2014, which we refer to herein as the Initial Convertible Notes; and (iii) 1,674,904 shares issuable upon conversion by the selling stockholder of the principal and interest underlying our 4% Convertible Notes to be issued after the effectiveness of this registration, upon the terms and subject to the conditions of the Purchase Agreement, which we refer to herein as the Additional Convertible Notes.

Our common stock is listed for quotation on the NYSE MKT marketplace under the symbol “AMCO”.  On December 11, 2013, the most recent day that our stock traded, the last reported price per share of our common stock was $0.31.  You are urged to obtain current market quotations of our common stock before purchasing any of the shares being offered for sale pursuant to this prospectus.

Following the effectiveness of the registration statement of which this prospectus forms a part, the sale and distribution of securities offered hereby may be effected in one or more transactions that may take place on the NYSE MKT marketplace, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholder. The selling stockholder and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

An investment in our securities is highly speculative, involves a high degree of risk and should be considered only by persons who can afford the loss of their entire investment.  See “Risk Factors” beginning on page 6 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2013.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and the notes to the financial statements included in this prospectus.

Unless otherwise expressly stated or the context indicates otherwise, references in this prospectus to the "Company", "we", "us" and "our" include Armco Metals Holdings, Inc. and its consolidated subsidiaries; references in this prospectus to “MT” means metric tons, references in this prospectus to “PRC” or “China” means People’s Republic of China.

Our Company

We engage in the business of metal ore trading and distribution and scrap metal recycling.  Our operations are conducted primarily in China.

In our metal ore trading and distribution business, we import, sell and distribute to the metal refinery industry in China, a variety of metal ore that includes iron, chrome, nickel, copper and manganese ore, as well as non-ferrous metals, and coal.  We obtain these raw materials from global suppliers primarily in Brazil, India, Indonesia, Ukraine and the United States and distribute them in China.  In addition, we provide sourcing and pricing services for various metals to our network of customers.

In our scrap metal recycling business, we recycle scrap metal at our recycling facility and sell the recycled product to steel mills in China for use in the production of recycled steel.  Our recycling facility commenced formal operations in the third quarter of 2010, and is located in Banqiao Industrial Zone, part of Lianyungang Economic Development Zone, in the Jiangsu province of China.

Corporate History, Structure and Key Events

We were formerly known as Cox Distributing, Inc., which was founded as an unincorporated business in January 1984 and became a “C” corporation in the State of Nevada on April 6, 2007.  Cox Distributing, Inc. was founded by Stephen E. Cox, our former president and chief executive officer, and engaged in the distribution of organic fertilizer products used to improve soil and growing conditions for the potato farmers of eastern Idaho. Prior to June 27, 2008, Mr. Cox was our only employee.

On June 27, 2008, we entered into a share purchase agreement with Armco Metals International Limited, formerly known as Armco & Metawise (H.K) Limited, or Armco HK, and Feng Gao, the sole shareholder of Armco HK.  In connection with the acquisition, we purchased from Ms. Gao 100% of the issued and outstanding shares of Armco HK’s capital stock for $6,890,000 by delivery of our purchase money promissory note.  In addition, we issued to Ms. Gao a stock option entitling Ms. Gao to purchase a total of 5,300,000 shares of our common stock exercisable at $1.30 per share which expired on September 30, 2008 and 2,000,000 shares exercisable at $5.00 per share which expired on June 30, 2010.  On August 12, 2008, Ms. Gao exercised her option to purchase and we issued 5,300,000 shares of our common stock in exchange for our $6,890,000 note held by Ms. Gao.  Prior to the acquisition, there were 10,000,000 shares of our common stock issued and outstanding.  In connection with the acquisition, 7,694,000 shares of common stock held by Mr. Cox were cancelled, leaving 2,306,000 shares of common stock issued and outstanding.  The 5,300,000 shares issued to Ms. Gao represented approximately 69.7% of our then issued and outstanding common stock giving effect to the cancellation of 7,694,000 shares of our common stock owned by Mr. Cox.  No additional common stock was issued to Mr. Cox in connection with the acquisition.  After the cancellation of 7,694,000 shares of common stock, Mr. Cox held 6,200 shares.  These shares were exchanged on December 30, 2008 for all of the assets and liabilities of our fertilizer business, after which time we no longer operated the fertilizer business and Mr. Cox was no longer a shareholder.

As a result, for financial statement reporting purposes, the merger between us and Armco HK was treated as a reverse acquisition with Armco HK deemed the accounting acquirer and our company deemed the accounting acquiree under the purchase method of accounting in accordance with paragraph 805-40-05-2 of the FASB Accounting Standards Codification.  The reverse merger is deemed a capital transaction and the net assets of Armco HK (the accounting acquirer) were carried forward to us (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilized our capital structure and the assets and liabilities of Armco HK which were recorded at historical cost. As a result of our reverse acquisition of Armco HK, we have assumed the business and operations of Armco HK with our principle activities engaged in the import, export and distribution of ferrous and non-ferrous ore and metals.

On June 27, 2008, we amended our articles of incorporation to change our name to China Armco Metals, Inc. to better identify the Company with the business conducted, through its wholly owned subsidiaries in China, import, export and distribution of ferrous and non-ferrous ores and metals, and processing and distribution of scrap steel.

Armco HK was incorporated on July 13, 2001 under the laws of the Hong Kong Special Administrative Region, or HK SAR, of the PRC. On March 22, 2011, Armco HK amended its Memorandum and Articles of Association, and changed its name from Armco & Metawise (H.K) Limited to its current name.

On January 9, 2007, Armco HK formed Armco (Lianyungang) Renewable Metals, Inc. , or Renewable Metals, a wholly-owned foreign enterprise, or WOFE, subsidiary in the City of Lianyungang, Jiangsu Province, PRC.  Renewable Metals engages in the processing and distribution of scrap metal. On December 28, 2007, Armco HK entered into a share transfer agreement with Renewable Metals, whereby Armco HK transferred to Renewable Metals all of its equity interest in Henan Armco and Metawise Trading Co., Ltd., or Henan Armco, a company incorporated on June 6, 2002 in the City of Zhengzhou, Henan Province, PRC and under common control of Armco HK. Henan Armco engages in the import, export and distribution of ferrous and non-ferrous ores and metals. On December 1, 2008, Armco HK transferred its 100% equity interest in Renewable Metals to our company.

On June 4, 2009, the Company formed Armco (Lianyungang) Holdings, Inc., or Lianyungang Armco, a WOFE subsidiary in the City of Lianyungang, Jiangsu Province, PRC.  Lianyungang Armco currently has no material business operations.

On July 16, 2010, we formed a new subsidiary named Armco Metals (Shanghai) Holdings, Ltd., or Armco Shanghai.  Armco Shanghai serves as our China operations headquarters and oversees the activities of the company regarding financing and international trading.

On July 3, 2013, we filed a certificate of amendment to articles of incorporation to change our corporate name to Armco Metals Holdings, Inc.

Our organization structure is summarized below:

Securities Purchase Agreement and Senior Convertible Note

On November 7, 2013, or the Closing Date, we consummated the transactions contemplated by that certain securities purchase agreement, or the Purchase Agreement, dated November 4, 2013 with Hanover Holdings I, LLC, a New York limited liability company, or Hanover.  Pursuant to the Purchase Agreement, Hanover purchased from the Company a senior convertible note with an initial principal amount of $450,000, or the Initial Convertible Note, for a purchase price of $300,000 (an approximately 33.33% original issue discount). Additionally, the Company has the right to require Hanover to purchase, on the 10th trading day after the effective date of the Registration Statement (defined below), or the Additional Closing Date, an additional senior convertible note with an initial principal amount of $500,000, or the Additional Convertible Note, for a purchase price of $500,000. The Initial Convertible Notes and the Additional Convertible Note are together referred to as the Convertible Notes. The Company may exercise its right to require Hanover to purchase the Additional Convertible Note on the Additional Closing Date by delivering to Hanover, on, or within 10 days following, the effective date of the Registration Statement, an irrevocable written notice that the Company has exercised its right to require Hanover to purchase the Additional Convertible Note. Pursuant to the Purchase Agreement, on the Closing Date, the Company issued the Initial Convertible Note to Hanover.

With respect to the Initial Convertible Note, $50,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by the Company) if (i) the Company has properly filed the Registration Statement with the Securities and Exchange Commission, or the SEC, on or prior to the Filing Deadline (defined below) covering the resale by Hanover of shares of the Company’s common stock issued or issuable upon conversion of the Convertible Notes and (ii) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date. Moreover, $100,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the Registration Statement filed by the Company is declared effective by the SEC on or prior to the Effectiveness Deadline (defined below) and the prospectus contained therein is available for use by Hanover for the resale by Hanover of the shares of common stock issued or issuable upon conversion of the Convertible Notes and (ii) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date.

The Initial Convertible Note matures on November 7, 2014 (subject to extension as provided in the Initial Convertible Note) and, in addition to the approximately 33.33% original issue discount, accrues interest at the rate of 4.0% per annum. If issued, the Additional Convertible Note will mature on the date that is the one-year anniversary of the date of issuance of the Additional Convertible Note (subject to extension as provided in the Initial Convertible Note) and will accrue interest at the rate of 4.0% per annum. The Initial Convertible Note is convertible at any time, in whole or in part, at Hanover’s option, into shares of common stock, at a conversion price equal to the Variable Conversion Price. “Variable Conversion Price” means, as of any date of determination, the product of (A) the lowest volume weighted average price of the common stock of any of the five consecutive trading days ending and including the trading day immediately preceding such date of determination (subject to adjustment) , or the Variable Conversion Base Price; and (B) the applicable Variable Percentage. “Variable Percentage” means (i) if the applicable Variable Conversion Base Price is less than or equal to $0.45 (subject to adjustment), 85% or (ii) if the applicable Variable Conversion Base Price is greater than $0.45 (subject to adjustment), 80%. If issued, the Additional Convertible Note will be convertible at any time, in whole or in part, at Hanover’s option into shares of common stock at a conversion price that will be equal to the Variable Conversion Price. At no time will Hanover be entitled to convert any portion of the Convertible Notes to the extent that after such conversion, Hanover (together with its affiliates) would beneficially own more than 9.99% of the outstanding shares of common stock as of such date. Further, in no event will the Convertible Notes be converted into a number of shares that, in the aggregate, amount to greater than 19.99% of the currently issued and outstanding shares of common stock. In the event that Hanover desires to convert one or both of the Convertible Notes and such conversion would lead to a number of shares being issued pursuant to the Convertible Notes in excess of 19.99%, the Company will pay cash in exchange for the cancellation of such shares of common stock at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares (as defined in the Convertible Notes) and (y) the closing sale price on the trading day immediately preceding the date such Exchange Cap Shares would otherwise be required to be delivered to Hanover thereunder and (ii) to the extent that Hanover purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by Hanover of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of Hanover incurred in connection therewith.

The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, customary Event of Default provisions. The Initial Convertible Note provides and, if issued, the Additional Convertible Note will provide for a default interest rate of 18%. Upon the occurrence of an Event of Default, Hanover may require the Company to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Notes to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 130% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 130% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Initial Convertible Note and/or the Additional Convertible Note in cash at a price equal to 125% of the total amount of such Convertible Note then outstanding.

The Company paid to Hanover a commitment fee for entering into the Purchase Agreement equal to $24,000 (or 3.0% of the total purchase price for the Convertible Notes under the Purchase Agreement) in the form of 47,022 shares of common stock, the Commitment Shares, calculated using a per share price of $0.5104, representing the average of the daily volume weighted average prices of a share of common stock for the three trading days immediately preceding the Closing Date. The Company also agreed to pay up to $35,000 of reasonable attorneys’ fees and expenses incurred by Hanover in connection with the transaction.

The Purchase Agreement contains customary representations, warranties and covenants by, among and for the benefit of the parties. The Purchase Agreement also provides for indemnification of Hanover and its affiliates in the event that Hanover incurs losses, liabilities, obligations, claims, contingencies, damages, costs and expenses related to a breach by the Company of any of its representations, warranties or covenants under the Purchase Agreement.

The issuance of the Commitment Shares and the Initial Convertible Note to Hanover under the Purchase Agreement were, and, if issued, the issuance of the Additional Convertible Note to Hanover under the Purchase Agreement will be, exempt from the registration requirements of the Securities Act of 1933, as amended, or (the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act, or Regulation D.  The Company made this determination based on the representations of Hanover in the Purchase Agreement that Hanover is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

Registration Rights Agreement

In connection with the execution of the Purchase Agreement, on the Closing Date, the Company and Hanover also entered into a registration rights agreement dated as of the Closing Date, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement, or the Registration Statement, with the SEC to register the resale of the Commitment Shares and the common stock into which the Convertible Notes may be converted, on or prior to December 23, 2013, or the Filing Deadline, and have it declared effective at the earlier of (i) the 120th calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, or the Effectiveness Deadline.

If at any time all of the Commitment Shares and the shares of common stock underlying the Convertible Notes are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional Registration Statements so as to cover all of the Commitment Shares and the shares of common stock underlying the Convertible Notes not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

The Company also agreed, among other things, to indemnify Hanover from certain liabilities and fees and expenses of Hanover incident to the Company’s obligations under the Registration Rights Agreement, including certain liabilities under the Securities. Hanover has agreed to indemnify and hold harmless the Company and each of its directors, officers and persons who control the Company against certain liabilities that may be based upon written information furnished by Hanover to the Company for inclusion in a registration statement pursuant to the Registration Rights Agreement, including certain liabilities under the Securities Act.

Corporate Information

Our executive office is located at No One Waters Park Drive, Suite 98, San Mateo, CA 94403. Our telephone number is (650) 212-7620. Our website is www.armcometals.com. The information on our website does not constitute a part of this prospectus.

The Offering

Common stock outstanding before the offering	28,668,258.

Common stock offered by selling stockholders	Up to 3,231,604 shares of common stock held by the selling stockholder or underlying securities held by the selling stockholder.

Common stock to be outstanding after the offering	Up to 31,783,162 shares, assuming full conversion of the Convertible Notes.

NYSE MKT Symbol	AMCO.

Use of proceeds	We will not receive any proceeds from the sale of the common stock offered hereby.

RISK FACTORS

Our business, operations and financial condition are subject to various significant risks.  Some of these risks are described below and you should take these risks into account in making a decision to invest in our common stock.  If any of the following risks actually occurs, we may not be able to conduct our business as currently planned and our financial condition and operating results could be seriously harmed.  In that case, the market price of our common stock could decline and you could lose all or part of your investment in our common stock.

Risks Related to Our Business

We have a history of losses, and we cannot guarantee that we will not incur continued losses for the foreseeable future.

We reported net losses of approximately $2.2 million, $3.3 million and $2.6 million in 2010, 2011 and 2012, respectively. We also experienced a net loss of approximately $3.7 million for the nine months ended September 30, 2013. For the fiscal year ended December 31, 2012, we had net cash used in operating activities of approximately $9.0 million. For the nine months ended September 30, 2013, we had net cash used in operating activities of approximately $5.3 million. Although the Company achieved positive gross profits from its operations for the nine months ended September 30, 2013 and in 2012, we cannot guarantee that we will become profitable in the future. Our ability to achieve profitability is based on numerous factors, many of which are out of our control, including but not limited to, cost of our raw materials, demand of our products, inability to maintain our bank facilities as result of deterioration of financial market environment, significant increase in interest expenses due to financial market turmoil, additional new costs or expenses occurred in our operation attribute to new government regulation.

We will need additional financing to fund our operations and working capital and the potential expansion of the recycling facility.  Additional capital raising efforts in future periods is likely to be dilutive to our then current shareholders or result in increased interest expense in future periods.

We will need to raise additional capital to fund our operations and working capital.  Moreover, if we decide to expand the capacity of our recycling facility, we will also need additional capital to fund that expansion.  Our future capital requirements depend on a number of factors.  These factors include, but are not limited to, the scope of our expansion efforts and the amount of available metal ore, our ability to manage growth and expansion and our ability to control expenses.  In the event we seek to raise additional capital through the issuance of debt or its equivalents, this will result in increased interest expense.  If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution.  As we will generally not be required to obtain the consent of our shareholders if we elect to expand the recycling facility or to purchase more raw materials required in our operations, shareholders are dependent upon the sole discretion and judgment of our management in determining the number of, and characteristics of, stock issued to raise funds for these purposes and others.  In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock.  We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all.  Any inability to raise capital as needed would have a material adverse effect on our business, financial condition and results of operations.

We operate in a business that is cyclical and where demand can be volatile, which could have a material adverse effect on our business, financial condition or results of operations.

We operate in a business that is cyclical and where demand can be volatile, which could have a material adverse effect on our results of operations and financial condition.  The timing and magnitude of the cycles in the business in which we operate are difficult to predict.  Purchase prices for the raw materials we purchase (metal ore and scrap metal), and selling prices for our products (metal ore, scrap and recycled metal) are volatile and beyond our control.  While we attempt to respond to changing raw material costs through adjustments to the sales price of our products, our ability to do so is limited by competitive and other market factors.  Differences in economic conditions between the foreign markets, where we acquire our metal ore and a significant portion of our scrap metal, and the markets in China, where we sell our products, could have a material adverse effect on our business, financial condition and results of operations.  A significant reduction in selling prices for our products may have a material adverse effect on our business, financial condition and results of operations, and adversely impact our ability to recover purchase costs from end customers.  A decline in market prices for our products between the date of the sales order and shipment of the product may impact the customer’s ability to obtain letters of credit to cover the full sales amount.  A decline in selling prices for our products coupled with customers failing to meet their contractual obligations may also result in a net realizable value adjustment to the average cost of inventory to reflect the lower of cost or fair market value.  Additionally, changing prices could potentially impact the volume of raw materials available to us, the volume of ore and processed metal sold by us and inventory levels.  The cyclical nature of our businesses tends to reflect and be amplified by changes in general economic conditions, both domestically and internationally.  For example, the automobile and construction industries typically experience cutbacks in production, resulting in decreased demand for steel, copper and aluminum.  This can lead to significant decreases in demand and pricing for our metal ore and recycled metal.

Our business depends on adequate supply and availability of metal ore and scrap metal.

Our business requires metal ore and scrap metal that are sourced from third-party suppliers.  We are affected by industry supply conditions, which generally involve risks beyond our control, including costs of these materials, transportation costs and market demand.  As a result, we may not be able to obtain an adequate supply of quality metal ore or scrap metal in a timely or cost-effective manner.  If an adequate supply of scrap metal is not available to us, we would be unable to recycle metals at desired volumes, which would have a material adverse effect on our business, financial condition and results of operations.

Our business depends on adequate supply and availability of electricity, which has recently been curtailed by the PRC authorities.

We rely on electricity to operate equipment at the recycling facility. Our steel mill and other customers are also dependent on electricity to convert our recycled scrap metal into steel and other products. Accordingly, the successful operation of our business and the recycling facility requires a reliable supply of electricity. China’s electricity industry has historically experienced shortages and price volatility as a result of a variety of factors, including surging demand as a result of rapid growth in China and disruptions in the supply of coal used to produce electricity.  In addition, the PRC authorities mandated a significant reduction of energy usage and instituted “rolling brownouts” during the third and fourth quarters of 2010 in an effort to meet targets for energy consumption and emissions set by the 11th Five Year Plan (2006-2010).  This policy adversely impacted our revenues in the end of third quarter and the entire fourth quarter of 2010 by reducing our ability to operate the recycling facility.  The energy restrictions also negatively affected steel companies’ production thereby reducing the demand and prices for the metal ore we distributed and the processed scrap metal produced at the recycling facility.  As a result, we experienced a decrease in revenues, which adversely impact our business, financial condition and results of operations for the third and fourth quarters of 2010.

While the “rolling brownouts” restrictions has been eliminated with the implementation of China’s 12th Five Year Plan (2011-2015) on January 1, 2011, there can be no assurances that additional energy use restrictions will not be imposed in the future.  Any continuation of these restrictions will have a material adverse effect on our business, financial condition and results of operations.  We are also unable to predict whether other energy or environmental policies will be adopted by the PRC government that could adversely impact our operations in future periods.

Unexpected equipment failures may lead to production curtailments or shutdowns.

If we suffer interruptions in our production capabilities, such interruptions will adversely affect our production costs, steel available for sales and revenues for the affected period, and may have a material adverse effect on our business, financial condition and results of operations.  In addition to equipment failures, the recycling facility is also subject to the risk of catastrophic loss due to unanticipated events such as acts of god (including earthquakes and floods), fires, explosions, terrorism, public health pandemics and labor disputes.  Our recycling processes are highly dependent upon critical pieces of equipment, such as shredders and cutting machines, as well as electrical equipment.  This equipment may, on occasion, be out of service as a result of unanticipated failures.  We may in the future experience material shutdowns of the recycling facility or periods of reduced production as a result of such equipment failures.  Our shredding machine is highly complex and requires experienced and knowledgeable personnel to efficiently operate and maintain.  Because we are in the early stages of operating this machine, we have experienced delays and inefficiencies due to our lack of operational experience with the machine.

The recycling facility is in an early stage of operation and is not currently operating at full production capability.

We have only recently begun operations at the recycling facility and we are currently operating at significantly less than full production capacity.  Our ability to achieve full production capacity is dependent upon, among other items, our ability to attract sufficient customers to purchase the scrap metal that we recycle and our ability to obtain raw materials at favorable prices to support our production.  There can be no assurance that we will achieve full production capability at the recycling facility in the future.

The scrap metal recycling markets in which we operate are highly competitive. Competitive pressures from existing and new companies could have a material adverse effect on our business, financial condition and results of operations.

The markets for scrap metal are highly competitive, both in the purchase of raw scrap and the sale of processed scrap. We compete to purchase raw scrap with numerous independent recyclers, large public scrap processors and smaller scrap companies. Successful procurement of materials is determined primarily by the price and promptness of payment for the raw scrap and the proximity of the recycling facility to the source of the unprocessed scrap. We occasionally face competition for purchases of unprocessed scrap from producers of steel products, such as integrated steel mills and mini-mills, which have vertically integrated their operations by entering the scrap metal recycling business. Many of these producers have substantially greater financial, marketing and other resources. Our operating costs could increase as a result of competition with these other companies for raw scrap.

We compete in a global market with regard to the sale of processed scrap. Competition for sales of processed scrap is based primarily on the price, quantity and quality of the scrap metals, as well as the level of service provided in terms of consistency of quality, reliability and timing of delivery. To the extent that one or more of our competitors becomes more successful with respect to any key factor, our ability to attract and retain consumers could be materially and adversely affected. Our scrap metal processing operations also face competition from substitutes for prepared ferrous scrap, such as pre-reduced iron pellets, hot briquetted iron, pig iron, iron carbide and other forms of processed iron. The availability of substitutes for ferrous scrap could result in a decreased demand for processed ferrous scrap, which could result in lower prices for such products.

Unanticipated disruptions in our scrap metal recycling operations or slowdowns by our shipping companies could adversely affect our ability to deliver our products, which could have a material adverse effect on our business, financial condition and results of operation, and our relationship with our consumers.

Our ability to process and fulfill orders and manage inventory depends on the efficient and uninterrupted operation of the recycling facility. In addition, our products are usually transported to consumers by third-party truck, rail carriers and vessel services. As a result, we rely on the timely and uninterrupted performance of these third party shipping companies. Due to factors beyond our control, including changes in fuel prices, political events, governmental regulation of transportation, changes in market rates, carrier availability and disruptions in transportation infrastructure, we may be forced to increase our charges for transportation services.  Consequently, we may not be able to transport our products in a timely and cost-effective manner. Any interruption in our operations or interruption or delay in transportation services could cause orders to be canceled, lost or delivered late, goods to be returned or receipt of goods to be refused. As a result, any disruption could negatively impact our relationships with our customers and have a material adverse effect on our business, financial condition and results of operations.

If we were to lose order volumes from any of our major customers, our sales would decline significantly and our cash flows would be reduced, which could have a material adverse effect on our business, results of operations and financial condition.

In 2012, our largest customers purchased products from us on a spot or short term contract basis and in the future may choose not to continue to purchase our products.  A loss of order volumes from any major customer, or a significant reduction in their purchase orders could have a material adverse effect on our business, financial condition and results of operations.  In addition, if we experience such a loss of order volumes or significant reduction in purchase orders, we would likely be required to increase borrowings under our credit facilities to meet our cash flow needs.

During uncertain economic conditions, customers may be unable to fulfill their contractual obligations.

We enter into sales contracts preceded by negotiations that include fixing price, quantities, shipping terms and other contractual elements.  Upon finalization of these terms and satisfactory completion of other contractual contingencies by us, our customers typically open a letter of credit to satisfy their obligation under the contract prior to shipment by us.  In many instances, and particularly during uncertain economic conditions, we are at risk on consummating the transaction until our customers successfully obtain the letter of credit.  As a result, the customer may not be able to fulfill its obligation under the contract in times of illiquid market conditions.  Moreover, as described elsewhere in this prospectus, suppliers and customers in China often breach contracts and there may be inadequate recourse for us to enforce such agreements.

If our customers do not comply with their existing commercial contracts and commitments, it could have a material adverse effect on our business, financial condition and results of operations.

Most consumers of the metals products we sell have been adversely impacted by the global recession and related economic downturn.  Many of our customers have experienced reductions in their operations.  Prices for many of the metals products we sell have declined, in some instances substantially.  These factors have contributed to attempts by some of our customers to seek renegotiation or cancellation of their existing purchase commitments.  In addition, some of our customers have breached previously agreed upon contracts to buy our products by refusing delivery of the products.  Where appropriate, we will in the future pursue litigation to recover our damages resulting from customer contract defaults, although the success of any such litigation and our ultimate ability to recover for contractual breaches is uncertain.  If a large number of our customers were to default on their existing contractual obligations to purchase our products, it would have a material adverse effect on our business, financial condition and results of operations.

We depend on our key management personnel and the loss of their services could adversely affect our business.

Our future performance depends substantially on the services of our senior management and other key personnel, as well as our ability to retain and motivate them. The loss of the services of any of our executive officers, including Mr. Kexuan Yao, our Chairman, President and Chief Executive Officer, or other key employees could have a material adverse effect on our business, results of operations and financial condition. Although we entered into a three-year employment agreement with Kexuan Yao, our Chairmen of the Board, President, and Chief Executive Officer and pursuant to such employment agreement we will purchase on the life of Kexuan Yao up to $50 million of key man life insurance with the Company as the beneficiary of the death benefit, we cannot guarantee that these measures will sufficiently secure Kexuan Yao’s services with us or remedy the loss of the services of Kexuan Yao if that occurs.

Our business depends on attracting and retaining key personnel. Our future success also will depend on our ability to attract, train, retain and motivate highly skilled technical, managerial, sales, and customer support personnel. Competition for these personnel is intense, and we may be unable to successfully attract, integrate, or retain sufficiently qualified personnel.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud.

We are subject to reporting obligations under the U.S. securities laws. The SEC, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting.  In addition, we may be required to have an independent registered public accounting firm attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting.

As of December 31, 2012, our management has determined that our internal controls and procedures are not effective due to insufficiently qualified accounting and other finance personnel with an appropriate level of U.S. GAAP knowledge and experience. Management believes that our lack of experience with U.S. GAAP constitutes a material weakness in our internal control.

As a result of management’s audit of our internal controls, we are considering the costs and benefits associated with remediating our control deficiencies. We plan to devote significant resources to remediate, improve and document our disclosure controls and procedures and internal controls and procedures, including our engagement of a CPA consultant who has U.S. GAAP knowledge to assist in the preparation of our U.S. GAAP financial statements. We did not make any meaningful progress in implementing our remediation plan in the past. We continue to consider the following remediation options, or some combination thereof: (i) hiring additional personnel with sufficient U.S. GAAP experience, (ii) hiring of a professional services firm that has expertise in accounting and U.S. GAAP matters with publicly-traded companies and (iii) implementing ongoing training in U.S. GAAP requirements for our CFO and accounting and other finance personnel.

Therefore, we may, in turn, experience “weakness” and potential problems in implementing and maintaining adequate internal controls as required under Section 404 of the “Sarbanes-Oxley” Act of 2002. This “weakness” also includes a deficiency, or combination of deficiencies, in internal controls over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we fail to achieve and maintain the adequacy of our internal controls, as such requirements are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business.  We have implemented these policies through our Code of Conduct.  Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China.  While we make every effort to comply with FCPA and our Company Code of Conduct, we can make no assurance that our employees or other agents will not engage in such conduct for which we might be held responsible.  If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that will likely have a material adverse effect on our business, financial condition and results of operations.

Risks Associated With Doing Business in China

A substantial portion of our assets and operations are located in China and are subject to changes resulting from the political and economic policies of China government.

Our business operations could be restricted by the political environment in China.  China has operated as a socialist state since 1949 and is controlled by the Communist Party of China.  In recent years, however, the government has introduced reforms aimed at creating a "socialist market economy" and policies have been implemented to allow business enterprises greater autonomy in their operations.  Changes in the political leadership of China may have a significant effect on laws and policies related to the current economic reform programs, the other policies affecting business and the general political, economic and social environment in China, including the introduction of measures to control inflation, changes in the rate or method of taxation, the imposition of additional restrictions on currency conversion and remittances abroad, and foreign investment.  China’s economy has experienced significant growth in the past decade, although growth has recently been slowing.  Moreover, economic reforms and growth in China have been more successful in certain provinces than in others, and the continuation or increases of such disparities could affect the political or social stability of China.

Because these economic reform measures may be inconsistent or ineffective, there are no assurances that:

•	the Chinese government will continue its pursuit of economic reform policies;
•	economic policies, even if pursued, will be successful;
•	policies will not be significantly altered from time to time; or
•	operations in China will not become subject to the risk of nationalization.

Although we believe that the economic reform and the macroeconomic measures adopted by the Chinese government have had a positive effect on the economic development of China, the future direction of these economic reforms is uncertain and the uncertainty may have a material adverse effect on our business, results of operations and financial condition.

We cannot assure you that we will be able to capitalize on these economic reforms, assuming the reforms continue.  Because our business model is dependent upon the continued economic reform and growth in China, any change in Chinese government policy could have a material adverse effect on our business, financial condition and results of operations.  Even if the Chinese government continues its policies of economic reform, there are no assurances that economic growth in China will continue or that we will be able to take advantage of these opportunities in a fashion that will provide financial benefit to us.

The Chinese government exerts substantial influence over the manner in which our Chinese subsidiaries must conduct their business activities.

China has permitted provincial and local economic autonomy and private economic activities.  The government of China has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership.  Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions of China, and could require us to operate our business differently, including by requiring us to divest ourselves of any interest we then hold in our Chinese subsidiaries.

Fluctuation in the value of the Renminbi (RMB) may have a material adverse effect on your investment.

The change in value of the RMB, the main currency in China, against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. Under the current PRC policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This policy has resulted in the appreciation of the RMB against the U.S. dollar. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. Because a significant portion of our costs and expenses is denominated in RMB, any potential future revaluation could further increase our costs and have a material adverse effect on our business, financial condition and results of operations.

Restrictions on currency exchange limit our ability to receive and use our revenues effectively.  We may not have ready access to cash on deposit in banks in China.

Because a substantial portion of our revenues are in the form of RMB, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars.  Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies, after providing valid commercial documents, at those banks authorized to conduct foreign exchange business.  In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to government approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items.  We cannot be certain that we could have ready access to the cash should we wish to transfer it to bank accounts outside China nor can we be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions.  As a result, we may suffer delays in our ability to meet our obligations outside China and may be required to seek additional amounts of borrowings to fund our operations outside China.

We may be unable to enforce our rights due to policies regarding the regulation of foreign investments in China.

China's legal system is a civil law system based on written statutes in which decided legal cases have little value as precedent, unlike the common law system prevalent in the United States.  China does not have a well-developed, consolidated body of laws governing foreign investment enterprises.  As a result, the administration of laws and regulations by government agencies may be subject to considerable discretion and variation, and may be subject to influence by external forces unrelated to the legal merits of a particular matter.  China's regulations and policies with respect to foreign investments are evolving.  Definitive regulations and policies with respect to such matters as the permissible percentage of foreign investment and permissible rates of equity returns have not yet been published.  Statements regarding these evolving policies have been conflicting and any such policies, as administered, are likely to be subject to broad interpretation and discretion and to be modified, perhaps on a case-by-case basis.  The uncertainties regarding such regulations and policies present risks which may affect our current operations and future plans in China and elsewhere.  If we are unable to enforce any legal rights we may have under our contracts or otherwise, our ability to compete with other companies in the steel industry and the other industries in which we compete could be severely limited.  As a consequence, we would experience a loss of revenue in future periods which could have a material adverse effect on our business, financial condition and results of operations.

Certain agreements to which we are a party and which are material to our operations lack various legal protections which are customarily contained in similar contracts prepared in the United States.

Our subsidiaries include companies organized under the PRC laws and which conduct all of their business and operations in the PRC and Hong Kong.  We are a party to certain contracts related to our operations in the PRC and Hong Kong.  While these contracts contain the basic business terms of the agreements between the parties, these contracts do not contain certain clauses which are customarily contained in similar contracts among parties in the United States.  These clauses include representations and warranties of the parties, confidentiality and non-compete clauses, provisions outlining events of defaults and termination provisions.  In addition, remedies and dispute resolution mechanisms in our contracts are typically vague, rendering enforcement of these contracts difficult. Because our contracts in China omit these customary clauses, notwithstanding the differences in the PRC and U.S. laws, we may not have the same legal protections as we would if the contracts contained these additional clauses.  We anticipate that our PRC and Hong Kong subsidiaries will likely enter into contracts in the future which will likewise omit these customary legal protections.  While we have not been subject to any material adverse consequences as a result of the omission of these customary clauses, and we generally consider the contracts to which we are a party to contain all the material terms of our business arrangements with the other party, future events may occur which lead to a dispute which could have been avoided if the contracts included customary clauses in conformity with U.S. standards.  Contractual disputes which may arise from this lack of legal protection could divert management's time from the operation of our business, require us to expend funds attempting to settle a possible dispute, limit the time our management would otherwise devote to the operation of our business, and have a material adverse effect on our business, financial condition and results of operations.

Because there is limited business and litigation insurance coverage available in China, any business disruption or litigation we experience might result in our incurring substantial costs and diverting significant resources to handle such disruption or litigation.

While business disruption insurance may be available to a limited extent in China, we have determined that the risks of disruption and the difficulties and costs associated with acquiring such insurance render it commercially impractical for us to have such insurance.  As a result, we do not have any business liability or business disruption coverage for our operations in China.  Accordingly, any business disruption or litigation might result in our incurring substantial costs and the diversion of resources.

Chinese regulations relating to offshore investment activities by Chinese residents and employee stock options granted by overseas-listed companies may increase our administrative burden.  if our shareholders who are Chinese residents, or our PRC employees who are granted or exercise stock options, fail to make any required registrations or filings, we may be unable to distribute profits and may become subject to liability under Chinese laws.

The State Administration of Foreign Exchange, or SAFE, has promulgated regulations that require Chinese residents and PRC corporate entities to register with local branches of SAFE in connection with their direct or indirect offshore investment activities.  Under the SAFE regulations, Chinese residents who make, or have previously made, direct or indirect investments in offshore companies will be required to register those investments.  In addition, any Chinese resident who is a direct or indirect shareholder of an offshore company is required to file or update the registration with the local branch of SAFE with respect to that offshore company regarding certain material changes to the capital of the offshore company.  If any Chinese shareholder fails to make the required SAFE registration or file or update the registration, the Chinese subsidiaries of that offshore parent company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to their offshore parent company.  In addition, the offshore parent company may also be prohibited from injecting additional capital into its Chinese subsidiaries.  Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under Chinese laws for evasion of applicable foreign exchange restrictions.

We cannot provide any assurances that all of our shareholders who are Chinese residents will make or obtain any applicable registrations or approvals required by these SAFE regulations. The failure or inability of our Chinese resident shareholders to comply with the registration procedures set forth therein may subject us to fines and legal sanctions, restrict our cross-border investment activities, or limit our Chinese subsidiaries' ability to distribute dividends or obtain foreign-exchange-denominated loans used by our company.

On March 28, 2007, SAFE promulgated the Application Procedure of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Holding Plan or Stock Option Plan of Overseas Listed Company, or the Stock Option Rule, to regulate foreign exchange procedures for Chinese individuals participating in employee stock holding and stock option plans of overseas companies.  Under the Stock Option Rule, a Chinese domestic individual must comply with various foreign exchange procedures through a domestic agent institution when participating in any employee stock holding plan or stock option plan of an overseas listed company.  Certain domestic agent institutions, such as the Chinese subsidiaries of an overseas listed company, a labor union of such company that is a legal person or a qualified financial institution, among others things, shall file with SAFE and be responsible for completing relevant foreign exchange procedures on behalf of Chinese domestic individuals.  These procedures include but are not limited to applying to obtain SAFE approval for exchanging foreign currency in connection with owning stock or stock option exercises.  Concurrent with the filing of such applications with SAFE, the Chinese subsidiary, as a domestic agent, must obtain approval from SAFE to open a special foreign exchange account at a Chinese domestic bank to hold the funds in connection with the stock purchase or option exercise, any returns based on stock sales, any stock dividends issued and any other income or expenditures approved by SAFE.  Chinese subsidiaries are also required to obtain approval from SAFE to open an overseas special foreign exchange account at an overseas trust bank to hold overseas funds used in connection with any stock purchase.

Under the Stock Option Rule, all proceeds obtained by Chinese domestic individuals from sales of stock shall be fully remitted back to China after relevant overseas expenses are deducted.  The foreign exchange proceeds from these sales can be converted into RMB or transferred to the individual's foreign exchange savings account after the proceeds have been remitted back to the special foreign exchange account opened at the Chinese domestic bank.  If the stock option is exercised in a cashless exercise, the Chinese domestic individuals are required to remit the proceeds to the special foreign exchange account.  We and our Chinese employees who have been granted stock options are subject to this Stock Option Rule.  If we or our Chinese employees holding options fail to comply with these regulations, we or our employees may be subject to fines and legal sanctions.

Future inflation in China may inhibit economic activity in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation.  These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation.  While inflation has been more moderate since 1995, high inflation in the future could cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China.  Any actions by the Chinese government to regulate growth and contain inflation could have the effect of limiting our ability to operate our business in future periods.

We may have difficulty establishing adequate management, legal and financial controls in China.

Our personnel employed in China are generally unfamiliar with western styles of management and financial reporting concepts and practices, which include sufficient corporate governance, internal controls and computer, financial and other control systems.  In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in China, as we compete for global talent with larger and more well funded enterprises.  As a result of these factors, we may experience difficulties in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards and applicable law in connection with our operations and our potential future acquisitions, if any.  Therefore, we are likely to experience difficulties in implementing and maintaining adequate internal controls.  Any such deficiencies, weaknesses or lack of compliance could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Common Stock

Our stock price is highly volatile.

The market price of our common stock is volatile, and this volatility may continue. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors that are specific to our company.  These factors include but are not limited to our low public float, that we have a controlling shareholder, our recent financial performance and the heightened regulatory scrutiny that certain companies with significant operations in China are experiencing in the United States.  These and other factors could cause the market price for our shares to change substantially.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management's attention and resources.

Moreover, the trading market for our common stock will be influenced by research or reports that industry or securities analysts publish about us or our business. If one or more analysts who cover us downgrade our common stock, the market price for our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price for our common stock or trading volume to decline.

Furthermore, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our company at a time when you want to sell your interest in us.

Provisions of our articles of incorporation and bylaws may delay or prevent a takeover which may not be in the best interests of our stockholders.

Provisions of our articles of incorporation and bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.  In addition, certain provisions of the Nevada Revised Statutes also may be deemed to have certain anti-takeover effects which include that control of shares acquired in excess of certain specified thresholds will not possess any voting rights unless these voting rights are approved by a majority of a corporation's disinterested stockholders.  Further, our articles of incorporation authorizes the issuance of up to 1,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion.  Our Board of Directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Our controlling security holders may take actions that conflict with your interests.

Our officers and directors beneficially own approximately 35.3% in the aggregate of our common stock.  In this case, all of our officers and directors together will then likely be able to exercise control over all matters requiring stockholder approval, including the election of directors, amendment of our articles of incorporation and approval of significant corporate transactions, and they will have significant control over our management and policies.  The directors elected by these security holders will be able to significantly influence decisions affecting our capital structure.  This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest.

Our common stock is considered a “penny stock,” and thereby is subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock, which is currently quoted for trading on NYSE MKT marketplace, is considered to be a “penny stock” as the stock trades at a price less than $5 per share. The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to: (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We do not currently intend to pay dividends on our common stock in the foreseeable future, and consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid cash dividends on our common stock and do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. Consequently, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Upon dissolution of our company, you may not recoup all or any portion of your investment.

In the event of a liquidation, dissolution or winding-up of our company, whether voluntary or involuntary, the proceeds and/or assets of our company remaining after giving effect to such transaction, and the payment of all of our debts and liabilities will be distributed to the stockholders of common stock on a pro rata basis. There can be no assurance that we will have available assets to pay to the holders of common stock, or any amounts, upon such a liquidation, dissolution or winding-up of our Company. In this event, you could lose some or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Registration Statement, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services and products. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

●	We operate in cyclical industries and we experience volatile demand for our products.
●	Our ability to operate our scrap metal recycling facility efficiently and profitably.
●	Our ability to obtain sufficient capital to fund a potential expansion of our scrap metal recycling facility.
●	Our ability to establish adequate management, legal and financial controls in the United States and China.
●	The availability to us of supplies of metal ore and scrap metal upon favorable terms.
●	The availability of electricity to operate our scrap metal recycling facility.
●	Fluctuations in raw material prices may affect our operating results as we may not be able to pass on cost increases to customers.
●

The lack of various legal protections, which may be customarily contained in similar contracts among parties in the United States and are material to our operations, in certain agreements to which we are a party.

●	Our dependence on our key management personnel.
●	Our potential inability to meet the filing requirements imposed by the securities laws in the United States.
●	Our ineffective internal control over financial reporting.
●	The effect of changes resulting from the political and economic policies of the Chinese government on our assets and operations located in China.
●	The limitation on our ability to receive and use our revenues effectively as a result of restrictions on currency exchange in China.
●	The impact of future inflation in China on economic activities in China.
●	Our ability to enforce our rights due to policies regarding the regulation of foreign investments in China.
●

The restrictions imposed under regulations relating to offshore investment activities by Chinese residents, causing us increased administrative burdens and regulatory uncertainties, may limit or adversely affect our ability to complete any business combinations with our subsidiaries based in China.

●	Our ability to comply with the United States Foreign Corrupt Practices Act which could subject us to penalties and other adverse consequences.
●	The provisions of our articles of incorporation and by-laws that may delay or prevent a takeover may sometimes work against the best interests of our shareholders.
●	Our controlling stockholders may take actions that conflict with the interests of our shareholders.

All written and oral forward-looking statements made in connection with this prospectus that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders named herein.  There will be no proceeds to us from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

The selling stockholders may sell these shares in the NYSE MKT marketplace or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.  We will not receive any proceeds from the sale of shares by the selling stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS

AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations relates to the operations and financial condition reported in the unaudited condensed consolidated financial statements of the Company for the three and nine months ended September 30, 2013 and 2012, and for the fiscal years ended December 31, 2012 and 2011, and should be read in conjunction with the related audited and unaudited financial statements and related notes included in this prospectus.  Those statements in the following discussion that are not historical in nature should be considered to be forward looking statements that are inherently uncertain. Actual results and the timing of the events may differ materially from those contained in these forward looking statements due to a number of factors, including those discussed in the “Cautionary Note on Forward Looking Statements” set forth elsewhere in this prospectus. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Our Business and Recent Developments

We import, sell and distribute to the metal refinery industry in China a variety of metal ore, including iron, chrome, nickel, copper and manganese ore, as well as non-ferrous metals and coal.  We obtain these raw materials from global suppliers in Brazil, India, Oman, Turkey, Nigeria, Indonesia, and the Philippines and distribute them in the PRC.  We also recycle scrap metal used by steel mills in the production of recycled steel.

China steel industry sees a brighter a third quarter which most domestic steelmakers are seeing an improvement in their third-quarter performance. The steel industry’s better performance in the third quarter was associated with boosts from infrastructure construction, and the automotive and real estate markets. After growing for two consecutive months, China’s steel price index edged down 1.54 points to 100.57 at the end of September, with the indicator slipping below the neutral 100 mark in October. Although steel firms' profit declined along with the descending steel price in September, they still estimated to stay profitable on average in the three months from July to September, outperforming the previous two quarters. While on China domestic steel raw material market, both prices of scrap steel and metal ores were widely fluctuating and constantly declining through September. Industrial experts and officers from China Association of Metalscrap Utilization and China Iron Ore and Steel Association estimate the steel scrap use this year is expected to reduce because of some policy and financial reasons. Consequently, the wide swings and decline in prices of scrap steel and metal ores adversely affect our profit margin on both trading and recycling business in the third quarter, especially the prices decline in scrap steel resulting an approximately $1.5 million of inventory deprecation in our recycling business.

We have been constantly taking the initiative in the changing market to maintain our operation flexibility and to refine our business model in response to unpredictable fluctuations in market prices.  We seek to secure longer term supply contracts in response to known opportunities rather than sell goods purchased in the spot market.  Where possible, we structure transaction-specific terms with our customers in order to better manage risk and ensure an acceptable profit margin.  While this process may limit certain trading opportunities, we believe that it will enhance our competitive position in the long run. We have developed pre-selling model to supplement our cash flow. We continued to develop our new “Commodity Financing” model. We are also evaluating other potential methods such as hedging that can help us to manage market risks.

We formally commenced the operation of our scrap metal recycling facility in the Banqiao Industrial Zone of Lianyungang Economic Development Zone in the Jiangsu province, China, in the late third quarter of 2010.    The facility recycles automobiles, machinery, building materials, dismantled ships and various other scrap metals.  We sell and distribute the recycled scrap metal to the metal refinery industry in the PRC utilizing our existing network of metal ore customers while continuing to seek new customers. During the third quarter of 2013, our net revenue in the scrap metal recycling business decreased by 8% to $12 million from $13 million in the third quarter of 2012.  Our production decreased by 23% to 34,692 MT from 44,793 MT in the third quarter of 2012.   The decrease in sales and production in our scrap metal recycling business is primarily due to the weaken demand and price decline for our scrap products in the quarter which resulted in an approximately $1.5 million inventory write-off.  Consequently, for the third quarter of 2013, our scrap metal business sold approximately 30,469 MT of scrap metals, generating approximately $12 million of revenue and - $1.9 million of gross profit; for the first nine months of 2013, our scrap metal business sold approximately 96,063 MT, generating approximately $40 million of revenue and $0.8 million of gross profit.

We continue to believe that our recycling business will become a strong drive in our Company’s growth as natural resources continue to be depleted and larger amounts of unprocessed scrap metal become available as a result of increases in consumer demand. We also believe that the profit margin of our recycling business will gradually stabilize as we gain more experience in operating our recycling facility, marketing our products, and establishing our reputation and presence in the recycled scrap metal industry. We have conducted a series of tests and analysis to improve our cost control and eventually implement precise management at our recycling facility. We have also developed strategies to expand our sources for raw materials and establish a local supply chain to increase and stabilize the availability of raw materials near our recycling operation. In addition, as an effort to improve our operation and profitability of the recycling business, we strived to obtain a series of qualifications from Chinese government. We expect to continue to expand our overseas supply channels through potential business cooperation with suppliers in Japan and the United States. We also continue to expand our customer base with our sales increase in recycling business.

We invested approximately $51 million in the aggregate to acquire land use rights, construct the recycling facility and purchase equipment at the recycling facility in 2009 and 2010. These capital expenditures were funded from a portion of the net proceeds we received from our equity and debt offerings and vendor financing. During the third quarter of 2013, we continued to utilize bank facilities to finance our operations and expansions. We maintain nine bank facilities, which provide for the issuance of commercial lines of credit for letters of credit in the aggregate amount of $85 million, of which approximately $53 million is available to us at September 30, 2013.

Our Performance

Our net revenues increased by approximately 33% in the third quarter of 2013 compared to the same period in 2012 while our gross profit margin decreased significantly to -9.1% from 12.5%. Our operating expenses decreased by 11% or $0.2 million in the third quarter compared to the same period in 2012 mainly due to the decreases in general and administrative expenses and professional fees.  Our net loss in the third quarter was - $3.5 million, compared with net income of $0.13 million in the third quarter of 2012.  The substantial decline in profit was resulted from significantly decrease in our gross margin both in our recycling business and trading business during the quarter. By business section, in third quarter our net revenue from recycling business decreased by 11% to $12 million from $13 million and the gross margin decreased to -15.5% from 14% respectively, compared to same period of 2012.  Our net revenue from trading business increased by 323% to $8.5 million from $2.0 million and the gross margin decreased to 2.12% from 14%, respectively, compared to the same period of 2012.

Our net revenues decreased by 10% in the first nine months of 2013 compared to the same period in 2012 and our gross profit margin decreased slightly to 1.8% from 6.0%, respectively.  The decrease in revenues in the first nine month was due to significantly decreased sales from our metal ore trading business during the first nine months compared to the same period of 2012and partially offset by the increase in revenues from scrap metals recycling business in the first nine months compared to same period of 2012.   Our operating expenses during the first nine months of 2013 decreased by $0.8 million or 17% compared to the same period in 2012, mainly due to decreased general and administrative expenses and operating cost of idle manufacturing facility.  Our net loss for the first nine months of 2013 was $3.7 million, compared to net loss of $3.2 million from the same period of a year ago.  The 2013 results reflect the decreased revenue and profit margin occurred mainly in the third quarter of 2013.

Our Outlook

Our performance during the third quarter of 2013 showed moderately decreased sales with a substantially lower gross margin in comparison to the same period in 2012. In the short term, we believe domestic steel output is expected to decline modestly in the fourth quarter on softening demand which will keep steel prices at low levels. Market demand is expected to moderate in coming months due to the lower pace of steel production. In the middle and long term, we believe that the low income housing construction, ongoing urbanization and increasing domestic consumption in China will continue to support the growth of the steel industry.    In the long run, we also expect our recycling business to benefit substantially from the measures and policies to be implemented gradually by the Chinese government according to its 12th Five Year Plan (2011-2015).  Under this plan, China intends to restructure its iron and steel industry to be more energy efficient and have increased environmental protection by adopting and developing the most advanced technology in the world.

Metal Ore Trading.   The metal ore prices experienced high price volatility in the third quarter of 2013.  The imported iron ore price rebounded rapidly in July from June and reached its high in the middle of August then began to fall. . We expect the price of iron ore may stabilize at its current level in the remaining of the year.  Our trading business increased significantly in net revenues during the third quarter of 2013 compared to the same period in 2012 while gross profit margin decreased to -0.1% from 3.5% compared to same period of last year due to high price volatility in the quarter. We continued to firm our business relationship with worldwide suppliers and stabilize our supply capacity. We believe that our effort to build our supply capacity will benefit us in the long term and strengthen our market position in the industry in the PRC. Moreover, we continued to develop our new “Commodity Financing” model and expect to make some major progresses which we have obtained support from several banks.

Scrap Metal Recycling. Gross profit margin for our recycling business decreased significantly compared to same period of prior year due to the factors described above. The gross profit margin for our recycling business decreased significantly to -15.5% and 2.1%, respectively, for the three months and nine months ended September 30, 2013 compared to 14% and 8%, respectively, for the same periods of 2012 due to price decline and weak demand. The weak market for steel scrap may continue in the rest of 2013 while steel price is expected to stabilize after decline in the third quarter. However, in the long-term, we believe the country's ongoing urbanization process will increase new steel demand which will definitely drive the steel scrap market during the 13th Five-Year-Plan period. Through the past two years’ operation, we have achieved many major goals such as optimizing production process, improving cost control and management, developing and streamlining supply chain, establishing long term strategic partnership with key clients, obtaining various qualifications and licenses, and building our brand in the industry. We believe that we will benefit from the Chinese governmental mandates to increase the use of scrap metal steel as it encourages the use of scrap as opposed to the use of iron ore to satisfy the demand for steel products per China’s Five Year Plan and related national policies. We intend to devote a significant amount of our resources towards the improvement of our operations and if appropriate, its expansion. At the same time, we will continue to pursue our strategy to create a local network of raw material suppliers for our recycling facility and expand our oversea supply channels.

While we believe our business is well positioned to grow in the coming years, we will need to continue our efforts to provide capital liquidity to support that growth, although we can offer no assurances that we can acquire such capital on terms acceptable to us.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. To the extent that there are material differences between these estimates and actual results, our financial condition or results of operations will be affected. We refer to accounting estimates of this type as critical accounting policies and estimates, which we discuss further below.

 Use of Estimates and Assumptions

Our Company’s significant estimates and assumptions include the fair value of financial instruments; allowance for doubtful accounts; normal production capacity, inventory valuation and obsolescence; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of property, plant and equipment, and land use rights; interest rate; revenue recognized or recognizable, sales returns and allowances; valued added tax rate; expected term of share options and similar instruments, expected volatility of the entity’s shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s); income tax rate and related income tax provision; reporting currency, functional currency of the PRC subsidiaries and foreign currency exchange rate.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

We bases our estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Our management team regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly. Actual results could differ from those estimates.

Fair Value of Financial Instruments

We follow applicable accounting guidance for disclosures about fair value of its financial instruments. The U.S. GAAP establishes a framework for measuring fair value, and requires disclosures about fair value measurements.  To provide consistency and comparability in fair value measurements and related disclosures, U.S. GAAP establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels.  The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  The three levels of fair value hierarchy are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of our company’s financial assets and liabilities, such as cash, pledged deposits, accounts receivable, advance on purchases, prepayments and other current assets, accounts payable, customer deposits, corporate income tax payable, accrued expenses and other current liabilities approximate their fair values because of the short maturity of these instruments.

Our company’s loans payable, banker’s acceptance notes payable, capital lease obligation, and long-term debt approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to our company for similar financial arrangements at September  30, 2013 and 2012.

Our company’s Level 3 financial liabilities consist of the derivative warrant issued in July 2008 for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  We valued the automatic conditional conversion, re-pricing/down-round, change of control; default and follow-on offering provisions using a lattice model, with the assistance of a valuation specialist, for which management understands the methodologies.  These models incorporate transaction details such as Company stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

Marketable Debt and Equity Securities, Available for Sale

We account for marketable debt and equity securities, available for sale, in accordance with sub-topic 320-10 of the FASB Accounting Standards Codification (“Sub-topic 320-10”).

Pursuant to Paragraph 320-10-35-1, investments in debt securities that are classified as available for sale and equity securities that have readily determinable fair values that are classified as available for sale shall be measured subsequently at fair value in the consolidated balance sheets at each balance sheet date. Unrealized holding gains and losses for available-for-sale securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized except an available-for-sale security that is designated as being hedged in a fair value hedge, from which all or a portion of the unrealized holding gain and loss of shall be recognized in earnings during the period of the hedge, pursuant to paragraphs 815-25-35-1 through 815-25-35-4.

We follow Paragraphs 320-10-35-17 through 34E and assess whether an investment is impaired in each reporting period.  An investment is impaired if the fair value of the investment is less than its cost. Impairment indicators include, but are not limited to the following: a. a significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee; b. a significant adverse change in the regulatory, economic, or technological environment of the investee; c. a significant adverse change in the general market condition of either the geographic area or the industry in which the investee operates; d. a bona fide offer to purchase (whether solicited or unsolicited), an offer by the investee to sell, or a completed auction process for the same or similar security for an amount less than the cost of the investment; e. factors that raise significant concerns about the investee's ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants. If the fair value of an investment is less than its cost basis at the balance sheet date of the reporting period for which impairment is assessed, the impairment is either temporary or other than temporary.  Pursuant to Paragraph 320-10-35-34, if it is determined that the impairment is other than temporary, then an impairment loss shall be recognized in earnings equal to the entire difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The measurement of the impairment shall not include partial recoveries after the balance sheet date. The fair value of the investment would then become the new basis of the investment and shall not be adjusted for subsequent recoveries in fair value.  For presentation purpose, the entity shall recognize and present the total other-than-temporary impairment in the statement of earnings with an offset for the amount of the total other-than-temporary impairment that is recognized in other comprehensive income, in accordance with paragraph 320-10-35-34D, if any, pursuant to Paragraph 320-10-45-8A; and separately present, in the financial statement in which the components of accumulated other comprehensive income are reported, amounts recognized therein related to held-to-maturity and available-for-sale debt securities for which a portion of an other-than-temporary impairment has been recognized in earnings pursuant to Paragraph 320-10-45-9A.  Pursuant to Paragraphs 320-10-35-36 and 37 the entire change in the fair value of foreign-currency-denominated available-for-sale debt securities shall be reported in other comprehensive income and An entity holding a foreign-currency-denominated available-for-sale debt security is required to consider, among other things, changes in market interest rates and foreign exchange rates since acquisition in determining whether an other-than-temporary impairment has occurred.

Revenue Recognition

We apply paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  We recognize revenue when it is realized or realizable and earned.  We consider revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

We derive our revenues from sales contracts with customers with revenues being generated upon the shipment of merchandise.  Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the vessel or rail company and title transfers upon shipment, based on free on board , or FOB, warehouse terms; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive.  When we recognize revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Stock-Based Compensation for Obtaining Employee Services

We account for our stock based compensation in which we obtain employee services in share-based payment transactions according to the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the third-party performance is complete or the date on which it is probable that performance will occur.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding.

Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  We use the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as our expected volatility.

Expected annual rate of quarterly dividends.  We have not declared any dividends since inception.

Risk-free rate(s). The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Our policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

We account for equity instruments issued to parties other than employees for acquiring goods or services under applicable accounting guidance. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. The fair value of option or warrant award is estimated on the date of grant using a Black-Scholes option-pricing valuation model.

We may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction is recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount is not to be reversed if a stock option that the counterparty has the right to exercise expires unexercised.

If we receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, in such cases, there is no recognition at the measurement date and no entry is to be recorded.

Three and Nine Months Ended September 30, 2013 Compared to Three and Nine Months Ended September 30, 2012

Results of Operations

The table below summarizes the consolidated operating results for the three and nine months ended September 30, 2013 and 2012.

	For the Nine Month Ended September 30,		For the Three Month Ended September 30,
	2013	2012	2013	2012
Net revenues	$62,497,489	$68,939,767	$20,470,236	$15,360,842
Cost of goods sold	61,368,531	64,834,976	22,337,332	13,441,066
Gross profit	1,128,958	4,104,791	(1,867,096)	1,919,776
Total operating expenses	4,166,070	4,996,864	1,221,089	1,375,301
Operating income (loss)	(3,037,112)	(892,073)	(3,088,185)	544,475

Net Revenues

Net revenues for the third quarter of 2013 decreased by approximately 33.3% over the same period in 2012, primarily as a result of an increase in sales of Chromium $7.0 million, partially offset by $1.4 million decrease in sales of scrap steel and $.7 million decrease in sales of manganese ore.

Net revenues for the first nine months of 2013 decreased by approximately 9.3% over the same period in 2012, mainly as sales of iron ore decreased by $34 million, partially offset by $15.5 million increase in sales of scrap steel, 7.8 million increase in sales of Chromium, and 2.5 million in sales of manganese. Revenue for the nine month period decreased compared to the same period of 2012 primarily due to sluggish market and decreased demand for our products in the period which our customers decreased orders.   The type of products we buy and sell are subject to change and are dependent upon availability and the demands of our customers.

Cost of Goods Sold

Cost of goods sold for the third quarter of 2013 was $22.3 million, a decrease of $9.0 million over the same period in 2012 and represents a gross profit margin of -9.1% compared to 12.5% in the third quarter of 2012. This gross profit margin decrease was primarily due to the significantly decreased margins on our sales of scrap metals which we acquired the raw materials of scrap at higher price during the market rebound during the period and we had an inventory write-off of $2.0 million as result of the price decline at end of the quarter.

For the first nine months of 2013, cost of goods sold was $61.4 million, a decrease of $3.47 million from the same period in 2012, and represents a gross profit margin of 1.8% compared to 6.0% for the same period in 2012. This profit margin decrease was primarily due to the decrease in profit margins in sales of scrap metals compared to same period in 2012.

Total Operating Expenses

Operating expenses for the three and nine months ended September 30, 2013 were $1.2 million and $4.2 million, representing decreases of $0.15 million and $0.83 million, compared to the three and nine months ended September 30, 2012, respectively.

For the three months ended September 30, 2013, the decrease in operating expenses was primarily due to a decrease in general and administrative expenses of $0.13 million, and a decrease in profession fees of $0.07 million including legal fees, audit fees, investor relations, website design and SEC filing services.  These decreases were partially offset by an increase in operating cost of our idle of $0.04 million.

For the nine months ended September 30, 2013, the decrease in operating expenses was primarily due to a decrease in selling expenses of $0.18 million, a decrease in general and administration expenses of $0.59 million, and a decrease in operating cost of idle manufacturing facility of $0.21 million. These decreases were partially offset by an increase in professional fees of $0.14 million including legal fees, audit fees, investor relations, website design and SEC filing services.

Other (Income) expense

Total other expense for the three and nine months ended September 30, 2013 were $0.047 million and $0.6 million, respectively. During the three and nine months ended September 30, 2012, we had other expenses of $0.42 million and $2.2 million, respectively.

For the three months ended September 30, 2013, interest expenses decreased $0.13 million over the comparative period in 2012, mainly due to decreases in use of borrowings in the third quarter, partially offset by $0.05 million decrease in interest income. During the third quarter, we accounted for other expense of $0.14 million.

For the nine months ended September 30, 2013, total other expenses decreased $1.6 million, compared to the same period in 2012, mainly due to a decrease in interest expense of $0.23 million, a decrease in other expense of $0.1 million, and a decrease in Change in fair value of derivative liability of $0.9 million. These decreases in total other expenses were partially offset by a decrease in interest income of $0.08 million.

Income tax (benefit) expense

Income tax (benefit) expenses for the three and nine months ended September 30, 2013 was ($12,618) and $0.05 million, respectively. In the comparative periods in 2012, income tax (benefit) expense was $($8,000) and $0.14 million, respectively.  .

Net income (loss)

Our net loss in the third quarter of 2013 was ($3.5) million, compared with a income of $0.13 million in the third quarter of 2012. The significant decline in profit is primarily due to the substantial decrease in gross profit margin to -15% in this quarter from 12.5% of same period in 2012, partially offset by a $1.6 million decrease in total other expenses.

Our net loss for the first nine months of 2013 was $3.7 million, compared to net loss of $3.2 million from the same period of 2012 due to a decrease of $0.9 million in, a decrease of $6.4 million in net revenues and a decrease of $3.0 million in gross profit, partially offset by a decrease of $0.8 million in total operating expenses and a decrease of $1.6 million in total other expenses.

Comprehensive Income (Loss)

During the three and nine months ended September 30, 2013, our comprehensive income (loss) amounted to ($2.7) million and ($3.0) million, respectively, compared to comprehensive income of $0.06 million and ($3.1 million) in the comparative periods in 2012, respectively. Comprehensive income (loss) consists of our net income and other comprehensive income, including change in unrealized loss of marketable securities and foreign currency translation gain (loss).  The functional currency of four of our subsidiaries operating in the PRC is the Chinese Yuan or RMB. The financial statements of our subsidiaries are translated to U.S. dollars using the exchange rate prevailing as of the date of the balance sheet for assets and liabilities, and average exchange rates (for the period) for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.  As a result of these translations, we reported a foreign currency translation gain of $1.1 million the first nine months of 2012, comparable to a gain of $0.2 million for the same period in 2012. These non-cash losses and gains had the effect of increasing our reported comprehensive income in both periods.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate adequate amounts of cash to meet its needs for cash.

Our cash balance at September 30, 2013 totaled $2.8 million, an increase of $1.4 million as compared to $1.4 million at December 31, 2012.  At September 30, 2013 our working capital was ($1.12) million, as compared to $0.31 million at December 31, 2012.

As of September 30, 2013, we had invested a total of approximately $50 million for the acquisition of land use rights, construction and equipment purchases for the Facility. We expect to expand the production capacity at the Facility in the future and to build or acquire additional facilities in the future, depending on market conditions.  We have not set a timeframe for this expansion.

Moreover, we have not yet determined how we plan to finance this future expansion if we determine to proceed with it. Unless we can obtain additional financing on terms we deem favorable to us, we will be unable to complete any such expansion or construct additional facilities in the future, and there can be no assurance that we will be successful in obtaining any such additional financing, or that such financing would be on terms deemed to be desirable or favorable to our management.  Furthermore, in the event we do obtain such financing, there can be no assurance that such investment will result in enhanced operating performance or produce significant revenues and related profits in the future.

In addition, we will continue to need to fund future capital expenditures for our existing operations, to service our debt and to purchase the raw materials required in our recycling operations.  We have historically financed our cash needs primarily through the sales of our common stock and warrants, internally generated funds and debt financing.  We collect cash from our customers based on our sales to them and their respective payment terms.

We believe we can get sufficient working capital for our operations for at least the next 12 months.  We have bank facilities which provide for cash borrowings or the issuance of commercial letters of credit that we require in our metal ore trading business in the aggregate amount of $85 million.  Approximately $53 million was available under these facilities at September 30, 2013.

Substantially all of our cash reserves are held in the form of RMB in bank accounts at financial institutions located in the PRC.  Cash held in banks in the PRC is not insured.  As described above under "Risk Factors," the Chinese regulatory authorities impose a number of restrictions regarding RMB conversions and restrictions on foreign investments.  Accordingly, our cash on deposit in banks in the PRC is not readily deployable by us for purposes outside of China.

On October 28, 2013, we sold, via the conversion of the promissory note, 2,010,327 shares of our common stock, to Kexuan Yao, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company, pursuant to a Conversion Letter and a Subscription Agreement entered into between the Company and Mr. Yao on October 22, 2013. Mr. Yao purchased the shares through the conversion of that certain 8% Promissory Note dated March 29, 2013 in the amount of $1,000,000, with accrued interest in the amount of $45,369.86, for an aggregate amount of $1,045,369.86, issued by the Company. The promissory note was converted at a conversion price of $0.52 per share, such price being equal to the average of the last three closing bid prices of the common stock on the Exchange as of the date on which the Subscription Agreement was signed. The conversion and issuance of the shares was exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

On October 28, 2013, we sold 1,570,371 shares of common stock to a non-affiliated investor pursuant to a Subscription Agreement dated October 22, 2013. In consideration for the shares, the investor paid an aggregate of US$816,593 or $0.52 per share, such price being equal to the average of the last three closing bid prices of the common stock on the Exchange prior to the execution of the Subscription Agreement. The sale and issuance of the shares was exempt from registration under the Securities Act in reliance on Section 4(a)(2). No underwriting discounts or commissions were paid with respect to such sale.

On October 22, 2013, Armco HK extended the Banking Facilities Agreement with DBS Bank (Hong Kong) Limited (originally entered on December 21, 2011) of $20,000,000 for issuance of commercial letters of credit in connection with the Company’s purchase of metal ore.  The Company pays interest at LIBOR or DBS Bank’s cost of funds plus 2.50% per annum on issued letters of credit in addition to an export bill collection commission equal to 1/8% of the first $50,000 and 1/16% of the balance and an opening commission of 1/4% on the first $50,000 and 1/16% of the balance for each issuance.  Amounts advanced under this facility are repaid from the proceeds of the sale of metal ore.  The lender may terminate the facility at anytime at its sole discretion. The facility is secured by the charge on cash deposit of the borrower, the borrower’s restricted pledged deposit in the minimum amount of 3% of the letter of credit amount, the Company’s letter of comfort and the guarantee of Mr. Kexuan Yao.  At September 30, 2013, the balance outstanding under this facility was $3,873,570.

 On November 7, 2013, we consummated the transactions contemplated by the Purchase Agreement dated November 4, 2013 with Hanover. The Purchase Agreement provided that, upon the terms and subject to the conditions set forth therein, Hanover purchase from the Company a senior convertible note with an initial principal amount of $450,000 for a purchase price of $300,000 (an approximately 33.33% original issue discount). Additionally, the Company has the right to require Hanover to purchase, on the 10th trading day after the effective date of the Registration Statement, an additional senior convertible note with an initial principal amount of $500,000 for a purchase price of $500,000. The Company may exercise its right to require Hanover to purchase the Additional Convertible Note on the Additional Closing Date by delivering to Hanover, on, or within 10 days following, the effective date of the Registration Statement, an irrevocable written notice that the Company has exercised its right to require Hanover to purchase the Additional Convertible Note. Pursuant to the Purchase Agreement, on the Closing Date, the Company issued the Initial Convertible Note to Hanover. The full disclosure is included in the Form 8K filed with SEC on November 13, 2013. On November 13, 2013, we issued 47,022 commitment shares to the investor as per the Purchase Agreement.

On November 13, 2012, Armco HK entered into Amendment No. 3 to the March 25, 2009 uncommitted Trade Finance Facility with RZB Austria Finance (Hong Kong) Limited. The amendment provides for the issuance of $15,000,000 of commercial letters of credit in connection with the purchase of metal ore, an increase of $5,000,000 over the amounts provided for in the March 25, 2010 facility. The Company pays interest at 200 basis points per annum plus the lender’s cost of funds per annum on issued letters of credit in addition to fees upon issuance of the letter of credit of 1/16% for issuance commissions, negotiation commissions, commission-in-lieu and collection commissions. Amounts advanced under this facility are repaid from the proceeds of the sale of metal ore. The lender may, however, terminate the facility at any time or at its sole discretion upon the occurrence of any event which causes a material market disruption in respect of unusual movement in the level of funding costs to the lender or the unusual loss of liquidity in the funding market. The lender has the sole discretion to decide whether or not such event has occurred. The facility is secured by restricted cash deposits held by the lender, the personal guarantee of Mr. Kexuan Yao, the Company’s guarantee, and a security interest in the contract for the purchase of the ore for which the letter of credit has been issued and the contract for the sale of the ore. At September 30, 2013, no balance was under this facility.

On June 8, 2013, Henan Armco obtained a RMB 30,000,000 (approximately $4.8 million) line of credit from Bank of China for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring May 23, 2014. The facility is secured by the guarantee provided by Renewable Metals and the pledge of movable assets provided by the borrower. Amounts advanced under this line of credit are repaid from the proceeds of the sale of metal ore. At September 30, 2013, no balance was under this facility.

On June 18, 2012, Henan Armco obtained a RMB 40,000,000 (approximately $6.5 million) line of credit from China Citic Bank, Zhengzhou Branch, for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring one (1) year from the date of issuance. The facility is guaranteed by Renewable Metals and Mr. Kexuan Yao, the Company’s Chairman and Chief Executive Officer. At September 30, 2013, no balance was under this facility.

On September 10, 2013, Henan Armco obtained a RMB 20,000,000 (approximately $3.2 million) line of credit from ICBC, for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring one (1) year from the date of issuance. The facility is guaranteed by Renewable Metals and Mr. Kexuan Yao, the Company’s Chairman and Chief Executive Officer. At September 30, 2013, the balance outstanding under this facility was $2,631,290.

On September 19, 2012, Henan Armco obtained a RMB 78,000,000 (approximately $12.6 million) line of credit from Guangdong Development Bank Zhengzhou Branch for issuance of letters of credit to finance the purchase of metal ore.  The Company pays interest at 120% of the applicable base rate for lending published by the PBC at the time the loan is made on issued letters of credit.  The facility is secured by the guarantee provided by Mr. Kexuan Yao and Renewable Metals jointly and the pledge of movable assets provided by the borrower. Amounts advanced under this line of credit are repaid from the proceeds of the sale of metal ore. At September 30, 2013, the balance outstanding under this facility was $9,306,240.

On March 15, 2013, Renewable Metals entered into a line of credit facility in the amount of RMB50, 000,000 (approximately $8.1 million) from Bank of China, Lianyungang Branch for the purchase of raw materials. The facility is expiring December 27, 2015 with interest at 7.872% per annum. The facility is secured by Renewable metals properties, machinery and equipment and land use rights, and guaranteed by Mr. Kexuan Yao, Ms. Yi Chu, and Henan Armco, respectively. At September 30, 2013, the balance outstanding under this facility was $8,138,153.

On July 24, 2012, Renewable Metals entered into a line of credit facility in the amount of RMB 15,000,000 (approximately $2.4 million) from Shanghai Pudong Development Bank for the purchase of raw materials. The term of the facility is 12 months with interest at 120% of the applicable base rate for lending published by the PBOC at the time the loan is drawn down per annum. The facility is secured by Armco machinery’s land use right and guarantees provided Mr. Kexuan Yao, Ms. Yi Chu. At September 30, 2013, the balance outstanding under this facility was $1,627,631.

On July 1, 2011, Renewable Metals obtained a RMB 72,000,000 (approximately $11.7 million) line of credit from Bank of Communications, Lianyungang Branch expiring two (2) years from the date of issuance, for issuance of letters of credit in connection with the purchase of scrap metal. The letters of credit require Renewable Metals to pledge cash deposit equal to 20% of the letter of credit for letters of credit at sight, or 30% for other domestic letters of credit and for extended domestic letters of credit, the collateral of inventory equal to 166% of the letter of credit. The facility is secured by Renewable Metals inventories and guarantee provided by Mr. Kexuan Yao, the Company’s Chairman and Chief Executive Officer. At September 30, 2013, the balance outstanding under this facility was $5,696,707.

The following table provides certain selected balance sheet comparisons as of September 30, 2013 and December 31, 2012.

	30-Sep-13	31-Dec-12	Increase (decrease)%
Cash	$2,761,520	$1,367,171	$1,394,349	102%
Pledged deposits	6,338,496	4,590,829	1,747,667	38.07%
Marketable securities	1,090,089	1,213,641	(123,552)	(10)%
Bank acceptance notes receiveable	1,635,769	7,926	1,627,843	n/a
Accounts receivable, net	7,831,856	15,699,390	(7,867,534)	(50.1)%
Inventories	21,981,311	13,378,445	8,602,866	64.3%
Advance on purchases	1,619,771	2,238,652	(618,881)	(27.6)%
Prepayments and other current assets	1,166,568	453,299	713,269	157.4%
Total Current Assets	44,425,380	38,949,353	5,476,027	14.1%

Loan and convertible note payable	23,968,968	19,109,930	4,859,038	25.4%
Banker's acceptance note payable and letters of credit	10,254,073	8,624,734	1,629,339	18.9%
Current maturities of capital lease obligation	2,074,275	2,615,296	(541,021)	(20.7)%
Accounts payable	1,434,150	1,141,583	292,567	25.63%
Advance received from Chairman and CEO	953,827	0	953,827	n/a
Loan from CEO	1,025,407	0	1,025,407	n/a
Customer deposits	1,812,458	1,577,194	235,264	14.92%
Corporate income tax payable	361,761	407,621	(45,860)	(11.3)%
Derivative Liability - Convertible note	114,586	0	114,586	n/a
Derivative Liability - Warrant	0	306,708	(306,708)	n/a
Value added tax and other taxes payable	1,407,832	2,504,677	(1,096,845)	(43.8)%
Accrued expenses and other current liabilities	1,324,999	2,355,903	(1,030,904.0)	(43.8)
Deposit for stock subcription	813,815	0	813,815	n/a
Total Current Liabilities	45,546,151	38,643,646	6,902,505	17.9%

Our current assets at September 30, 2013 were $44 million, an increase of $5.5 million, or 14%, from December 31, 2012. This overall increase reflects an increase of $8.6 million in inventories, an increase of $1.7 million in pledged deposits, an increase of $1.6 million in bank acceptance notes receivable, an increase of $1.4 million in cash, and an increase in prepayments and other current assets of $0.7 million. These increases were partially offset by a decrease of $7.9 million in accounts receivable, a decrease of $0.6 million in advance on purchases, and a decrease of $0.1 million in marketable securities.

Inventories increased $8.6 million at September 30, 2013 compared to December 31, 2012, primarily due to increased purchase of scrap metals, chrome and manganese ore during the quarters.

Our pledged deposits increased $1.7 million at September 30, 2013 from December 31, 2012, primarily due to the transactions associated with the pledged deposits have been settled which the related pledged deposits either have been released to us or used for payments to vendors.

Our accounts receivable decreased $7.9 million at September 30, 2013 from December 31, 2012, mainly due to the timing difference between the sales and collections of sales of Chrome and scrap metal transactions during the quarters.

Our prepayments and other current assets increased $0.7 million at September 30, 2013 compared to December 31, 2012 primarily due to the increases in prepayments and deposits for our metal ore trading business and deposits related to our scrap metal recycling operations.

Marketable securities decreased $0.12 million at September 30, 2013 compared to December 31, 2012 due to the temporary decrease in the market value of our securities.

Our cash increased $1.4 million at September 30, 2013 compared to December 31, 2012 as less cash has been used in company operation expenses.

Advance on purchases decreased $0.6 million at September 30, 2013 compared to December 31, 2012, and consisted of prepayments to vendors for merchandise and deposits on pending purchases.  These advances on purchases are customary in our business and help us secure inventory below prevailing market prices, thereby providing us with a better opportunity to increase our gross profit margins.

At September 30, 2013, our total current liabilities increased $6.9 million, or 18%, from December 31, 2012, which reflected  mainly an increase in banker's acceptance notes payable and letter of credit of $1.6 million, an increase in loans and convertible note payable of $4.9 million, an increase in loan from CEO of 1.0 million, an increase in advances received from Chairman and CEO of $0.95 million, an increase in deposit for stock subscription, an increase in accounts payable of $0.3 million, an increase in customer deposits of $0.23 million, and an increase in derivative liability of $0.1 million. These increases are partially offset by a decrease in value added tax and other taxes payable of $1.1 million, a decrease in accrued expenses and other current liabilities of $1.0 million, a decrease in current maturities of capital lease obligation, a decrease in derivative liability-warrant of $0.3 million, and a decrease in corporate income tax payable of $0.05 million .

Accounts payable increased $0.29 million at September 30, 2013 compared to December 31, 2012 primarily due to the increased outstanding balance owed to our suppliers during the first three quarters.

Customer deposits increased $0.23 million at September 30, 2013 compared to December 31, 2012due to timing of customer orders and amounts that we require for deposits. We recognize customer deposit as revenue when the goods have been delivered and the risk of loss has transferred to the customer either at the port of origin or port of destination based on the shipping terms we agree to with our customer. The increase in customer deposits also partially resulted from our implementation of pre-selling strategy to speed our fund turnover.

Loans and convertible note payable increased $4.9 million at September 30, 2013 compared to December 31, 2012 due to short-term borrowings under our letter of credit facilities in the first nine months of 2013 used to finance the payment of purchases. We used collections of accounts receivable to repay these short-term borrowings.

Banker’s acceptance note payable increased $1.6 million at September 30, 2013 compared to December 31, 2012 primarily due to increases in short-term borrowings used in raw materials acquisition.

Accrued expenses and other current liabilities decreased $1.0 million at September 30, 2013 compared to December 31, 2012 due to timing difference of shipments and payment of our payables. Accrued expenses consist of accrued expenses and other payables related to shipping fees.

At September 30, 2013, we owed our Chairman and CEO, Mr. Kexuan Yao, $0. 95 million for funds he advanced to us for working capital purposes and a $1.0 million loan from CEO for working capital.

Corporate income tax payable decreased $0.05 million at September 30, 2013 compared to December 31, 2012 mainly due to tax payable increase for the first nine months of 2013.

We do not have any commitments for capital expenditures at September 30, 2013.

Statement of Cash Flows

For the first nine months of 2013, our net increase in cash totaled $1.4 million, and was comprised of $8.6 million provided by financing activities and $1.8 million from investing activities, offset by $5.3 million used in operating activities.

For the first nine months of 2012, our net decrease in cash totaled $0.45 million, and was comprised of $3.1 million provided by financing activities and $1.7 million from investing activities, offset by $5.2 million used in operating activities.

Cash Flows from Operating Activities

For the first nine months of 2013 cash used in operations of $5.3 million was mainly comprised of an increase in inventories of $7.5 million, an increase in bank acceptance notes receivable of $1.6 million, a decrease in taxes payable of $1.2 million, a decrease in accrued expenses and other current liabilities of $1.1 million, an increase in prepayments and other current assets of $0.8 million, and an increase in advance on purchases of $0.02 million. These cash outflows were partially offset by a decrease in accounts receivable of $8.3 million, a decrease in accounts payable of $0.22 million, and a decrease in customer deposits of $0.2 million.

For the first nine months of 2012 cash used in operations of $5.2 million was mainly comprised of a decrease in accounts payable of $16.4 million, a decrease in customer deposits of $4.3 million, an increase in account receivable of 2.0 million, and a decrease in accrued expenses and other current liabilities of $0.3 million. These cash outflows were partially offset by a decrease in inventory of $16.1 million, a decrease in prepayments and other current assets of 0.67 million, a decrease in advance on purchases of $0.37 million, and an increase in taxes payable of $0.14 million.

Cash Flows from Investing Activities

For the nine months ended September 30, 2013 net cash used in investing activities of $1.8 million was due to proceeds received from the release of pledge deposits of $16.4 million, partially offset by purchases of property and equipments of $0.2 million and payment made toward pledged deposits of $18.0 million.

For the nine months ended September 30, 2012 net cash provided by investing activities of $1.7 million was due to proceeds received from the release of pledge deposits of $18.7 million, partially offset by purchases of property and equipments of $0.8 million and payment made toward pledged deposits of $16.2 million.

Cash Flows from Financing Activities

For the nine months ended September 30, 2013 cash provided by financing activities of $ 8.6 million was mainly due to proceeds from loans payable of $35.9 million, banker’s acceptance notes payable of $1.4 million, proceeds from sales of common stock of $1.6 million, proceeds from CEO loan of $1.0 million, advances from CEO of $1.0 million, deposit for stock subscription of $0.8 million, partially offset by repayment of loans payable of $31.2 million, and repayment of capital lease obligation of $2.0 million.

For the nine months ended September 30, 2012 cash provided by financing activities of $ 3.1million was mainly due to proceeds from loans payable of $53.0 million and banker’s acceptance notes payable of $1.5 million, partially offset by repayment of loans payable of $45.6million, repayment of long-term debt of $3.95 million, repayment of capital lease obligation of $1.6 million, and repayment to Chairman and CEO of $0.25 million.

Off Balance Sheet Arrangements

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

●	Any obligation under certain guarantee contracts;

●	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

●

Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder’s equity in our statement of financial position; and

●

Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with the generally accepted accounting principles in the United States.

Contractual Obligations and Commitments

At September 30, 2013, our long-term debt and financial obligations and commitments by due dates were as follows:

	Payments due by period
Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Banker's acceptance notes payable and letters of credit (1)	$10,254,073	$10,254,073	$-	$-	$-
Short-Term Loans Payable (2)	23,968,968	23,968,968	-	-	-
Capital Lease Obligations (3)	2,540,553	2,074,275	466,278	-	-
Operating Lease Obligations (4)	100,552	38,234	62,318	-	-
Purchase Obligations	-	-	-	-	-
Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP	-	-	-	-	-
Total	$36,864,146	$36,335,550	$528,596	$-	$-

(1)	See Note 10 – Banker's acceptance notes payable and letters of credit in our unaudited consolidated financial statements included in this Report.

(2)	See Note 9 – Loans Payable in our unaudited consolidated financial statements included in this Report.

(3)	See Note 12 – Capital lease obligation in our unaudited consolidated financial statements included in this Report.

(4)	See Note 14 – Operating lease in our unaudited consolidated financial statements included in this Report.

Fiscal Year Ended December 31, 2012 Compared to the Fiscal Year Ended December 31, 2011

Results of Operations

The table below summarizes the consolidated operating results for 2012 and 2011.  The percentages represent each line item as an approximate percentage of net revenues unless otherwise noted.

	For the Years Ended December 31,
	2012	2011	$ Change	% Change
Net revenues	$106,569,474	$106,216,065	$353,409	0.3%
Cost of goods sold	98,102,412	100,363,253	(2,260,841)	-2.3%
Gross profit	8,467,062	5,852,812	2,614,250	44.7%
Total operating expenses	7,611,298	6,763,932	847,366	12.5%
Operating income (loss)	855,764	(911,120)	1,766,884	194%

Net Revenues

Net revenues in 2012 increased by $0.4 million to $106.6 million compared to 2011, primarily due to an approximately $17.5 million increase in the sale of scrap metals.  The increases were partially offset by decreases in iron pellets sales of $11.1 million, in iron ore sales of $1.8 million, manganese ore sales of $1.4 million, and Chromium sales of $0.6 million.  Our recycling business and trading business generated net revenues of approximately $61.6 million and $45.0 million in 2012, respectively.

The increases in scrap metals sales are attributable to the increase in production and sales from our scrap recycling business which commenced operation in the late September of 2010. To manage market risk, we decreased our metal ore trading business activities in second half of 2012. Our net revenue from recycling business first time exceeded trading business and contributed approximately 60% of total revenue.

Cost of Goods Sold

Cost of goods sold includes the cost of the products we purchase from our vendors, shipping and handling costs on shipments to our customers, port charges, depreciation of certain of our machinery and equipment and other direct product cost.  Cost of goods sold of $98.1 million decreased by $2.2 million compared to 2011, primarily due to the higher margins on scrap metal sales valued at $17.4 million with a gross margin of 10.2% as result of the improvement in cost control and supply chain.

Total Operating Expenses

Operating expenses of $7.6 million in 2012 increased by $0.8 million, or 12.5%, compared to 2011, primarily due to an increase in general and administrative expenses of $1.4 million and an increase in selling expenses of $0.12 million. Selling expenses include commissions, salaries and travel for the sales agents and warehouse fees. These increases were partially offset by a decrease in professional fees of $0.55 million including legal fees, audit fees, investor relations, website design and SEC filing services, and a decrease in operating cost of our idle manufacturing facility of $0.14 million.

General and administrative expenses include salaries, depreciation of our fixed assets other than machinery and equipment, and office expenses across all of our operating subsidiaries. Our general and administrative costs increased by $1.4 million in 2012 as compared to 2011, primarily due to increases in $0.8 million of non-cash stock compensation to officers and employees, $0.11 million of recycling facility leasing fee, $0.1 million of onetime bad debt expense, and $0.4 million of increase in operating costs relating to increased operation at Henan Armco which mainly operates metal ore trading business.  General and administrative expenses in 2012 as a percentage of net revenues increased to 4.8%, as compared to 3.5% for 2011, primarily due to a $1.4 million increase in general and administrative expenses in 2012 described above.   The decrease in professional fees of $0.5 million was due to the decrease in legal services fees and investor relations services fees. The decrease in operating cost of idle manufacturing facility of $0.14 million is primarily due to the increase in output from increased production and sales at our recycling facility.  Operating cost of idle manufacturing facility includes mainly depreciation and other operating costs of maintaining our recycling facility.

Total Other (Income) Expense

Total other expense (income) includes interest expense, interest income, foreign currency transaction gain – marketable securities, impairment other than temporary – marketable securities, change in fair value of delivery liability, loan guarantee expense, investment credit from government, and gains and losses not reflected within income from operations.

Total other expense was $2.7million in 2012 and increased by $0.5 million, compared to total other expenses of $2.2 million for 2011.  This change was primarily a result of a lack of one-time investment credit from government of $1.55 million, an increase in change in fair value of derivative liability of $0.44 million relating to outstanding warrants, an increase in loss from foreign currency transaction loss in marketable securities of 0.3 million relating to our Apollo investment, and an increase in interest expense of $0.21 million.  The increases in other expenses were partially offset by a decrease in other than temporary impairment in marketable securities of $1.59 million relating to our Apollo investment, and a decrease in other expense of $0.13 million,   a decrease in loan guarantee of $0.1 million and a decrease in interest income of $0.1 million.

Income Tax Expense

Income tax expense of $0.73 million in 2012 increased by $0.5 million compared to 2011.  The increase in income tax expense is due to a $0.5 million increase in income tax expense for our recycling subsidiary and a $0.4 million increase in income tax expense for our Hong Kong subsidiary. In 2012, the effective income tax rates for our recycling subsidiary and Hong Kong were 25% and 16.5%, respectively, which our income tax for recycling subsidiary and Hong Kong subsidiary were $0.45 million and $0.28 million in 2012, as compared to $0 and $0.19 million in 2011, respectively.

Net Income (Loss)

Our net loss in 2012 was $2.6 million, compared to net loss of $3.3 million in 2011, the decrease in loss primarily due to the increase in gross profit of $2.6 million as a result of improved gross margin, partially offset by an increase in total operating expenses of $0.85 million, an increase in income tax expenses of $0.55 million, and an increase in total other expenses of $0.5 million, the increases as described previously.

Comprehensive Income (Loss)

During 2012 our comprehensive loss was $2.3 million.  Comprehensive loss consists of our net loss, change in unrealized loss on marketable securities and foreign currency translation gain (loss).  The functional currency of four of our subsidiaries operating in the PRC is the RMB.  The financial statements of our subsidiaries are translated to U.S. dollars using period end rates of exchange for assets and liabilities, and average rates of exchange (for the period) for revenues, costs and expenses.  Net gains and losses resulting from foreign exchange transactions are included in the consolidated statements of operations.  As a result of these translations, we reported a foreign currency translation gain of $0.26 million for 2012compared to a gain of $1.6 million for 2011, and a change of unrealized loss of marketable securities of $797 in 2012 compared to a change of unrealized income of 0.5 million in 2011.  These non-cash losses and gains had the effect of increasing both our reported comprehensive income (loss) for 2012 and 2011.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate adequate amounts of cash to meet its cash needs.

At December 31, 2012 and December 31, 2011, we had cash and cash equivalents of $1.4 million and $1.0 million, respectively.  At December 31, 2012, our working capital was $0.6 million as compared to $1.6 million at December 31, 2011.

As of December 31, 2012, we had invested a total of approximately $50 million for the acquisition of land use rights, construction and equipment purchases for our recycling business.  We expect to expand our production capacity in the future and expect to build or acquire additional facilities in the future, depending on market conditions.  We have not set a timeframe for this expansion.

We have not yet determined how we plan to finance this future expansion if we determine to proceed with it.  Unless we can obtain additional financing on terms we deem favorable to us, we will be unable to complete any such expansion or construct additional facilities in the future, and there can be no assurance that we will be successful in obtaining any such additional financing, or that such financing would be on terms deemed to be desirable to our management.  Moreover, in the event we do obtain such financing, there can be no assurance that such investment will result in enhanced operating performance or produce significant revenues and related profits in the future.

In addition, we will continue to need to fund future capital expenditures for our existing operations, service our debt and purchase the raw materials required in our recycling operations.  We have historically financed our cash needs primarily through the sales of our common stock and warrants, internally generated funds and debt financing.  We collect cash from our customers based on our sales to them and their respective payment terms.

On December 31, 2012, we executed an advance-to-equity transaction with Mr. Yao, our Chairman, President and Chief Executive Officer, and issued 717,067 shares of our common stock in exchange for the advance from Mr. Yao in the principle amount of $353,753 at a conversion price of $0.49 per share.

On January 28, 2013 we sold 3,242,712 shares of our common stock at a price of $0.50 per share in a registered direct public offering.  We received proceeds of $1,621,356. We plan to use the proceeds as general working capital.

On March 29, 2013 we signed a promissory note with Mr. Yao, our Chairman and CEO. The promissory note is in the amount of $1 million with one year term at interest rate of 8% per annum simple interest and principal and interest due at maturity. The use of proceeds received in the note is to supplement our general working capital.

We believe our working capital is sufficient for our operations for at least the next 12 months.  We have bank facilities which provide for cash borrowings or the issuance of commercial letters of credit that we require in our metal ore trading business in the aggregate amount of $57 million.  Approximately $33 million was available under these facilities at December 31, 2012. Currently an additional $20 million bank facility’s renewal is in process.

Substantially all of our cash reserves are held in the form of RMB in bank accounts at financial institutions located in the PRC.  Cash held in banks in the PRC is not insured.  As described above under "Risk Factors," the Chinese regulatory authorities impose a number of restrictions regarding RMB conversions and restrictions on foreign investments.  Accordingly, our cash on deposit in banks in the PRC is not readily deployable by us for purposes outside of China.

On December 20, 2011, Armco HK entered into a Banking Facilities Agreement with DBS Bank (Hong Kong) Limited of $20,000,000 for issuance of commercial letters of credit in connection with the Company’s purchase of metal ore.  The Company pays interest at LIBOR or DBS Bank’s cost of funds plus 2.50% per annum on issued letters of credit in addition to an export bill collection commission equal to 1/8% of the first $50,000 and 1/16% of the balance and an opening commission of 1/4% on the first $50,000 and 1/16% of the balance for each issuance.  Amounts advanced under this facility are repaid from the proceeds of the sale of metal ore.  The lender may terminate the facility at anytime at its sole discretion. The facility is secured by the charge on cash deposit of the borrower, the borrower’s restricted pledged deposit in the minimum amount of 3% of the letter of credit amount, the Company’s letter of comfort and the guarantee of Mr. Kexuan Yao.   Armco HK is negotiating with DBS to extend the facility for another year.

On November 13, 2012, Armco HK entered into Amendment No. 3 to the March 25, 2009 uncommitted Trade Finance Facility with RZB Austria Finance (Hong Kong) Limited.  The amendment provides for the issuance of $15,000,000 of commercial letters of credit in connection with the purchase of metal ore, an increase of $5,000,000 over the amounts provided for in the March 25, 2010 facility.  The Company pays interest at 200 basis points per annum plus the lender’s cost of funds per annum on issued letters of credit in addition to fees upon issuance of the letter of credit of 1/16% for issuance commissions, negotiation commissions, commission-in-lieu and collection commissions.  Amounts advanced under this facility are repaid from the proceeds of the sale of metal ore.  The lender may, however, terminate the facility at any time or at its sole discretion upon the occurrence of any event which causes a material market disruption in respect of unusual movement in the level of funding costs to the lender or the unusual loss of liquidity in the funding market. The lender has the sole discretion to decide whether or not such event has occurred.  The facility is secured by restricted cash deposits held by the lender, the personal guarantee of Mr. Kexuan Yao, the Company’s guarantee, and a security interest in the contract for the purchase of the ore for which the letter of credit has been issued and the contract for the sale of the ore. At December 31, 2012, no balance was outstanding under this facility.

On December 18, 2012, Henan Armco obtained a RMB 11,000,000 (approximately $1.7 million) line of credit from China ICBC for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring July 8, 2013. At December 31, 2012, no balance was outstanding under this facility.

              On June 18, 2012, Henan Armco obtained a RMB 40,000,000 (approximately $6.3 million) line of credit from China Citic Bank, Zhengzhou Branch, for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring one (1) year from the date of issuance. The facility is guaranteed by Renewable Metals and Mr. Kexuan Yao, the Company’s Chairman, President and Chief Executive Officer. At December 31, 2012, no balance was outstanding under this facility.

On September 19, 2012, Henan Armco obtained a RMB 78,000,000 (approximately $12.0 million) line of credit from Guangdong Development Bank Zhengzhou Branch for issuance of letters of credit to finance the purchase of metal ore.  The Company pays interest at 120% of the applicable base rate for lending published by the People’s Bank of China, or PBC, at the time the loan is made on issued letters of credit.  The facility is secured by the guarantee provided by Mr. Kexuan Yao and Renewable Metals jointly and the pledge of movable assets provided by the borrower. Amounts advanced under this line of credit are repaid from the proceeds of the sale of metal ore. At December 31, 2012, the balance outstanding under this facility was $6,257,200.

On March 15, 2013, Renewable Metals entered into a line of credit facility in the amount of RMB50, 000,000 (approximately $7.9 million) from Bank of China, Lianyungang Branch for the purchase of raw materials. The facility is expiring December 27, 2015 with interest at 7.872% per annum. The facility is secured by Renewable metals properties and guaranteed by Mr. Kexuan Yao, Ms. Yi Chu, and Henan Armco, respectively. At December 31, 2012, the balance outstanding under this facility was $7,925,689.

On July 24, 2012, Renewable Metals entered into a line of credit facility in the amount of RMB 15,000,000 (approximately $2.4 million) from Shanghai Pudong Development Bank for the purchase of raw materials. The term of the facility is 12 months with interest at 120% of the applicable base rate for lending published by the People’s Bank of China, or PBOC, at the time the loan is drawn down per annum. The facility is secured by Armco machinery’s land use right and guarantees provided Mr. Kexuan Yao, Ms. Yi Chu. At December 31, 2012, the balance outstanding under this facility was $2,374,536.

On July 1, 2011, Renewable Metals obtained a RMB 72,000,000 (approximately $11.4 million) line of credit from Bank of Communications, Lianyungang Branch expiring two (2) years from the date of issuance, for issuance of letters of credit in connection with the purchase of scrap metal. The letters of credit require Renewable Metals to pledge cash deposit equal to 20% of the letter of credit for letters of credit at sight, or 30% for other domestic letters of credit and for extended domestic letters of credit, the collateral of inventory equal to 166% of the letter of credit. The facility is secured by Renewable Metals inventories and guarantee provided by Mr. Kexuan Yao, the Company’s Chairman, President and Chief Executive Officer. At December 31, 2012, the balance outstanding under this facility was $8,084,203.

The following table provides certain selected balance sheet comparisons as of December 31, 2012 and December 31, 2011.

	December 31, 2012	December 31, 2011	Increase (decrease)%
Cash	$1,367,171	1,042,591	$324,580	31%
Pledged deposits	4,590,829	8,357,670	(3,766,841)	-45%
Marketable securities	1,213,641	1636742	(423,101)	-26%
Bank Accptance notes receivable	7,926	0	7,926	n/a
Accounts receivable, net	15,699,390	758,500	14,940,890	1970%
Inventories	13,378,445	33,344,547	(19,966,102)	-60%
Advance on purchases	2,238,652	3,079,684	(841,032)	-27%
Prepaid corp income taxes - Renewable Metals	0	467,546	(467,546)	-100%
Prepayments and other current assets	453,299	1,744,047	(1,290,748)	-74%
Total Current Assets	38,949,353	50,431,327	(11,481,974)	-23%

Loan payable	19,109,930	6,711,898	12,398,032	185%
Banker's acceptance note payable	8,624,734	8178029	446,705	5%
Current maturities of capital lease obligation	2,615,296	2195177	420,119	19%
Current maturities of long-term debt	0	3,931,745	(3,931,745)	-100%
Accounts payable	1,141,583	18,543,129	(17,401,546)	-94%
Advances received from (paid to) Chairman and CEO	0	607,009	(607,009)	-100%
Customer deposits	1,577,194	5,851,769	(4,274,575)	-73%
Corporate income tax payable	407,621	99,042	308,579	312%
Derivative warrant liability - current portion	306,708	0	306,708	n/a
Value added tax and other taxes payable	2,504,677	1,150	2,503,527	217698%
Accured expenses and other current liabilities	2,355,903	2,713,532	(357,629)	-13%
Total Current Liabilities	38,643,464	48,832,480	(10,495,542)	-21%

Our current assets at December 31, 2012 decreased by $11.4 million, or 23%, from December 31, 2011.  This decrease reflects decreases in inventories of $19.9 million, pledged deposits of $3.8 million, prepayments and other current assets of $1.3 million, advance on purchases of $0.8 million, prepaid corporate income taxes for Renewable Metals of $0.5 million, and marketable securities of $0.4 million, partially offset by increases in accounts receivable of $14.9 million,  and  cash of $0.3 million.

Our current liabilities at December 31, 2012 decreased by $10 million, or 21%, from December 31, 2011.  This decrease reflects decreases in accounts payable of $17.4 million, customer deposits of $4.3 million, current maturities of long term debt of $3.9 million, advances from Kexuan Yoa, our Chairman, President and Chief Executive Officer of $0.6 million, and accrued expenses and other current liabilities of $0.4 million, partially offset by increases in loan payable of $12.4 million, value added tax and other taxes payable of $2.5 million,  corporate income taxes payable  of $0.3 million, banker's acceptance notes payable and letters of credit of $0.4 million, and current maturities of capital lease obligation of $0.4 million.

Our cash at December 31, 2012 increased by $0.3 million from December 31, 2011, as we used less cash for (i) professional fees payment, especially our cash payment for legal services decreased by over $0.4 million in 2012 compared to 2011; and (ii) cash payment for officer and employee compensation, which we used more stock to substitute cash payment to save cash.

Pledged deposits at December 31, 2012 decreased by $3.8 million from December 31, 2011.  We make these pledged deposits with financial institutions as collateral for letters of credit and bank acceptance bills.  Pledged deposits are released to pay vendors upon acceptance of goods.

Marketable securities decreased $0.42 million at December 31, 2012 compared to December 31, 2011 due to the temporary decrease in the market value of our Apollo investment.

Our accounts receivable, net of allowance for doubtful accounts, increased approximately $14.9 million, mainly due to the timing difference between the sales and collections of sales scrap metal transactions that generated account receivable of approximately $15 million. The account receivable was received on February 6, 2013.

Inventories at December 31, 2012 decreased by $19.9 million from December 31, 2011, which is primarily due to our completion and delivery of previous sales, the acceleration of our inventory turnover and the overall decrease in our trading and production activities to manage market risk during the quarters.

Advances on purchases at December 31, 2012 decreased by $0.8 million from December 31, 2011, and consisted of prepayments to vendors for merchandise and deposits on pending purchases.  These advances on purchases are customary in our business and help us secure inventory below prevailing market prices, thereby providing us with a better opportunity to increase our gross profit margins.

Our prepayments and other current assets decreased $1.3 million at December 31, 2012 compared to December 31, 2011, primarily due to receipt of raw materials we prepaid for our Facility.

Prepaid corporate income taxes decreased by $0.47 million at December 31, 2012 from December 31, 2011 as a result of our payment of income taxes due on the operations of our recycling subsidiary Renewable Metals (using an effective tax rate of 25%).

Loans payable at December 31, 2012 increased approximately $12.4 million from December 31, 2011, due to short-term borrowings under our letter of credit facilities used to finance the payment of purchases. We used collections of accounts receivable to repay these short-term borrowings.

Banker’s acceptance note payable and letters of credit increased $0.45 million at December 31, 2012 compared to December 31, 2011, primarily due to an increase in short-term borrowings used in raw material acquisitions.

Corporate income tax payable at December 31, 2012 increased $ 0.3 million from December 31, 2011, primarily due to increases in taxable income for our recycling subsidiary Renewable Metals and Hong Kong subsidiary in 2012.

Accounts payable decreased $17.4 million at December 31, 2012 compared to December 31, 2011, primarily due to the repayment of outstanding balance owed to our suppliers in 2012.

At December 31, 2012, advances from our Chairman, President and Chief Executive Officer, Mr. Kexuan Yao, decreased $607,009, compared to December 31, 2011, as part of the advance was repaid and the remainder was converted to our common stock as described previously.

Customer deposits at December 31, 2012 decreased $4.3 million compared to $5.9 million at December 31, 2011 due to timing of customer orders and amounts that we require for deposits. We recognize customer deposit as revenue when the goods have been delivered and the risk of loss has transferred to the customer either at the port of origin or port of destination based on the shipping terms we agree to with our customer.

Accrued expenses and other current liabilities at December 31, 2012 decreased $0.4 million from 2.7 million at December 31, 2011, due to timing difference of shipments and payment of our payables. Accrued expenses consist of accrued expenses and other payables related to shipping fees.

Current maturities of capital lease obligation at December 31, 2012 increased $0.4 million as compared to December 31, 2011, resulting from our increased capitalized lease on machinery and our Facility.

Current maturities of long-term debt at December 31, 2012 decreased $3.9 million from December 31, 2011 as we paid off a long-term loan of $3.9 million in 2012.

Value added tax and other taxes payable at December 31, 2012 increased $2.5 million from December 31, 2011, due to the increase in sales of scrap metals in 2012 which is applied to China value added tax.

We did not make any commitments for capital expenditures at December 31, 2012.

Statements of Cash Flows

Our cash increased $0.3 million during 2012, as compared to a decrease of $2.1 million during 2011.  In 2012, we used cash in the amount of $9.0 million in operating activities, and we obtained cash in the amount of $3.0 million and $6.4 million through investing activities and financing activities, respectively.

In 2011, we generated cash in the amounts of $14.3 million from our operating activities.  We used cash in the amount of $859,000 in investing activities and $15.6 million in financing activities.

Net Cash Provided by (Used in) Operating Activities

In 2012, net cash used in operating activities of $9.0 million was mainly comprised of outflows related to a decrease in accounts payable of $17.4 million, an increase in accounts receivable of $14.9 million, a decrease in customer deposit of $4.3 million, and a decrease of accrued expenses and other current liability of $0.3 million. These outflows were partially offset by cash provided by a decrease in inventories of $20.0 million, an increase of $2.8 million in taxes payable, a decrease in prepayment and other current assets of $1.4 million, a decrease in advance on purchases of $0.8 million, and a decrease in prepaid value added taxes of $0.5 million.

In 2011, net cash provided by operating activities of $14.3 million was mainly comprised of cash provided by collections of account receivable of $18.6 million, an increase in account payable of $15.0 million, a decrease in prepayments and other current assets of 2.7 million, and an increase in accrued expenses and other current liabilities of $1.3 million. These inflows were partially offset by outflows related to an increase in inventory of $22.5 million, a decrease in taxes payable of $1.0 million, an increase in advance on purchases $0.9 million, and a decrease in customer deposits of $0.5 million.

Cash Used in (Provided by) Investing Activities

In 2012, cash provided by investing activities of $3.0 million was due to proceeds from release of pledged deposits of 21 million, partially offset by cash used in payments made towards pledged deposits of $16.9 million and purchases of property and equipment of $0.8 million.

In 2011, cash used in investing activities of $859,000 was due to purchases of property and equipment of $3.0 million payments made towards pledged deposits of $45.4 million, and purchase of land use rights of $2.7 million, partially offset by cash inflow in proceeds from release of pledged deposits of $50.1 million.

Cash Used in (Provided by) Financing Activities

In 2012 cash provided in financing activities of $6.4 million consisted of proceeds from loans payable of $64.7 million and banker’s acceptance notes payable of $0.4 million, partially offset by repayment of loans payable of $52.4 million, repayments of long-term debt of $4.0 million, repayment of mortgage payable of $2.0 million, and repayment to Kexuan Yao, our Chairman President and Chief Executive Officer of $0.3 million.

In 2011, cash used in financing activities of $15.6 million consisted of repayment of loans payable of $79.8 million, repayment of long-term debt of $4.7 million, the repayment of mortgage payable of $1.9 million and repayment to shareholder advance of $0.2 million. These amounts were partially offset by cash provided in proceeds from loans payable of $61.3 million, proceeds from mortgage payable of $5.9 million, and banker’s acceptance notes payable of $3.8 million.

Off Balance Sheet Arrangements

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, such as changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

●	Any obligation under certain guarantee contracts;

●	Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

●

Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder’s equity in our statement of financial position; and

●

Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

We do not have any off-balance sheet arrangements that we are required to disclose pursuant to these regulations. In the ordinary course of business, we enter into operating lease commitments, purchase commitments and other contractual obligations. These transactions are recognized in our financial statements in accordance with the generally accepted accounting principles in the United States.

Contractual Obligations and Commitments

At December 31, 2012, our long-term debt and financial obligations and commitments by due dates were as follows:

Contractual obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Banker's acceptance notes payable and letters of credit (1)	8,624,734	8,624,734
Long-Term Debt Obligations(2)					-
Short-Term Loans Payable (3)	19,109,930	19,109,930
Capital Lease Obligations (4)	4,365,251	2,615,296	1,749,955	-	-
Operating Lease Obligations (5)	369,837	150,146	219,691	-	-
Purchase Obligations	-	-	-	-	-
Other Long-Term Liabilities Reflected on the Registrant's Balance Sheet under GAAP	-	-	-	-	-
Total	32,469,752	30,500,106	1,969,646		-

(1)	See Note 10 – Banker’s Acceptance Notes Payable and Letters of Credit in our audited consolidated financial statements included in this Report.
(2)	See Note13– Long-Term Debt in our audited consolidated financial statements included in this Report.
(3)	See Note 9 – Loans Payable in our audited consolidated financial statements included in this Report.
(4)	See Note 12 – Capital Lease Obligation in our audited consolidated financial statements included in this Report.
(5)	See Note 15 – Commitments and Contingencies for Operating lease Obligations in our audited consolidated financial statements included in this Report.

BUSINESS

Overview

We engage in the business of metal ore trading and distribution and scrap metal recycling.  Our operations are conducted primarily in China.

In our metal ore trading and distribution business, we import, sell and distribute to the metal refinery industry in China, a variety of metal ore that includes iron, chrome, nickel, copper and manganese ore, as well as non-ferrous metals, and coal.  We obtain these raw materials from global suppliers primarily in Brazil, India, Indonesia, Ukraine and the United States and distribute them in China.  In addition, we provide sourcing and pricing services for various metals to our network of customers.

In our scrap metal recycling business, we recycle scrap metal at our recycling facility and sell the recycled product to steel mills in China for use in the production of recycled steel.  Our recycling facility commenced formal operations in the third quarter of 2010, and is located in Banqiao Industrial Zone, part of Lianyungang Economic Development Zone, in the Jiangsu province of China.

Our Industry and Market

Steel Industry and Market for Iron Ore

China is the largest developing country in the world, and the demand for steel has been growing steadily over the past decade as the country continues to experience an industrial revolution. The steel industry is an important basic industry of China’s national economy, and it plays a vital role in the country’s industrialization efforts.  Our management believes that domestic steel production in China will continue to increase at current levels as the country continues to grow.  According to the World Steel Association, worldwide crude steel production reached 1,548 million MT for 2012, and increased 1.2% from 2011 to 20121 and 6.8% from 2010 to 2011. Crude steel production in China reached 716.5 million MT in 2012, and increased 3.1% from 2011 to 20122, 8.9% from 2010 to 2011 and 9.3% from 2009 to 2010.  Despite the continuous growth of crude steel production in China, the growth rate has slowed down by 4.2% compared to 2011. China accounts for 33.8% of the world steel production in 2006, and increased to 47.4% of global production in 2012.

Scrap Metal Recycling Industry

China is the largest market in the world for scrap metal used in the production of steel.  China produced over 716 million MT and consumed approximately 640 million MT of steel in 2012.5

Our management anticipates that our growth will be enhanced by the favorable environmental and other economic stimulus policies of the Chinese government. Chinese government is seeking to, reduce pollution and save energy, and recycling metal offers advantages in line with these goals. Recycling steel requires 60% less energy, reduces air pollution by 86% and water pollution by 76% as compared to the traditional iron ore to steel processing methods.  In addition, recycling metal is believed to be less costly than mining iron ore and manipulating it through the production process to form 'new' steel.  Metal does not lose its inherent physical properties during the recycling process and the recycling process drastically reduces required energy and material compared to the refinement from iron ore.

The Chinese government’s stated goal in its 12th Five Year Plan (2011-2015) is to increase consumption of scrap metal by producers from 15% to 20% between 2010 and 2015. The Chinese government estimates that 880 million MT of steel will be consumed annually by the year 20156 and therefore domestic demand for scrap is likely to substantially increase by 2015. China's crude steel consumption is expected to increase by 4% to approximate 666 million MT in 20137, and accordingly we expect that demand for scrap metal will continue to be strong.  For the steel industry, the Chinese government’s stated goal in the 12th Five Year Plan (2011-2015) is to increase consumption of scrap metal by producers from 15% in 2010 to 20% in 2015. The government’s stated goal will have impact on the development of our scrap steel business favorably in the next few years.  So it is estimated that China’s total demand for scrap metal in 2015 should be approximately 140 million MT.

1 http://www.worldsteel.org/media-centre/press-releases/2012/12-2012-crude-steel.html

2 http://www.worldsteel.org/media-centre/press-releases/2012/12-2012-crude-steel.html

3 http://www.chinamining.org/News/2010-01-14/1263456549d33404.html

4 http://www.bloomberg.com/news/2013-01-10/China-iron-ore-imports-increase-8-4-record-on-steel-output.html

5http://usa.chinadaily.com.cn/business/2012-11/28/content_15966089.htm

6 http://www.hjkxyj.org.cn/ch/reader/view_abstract.aspx?file_no=20111118&flag=1

7 http://usa.chinadaily.com.cn/business/2012-11/28/content_15966089.htm

The amount of domestic steel available for recycling is largely a function of the amount of steel in products or other applications nearing the end of their useful lives. Much of China’s steel reserves, or the steel in use in China today, has only recently been put into use. For example, according to the China Iron and Steel Association, the accumulated steel product consumption in China from 1949 to 2007, or the total volume of steel products consumed during that period, was approximately 4.13 billion MT, of which approximately 2.23 billion MT, or approximately 54%, was consumed in the period from 2001 to 2007.

Many of the steel products in use in China today have yet to reach the end of their useful lives. However, that is expected to change in the near future because many of the products put into use in China over the last few years have relatively short life spans, such as vehicles and home appliances.  Moreover, many buildings and other infrastructure projects with longer life spans that were built during the early stages of China’s industrialization are soon expected to reach the end of their useful lives.  We expect that each of these products will provide a significant source of domestic scrap steel available for recycling.

In addition, China’s steel production technology has become increasingly efficient, and enhancements in production technology have resulted in a reduction of scrap steel produced by steel manufacturers.  As a result, the amount of scrap steel created by steel companies per MT of steel produced has decreased.

We expect the increasing focus on environmental matters and efficient utilization of resources will further strengthen demand for scrap steel in domestic steel production in China. With the expected increase in steel available for recycling, we believe scrap steel recycling companies with strong domestic supply networks like us should be particularly well positioned to capitalize on these trends.

Prices of scrap steel are highly correlated to the price of steel. According to the China Association of Metal Scrap Utilization, the spread between hot rolled coil prices and average scrap steel prices in China remained relatively constant over the past few years. As a result, factors that affect the price of steel in China often have a similar impact on the price of scrap steel in China.

Chinese government has identified the scrap metal recycling industry as a way to minimize the use of scarce natural resources and reduce energy consumption and emissions in the steel manufacturing industry.  In July 2005, China’s “Steel Industry Development Policy” recommended that domestic steel producers increase the use of scrap metal in the production of steel.  China also implemented a preferential tax policy that provided us with an exemption from income tax in 2008 and 2009, followed by a 50% income tax exemption for 2010 through 2012.  In February 2006, The National Development and Reform Commission of China, The Ministry of Science and Technology of China, and The Ministry of Environmental Protection of China jointly issued the “Automotive Products Recycling Technology Policy.”  Under the terms of this policy, auto makers were charged with the responsibility to recover and recycle abandoned vehicles.  We believe that this law has increased the availability of raw materials necessary for scrap metal recycling.

Chinese government also encourages the development of the scrap metal recycling industry.  After the accession to the World Trade Organization, Chinese government adopted a favorable policy of zero tariffs on scrap steel imports and implemented a quota-free policy on the volume of imports via self-registration.  In order to facilitate and regulate the domestic scrap steel recycling market, China government further revised China’s taxation policy on waste to encourage development of the scrap steel recycling industry. China government once increased the export tax to 13% for some steel and non-ferrous metal products effected for the period between April 2009 and the end of 2010. Since 2011, scrap steel and non-ferrous metal products no longer enjoy rebate for export tax. The favorable tariffs and taxation policies for scrap steel continue being in place, and we believe these policies will further benefit the scrap metal industry in China over the next few years.

Our Metal Ore Trading and Distribution Business

We believe that we are a leader in China in the trading and distribution of metal ore to the metal refining industry in China. We have also started trading and distribution of non-ferrous metals in China.

Our products include a wide variety of metal ores such as iron ore, chrome ore, nickel ore, copper ore, manganese ore and scrap metal.  We obtain our products from global suppliers in primarily Brazil, India, Indonesia, Ukraine, and the United States.  We have established strong relationships with our clients and service their needs through our internal sales representatives and other company resources.

Customers

We sell processed and non-ferrous ore to end-users such as specialty steelmakers, foundries, aluminum sheet and ingot manufacturers, copper refineries and smelters, brass and bronze ingot manufacturers, wire and cable producers, utilities and telephone networks.  In addition to coal and steel billet (which is a section of steel used for rolling into bars, rods and sections), we buy and sell the following metal ore from time to time:

•	Iron Ore, which is the raw material used to make pig iron, which is in turn one of the main raw materials used to make steel. Approximately 98% of the mined iron ore is used to make steel;
•	Chrome Ore, which is used to reinforce steel and, in association with high carbon, gives resistance to wear and abrasion. It is also used in heat-resisting steels and high duty cast irons;
•

Nickel Ore, which is a silvery-white metal that takes on a high polish.  It belongs to the transition metals, and is hard and ductile.  It occurs most usually in combination with sulfur and iron in pentlandite, with sulfur in millerite, with arsenic in the mineral nickeline, and with arsenic and sulfur in nickel glance;

•	Copper Ore, which is used as a heat conductor, an electrical conductor, as a building material and as a constituent of various metal alloys;
•	Manganese Ore, which is a chemical element that is used industrially as pigments and as oxidation chemicals; and
•	Magnesium Ore, which is used in aluminum alloying. The addition of magnesium to aluminum produces high-strength, corrosion-resistant alloys.

The following table sets forth our major customers for metal ore whose sales accounted for more than 10% of our total revenues for the year of 2012:

•	China-base Ningbo Foreign Trade Co., Ltd.;
•	Qingdao Bao Song Resourced Co., Ltd.; and
•	Shandong Huaxin Industry Co., Ltd.

Suppliers

In general, we obtain ferrous and non-ferrous ore from a variety of sources, including mining companies, brokers and other intermediaries.  Our metal ore distribution business requires a significant amount of working capital to pay for the various ore and scrap metal we purchase and distribute.  We currently finance these purchases through a combination of various facilities, including letters of credit, bank credit lines, internally generated funds and loans from Kexuan Yao, our Chairman, President and Chief Executive Officer.  We believe that our access to sufficient capital is critical to our future growth in this business.  On December 9, 2011, we entered into a contract with a Brazilian company, Mineracao Usiminas S.A., pursuant to which we agreed to purchase 150,000 MT of iron ore for distribution in China.  On December 28, 2012, we had received delivery of 150,000 MT of iron ore. In January 2012, we sold the iron ore delivered by the Brazilian company to our customers in China under favorable terms. In September 2012, we purchased 30,000 MT of iron ore from Mineracao Usiminas S.A. In March 2013, we signed sales contract of 28,000 MT with our customers, and we have delivered 15,000 MT and are in the process of shipping the remaining order to the customers.  We have been focusing our efforts on securing additional contracts for various ore and metals and are still in the early stages of evaluating potential new supply opportunities.

In 2012, our major suppliers in our metal ore business were:

•	Mineracao Usiminas S.A. MUSA; and
•	Mineracao Vila Nova.

Our current practice is to enter into single transaction contracts for the purchase and sale of metal ore, in which the sales price charged to our customers is based on the price we pay for the metal ore plus a predetermined amount.  In the future, our goal is to enter into either long-term contracts with both suppliers and customers or negotiated spot sales contracts which establish the quantity purchased for the month.  In general, the price we charge for ore depends upon market demand, supply and transportation costs, as well as quality and grade of the metal ore.  In many cases, our selling price also includes the cost of transportation to the destination port of the end-user.

Our Metal Recycling Operations

In the third quarter of 2010, we commenced formal operations at our recycling facility, which is located in Banqiao Industrial Zone, part of Lianyungang Economic Development Zone in Jiangsu province of China.   Jiangsu province, located in eastern PRC, is considered as one of the China’s major industrial centers.  Lianyungang city in Jiangsu province is home to one of the China's ten largest deep-sea ports and has large ship access.  Lianyungang is also located near 11 steel mills in the Jiangsu province. Our recycling facility is strategically located near this deep-sea port.

The recycling facility includes a scrap metal cutting production line, a large scrap metal cutting line, light thin waste/thin metal packing line and a preproduction facility that includes scrap metal grasping machines, scrap transportation machines, radiation detection equipment, factory, administrative and operations offices, material pile stock and load meters.  The recycling facility is designed to recycle machinery, building materials, automobile parts and various other scrap metals and to dismantle ships.  We believe we are the first company to install and operate in China a Texas Shredder Lindeman System, one of the most advanced metal recycling systems in the world.

The recycling facility is designed to have a production capacity to recycle approximately one million MT of metal annually, which includes 800,000 MT from a shredder and 200,000 MT from cutting machines. Our current production capacity at the recycling facility is 600,000 MT. As the recycling facility only became operational in the third quarter of 2010, we have no current plan to expand the production capacity of the recycling facility.

Depending on future market conditions and our ability to operate our plant at its current production capacity, we may seek to expand the capacity of the recycling facility, and we have begun to formulate a plan for the second phase of these operations.  This next phase would include an expansion to increase our production capacity to two million MT per year and construction of additional scrap automobile dismantling lines to address the emerging market demand of automobile recycling. China has become the largest automobile market in the world since 2009.  Expansion of the recycling facility would require a significant investment by us and would likely require us to raise additional capital. Our decisions regarding the need to expand our recycling operations will be made in future periods as market conditions and availability of capital dictate.

We recycle scrap metals at the recycling facility using both heavy equipment and manual labor. Recycling scrap metal consists of a variety of steps, including collecting, inspecting, sorting, stripping, shearing, cutting, shredding and bailing. The precise steps involved depend upon the types and condition of the raw materials that we purchase.

For thin scrap metal, we primarily use our shredder to process the raw material, and for the medium and larger sized scrap metal, we use hydraulic machinery, including cutting machines, and manual labor to break down the scrap metals into standard sized pieces. In the shredding process, the ferrous metal is separated from other metals by an automated electronic magnetic drum.  We also recover non-ferrous scrap metal through the use of an eddy current separator in the shredding process, which separates non-ferrous metals from non-metal materials. The non-ferrous metals are then manually separated into copper, aluminum and other non-ferrous metals, primarily based on color and weight of the extracted metal pieces.

Customers

In 2011 and 2012, we sold scrap metal of approximately 93,388 and 148,983 MT, respectively. The following table sets forth our major customers for scrap metal whose sales accounted for more than 10% of our total revenues for the year of 2012:

•	ZhongJin Renewable Resources (Tianjin) Investment Co., Ltd.; and
•	Jiangsu Lihuai Steel Co., Ltd.

Suppliers

In 2012, we entered into short-term agreements with multiple small deliveries at spot prices with local suppliers for the purchase of scrap metals.   The names of our major suppliers are as follows:

•	LianYunGang HeBang Renewable Resource Co., Ltd.; and
•	Hongzhou Steel Hanggang Jingji Trading Co., Ltd.

The raw scrap metal that we purchase is transported to the recycling facility primarily via railroads, waterways and major highways.  The recycling facility is located in close proximity to transportation facilities, 11 kilometers to railroads and 10 kilometers to shipping ports.

Similar to our metal ore business, our current practice in our recycling business is to enter into single transaction contracts for the purchase and sale of scrap metal.  In the future, our goal is to enter into either long-term contracts with suppliers of scrap metal or negotiated spot sales contracts which establish the quantity purchased for the month.

The price we pay for scrap metal depends upon market demand, supply and transportation costs, as well as quality and grade of the scrap metal.  In periods of low prices, suppliers may elect to hold metal to wait for higher prices or intentionally slow their metal collection activities.  In addition, a global slowdown of industrial production would reduce the supply of industrial grades of metal to the metal recycling industry, potentially reducing the amount of metals available for us to recycle.

Our primary target customers in our scrap metal recycling operations are steel mills, which use our recycled metal in the production of steel. In December 2012 and January 2013, we entered into annual sales agreements with Jiangsu Lihuai Steel Co., Ltd. and ZhongJin Renewable Resources (Tianjin) Investment Co., Ltd., respectively.

During the third and fourth quarters of 2010, the Chinese authorities mandated a significant reduction of energy usage and instituted “rolling brownouts” in an effort to meet the targets for energy consumption and emission set by the 11th Five Year Plan (2006–2010).  This policy adversely impacted our revenues in the end of third quarter and the entire fourth quarter of 2010 by reducing our ability to operate the recycling facility.  The energy restrictions also negatively affected steel companies’ production thereby reducing the demand and prices for the metal ore we distributed and the processed scrap metal produced at the recycling facility.  As a result, we experienced a decrease in revenues, which adversely impact our business, financial condition and results of operations for the third and fourth quarters.

While the “rolling brownouts” restrictions has been eliminated with the implementation of China’s 12th Five Year Plan (2011-2015) on January 1, 2011, there can be no assurances that additional energy use restrictions will not be imposed in the future.  Any continuation of these restrictions will have a material adverse effect on our business, financial condition and results of operations.  We are also unable to predict whether other energy or environmental policies will be adopted by the Chinese government that could adversely impact our operations in future periods.

PRC’s 12th Five Year Plan (2011-2015) implemented beginning January 1, 2011 includes as one of its stated objectives the increase use of recycled steel to save energy and reduce emission. For the steel industry, the 12th Five Year Plan's goal is to increase consumption of scrap metal by producers from 15% in 2010 to 20% in 2015. In addition, according to such Five Year Plan, China will likely to force out low-end steel manufacturers, by way of shutting down their businesses or initiating merger with other manufacturers. The low-end steel manufacturers are believed to have contributed to declining industry profit margins and undermining the government’s goal of more orderly industry development. The planned consolidation in the industry is expected to expel a number of small unqualified players and better discipline the industry. We expect to benefit from this policy to achieve more market shares as a qualified company.  We expect that the customer and supplier bases for our metal recycling operations will increase as a result of the 12th Five Year Plan and we believe we are well-positioned to benefit directly from this government mandate in 2013 and beyond.

Sales and Marketing

We operate our sales network through our offices in China and we supervise certain import and export activities in our office in San Mateo, California.  As of November 2013, our sales and marketing team included approximately nine employees.  Our sales teams are responsible for coordinating with our PRC customers, and our U.S. staff focuses on both overseas and PRC customers. Members of our sales team contact our customers to negotiate sales orders and prices and provide after-sales services, including delivery logistics and handling questions and feedback on our products. The sales team members in China and the United States also visit customers to provide administrative and logistical support where necessary.

Competition

Each of our businesses operates in highly competitive environments.

The principal competitive factors in our ore trading and distribution business are price, product availability, quantity, service, and financing terms for purchases and sales of ore.

The scrap metal recycling business is subject to cyclical fluctuations based upon the availability and price of unprocessed scrap metal and demand for steel and non-ferrous metals. The scrap metal recycling industry in China is highly fragmented and competitive, and we compete with numerous other companies for both raw materials and sales of recycled scrap metal. We compete with large steel manufacturers that have vertically integrated their operations and have their own scrap steel processing and production lines, and who have substantially greater financial, marketing and other resources.  We also compete with a number of specialized scrap steel companies that have emerged in recent years.

Competition for raw materials is primarily based on price and proximity to the source of raw materials. Competition for sales of recycled scrap metal is primarily based on price and quality of the recycled scrap metal, the level of service in terms of capacity, reliability and timely delivery, proximity to customers and the availability of scrap metal and scrap metal substitutes.

We compete primarily with local metal recycling companies and new entrants to the market, some of which may have a lower cost structure than ours due to lower capital expenditures or lower labor costs resulting from being located in other regions of China. The barriers to entry in the metal recycling industry are relatively low. However, many of these local metal recycling companies have small production capacity and relatively low efficiency.

We also compete with large metal recycling companies and may face competition from other sources as well, such as foreign metal recycling companies and metal manufacturers seeking to vertically integrate their operations. Many of our competitors may have greater financial and other resources than we do.

Finally, we also face competition from companies in China that import recycled scrap metal from overseas markets such as the United States, Australia and Europe. Further appreciation of the Renminbi, which may have the effect of lowering the cost of imported recycled scrap metal, may intensify such competition.

In the 12th Five Year Plan, China is aiming to increase the share of top ten steel manufacturers with intention to achieve an economy of scale, energy-efficiency and better bargaining power with raw material suppliers. A consolidated steel industry is also expected to have a positive effect on global steel markets as greater competitiveness and therefore production discipline will gradually solve the problem of overcapacity. We are facing challenges as well as opportunities. We expect to benefit from a better regulated and healthier market and achieve more market shares when malignant competition and small unfair players gradually phase out from the industry.

While we believe that our operations and use of advanced equipment will allow us to compete effectively, we cannot assure you that we will be able to successfully compete in our existing markets.

Government Regulation

Despite efforts to develop the legal system over the past several decades, including but not limited to legislation dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade, China continues to lack a comprehensive system of laws.  Further, the laws that do exist in China are often vague, ambiguous and difficult to enforce, which could have a material adverse effect on our business, financial condition and results of operations.

In September 2006, the Ministry of Commerce, or MOFCOM, promulgated the Regulations on Foreign Investors’ Mergers and Acquisitions of Domestic Enterprises (M&A Regulations) in an effort to better regulate foreign investment in China.  The M&A Regulations were adopted in part as a needed codification of certain joint venture formation and operating practices, and also in response to the government's increasing concern about protecting domestic companies in perceived key industries and those associated with national security, as well as the outflow of well-known trademarks, including traditional Chinese brands.

As a U.S. based company doing business in China and Hong Kong, we seek to comply with all Chinese laws, rules and regulations and pronouncements, and endeavor to obtain all necessary approvals from applicable Chinese regulatory agencies such as the MOFCOM, the State Assets Supervision and Administration Commission, or SASAC, the State Administration for Taxation, the State Administration for Industry and Commerce, China Securities Regulatory Commission, or CSRC, the State Administration of Foreign Exchange, or SAFE, and all applicable laws of Hong Kong.

Economic Reform Issues.  Since 1979, the Chinese government has reformed its economic systems.  Many reforms are unprecedented or experimental; therefore they are expected to be refined and improved.  Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment, inflation, or the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures.  We cannot predict if this refining and readjustment process may have a material adverse effect on our business, financial condition and results of operations, particularly in relation to future policies including but not limited to foreign investment, taxation, inflation and trade.

Currency.  The value of the Renminbi, or RMB, the main currency used in China, fluctuates and is affected by, among other things, changes in China’s political and economic conditions.  The conversion of RMB into foreign currencies such as the U.S. dollar have been generally based on rates set by the People’s Bank of China, which are set daily based on the previous day’s interbank foreign exchange market rates and current exchange rates on the world financial markets.

Environment.  We are currently subject to numerous Chinese provincial and local laws and regulations relating to the protection of the environment that are highly relevant to our metal ore business and the recycling facility.  These laws continue to evolve and are becoming increasingly stringent.  The ultimate impact of complying with such laws and regulations is not always clearly known or determinable because regulations under some of these laws have not yet been promulgated or are undergoing revision.  In 2009 we did not spend any funds related to compliance with environmental regulations and in 2010 the amounts spent were immaterial.

According to Chinese environmental laws and regulations, we are required to adopt effective measures to prevent and control pollution to the environment during the course of our operations.  We were required to carry out an environmental impact assessment before commencing construction of the recycling facility, and to install equipment to reduce pollution in accordance with relevant environmental standards. The scrap metal recycling process involves sorting, cutting, shredding, shearing, stripping and baling. The principal environmental impact is the discharge of dust and sound generated in the physical or mechanical breaking process. Substantially all materials output from the recycling process are sold, including the non-metal components. The principal solid waste produced during the recycling process is dust, which is collected by a dust filtering sub-system of the shredder and disposed of through the urban department of the local government. We have also installed water drainage and filtering systems in the recycling facility for the waste minimization control for our operations and to process rainwater passing through the stored scrap metal.

Scrap metal recycling companies in China are subject to laws and regulations governing various aspects of their operations, including the import of solid waste and the handling of waste vehicles and disused vessels. Under China’s Law on Prevention and Control of Environmental Pollution by Solid Waste and related regulations, waste materials are classified into various categories that have differing restrictions and licensing requirements for import. Scrap iron, steel and copper in fragments generally fall within the automatic category of solid waste usable as raw materials and are eligible for import under the automatic licensing administration. Scrap wires, appliances and electrical equipment, which are imported for the purpose of recycling iron, steel and copper in such wires, appliances and equipment, fall within the restrictive category of solid waste usable as raw materials and are eligible for import under the restricted licensing administration.

The disposal and recycling of waste vehicles and disused vessels are strictly regulated in China, and only companies that have been authorized by the economic and trade commission of the local government in China are permitted to recycle waste vehicles, and only companies that have been authorized by the local environmental protection authority or port supervision authority in China may recycle disused vessels. We have on occasion acquired waste vehicle scraps but these scraps had been crushed and stripped of their engines, airbags and other components that contain potentially hazardous materials. As a result, these waste vehicle scraps were not deemed to be waste vehicles for purposes of Chinese regulations. To date, our principal source of raw materials has been scrap metal from household appliances and the construction and manufacturing industries, not vehicles or vessels. Our raw materials may at times include pieces of scrap metal that were originally part of vehicles or vessels.  Our policy is to purchase raw materials from suppliers that are properly authorized and admitted by the relevant government authority.

We believe we have obtained all material approvals, permits, licenses and certificates required for our operations, including registrations from the local police department authorizing the purchase of raw materials and an approval from the local environmental protection authorities indicating that the recycling facility has passed an environmental protection assessment. We are not required to obtain licenses or approvals for scrap metal sourced from suppliers within China.

Governmental Policy

PRC’s 12th Five Year Plan (2011-2015) implemented beginning January 1, 2011 includes as one of its stated objectives the increase use of recycled steel to save energy and reduce emission. For the steel industry, the 12th Five Year Plan's goal is to increase consumption of scrap metal by producers from 15% in 2010 to 20% in 2015. In addition, according to such Five Year Plan, China will likely to force out low-end steel manufacturers, by way of shutting down their businesses or initiating merger with other manufacturers. The low-end steel manufacturers are believed to have contributed to declining industry profit margins and undermining the government’s goal of more orderly industry development.

The Market Access Conditions for Scrap Iron and Steel Processing Industry, or the Market Access Conditions, are formulated and promulgated for implementation on September 28, 2012, with the purpose of promoting the comprehensive utilization of scrap iron and steel resources, regulating and advancing the healthy development of the scrap iron and steel processing industry, guiding the effective and reasonable utilization of the scrap iron and steel resources, facilitating the energy conservation and emission reduction in the iron and steel industry,

The Market Access Conditions, including, among other things, updated enterprise layout and construction requirements, scale, technology and equipments requirements, standard for product quality, energy consumption and comprehensive utilization of resources, shall prevail for all departments concerned, autonomous regions and municipalities directly under the Central Government when approving (recording) and managing the investment, conducting management on land and resources, environmental impact assessment, credit financing and safety supervision etc. in relation to the processing and construction projects of the scrap iron and steel.

Trademarks, Licenses and Patents

We do not own any trademarks, intellectual property licenses or patents.

Employees

As of November 2013, we have 60 full time employees, including 58 in China and two full time employees in the United States.  We believe we have good working relationships with our employees.  We are currently not a party to any collective bargaining agreements.

For our employees in China, we are required to contribute a portion of their total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, as well as a housing assistance fund, in accordance with relevant regulations.  We expect the amount of our contribution to the government’s social insurance funds to increase in the future as we expand our workforce and operations.

Our Corporate History

We were formerly known as Cox Distributing, Inc., which was founded as an unincorporated business in January 1984 and became a “C” corporation in the State of Nevada on April 6, 2007.  Cox Distributing, Inc. was founded by Stephen E. Cox, our former president and chief executive officer, and engaged in the distribution of organic fertilizer products used to improve soil and growing conditions for the potato farmers of eastern Idaho. Prior to June 27, 2008, Mr. Cox was our only employee.

On June 27, 2008, we entered into a share purchase agreement with Armco HK, and Feng Gao, the sole shareholder of Armco HK.  In connection with the acquisition, we purchased from Ms. Gao 100% of the issued and outstanding shares of Armco HK’s capital stock for $6,890,000 by delivery of our purchase money promissory note.  In addition, we issued to Ms. Gao a stock option entitling Ms. Gao to purchase a total of 5,300,000 shares of our common stock exercisable at $1.30 per share which expired on September 30, 2008 and 2,000,000 shares exercisable at $5.00 per share which expired on June 30, 2010.  On August 12, 2008, Ms. Gao exercised her option to purchase and we issued 5,300,000 shares of our common stock in exchange for our $6,890,000 note held by Ms. Gao.  Prior to the acquisition, there were 10,000,000 shares of our common stock issued and outstanding.  In connection with the acquisition, 7,694,000 shares of common stock held by Mr. Cox were cancelled, leaving 2,306,000 shares of common stock issued and outstanding.  The 5,300,000 shares issued to Ms. Gao represented approximately 69.7% of our then issued and outstanding common stock giving effect to the cancellation of 7,694,000 shares of our common stock owned by Mr. Cox.  No additional common stock was issued to Mr. Cox in connection with the acquisition.  After the cancellation of 7,694,000 shares of common stock, Mr. Cox held 6,200 shares.  These shares were exchanged on December 30, 2008 for all of the assets and liabilities of our fertilizer business, after which time we no longer operated the fertilizer business and Mr. Cox was no longer a shareholder.

As a result, for financial statement reporting purposes, the merger between us and Armco HK was treated as a reverse acquisition with Armco HK deemed the accounting acquirer and our company deemed the accounting acquiree under the purchase method of accounting in accordance with paragraph 805-40-05-2 of the FASB Accounting Standards Codification.  The reverse merger is deemed a capital transaction and the net assets of Armco HK (the accounting acquirer) were carried forward to us (the legal acquirer and the reporting entity) at their carrying value before the combination.  The acquisition process utilized our capital structure and the assets and liabilities of Armco HK which were recorded at historical cost. As a result of our reverse acquisition of Armco HK, we have assumed the business and operations of Armco HK with our principle activities engaged in the import, export and distribution of ferrous and non-ferrous ore and metals.

On June 27, 2008, we amended our articles of incorporation to change our name to China Armco Metals, Inc. to better identify the Company with the business conducted, through its wholly owned subsidiaries in China, import, export and distribution of ferrous and non-ferrous ores and metals, and processing and distribution of scrap steel.

Armco HK was incorporated on July 13, 2001 under the laws of HK SAR of the PRC. On March 22, 2011, Armco HK amended its Memorandum and Articles of Association, and changed its name from Armco & Metawise (H.K) Limited to its current name.

On January 9, 2007, Armco HK formed Renewable Metals, a WOFE, subsidiary in the City of Lianyungang, Jiangsu Province, PRC.  Renewable Metals engages in the processing and distribution of scrap metal. On December 28, 2007, Armco HK entered into a share transfer agreement with Renewable Metals, whereby Armco HK transferred to Renewable Metals all of its equity interest in Henan Armco, a company incorporated on June 6, 2002 in the City of Zhengzhou, Henan Province, PRC and under common control of Armco HK. Henan Armco engages in the import, export and distribution of ferrous and non-ferrous ores and metals. On December 1, 2008, Armco HK transferred its 100% equity interest in Renewable Metals to our company.

On June 4, 2009, the Company formed Lianyungang Armco, a WOFE subsidiary in the City of Lianyungang, Jiangsu Province, PRC.  Lianyungang Armco intends to engage in marketing and distribution of the recycled scrap steel. Lianyungang Armco currently has no material business operations.

On July 16, 2010, we formed a new subsidiary named Armco Shanghai.  Armco Shanghai serves as our China operations headquarters and oversees the activities of the company regarding financing and international trading.

On July 3, 2013, we filed a certificate of amendment to articles of incorporation to change our corporate name to Armco Metals Holdings, Inc.

MANAGEMENT

Executive Officers and Key Employees

The following table sets forth the name, age, and position of our executive officers and key employees as of the date of this prospectus.  Executive officers are elected annually by our board of directors.  Each executive officer or key employee holds his office until he resigns, is removed by the board of directors, or his successor is elected and qualified, subject to applicable employment agreements.

Name	Age	Positions and Offices Held
Kexuan Yao	41	Chairman, President and Chief Executive Officer
Fengtao Wen	39	Chief Financial Officer
Weigang Zhao	34	Vice General Manager of Renewable Metals and Director

Kexuan Yao has served as the Chairman of the Board of Directors and Chief Executive Officer since June 2008.  Mr. Yao has served as the Chairman and General Manager of our subsidiary Armco Metals International Limited since its inception in 2001.  From 1996 to 2001, Mr. Yao served as the General Manager of the Tianjian Branch for Zhengzhou Gaoxin District Development Co., Ltd., a Chinese metal distribution business.  While at Zhengzhou Gaozin District Development Co., Ltd., his main responsibility was the management of the iron ore import department, which coordinated the delivery of iron ore from around the world into China.  Mr. Yao received a bachelor’s degree from Henan University of Agriculture in 1996 and obtained an EMBA degree from China Europe International Business School (CEIBS) in 2012. Our Board of Directors believes Mr. Yao’s experience in the metal ore business and his experience and success in operating Armco Metals International Limited are important attributes that enhance the quality of the Board of Directors.

Fengtao Wen has served as our Chief Financial Officer since June 2008.  Mr. Wen has served as the Accounting Manager of our subsidiary Armco Metals International Limited and its subsidiary Henan Armco & Metawise Trading Co., Ltd. since 2005. He is responsible for supervision of financial controls and management of these entities.  From 1996 to 2005, Mr. Wen worked in the accounting department of Zhengzhou Smithing Co., Ltd.  Mr. Wen graduated from the Economics Department of Zhengzhou University in 1996.

Weigang Zhao has been a member of our Board of Directors since June 2008.  Mr. Zhao is a key employee and has served as the Vice General Manager of Armco Metals International Limited’s subsidiary Armco (Lianyungang) Renewable Metals, Inc. since 2007.  From 2005 through 2006, Mr. Zhao served as a manager in the supply department at Henan Anyang Steel Co., Ltd.  From 2003 through 2004 Mr. Zhao served as the marketing manager at Sinotrans Henan Co., Ltd.  Mr. Zhao graduated with a bachelor’s degree in Economics from Henan College of Finance and Economics in 2002. Our Board of Directors believes Mr. Zhao’s experience in the steel industry is a key qualification for his inclusion on the Board of Directors.

Board of Directors and Committee Membership

Our Board of Directors oversees our business affairs and monitors the performance of management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. Our directors hold office until their successors have been elected and duly qualified unless the director resigns or by reason of death or other cause is unable to serve in the capacity of director. The Board of Directors adheres to corporate governance principles designed to assure the continued vitality of the Board of Directors and excellence in the execution of its duties. The Board of Directors is responsible for supervision of the overall affairs of the company.  The Board of Directors currently consists of five directors.  Four of directors are citizens of China and one a citizen of Canada.  There are no family relationship between any of the executive officers and directors.  The current board membership as well as committee assignments and biographical information about our current directors is provided below.

Director	Audit Committee Member	Compensation Committee Member	Nominating and Governance Committee Member
Kexuan Yao
Weigang Zhao
William Thomson	X(1)	X(1)	X
Kam Ping Chan	X	X	X
Weiping Shen	X	X	X(1)

(1) Denotes Chairman.

Kexuan Yao.  Please see Mr. Yao’s biography above under the caption “Executive Officers and Key Employees.”

Weigang Zhao. Please see Mr. Zhao’s biography above under the caption “Executive Officers and Key Employees.”

William Thomson, age 71, is a managing partner of Mercana Growth Partners since 2009, a leading merchant banking and crisis management company. Prior to 2009, he was the president of Thomson Associates Inc. for more than 30 years. Mr. Thomson sits on the board of directors of the following publicly-listed companies: Asia Bio Chem Group Co. Ltd. since 2008, Chile Mining Technologies Inc. since 2010, Armco Metals Holdings, Inc. since 2009 and theScore Inc. since 2004. During the past 10 years, Mr. Thomson was previously on the board of directors of the following public companies: Atlast Pain & Injury Solutions Inc. from June 2006 to March 2007, Acto Digital Video Systems Inc. from December 2003 to January 2004, China Automotive Systems Inc. from September 2003 to July 2010, Greater China Capital Inc. from February 2010 to February 2012,  Imperial Plastech Inc. from November 2002 to January 2005, Industrial Minerals Inc. from March 2007 to June 2009, JITE Technologies Inc. from September 2005 to February 2007, Maxus Technologies Inc. from February 2004 to June 2010, Med Emerg International Inc. from February 1998 to May 2004, Open EC Technologies Inc. from November 2005 to November 2009 and YTW Weslea Growth Capital Corp. From October 2004 to September 2005, Mr. Thomson received his Bachelors’ Degree in Business Commerce from Dalhousie University in 1961, and became a Chartered Accountant affiliated with the Institute of Chartered Accountants in 1963. Mr. Thomson, one of our three independent directors, is also chairman of the Audit Committee. Our Board of Directors believes Mr. Thomson’s professional qualifications as a chartered accountant as well as his experience in finance, corporate governance and development and business operations bring valuable insights to the board’s oversight of business operations, financing and corporate governance. Our Board of Directors believes Mr. Thomson’s professional qualifications as a chartered accountant as well as his experience in finance, corporate governance and development and business operations bring valuable insights to the board’s oversight of business operations, financing and corporate governance.

Mr. Kamping Chan, age 58, was appointed as a member of our Board of Directors to replace Mr. Heping Ma effective September 16, 2010.  Since 1994, Mr. Chan has been the Chairman and Executive Director of PNK International, Ltd. and Beston Holdings Group, Ltd. which are engaged in the distribution of metal and metal ore. From 2003 to 2004, Mr. Chan was the Director of International Mineral Limited, an iron ore company, which was acquired by the CITIC PACIFIC in 2004. International Mineral Ltd. was engaged in iron ore exploration and production. From 1989 to 1994, Mr. Chan managed the trading department of Prosperous Enrich, Ltd. which was engaged in importing minerals and ore into the Asian market. From 1985 to 1988, Mr. Chan served as a trader at Cargill Limited in Hong Kong. Mr. Chan graduated from China Fujian Teachers University in 1976 with a Bachelors degree in English.  Mr. Chan brings vast experience in the metals and minerals industries to our Board of Directors.

In addition to the individual skills and background described above, the board has also concluded that each of these individuals will continue to provide knowledgeable advice to our other directors and to senior management on numerous issues facing our company and on the development and execution of our strategy.

Weiping Shen, age 42, has been acting as the partner of Shanghai Milestone Assets Management Co., Ltd. since May 2011, where he is the chief researcher and has developed strict investment research practice systems and procedures. Prior to that, Mr. Shen was a TV show host, commenter and journalist with Shanghai Yicai Media Co., Ltd. from July 2003 to May 2011, during which time he hosted shows on the financial channel and was recognized as one of the "Top Ten Outstanding Young Chinese Financial Practitioners in Shanghai".

Being a financial commenter and journalist at the financial channel, Mr. Shen has developed considerable experience in investment research and management and built-up a large network in the media industry and the capital market in China, which we believe enables him to provide insightful advice to the Company’s management and helps enhance the Company's public image in China.

Audit Committee

The Audit Committee is responsible to the Board of Directors for the areas of audit and compliance and oversees our financial reporting process, including monitoring the integrity of the financial statements and the independence and performance of the registered public accounting firm and supervises our compliance with legal and regulatory requirements. The current members of the Audit Committee are Weiping Shen, William Thomson and Kam Ping Chan. The Board of Directors has determined that Mr. Thomson, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under SEC rules. The Board of Directors has affirmatively determined that none of the members of the Audit Committee have a material relationship with us that would interfere with the exercise of independent judgment and each of the members of the Audit Committee are “independent” as defined in the applicable NYSE MKT marketplace rules. The Audit Committee held three meetings during the 2012 fiscal year, with each member attending each meeting with the exception of our director Kamping Chan, who missed one Audit Committee meeting. The responsibilities of the Audit Committee, as approved by the Board of Directors, are set forth in the Audit Committee Charter, a copy of which is included as Exhibit 99.1 of our Form 8-K filed with the SEC on October 28, 2009.

Compensation Committee

The Compensation Committee is responsible for establishing and reviewing our compensation and employee benefit policies. The current members of the Compensation Committee are Weiping Shen, William Thomson and Kam Ping Chan, each of whom is “independent director” within the meaning of the applicable NYSE MKT marketplace rules.  The chairman of the Compensation Committee is Mr. Thomson.

The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation for our Chief Executive Officer and all of our other executive officers, including salaries, bonuses and grants of awards under, and administration of, our equity incentive plans. The Compensation Committee, among other things, reviews and recommends to the Board of Directors employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards. The Compensation Committee holds two meetings during the 2012 fiscal year.   We engaged Frederic. W. Cook & Co., Inc. to advise us on the terms of compensations for our Chairman and Chief Executive Officer Mr. Yao in his Employment Agreement dated February 8, 2012. The responsibilities of the Compensation Committee, as approved by the Board of Directors, are set forth in the Compensation Committee Charter, a copy of which is included as Exhibit 99.2 of our Form 8-K filed with the SEC on October 28, 2009.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed: (1) to assist the Board of Directors by identifying individuals qualified to become board members and to recommend for selection by the Board of Directors the director nominees to stand for election for the next annual meeting of our stockholders; (2) to recommend to the Board of Directors director nominees for each committee of the Board of Directors; (3) to oversee the evaluation of the Board of Directors and management and (4) to develop and recommend to the Board of Directors a set of corporate governance guidelines and enhancements to the Code of Business Conduct and Ethics. The responsibilities of the Nominating and Corporate Governance Committee, as approved by the Board of Directors, are set forth in the Nominating and Corporate Governance Committee Charter, a copy of which is included as Exhibit 99.3 of our Form 8-K filed with the SEC on October 28, 2009.  The current members of the Nominating and Corporate Governance Committee are Weiping Shen, William Thomson and Kam Ping Chan, each of whom is “independent director” within the meaning of the applicable NYSE MKT marketplace rules.  The chairman of the Nominating and Corporate Governance Committee is Mr. Shen.

NYSE MKT marketplace rules require director nominees to be either selected, or recommended for the Board of Directors’ selection, either by a majority of our independent directors or our Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for selecting those individuals to recommend to the entire Board of Directors for election to the board. The committee will consider candidates for directors proposed by security holders. The Nominating and Corporate Governance Committee’s policy is to accept written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director. If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission. If the committee believes it to be appropriate, committee members may meet with the proposed nominee before making a final determination whether to recommend the individual as a nominee to the entire Board of Directors to stand for election to the board.

The Nominating and Corporate Governance Committee identifies director nominees through a combination of referrals, including by management, existing board members and security holders and direct solicitations, where warranted. Once a candidate has been identified, the Nominating and Corporate Governance Committee reviews the individual’s experience and background and may discuss the proposed nominee with the source of the recommendation.

Among the factors that the committee considers when evaluating proposed nominees are their knowledge and experience in business matters and in the metals and recycling industry, finance, capital markets and mergers and acquisitions. The committee may request references and additional information from the candidate prior to reaching a conclusion. The committee is under no obligation to formally respond to recommendations, although as a matter of practice, every effort is made to do so.

The Nominating and Corporate Governance Committee received no security holder recommendations for nomination to the Board of Directors in connection with the annual meeting of stockholders of 2012. Upon the resignation of Mr. Pang on May 4, 2012, the Nominating and Governance Committee recommended and our Board of Director approved that Mr. Weiping Shen to stand for election as a director. The current five members of the Board of Directors of the Company were each elected as a director at the annual meeting of stockholders of 2013. The Nominating and Corporate Governance Committee hold two meetings during the 2012 fiscal year.

Family Relationship

There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings

Except as described below, no director, nominee for director, or executive officer of the Company has been a party in any legal proceeding that occurred during the past ten years and that is material to an evaluation of his ability or integrity.

Our company and our directors (the “Defendants”) are a party to a lawsuit filed on March 29, 2013 by Albert Perron in the District Court for Clark Count, Nevada (Case No.: A-13-679151-C), which seeks a declaratory judgment, rescission, unspecified damages, equitable and injunctive relief, and attorney’s fees. The complaint alleges that the directors breached their fiduciary duties to the Company by exceeding their authority under the Company’s Amended and Restated 2009 Stock Incentive Plan, as further amended (the “Plan”) by issuing shares to Mr. Kexuan Yao that exceeded the amount allowed under the Plan.

The Defendants have filed an answer to this lawsuit in which they have denied the claims being made. Some pretrial discovery has been completed. The Company’s position is that the shares at issue in this matter granted to Mr. Yao were authorized under the Plan. The Defendants intend to move for summary judgment based upon Defendants’ belief that Plaintiffs’ case is meritless. The Company and the directors intend to defend this matter vigorously.

Compliance with Section 16(a) of the Exchange Act

Based solely upon a review of Forms 3 and 4 and amendments thereto under Rule 16a-3(d) of the Securities Exchange Act of 1934 filed during the fiscal year ended December 31, 2012, we are not aware that any officer, director or 10% or greater beneficial owner failed to file on a timely basis, as disclosed in the aforementioned Forms, reports required by Section 16(a) of the Securities Exchange Act of 1934 with respect to the fiscal year ended December 31, 2012, other than as set forth below:.

Name	Number of Late Reports	Transactions Not Timely Reported	Known Failures to File a Required Form
Fengtao Wen	2	2	2
Weigang Zhao	1	1	1
Kexuan Yao	2	2	2
Weiping Shen	1	1	1

Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. Our Code of Business Conduct and Ethics is filed as an Exhibit 14.1 to the Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Commission on March 31, 2010.  A copy of the Code of Business Conduct and Ethics is also available on the Investor Relations page of our website at www.armcometals.com. We will post on our website any amendment to our Code of Business Conduct and Ethics or waivers of our Code of Business Conduct and Ethics for directors and executive officers.

EXECUTIVE COMPENSATION

Director Compensation

The Board of Directors’ general policy on director compensation is that compensation for non-employee directors should consist of a combination of cash and equity based compensation. The following table summarizes the compensation paid by us to our directors during the fiscal year of 2012.

Director	Fees earned or paid in cash ($)	Stock Awards ($)(2)		Total ($)
Kexuan Yao (1)	-	-		0
Weigang Zhao (1)	-	-		0
William Thomson	40,000	-		40,000
Kamping Chan	20,000	1,782	(3)	21,782
Weiping Shen (4)	-	34,500		34,500

(1)

In accordance with our Board of Directors' general policy directors who are full time employees (Messrs. Yao and Zhao) are not paid for board service in addition to their regular employee compensation.

(2)	The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718.
(3)

The amount in this column represents the fair value of 6,250 shares of the Company’s common stock, granted on December 19, 2011, at $0.2851 per share, for his services provided in 2012. Each 50% of such award vested on June 30, 2012 and December 31, 2012.

(4)

Mr. Weiping Shen was appointed to serve as a member of our Board of Directors on May 4, 2012, effectively immediately. The amounts in this column represent the fair value of 50,000 shares of the Company’s common stock, granted on May 4, 2012, at $0.69 per shares, for his services provided from May 4, 2012 to May 3, 2013. Each 50% of such shares vested on September 30, 2012 and May 3, 2013.

Pursuant to our offer letter to William Thomson, Mr. Thomson, as compensation for serving as our director, shall receive an annual salary of $40,000 during the fiscal year of 2013, payable on a quarterly basis.

Pursuant to our offer letter to Kamping Chan, Mr. Chan, as compensation for serving as our director, shall receive a salary of $20,000 during the fiscal year of 2013, payable on a quarterly basis. Mr. Chan shall also receive 6,250 shares of the Company’s common stock, and each 50% of such shares shall vest on June 30, 2013 and December 31, 2013.

Pursuant to our offer letter to Weiping Shen, Mr. Shen, as compensation for serving as our director, shall receive a salary of 50,000 shares of the Company’s common stock from May 4, 2013 to May 3, 2014, and each 50% of such shares shall vest on September 30, 2013 and May 3, 2014.

Executive Compensation

The following table summarizes all compensation of our named executive officers, as of December 31, 2012 and 2011.

Name and principal position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)		Stock Awards($) (e)(2)		Option Awards ($) (f)		All Other Compensation (i)(1)		Total ($) (j)

Kexuan Yao
Chief Executive Officer	2012	$250,000	(6)	$		$289,858	(6)	$		$		$539,858
and Director	2011	$99,945			$-	$38,170	(3)		$-		$-	$138,115

Fengtao Wen	2012	$30,764			$-	$77,494	(7)		$-		$-	$108,258
Chief Financial Officer	2011	$26,880			$-	$10,335	(4)		$-		$-	$37,215

Weigang Zhao
Vice General Manager of	2012	$10,450			$-	$59,404	(8)		$-		$-	$69,854
Renewable Metals and Director	2011	$8,364			$-	$2,291	(5)		$-		$-	$10,655

(1)	All perquisites awarded to the above individuals were less than $10,000 for each of the 2012 and 2011 fiscal years.
(2)	The amounts in this column represent the fair value of the award as of the grant date as computed in accordance with FASB ASC Topic 718.
(3)

Representing 141,371 shares of the Company’s common stock for his 2011 services in lieu of cash multiplied by $0.27, which was the closing stock price per share on December 15, 2011, the date of grant.  Such shares fully vested on the date of grant.

(4)

Representing 38,276 shares of the Company’s common stock for his 2011 services in lieu of cash multiplied by $0.27, which was the closing stock price per share on December 15, 2011, the date of grant. Such shares fully vested on the date of grant.

(5)

Representing 8,485 shares of the Company’s common stock for his 2011 services in lieu of cash multiplied by $0.27, which was the closing stock price per share on December 15, 2011, the date of grant. Such shares fully vested on the date of grant.

(6)

Representing aggregated shares granted to him in 2012 as follows: (i) 435,363 shares of the Company’s common stock for his first half of 2012 services in lieu of cash multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant; (ii) 215,027 shares of the Company’s common stock, of which 146,860 shares for his fourth quarter of 2012 services in lieu of cash multiplied by $0.35, which was the closing stock price per share on November 12, 2012, the date of grant, and 68,187shares as stock bonus for his service in the second half of 2012, multiplied by $0.35, which was the closing stock price per share on November 12, 2012. Such shares fully vested on the date of grant; and (iii) 125,000 shares of the Company’s common stock for each quarter of 2012 services multiplied by $0.49, which was the closing stock price per share on February 8, 2012, the date of grant per employment agreement. Each of such 125,000 shares vested on April 1, 2012, July 1, 2012, October 1, 2012 and January 1, 2013, respectively (and such the grants were authorized by our board prior to each such issuance in 2012).

(7)

Representing aggregated shares granted to him in 2012 as follows: (i) 10,000 shares of the Company’s common stock for his 2011 services in lieu of cash multiplied by $0.57, which was the closing stock price per share on February 6, 2012, the date of grant. Such shares fully vested on the date of grant. Such shares were accounted as 2012 compensation; (ii) 51,167 shares of the Company’s common stock for his first half of 2012 services in lieu of cash multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant; (iii) 50,000 shares of the Company’s common stock for bonus for his first half of 2012 service, multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant; and (iv) 117,254 shares of the Company’s common stock for his second half of 2012 services in lieu of cash multiplied by $0.35, which was the closing stock price per share on November 12, 2012, the date of grant. Such shares fully vested on the date of grant.

(8)

Representing aggregated shares granted to him in 2012 as follows: (i) 5,653 shares of the Company’s common stock for his first half of 2012 services in lieu of cash multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant; (ii) 50,000 shares of the Company’s common stock for bonus for his first half of 2012 service, multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant. Such shares fully vested on the date of grant; and (iii) 117,254 shares of the Company’s common stock for his second half of 2012 services in lieu of cash multiplied by $0.35, which was the closing stock price per share on November 12, 2012, the date of grant. Such shares fully vested on the date of grant.

Outstanding Equity Awards at Year End

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised options (#)(b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(d)	Option Exercise Price ($)(e)	Option Expiration Date (f)	Number of Shares or Units of Stock that have not Vested (#)(g)(1)	Value of Shares or Units of Stock that have not Vested ($)(h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#)(i)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)(j) (2)
Kexuan Yao	-	-	-	-	-	1,125,000	$551,250	1,125,000	$551,250
Fengtao Wen	-	-	-	-	-	-	-	-	-
Weigang Zhao	-	-	-	-	-	-	-	-	-

(1)	This column reflects the number of shares of our restricted common stock awarded to the respective named executive officer that had not yet vested as of December 31, 2012.
(2)	Determined based on the closing market price of our common stock on December 31, 2012, the last trading day in fiscal year ended December 31, 2011, of $0.49 per share.
(3)

Number of shares reflects each 125,000 shares of restricted common stock which shall vest on January 1, 2013, April 1, 2013, July 1, 2013, October 1, 2013, January 1, 2014, April 1, 2014, July 1, 2014, October 1, 2014 and January 1, 2015 if Mr. Yao remains as our employee at the time of vesting.

Executive Employment Agreements and Narrative Regarding Executive Compensation

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

The Board of Directors administers the compensation program for the executive officers. The Compensation Committee is responsible for reviewing and recommending our compensation and employee benefit policies to the Board for its approval and implementation. The Compensation Committee reviews and recommends to the Board of Directors for approval the compensation for our Chief Executive Officer, including salaries, bonuses and grants of awards under our equity incentive plans. The Compensation Committee and the Board of Directors review and act upon proposals by non-interested management to determine the compensation to other executive officers. The Compensation Committee, among other things, reviews and recommends to the Board of Directors employees to whom awards will be made under our equity incentive plans, determines the number of options to be awarded, and the time, manner of exercise and other terms of the awards.

The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing incentives and competitive compensation for implementing and accomplishing our short-term and long-term strategic and operational goals and objectives.  The compensation of the named executive officers consists of base salary, discretionary bonus, and equity in the Company.

Chief Executive Officer’s Compensation

On December 18, 2008, we entered into an employment agreement with Mr. Yao, our Chief Executive Officer and Chairman of the Board of Directors, for a term of thirty-six (36) months commencing January 1, 2009. The agreement expired on December 31, 2011.

On October 26, 2009, we awarded 200,000 shares of our restricted common stock pursuant to our 2009 Stock Incentive Plan to Mr. Yao. The shares awarded to Mr. Yao vested 66,667 shares on December 15, 2010, 66,667 shares on December 15, 2011 and 66,666 shares on December 15, 2012.

The employment agreement and the restricted stock awards as referenced above were approved by our Board of Directors when there were no independent directors on the board. Accordingly, Mr. Yao and other members of management who were also board members in 2008, each had significant influence over the terms and conditions of the employment agreement.

In September 2011, the Compensation Committee engaged Frederic. W. Cook & Co., Inc., an independent compensation consultant, to advise us on the compensation provided to our Chief Executive Officer, Mr. Kexuan Yao, and determine what actions, if any, were appropriate regarding future executive compensation arrangements.

In developing their assessment, the consultant considered pay practices of companies in similar industries and of similar size. The consultant also gave consideration to the fact that Mr. Yao has provided personal guarantee for certain of our credit facilities. As a result of its analysis, Frederic. W. Cook & Co., Inc. recommended that the target compensation to Mr. Yao should generally be positioned at the median of comparably sized companies in similar industries. The consultant further recommended components and terms of each components of Mr. Yao’s future compensation. Based on the analysis and recommendations, the Compensation Committee adopted and approved the new employment agreement as described below.

On February 8, 2012, Company and Kexuan Yao entered into a second employment agreement, to employ Mr. Yao as the Company’s Chairmen of the Board of the Directors, President, and Chief Executive Officer. The initial term of employment under the agreement is from January 1, 2012 until December 31, 2014, unless sooner terminated in accordance with the terms of the employment agreement. Pursuant to the employment agreement, Mr. Yao is entitled to, among others, the following compensation and benefits:

●

A base salary at an annual rate of (i) $250,000 for the period beginning from January 1, 2012 through December 31, 2012; (ii) $270,000 for the period beginning on January 1, 2013 through December 31, 2013; and (iii) $300,000 for the period beginning on January 1, 2014 through December 31, 2014.

●	A cash bonus equal to 50% of Mr. Yao’s base salary for each year during the contract term.

●

During the employment term, the compensation committee shall have the discretion to grant Mr. Yao annual bonuses pursuant to a specified time or fixed schedule specified under the compensation plan at the date of the deferral of such compensation.  Mr. Yao is also eligible to receive any other bonus under any other bonus plan, stock option or equity-based plan, or other policy or program of the Company, as may be approved by the compensation committee and in accordance with any stockholder approval incentive plan in effect at the time of such decision.

●

Mr. Yao to receive 1,500,000 shares of the Company’s common stock, subject to the terms and conditions of the Amended and Restated 2009 Stock Incentive Plan.  The shares shall vest according to the following schedule:  125,000 shares to vest on the first day of each quarter over a three year period commencing on April 1, 2012 and terminating on January 1, 2015, provided, however, if the Executive is terminated pursuant to employment agreement, Mr. Yao shall forfeit all the unvested shares as of such termination.

●	Eligibility to participate in the Company’s benefit plans that are generally provided for executive employees.

Upon certain termination events and a change in control of the Company, Mr. Yao is entitled to certain payments from the Company as described in the employment agreement. Pursuant to the employment agreement, the Company will indemnify Mr. Yao to the fullest extent that would be permitted by for certain liabilities arising by reason of his employment by the Company, excluding liabilities resulted from gross negligence, gross misconduct, or gross malfeasance of Mr. Yao.  Pursuant to the employment agreement, Mr. Yao is also subject to a confidentiality covenant, a non-interference covenant, a non-competition covenant.

In 2012, Mr. Yao elected to forego the annual cash bonus in amount equal to 50% of his base salary for 2012 due under Section 4(b) of the new employment agreement.

In 2012, the Board of Directors awarded Mr. Yao 50,000 shares of the Company’s common stock as bonus for his service in the first half of 2012, multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant, and 68,187 shares of the Company’s common stock as bonus for his service in the second half of 2012, multiplied by $0.35, which was the closing stock price per share on November 12, 2012. Both grants fully vested on the date of grant. The Board of Directors utilized the Evaluation System (as defined below “Other Executive Officers’ Compensations”) in reviewing and determining the awarded stock bonus.

In 2012, given to the limited cash reserve of the Company, the Board of Director approved a grant of an aggregate of 582,223 shares of the Company’s common stock in lieu of the cash compensation of approximately $195,071 (based on the closing stock price on the grant date) foregone at the election by Mr. Yao.

Other Executive Officers’ Compensations

The compensation of our Chief Financial Officer and Vice General Manager of Renewable Metals is determined by the Board of Directors, by reviewing and acting upon proposals by non-interested management. The proposals are formed based upon the scope of the named executive officer’s duties and responsibilities to our Company and a number of performance-based factors including, the individual performance in each evaluation period, and the company’s financial (such as revenue growth, profitability, increase return on investment) and non-financial performance (such as improvement of timely delivery, quality control, cost control, safety of operation, increase of customer base and satisfaction (such performance-based factors collectively as the “Evaluation System”). The Board of Directors also considers pay practice to executives in comparable companies in the location where such executives are based.

Our Board of Directors did not consult with any experts or other third parties in fixing the amount of compensation for our Chief Financial Officer and Vice General Manager of Renewable Metals.

In 2012, the Board of Directors awarded each of our Chief Financial Officer, Mr. Fengtao Wen and Vice General Manager of Renewable Metals, Mr. Weigang Zhao, 50,000 shares of the Company’s common stock as bonus for their services in the first half of 2012, multiplied by $0.33, which was the closing stock price per share on July 30, 2012, the date of grant.

In 2012, given to the limited cash reserve of the Company, the Board of Director approved a grant of an aggregate of 178,421 shares of the Company’s common stock in lieu of the cash compensation of approximately $60,994 (based on the closing stock price on the grant date) foregone at the election by our Chief Financial Officer, Mr. Fengtao Wen, and a grant of an aggregate of 122,907 shares of the Company’s common stock in lieu of the cash compensation of approximately $42,904 (based on the closing stock price on the grant date) foregone at the election by Vice General Manager of Renewable Metals, Mr. Weigang Zhao.

We do not have employment agreements with our Chief Financial Officer and Vice General Manager of Renewable Metals. The non-interested management proposed to increase the base salary for 2013 of such named executive officers by 10% compared to 2012 provided that the named executive officers meet a set of performance goals required for each of them. The Board of Directors have not discussed or approved such proposal.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth securities authorized for issuance under any equity compensation plans approved by our stockholders as well as any equity compensation plans not approved by our stockholders as of December 31, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan category
Plans approved by our stockholders:	40,000	5.0	1,001,119

Plans not approved by stockholders:
2009 Stock Incentive Plan (1)	-	-

(1) For a description of each of the 2009 Stock Incentive Plan and stock options listed in this table, see “Note 17 - Stockholders' Equity – Stock Incentive Plan” to the consolidated financial statements for the year ended December 31, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following sets forth a summary of transactions since the beginning of the fiscal year of 2011, or any currently proposed transaction, in which the Company was to be a participant and the amount involved exceeded or exceeds $120,000 and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

Operating Lease from Chairman, President and Chief Executive Officer and Principal Stockholder

On January 1, 2006, Henan Amrco entered into a non-cancellable operating lease for its 176.37 square meters commercial office space in the City of Zhengzhou, Henan Province, PRC with Mr. Kexuan Yao. Chairman, Chief Executive Officer and significant stockholder of the Company for RMB10,000 per month, which expired on December 31, 2008 and has been extended through December 31, 2013.  Total lease payments for the interim period ended September 30, 2013 and 2012 amounted to RMB 90,000 (equivalent to $14,475 and $14,245).

Advances from our Chairman, President and Chief Executive Officer and Principal Stockholder conversion to common stock

From time to time, Mr. Kexuan Yao, the Chairman, CEO and significant stockholder of the Company, advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand. As of September 30, 2013 and December 31, 2012, the advance balance was $953,827 and $nil, respectively.

Loan from our Chairman, President and Chief Executive Officer and Principal Stockholder and its conversion into common stock

On March 29, 2013, the Company executed a promissory note in the amount of $1,000,000 payable to the Chairman, President and Chief Executive Officer and principal stockholder of the Company.  The note, which is due in one year, accrues interest at 8% per annum.  The proceeds are used for working capital purposes.

On October 28, 2013, the note was converted into 2,010,327 shares of the Company’s common stock, at a conversion price of $0.52 per share, such price being equal to the average of the last three closing bid prices of the common stock on the NYSE MKT marketplace, pursuant to certain subscription agreement entered into between the Company and Mr. Yao on October 22, 2013. The conversion and issuance of the shares was exempt from registration under the Securities Act, in reliance on Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

Related Person Transaction Policy

On October 26, 2009, our Board of Directors adopted a written Related Person Transaction Policy that requires the Board of Directors or Audit Committee to approve or ratify transactions between our company or one or more of our subsidiaries and any related person involving an amount in excess of $120,000. Under the Related Person Transaction Policy, the Board of Directors or Audit Committee will review the relevant facts of the proposed transaction and the interest of the related person in the transaction, and either approve or reject the proposed transaction. If a related person transaction that has not been previously approved or previously ratified is discovered, that transaction will be presented to the Board of Directors or Audit Committee for ratification. No director can participate in the deliberation or approval of any related person transaction in which such director is the related person.

For purposes of the Related Person Transaction Policy, a "related person" means (i) any director or executive officer of ours, (ii) any nominee for director, (iii) any 5% beneficial owner of our common stock, (iv) any immediate family member of a director, nominee for director, executive officer or 5% beneficial owner of our common stock, and (v) any firm, corporation, or other entity in which any of these persons is employed or is a partner or principal or in a similar position, or in which such person has a 10% or greater beneficial ownership interest. The Related Person Transaction Policy will provide that the following types of transactions are deemed to be pre-approved under the policy: (1) transactions that are available to related persons on the same terms as such transactions are available to all employees generally; (2) compensation or indemnification arrangements of any executive officer, other than an individual who is an immediate family member of a related person, if such arrangements have been approved by the Board of Directors or the Compensation Committee; (3) transactions in which the related person's interest derives solely from his or her ownership of less than 10% of the equity interest in another person (other than a general partnership interest) that is a party to the transaction; (4) transactions in which the related person's interest derives solely from his or her ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis, (5) director compensation arrangements, if such arrangements have been approved by the Board of Directors or the Nominating and Corporate Governance Committee; and (6) any other transaction which is not required to be disclosed as a "related person transaction" under applicable securities regulations. The Related Person Transaction Policy defines the term "immediate family member" to mean any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of a director, nominee for director, executive officer, or 5% beneficial owner of our common stock, and any person (other than a tenant or employee) sharing the household of such director, nominee for director, executive officer, or 5% beneficial owner.

Director Independence

We are required to have a majority of independent directors within the meaning of applicable NYSE MKT Company Guide rules. The Board of Directors has determined three of the five directors are independent, which excludes Kexuan Yao, our Chairman, President and Chief Executive Officer, and Weigang Zhao, vice general manager of our subsidiary Renewable Metals.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

At November 13, 2013, we had 28,668,258 shares of common stock issued and outstanding. The following table sets forth information known to us as of November 13, 2013 relating to the beneficial ownership of shares of our common stock by:

●	each person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock;
●	each director and nominee;
●	each named executive officer; and
●	all named executive officers and directors as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership (2)		Percentage of Class (2)
Kexuan Yao (3)	9,221,147	(3)	33.3%
Weigang Zhao	187,573		*	%
Fengtao Wen	265,375		*	%
Weiping Shen	75,000		*	%
Kamping Chan	15,625		*	%
William Thomson	16,250	(4)	*	%
All Directors and Executive Officers as a Group (6 persons)	9,780,970		35.3%

(1)	Except as otherwise noted below, the address of each of the persons shown in the above table is c/o Armco Metals Holdings, Inc., One Waters Park Drive Suite 98, San Mateo, California 94403.

(2)

Includes, where applicable, shares of common stock that such person has the right to acquire within 60 days after November 13, 2013. Also includes unvested shares of restricted stock as to which such person has voting power but no dispositive power. Unless otherwise indicated, we believe that all persons named in the table above have sole voting power and/or investment power with respect to all shares of common stock beneficially owned by them.

(3)

The number of shares beneficially owned by Mr. Yao, our Chief Executive Officer, including 8,642,782 shares of common stock directly owned by himself, each of 125,000 shares of common stock shall vest on January 1, 2014 under Mr. Yao’s employment agreement dated February 8, 2012 if he remains as an employee, and 278,375 shares of common stock owned by his spouse, and not including, 500,000 unvested shares that shall vest beyond January 1, 2014 under Mr. Yao’s employment agreement dated February 8, 2012 if he remains as an employee at the time of vesting, and the “1,300,000 pledged shares” as described below. Mr. Yao entered into a Structured Transaction Agreement, dated June 11, 2010, with Crisnic Fund, SA., or Crisnic Fund. In connection with that agreement, Mr. Yao pledged 1,300,000 shares of the Company’s common stock as collateral, which we refer to herein as the 1,300,000 pledged shares. After lengthy jurisdictional proceedings in which Crisnic Fund unsuccessfully disputed the jurisdiction of the United States District Court, Mr. Yao acquired discovery in litigation against Crisnic Fund. Crisnic Fund's brokerage account statements reflected that Crisnic Fund sold all 1,300,000 million shares of Mr. Yao's China Armco stock pledged as collateral, without notice to Mr. Yao. The dates of Crisnic Fund's sales ranged from June 29, 2010 through July 8, 2010. The net proceeds of such sales totaled $4,113,064.29. While Crisnic Fund did, on July 27, 2010, send Mr. Yao $1 million in purported loan proceeds, Crisnic Fund did so only after it had already sold Mr. Yao's 1,300,000 shares pledged as collateral. Mr. Yao is currently in litigation to recover all 1,300,000 shares of his China Armco stock and damages, including punitive damages for fraud.

(4)

The number of shares beneficially owned by Mr. Thomson includes 16,250 shares of our restricted common stock awarded pursuant to our Amended and Restated 2009 Stock Incentive Plan of which 25% of 6,250 shares vested on March 31, 2010, and of which 25% of 6,250 shares vested on June 30, 2010, 25% of 6,250 shares vested on September 30, 2010 and 25% of 6,250 shares vested on December 31, 2010, and 10,000 shares vested on December 15, 2011.

DESCRIPTION OF SECURITIES

Our common stock was registered under the Securities Exchange Act of 1934, as amended, pursuant to a Form 8-A (File Number 000-53468) that was filed with the SEC on October 20, 2008.

Our authorized capital consists of 74,000,000 shares of common stock and 1,000,000 shares of preferred stock, par value $0.001 per share.  There are no outstanding shares of preferred stock as of the date of this prospectus.  As of the date of this prospectus, we have 27,668,258 shares of common stock issued and outstanding.

The following is a description of the securities we may offer under this prospectus.

Description of Common Stock.  Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Except as otherwise required by law, the holders of common stock will possess all voting power.  Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.  Our Articles of Incorporation, as amended, do not provide for cumulative voting in the election of directors.  Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

Holders of our common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Convertible Notes Issued to Hanover.  On November 7, 2013, we offered and sold $450,000 worth of Initial Convertible Notes to Hanover for a purchase price of $300,000 (an approximately 33.33% original issue discount). Additionally, the Company has the right to require Hanover to purchase, on the 10th trading day after the effective date of the Registration Statement $500,000 worth of Additional Convertible Note for a purchase price of $500,000.

With respect to the Initial Convertible Note, $50,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by the Company) if (i) the Company has properly filed the Registration Statement with the SEC on or prior to the Filing Deadline covering the resale by Hanover of shares of the Company’s common stock issued or issuable upon conversion of the Convertible Notes and (ii) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date. Moreover, $100,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the Registration Statement filed by the Company is declared effective by the SEC on or prior to the Effectiveness Deadline and the prospectus contained therein is available for use by Hanover for the resale by Hanover of the shares of common stock issued or issuable upon conversion of the Convertible Notes and (ii) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date.

The Initial Convertible Note matures on November 7, 2014 (subject to extension as provided in the Initial Convertible Note) and, in addition to the approximately 33.33% original issue discount, accrues interest at the rate of 4.0% per annum. If issued, the Additional Convertible Note will mature on the date that is the one-year anniversary of the date of issuance of the Additional Convertible Note (subject to extension as provided in the Initial Convertible Note) and will accrue interest at the rate of 4.0% per annum. The Initial Convertible Note is convertible at any time, in whole or in part, at Hanover’s option, into shares of common stock, at a conversion price equal to the Variable Conversion Price. “Variable Conversion Price” means, as of any date of determination, the product of (A) the lowest volume weighted average price of the common stock of any of the five consecutive trading days ending and including the trading day immediately preceding such date of determination (subject to adjustment) , or the Variable Conversion Base Price; and (B) the applicable Variable Percentage. “Variable Percentage” means (i) if the applicable Variable Conversion Base Price is less than or equal to $0.45 (subject to adjustment), 85% or (ii) if the applicable Variable Conversion Base Price is greater than $0.45 (subject to adjustment), 80%. If issued, the Additional Convertible Note will be convertible at any time, in whole or in part, at Hanover’s option into shares of common stock at a conversion price that will be equal to the Variable Conversion Price. At no time will Hanover be entitled to convert any portion of the Convertible Notes to the extent that after such conversion, Hanover (together with its affiliates) would beneficially own more than 9.99% of the outstanding shares of common stock as of such date. Further, in no event will the Convertible Notes be converted into a number of shares that, in the aggregate, amount to greater than 19.99% of the currently issued and outstanding shares of common stock. In the event that Hanover desires to convert one or both of the Convertible Notes and such conversion would lead to a number of shares being issued pursuant to the Convertible Notes in excess of 19.99%, the Company will pay cash in exchange for the cancellation of such shares of common stock at a price equal to the sum of (i) the product of (x) such number of Exchange Cap Shares (as defined in the Convertible Notes) and (y) the closing sale price on the trading day immediately preceding the date such Exchange Cap Shares would otherwise be required to be delivered to Hanover thereunder and (ii) to the extent that Hanover purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by Hanover of Exchange Cap Shares, any brokerage commissions and other out-of-pocket expenses, if any, of Hanover incurred in connection therewith.

The Initial Convertible Note includes and, if issued, the Additional Convertible Note will include, customary Event of Default provisions. The Initial Convertible Note provides and, if issued, the Additional Convertible Note will provide for a default interest rate of 18%. Upon the occurrence of an Event of Default, Hanover may require the Company to pay in cash the “Event of Default Redemption Price” which is defined in the Convertible Notes to mean the greater of (i) the product of (A) the amount to be redeemed multiplied by (B) 130% (or 100% if an insolvency related event of default) and (ii) the product of (X) the conversion price in effect at that time multiplied by (Y) the product of (1) 130% (or 100% if an insolvency related event of default) multiplied by (2) the greatest closing sale price of the common stock on any trading day during the period commencing on the date immediately preceding such event of default and ending on the date the Company makes the entire payment required to be made under this provision.

The Company has the right at any time to redeem all, but not less than all, of the total outstanding amount then remaining under the Initial Convertible Note and/or the Additional Convertible Note in cash at a price equal to 125% of the total amount of such Convertible Note then outstanding.

Pursuant to the Registration Rights Agreement, the Company has agreed to file a Registration Statement with the SEC to register the resale of the Commitment Shares and the common stock into which the Convertible Notes may be converted, on or prior to December 23, 2013, or the Filing Deadline, and have it declared effective at the earlier of (i) the 120th calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC that such Registration Statement will not be reviewed or will not be subject to further review, or the Effectiveness Deadline.

If at any time all of the Commitment Shares and the shares of common stock underlying the Convertible Notes are not covered by the initial Registration Statement, the Company has agreed to file with the SEC one or more additional Registration Statements so as to cover all of the Commitment Shares and the shares of common stock underlying the Convertible Notes not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

Transfer Agent and Registrar

The transfer agent for our common stock is Action Stock Transfer Corporation.  Our transfer agent’s address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121.

Quotation of Securities

Our common stock is listed on the NYSE MKT marketplace under the symbol “AMCO.”

SELLING STOCKHOLDERS

We are registering for the resale shares of our common stock held by the selling stockholder identified below.  We are registering the shares to permit the selling stockholders and their pledges, donees, transferees and other successors-in-interest that receive their shares from a selling stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate.

The following table presents information as of the date of this prospectus and sets forth:

●	the name of the selling stockholder;

●	the number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this prospectus;

●	the number and percentage of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this prospectus; and

●

the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the resale shares (assuming all of the offered resale shares are sold by the selling stockholder).

The 3,231,604 shares of our common stock registered for public resale pursuant to this prospectus and listed under the column “Shares of Common Stock Included in Prospectus” on the table set forth below consist of:

(i)	47,022 shares we issued to Hanover on November 7, 2013 as Commitment Shares in consideration for entering into the Purchase Agreement with us; and

(ii)	Up to 3,040,000 shares issuable upon conversion of the Convertible Notes (including principal and, potentially, interest).

The below table assumes that all of the Convertible Notes will be converted for common stock and all of the securities will be sold in this offering.  However, any or all of the securities listed below may be retained by any of the selling stockholders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering.  The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale.

Name of Selling Stockholders	Shares of Common Stock Included In Prospectus	Shares Beneficially Owned Prior To Offering (1)	Percentage of Shares Before Offering (1)	Shares Beneficially Owned After Offering (2)	Percentage of Shares After Offering (2)
Hanover Holdings I, LLC	3,231,604	47,022	*	0	0%

*             Represents less than 1% of total outstanding common stock.

(1)           Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 27,668,258 shares of common stock outstanding as of the date of this prospectus.

(2)           Assumes that all securities registered will be sold.

(3)           The business address of Hanover is c/o Magna Group, 5 Hanover Square, New York, New York 10004. Hanover’s principal business is that of a private investment firm. We have been advised that Hanover is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Hanover nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer. We have been further advised that Joshua Sason is the Chief Executive Officer of Hanover and owns all of the membership interests in Hanover, and that Mr. Sason has sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of all securities owned directly by Hanover.

PLAN OF DISTRIBUTION

The selling stockholders (which term, as used herein, includes donees, pledgees, transferees, distributees, assignees, heirs or other successors-in-interest of such individuals or entities) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

The selling security holders may sell some or all of their shares at prevailing market prices on the NYSE MKT marketplace or at privately negotiated prices. The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	privately negotiated transactions;

●	short sales;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus; provided, however, that prior to any such transfer the following information (or such other information as may be required by the federal securities laws from time to time) with respect to each such selling beneficial owner must be added to the prospectus by way of a prospectus supplement or post-effective amendment, as appropriate: (1) the name of the selling beneficial owner; (2) any material relationship the selling beneficial owner has had within the past three years with us or any of our predecessors or affiliates; (3) the amount of securities of the class owned by such beneficial owner before the offering; (4) the amount to be offered for the beneficial owner’s account; and (5) the amount and (if one percent or more) the percentage of the class to be owned by such beneficial owner after the offering is complete.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering, provided, however, we will receive proceeds from the exercise of the warrants held by certain investors.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

The maximum amount of compensation to be received by any FINRA member or independent broker-dealer for the sale of any securities registered under this prospectus will not be greater than 8.0% of the gross proceeds from the sale of such securities.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is listed on the NYSE MKT marketplace under the symbol “AMCO.”  The following table sets forth the reported high and low closing prices for our common stock as reported for the periods indicated below.  These prices below do not include retail mark-ups, markdowns or commissions, and may not necessarily represent actual transactions. As of December 11, 2013, the last reported sale price of the common stock on the NYSE MKT marketplace was $0.31.

	High	Low
January 1, 2011 to March 31, 2011	$4.14	$2.35
April 1, 2011 to June 30, 2011	$2.53	$1.26
July 1, 2011 to September 30, 2011	$1.68	$0.41
October 1, 2011 to December 31, 2011	$0.55	$0.27

January 1, 2012 to March 31, 2012	$0.86	$0.26
April 1, 2012 to June 30, 2012	$0.90	$0.42
July 1, 2012 to September 30, 2012	$0.43	$0.29
October 1, 2012 to December 31, 2012	$0.57	$0.31

January 1, 2013 to March 31, 2013	$0.60	$0.32
April 1, 2013 to June 30, 2013	$0.40	$0.29
July 1, 2013 to September 30, 2013	$0.29	$0.26

Holders

As of November 13, 2013, there were approximately 370 stockholders of record of our common stock. The number of our stockholders of record excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Dividend Policy

We have not declared any cash dividends on our common stock.  Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not be able to pay its debts as they become due in the usual course of business or if our total assets would be less than the sum of our total liabilities plus the amount that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.  We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future.  Our board of directors has complete discretion on whether to pay dividends.  Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other such factors that the board of directors may deem relevant. In addition, our ability to pay dividends may be affected by the foreign exchange controls in China.

EXPERTS

The consolidated balance sheet of the Company and its subsidiary for the fiscal years ended December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows appearing in this registration statement have been so included in reliance on the Report of Li and Company, PC, an independent registered public accounting firm, appearing elsewhere in this prospectus, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and our common stock, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

As of September 30, 2013 (unaudited)

Consolidated Balance Sheets at September 30, 2013 (Unaudited) and December 31, 2012	F-2

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three Months and Nine Months Ended September 30, 2013and 2012 (Unaudited)	F-3

Consolidated Statement of Stockholders’ Equity for the Period Ended September 30, 2013 (Unaudited)	F-4

Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013and 2012 (Unaudited)	F-5

Notes to Consolidated Financial Statements (Unaudited)	F-6 - F-50

As of December 31, 2012

Report of Independent Registered Public Accounting Firm	F-51

Consolidated Balance Sheets at December 31, 2012 and 2011	F-52

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Year Ended December 31, 2012 and 2011	F-53

Consolidated Statement of Stockholders’ Equity for the Year Ended December 31, 2012	F-54

Consolidated Statements of Cash Flows for the Year Ended December 31,2012 and 2011	F-55

Notes to Consolidated Financial Statements	F-56 - F-96

Schedule:

Schedule II Valuation and Qualifying Accounts for the year ended December 31, 2012 and 2011	F-97

ARMCO METALS HOLDINGS, INC

(FORMERLY CHINA ARMCO METALS, INC.)

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	December 31, 2012
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$2,761,520	$1,367,171
Pledged deposits	6,338,496	4,590,829
Marketable securities	1,090,089	1,213,641
Bank acceptance notes receivable	1,635,769	7,926
Accounts receivable, net	7,831,856	15,699,390
Inventories	21,981,311	13,378,445
Advance on purchases	1,619,771	2,238,652
Prepayments and other current assets	1,166,568	453,299

Total Current Assets	44,425,380	38,949,353

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	44,629,206	43,319,218
Accumulated depreciation	(8,604,711)	(6,284,162)

PROPERTY, PLANT AND EQUIPMENT, net	36,024,495	37,035,056

LAND USE RIGHTS
Land use rights	6,647,304	6,473,761
Accumulated amortization	(383,678)	(260,897)

LAND USE RIGHTS, net	6,263,626	6,212,864

Total Assets	$86,713,501	$82,197,273

(FORMERLY CHINA ARMCO METALS, INC.)

CONSOLIDATED BALANCE SHEETS

	September 30, 2013	Decemeber 31, 2012
	(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans and convertible note payable	$23,968,968	$19,109,930
Banker's acceptance notes payable and letters of credit	10,254,073	8,624,734
Current maturities of capital lease obligation	2,074,275	2,615,296
Accounts payable	1,434,150	1,141,583
Advances received from Chairman and CEO	953,827	-
Loan from CEO	1,025,407	-
Customer deposits	1,812,458	1,577,194
Corporate income tax payable	361,761	407,621
Derivative liability - convertible note	114,586	-
Derivative liability - warrant	-	306,708
Value added tax and other taxes payable	1,407,832	2,504,677
Accrued expenses and other current liabilities	1,324,999	2,355,903
Deposit for stock subscription	813,815	-

Total Current Liabilities	45,546,151	38,643,646

LONG-TERM LIABILITIES
Capital lease obligation, net of current maturities	466,278	1,749,955

Total Long-Term Liabilities	466,278	1,749,955

Total Liabilities	46,012,429	40,393,601

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock par value $0.001: 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock par value $0.001: 74,000,000 shares authorized, 24,626,992 and 20,319,698 shares issued and outstanding, respectively	24,627	20,320
Additional paid-in capital	33,117,559	31,542,083
Retained earnings	3,069,556	6,756,699
Accumulated other comprehensive income (loss):
Change in unrealized gain (loss) on marketable securities	(123,552)	-
Foreign currency translation gain	4,612,882	3,484,570

Total Stockholders' Equity	40,701,072	41,803,672

Total Liabilities and Stockholders' Equity	$86,713,501	$82,197,273

See accompanying notes to the consolidated financial statements.

ARMCO METALS HOLDINGS, INC

(FORMERLY CHINA ARMCO METALS, INC.)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Nine Months Ended September 30, 2013	For the Three Months Ended September 30, 2013	For the Nine Months Ended September 30, 2012	For the Three Months Ended September 30, 2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

NET REVENUES	$62,497,489	$20,470,236	$68,939,767	$15,360,842

COST OF GOODS SOLD
Cost of goods sold	59,377,256	20,827,982	64,834,976	13,441,066
Lower of cost or market adjustment	1,991,275	1,509,350	-	-

Total cost of goods sold	61,368,531	22,337,332	64,834,976	13,441,066

GROSS PROFIT	1,128,958	(1,867,096)	4,104,791	1,919,776

OPERATING EXPENSES:
Selling expenses	131,033	41,347	308,902	39,550
Professional fees	320,629	3,644	179,560	73,626
General and administrative expenses	2,431,288	708,617	3,018,709	834,253
Operating cost of idle manufacturing facility	1,283,120	467,481	1,489,693	427,872

Total operating expenses	4,166,070	1,221,089	4,996,864	1,375,301

INCOME (LOSS) FROM OPERATIONS	(3,037,112)	(3,088,185)	(892,073)	544,475

OTHER (INCOME) EXPENSE:
Interest income	(84,263)	(37,402)	(162,252)	(118,079)
Interest expense	1,476,816	365,133	1,709,883	498,581
Foreign currency transaction (gain) loss - marketable securities	-	-	36,255	(25,740)
Impairment other than temporary - marketable securities	-	-	386,941	-
Change in fair value of derivative liability	(928,915)	(8,577)	(88)	(217)
Loan guarantee expense	35,500	12,667	43,614	12,650
Forgiveness of debt	-	-	(16,343)	(16,343)
Other (income) expense	101,823	138,041	197,681	66,833

Total other (income) expense	600,961	469,862	2,195,691	417,685

INCOME (LOSS) BEFORE INCOME TAX PROVISION	(3,638,073)	(3,558,047)	(3,087,764)	126,790

INCOME TAX PROVISION	49,070	(12,618)	143,177	(7,865)

INCOME (LOSS) FROM CONTINUING OPERATIONS	(3,687,143)	(3,545,429)	(3,230,941)	134,655

NET INCOME ( LOSS)	(3,687,143)	(3,545,429)	(3,230,941)	134,655

OTHER COMPREHENSIVE INCOME (LOSS):
Change in unrealized income (loss) of marketable securities	(123,552)	288,054	797	-
Foreign currency translation gain (loss)	1,128,312	221,419	176,876	(77,860)

COMPREHENSIVE INCOME ( LOSS)	$(2,682,383)	$(3,035,956)	$(3,053,268)	$56,795

NET INCOME ( LOSS) PER COMMON SHARE - BASIC AND DILUTED:

Net Income (loss) per common share - basic and diluted	$(0.15)	$(0.14)	$(0.18)	$0.01
Net income (loss) per common share - diluted	$(0.15)	$(0.14)	$(0.18)	$0.01

Weighted Average Common Shares Outstanding - basic and diluted	24,228,958	24,693,663	18,201,385	19,469,163
Weighted Average Common Shares Outstanding - diluted	24,228,958	24,693,663	18,201,385	19,469,163

 See accompanying notes to the consolidated financial statements.

ARMCO METALS HOLDINGS, INC

(FORMERLY CHINA ARMCO METALS, INC.)

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

For the Interim Period Ended September 30, 2013

(Unaudited)

	Common Stock Par Value $0.001				Accumulated Other Comprehensive Income (Loss)
	Number of Shares	Amount	Additional Paid-in Capital	Retained Earnings	Change in Unrealized Loss on Marketable Securities	Foreign Currency Translation Gain (Loss)	Total Stockholders' Equity

Balance, December 31, 2011	15,421,008	$15,421	$29,733,619	$9,366,035	$(797)	$3,221,038	$42,335,316

Issuance of restricted stock to a Director for future services valued at $0.28 per share granted on December 20, 2011	50,000	50	13,950				14,000

Issuance of restricted stock to a Director for future services valued at $0.28 per share granted on December 20, 2011			(14,000)				(14,000)

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	33	16,634				16,667

Issuance of restricted stock to a Director pursuant to the 2009 Stock Incentive Plan for future services valued at $0.2851 per share granted on December 19, 2011	6,250	6	1,776				1,782

Issuance of restricted stock to a Director pursuant to the 2009 Stock Incentive Plan for future services valued at $0.2851 per share granted on December 19, 2011			(1,782)				(1,782)

Issuance of restricted stock to a Director pursuant to the 2009 Stock Incentive Plan for future services valued at $0.28 per share granted on December 20, 2011							-

Issuance of restricted stock to a Director pursuant to the 2009 Stock Incentive Plan for future services valued at $0.28 per share granted on December 20, 2011							-

Issuance of common stock to employees pursuant to the 2009 Stock Incentive Plan for services valued at $0.57 per share granted on February 6, 2012	57,743	58	33,260				33,318

Issuance of restricted stock to CEO pursuant to an employment agreement for future services valued at $0.499 per share granted on February 8, 2012	1,500,000	1,500	747,000				748,500

Issuance of restricted stock to CEO pursuant to the 2009 Stock Incentive Plan for future services valued at $0.499 per share granted on February 8, 2012			(748,500)				(748,500)

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	34	14,263				14,297

Issuance of common shares for legal services to All Bright for service so one year starting from Apirl 1, 2012	75,000	75	32,093				32,168

Cancellation of restricted stock to a Director for future services valued at $0.28 per share granted on December 20, 2011 on May 4, 2012	(50,000)	(50)	(13,950)				(14,000)

Cancellation of restricted stock to a Director for future services valued at $0.28 per share granted on December 20, 2011 on May 4, 2012			14,000				14,000

Issuance of restricted stock to a Director for future services valued at $0.69 per share granted on May 4, 2012	50,000	50	34,450				34,500

Issuance of restricted stock to a Director for future services valued at $0.69 per share granted on May 4, 2012			(34,500)				(34,500)

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	34	12,616				12,650

Issuance of common shares for legal services to All Bright for service of one year starting from Apirl 1, 2012	75,000	75	28,388				28,463

Facilities leasing services received and quarterly shares vested from common shares Issued to Hebang on June 24, 2012 for 2 years facilities leasing expiring June 23, 2014	125,000	125	47,313				47,438

Issuance of common stock to employees pursuant to the 2009 Stock Incentive Plan for the first half year of 2012; services valued at $0.33 per share on the grant date on July 30, 2012	561,640	561	184,780				185,341

Issuance of common stock to employees pursuant to the 2009 Stock Incentive Plan for the 3rd quarter of 2012; services valued at $0.33 per share on the grant date on July 30, 2012	400,000	400	131,600				132,000

Issuance of common stock to employees pursuant to the 2009 Stock Incentive Plan for the 4th quarter of 2012; services valued at $0.35 per share on the grant date on November 12, 2012	980,991	981	342,366				343,347

Issuance of common stock to CEO in conversion of his advance to Company to shares	717,067	717	353,036				353,753

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	34	16,096				16,130

Issuance of common shares for legal services to All Bright for service of one year starting from Apirl 1, 2012	75,000	75	36,218				36,293

Facilities leasing services received and quarterly shares vested from common shares Issued to Hebang on June 24, 2012 for 2 years facilities leasing expiring June 23, 2014	125,000	125	60,363				60,488

Issuance of common shares for consulting services to Broad Max Holding for service of one year starting from December 1, 2012	16,667	16	8,049				8,065

Amortization of deferred employee services			492,946				492,946

Comprehensive income (loss)
Net Loss				(2,609,336)			(2,609,336)
Change in unrealized loss on marketable securities					797		797
Foreign currency translation gain						263,532	263,532

Total comprehensive income (loss)							(2,345,007)

Balance, December 31, 2012	20,319,698	20,320	31,542,083	6,756,699	-	3,484,570	41,803,672

Issuance of common shares at $0.50 per share for cash	3,242,712	3,243	1,618,113				1,621,356

Reclassification of the fair value of warrants to purchase 1,031,715 common shares at January 11, 2013 from additional paid-in capital to derivative liability to reflect the re-instatement of the derivative feature			(623,809)				(623,809)

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	33	12,467				12,500

Issuance of common shares for legal services to All Bright for service of one year starting from Apirl 1, 2012	75,000	75	28,050				28,125

Facilities leasing services received and quarterly shares vested from common shares Issued to Hebang on June 24, 2012 for 2 years facilities leasing termindated on 3/31/2013	750,000	750	280,500				281,250

Issuance of common shares for consulting services to Broad Max Holding for service of one year starting from December 1, 2012	50,000	50	18,700				18,750

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	33	10,300				10,333

Issuance of common shares for consulting services to Broad Max Holding for service of one year starting from December 1, 2012	33,333	34	10,299				10,333

Issuance of restricted stock to a Director for future services valued at $0.389 per share granted on May 3, 2013	50,000	50	19,400				19,450

Issuance of restricted stock to a Director for future services valued at $0.389 per share granted on May 3, 2013			(19,450)				(19,450)

Issuance of restricted stock to a Director pursuant to the 2009 Stock Incentive Plan for future services valued at $0.3301 per share granted on May 2, 2013	6,250	6	2,057				2,063

Issuance of restricted stock to a Director pursuant to the 2009 Stock Incentive Plan for future services valued at $0.3301 per share granted on May 2, 2013			(2,063)				(2,063)

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	33	12,634				12,667

Amortization of deferred employee services			208,278				208,278

Comprehensive income (loss)
Net Loss				(3,687,143)			(3,687,143)
Change in unrealized loss on marketable securities					(123,552)		(123,552)
Foreign currency translation gain						1,128,312	1,128,312

Total comprehensive income (loss)							(2,682,383)

Balance, September 30, 2013	24,626,992	$24,627	$33,117,559	$3,069,556	$(123,552)	$4,612,882	$40,701,072

See accompanying notes to the consolidated financial statements.

ARMCO METALS HOLDINGS, INC

(FORMERLY CHINA ARMCO METALS, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Nine Months Ended September 30, 2013	For the Nine Months Ended September 30, 2012
	(Unaudited)	(Unaudited)

Net loss	$(3,687,143)	$(3,230,941)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Loss on write-off of prepaid income taxes	-	119,635
Depreciation expense	2,160,238	2,035,465
Amortization expense	115,787	37,219
Change in fair value of derivative liability	(928,915)	(88)
Amotization on discount on note	1,480	-
(Gain) loss from foreign currency exchange rate change on marketable securities	-	36,255
Impairment other than temporary - marketable securities	-	386,941
Stock based compensation	582,236	787,588
Bank acceptance notes receivable	(1,627,631)	-
Accounts receivable	8,276,715	(1,974,982)
Inventories	(7,525,611)	16,067,502
Advance on purchases	(19,986)	366,161
Prepaid value added taxes	-	350,275
Prepayments and other current assets	(769,536)	667,709
Bank acceptance notes payable	(1,628)	-
Accounts payable	220,374	(16,394,678)
Customer deposits	192,984	(4,283,980)
Taxes payable	(1,159,877)	142,650
Accrued expenses and other current liabilities	(1,084,168)	(300,445)

NET CASH USED IN OPERATING ACTIVITIES	(5,254,681)	(5,187,715)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from release of pledged deposits	16,370,116	18,666,779
Payment made towards pledged deposits	(17,994,943)	(16,154,504)
(Purchase) disposal of property, plant and equipment	(169,369)	(810,090)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,794,196)	1,702,185

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	35,857,925	53,038,261
Repayment of loans payable	(31,233,878)	(45,629,273)
Banker's acceptance notes payable	1,399,762	1,485,814
Repayment of capital lease obligation	(1,941,717)	(1,635,420)
Repayment of long-term debt	-	(3,951,632)
Advances from (repayment to) Chairman and CEO	1,019,701	(253,262)
Proceeds from Related Party Loan	1,025,407	-
Deposit for stock subscription	813,815	-
Proceeds from sales of common stock	1,621,356	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	8,562,371	3,054,488

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(119,145)	(22,222)

NET CHANGE IN CASH	1,394,349	(453,265)

Cash at beginning of the period	1,367,171	1,042,591

Cash at end of the period	$2,761,520	$589,328

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$1,629,969	$1,709,883
Income tax paid	$51,298	$-

See accompanying notes to the consolidated financial statements.

Armco Metals Holdings, Inc.

(Formerly China Armco Metals, Inc.)

September 30, 2013and 2012

Notes to the Consolidated Financial Statements

(Unaudited)

Note 1 – Organization and Operations

Armco Metals Holdings, Inc. (formerly China Armco Metals, Inc. and Cox Distributing, Inc.)

Cox Distributing was founded as an unincorporated business in January 1984 and was incorporated as Cox Distributing, Inc. (“Cox Distributing”), a C corporation under the laws of the State of Nevada on April 6, 2007 at which time 9,100,000 shares of common stock were issued to the founder in exchange for the existing unincorporated business. No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.001 par value and paid in capital was recorded as a negative amount ($9,100).

On June 27, 2008, Cox Distributing amended its Articles of Incorporation, and changed its name to China Armco Metals, Inc. (“Armco Metals” ) upon the acquisition of Armco Metals International Limited (formerly “Armco & Metawise (H.K) Limited” or “Armco HK”) and Subsidiaries to better identify the Company with the business conducted, through its wholly owned subsidiaries in China, import, export and distribution of ferrous and non-ferrous ores and metals, and processing and distribution of scrap steel.

On July 3, 2013, the Company changed its name from “China Armco Metals, Inc.” to “Armco Metals Holdings, Inc.”(“Armco Metals Holdings” or the “Company”)..

Armco Metals International Limited (formerly Armco & Metawise (H.K) Limited) and Subsidiaries

Armco Metals International Limited (formerly Armco & Metawise (H.K) Limited)

Armco & Metawise (H.K) Limited was incorporated on July 13, 2001 under the laws of the Hong Kong Special Administrative Region (“HK SAR”) of the People’s Republic of China (“PRC”). Armco HK engages in the import, export and distribution of ferrous and non-ferrous ore and metals.

On March 22, 2011, Armco & Metawise (H.K) Limited amended its Memorandum and Articles of Association, and changed its name to Armco Metals International Limited (“Armco HK”).

Formation of Henan Armco and Metawise Trading Co., Ltd.

Henan Armco and Metawise Trading Co., Ltd. (“Henan”) was incorporated on June 6, 2002 in the City of Zhengzhou, Henan Province, PRC. Henan engages in the import, export and distribution of ferrous and non-ferrous ores and metals.

Formation of Armco (Lianyungang) Renewable Metals, Inc.

On January 9, 2007, Armco HK formed Armco (Lianyungang) Renewable Metals, Inc. (“Renewable Metals”), a wholly-owned foreign enterprise (“WOFE”) subsidiary in the City of Lianyungang, Jiangsu Province, PRC. Renewable Metals engages in the processing and distribution of scrap metal.

On December 1, 2008, Armco HK transferred its 100% equity interest in Renewable Metals to Armco Metals.

Merger of Henan with Renewable Metals, Companies under Common Control

On December 28, 2007, Armco HK entered into a Share Transfer Agreement with Renewable Metals, whereby Armco HK transferred to Renewable Metals all of its equity interest in Henan, a company under common control of Armco HK.

The acquisition of Henan has been recorded on the purchase method of accounting at historical amounts as Renewable Metals and Henan were under common control since June 2002. The consolidated financial statements have been presented as if the acquisition of Henan had occurred as of the first date of the first period presented.

Acquisition of Armco Metal International Limited and Subsidiaries (“Armco HK”) Recognized as a Reverse Acquisition

On June 27, 2008, the Company entered into and consummated a share purchase agreement (the “Share Purchase Agreement”) with Armco HK and Feng Gao, who owned 100% of the issued and outstanding shares of Armco HK. In connection with the consummation of the Share Purchase Agreement, (i) Stephen Cox surrendered 7,694,000 common shares, representing his controlling interest in the Company for cancellation and resigned as an officer and director; (ii) the Company purchased from the Armco HK Shareholder 100% of the issued and outstanding shares of Armco HK’s capital stock for $6,890,000 by delivery of the Company’s purchase money promissory note; (iii) issued to Ms. Gao (a) a stock option entitling Ms. Gao to purchase 5,300,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) with an exercise price of $1.30 per share expiring on December 31, 2008 and (b) a stock option entitling Ms. Gao to purchase 2,000,000 shares of the Company’s common stock with an exercise price of $5.00 per share expiring two (2) years from the date of issuance on June 27, 2010 (the “Gao Options”). On August 12, 2008, Ms. Gao exercised her option to purchase and the Company issued 5,300,000 shares of its common stock in exchange for the $6,890,000 note owed to Ms. Gao. The shares issued represented approximately 69.7% of the issued and outstanding common stock immediately after the consummation of the Share Purchase and exercise of the option to purchase 5,300,000 shares of the Company’s common stock at $1.30 per share.

As a result of the controlling financial interest of the former stockholder of Armco HK, for financial statement reporting purposes, the merger between the Company and Armco HK has been treated as a reverse acquisition with Armco HK deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification. The reverse acquisition is deemed a capital transaction and the net assets of Armco HK (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition. The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Armco HK which are recorded at their historical cost. The equity of the Company is the historical equity of Armco HK retroactively restated to reflect the number of shares issued by the Company in the transaction.

Formation of Armco (Lianyungang) Holdings, Inc.

On June 4, 2009, the Company formed Armco (Lianyungang) Holdings, Inc. (“Lianyungang Armco”), a WOFE subsidiary in the City of Lianyungang, Jiangsu Province, PRC. Lianyungang Armco intends to engage in marketing and distribution of the recycled scrap steel.

Formation of Armco Metals (Shanghai) Holdings, Ltd.

On July 16, 2010, the Company formed Armco Metals (Shanghai) Holdings. Ltd. (“Armco Shanghai”) as a WOFE subsidiary in Shanghai, China. Armco Shanghai serves as the headquarters for the Company’s China operations and oversees the activities of the Company in financing and international trading.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation - Unaudited Interim Financial Information

The accompanying unaudited interim consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X.  Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements.  The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.  Interim results are not necessarily indicative of the results for the full year.  These unaudited interim consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2012 and notes thereto contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2013.

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity. Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee. Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation. The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, if any, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Armco Metal International Limited (“Armco HK”)	Hong Kong SAR	July 13, 2001	100%

Henan Armco and Metawise Trading Co., Ltd. (“Henan Armco”)	PRC	June 6, 2002	100%

Armco (Lianyungang) Renewable Metals, Inc. (“Renewable Metals”)	PRC	January 9, 2007	100%

Armco (Lianyungang) Holdings, Inc. (“Lianyungang Armco”)	PRC	June 4, 2009	100%

Armco Metals (Shanghai) Holdings. Ltd. (“Armco Shanghai”)	PRC	July 16, 2010	100%

The consolidated financial statements include all accounts of the Company and the consolidated subsidiaries and/or entities as of reporting period ending date(s) and for the reporting period(s) then ended.

All inter-company balances and transactions have been eliminated.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; allowance for doubtful accounts; normal production capacity, inventory valuation and obsolescence; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of property, plant and equipment, and land use rights; interest rate; revenue recognized or recognizable, sales returns and allowances; valued added tax rate; expected term of share options and similar instruments, expected volatility of the entity’s shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s); income tax rate and related income tax provision; reporting currency, functional currency of the PRC subsidiaries and foreign currency exchange rate. Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, pledged deposits, accounts receivable, advance on purchases, prepayments and other current assets, accounts payable, customer deposits, corporate income/VAT tax payable, accrued expenses and other current liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s loans payable, banker’s acceptance notes payable, and capital lease obligation approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at September 30, 2013 and December 31, 2012.

The Company’s Level 3 financial liabilities consist of the derivative warrant issued in July 2008 and convertible note with embedded conversion feature, for which there are no current market for these securities such that the determination of fair value requires significant judgment or estimation.  The Company valued the automatic conditional conversion, re-pricing/down-round, change of control; default and follow-on offering provisions using a lattice model, with the assistance of a valuation specialist, for which management understands the methodologies. These models incorporate transaction details such as Company stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 1 Financial Assets – Marketable Securities

The Company uses Level 1 of the fair value hierarchy to measure the fair value of the marketable securities and marks the available for sale marketable securities at fair value in the statement of financial position at each balance sheet date and reports the unrealized holding gains and losses for available-for-sale securities in other comprehensive income (loss) until realized provided the unrealized holding gains and losses is temporary. If the fair value of an investment is less than its cost basis at the balance sheet date of the reporting period for which impairment is assessed, and it is determined that the impairment is other than temporary, then an impairment loss is recognized in earnings equal to the entire difference between the investment’s cost and its fair value at the balance sheet date of the reporting period.

Level 3 Financial Liabilities – Derivative Warrant Liabilities

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative warrant liability at every reporting period and recognizes gains or losses in the consolidated statements of operations and comprehensive income (loss) that are attributable to the change in the fair value of the derivative warrant liability.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventories. The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors. Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property, plant and equipment and land use rights are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. When long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes. The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities. These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions. Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets. Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows. A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income and comprehensive income (loss).

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Pledged Deposits

Pledged deposits consist of amounts held in financial institutions for (i) outstanding letters of credit and (ii) open banker’s acceptance notes payable maturing between three (3) and nine (9) months from the date of issuance.

The Company uses letters of credit in connection with its purchases of ferrous and non-ferrous ores and metals, and scrap metal for processing and distribution.  The issuing financial institutions of those letters of credit require the Company to deposit and pledge certain percentage of the maximum amount stipulated under those letters of the credit as collateral.  The pledged deposits are either released to the Company in the event of vendors' non-performance or to be released to the Company as part of the payment toward the letters of credit when vendors delivers the goods under those letters of credit on or before maturity date.

The Company satisfies certain accounts payable, through banker’s acceptance notes issued by financial institutions to certain of the Company’s vendors. The issuing financial institutions of those banker’s acceptance notes require the Company to deposit and pledge certain percentage of the amount stipulated under those banker’s acceptance notes as collateral.  The pledged deposits are released to the Company as part of the payment toward banker’s acceptance notes upon maturity.

The Management of the Company believes it is appropriate to classify such amounts as current assets as those letters of credit are of a short term nature, three (3) to nine (9) months in length from the date of issuance.

Marketable Debt and Equity Securities, Available for Sale

The Company accounts for marketable debt and equity securities, available for sale, in accordance with sub-topic 320-10 of the FASB Accounting Standards Codification (“Sub-topic 320-10”).

Pursuant to Paragraph 320-10-35-1, investments in debt securities that are classified as available for sale and equity securities that have readily determinable fair values that are classified as available for sale shall be measured subsequently at fair value in the consolidated balance sheets at each balance sheet date. Unrealized holding gains and losses for available-for-sale securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized except an available-for-sale security that is designated as being hedged in a fair value hedge, from which all or a portion of the unrealized holding gain and loss of shall be recognized in earnings during the period of the hedge, pursuant to paragraphs 815-25-35-1 through 815-25-35-4.

The Company follows Paragraphs 320-10-35-17 through 34E and assess whether an investment is impaired in each reporting period. An investment is impaired if the fair value of the investment is less than its cost. Impairment indicators include, but are not limited to the following: a. a significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee; b. a significant adverse change in the regulatory, economic, or technological environment of the investee; c. a significant adverse change in the general market condition of either the geographic area or the industry in which the investee operates; d. a bona fide offer to purchase (whether solicited or unsolicited), an offer by the investee to sell, or a completed auction process for the same or similar security for an amount less than the cost of the investment; e. factors that raise significant concerns about the investee's ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants. If the fair value of an investment is less than its cost basis at the balance sheet date of the reporting period for which impairment is assessed, the impairment is either temporary or other than temporary. Pursuant to Paragraph 320-10-35-34, if it is determined that the impairment is other than temporary, then an impairment loss shall be recognized in earnings equal to the entire difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The measurement of the impairment shall not include partial recoveries after the balance sheet date. The fair value of the investment would then become the new basis of the investment and shall not be adjusted for subsequent recoveries in fair value. For presentation purpose, the entity shall recognize and present the total other-than-temporary impairment in the statement of earnings with an offset for the amount of the total other-than-temporary impairment that is recognized in other comprehensive income, in accordance with paragraph 320-10-35-34D, if any, pursuant to Paragraph 320-10-45-8A; and separately present, in the financial statement in which the components of accumulated other comprehensive income are reported, amounts recognized therein related to held-to-maturity and available-for-sale debt securities for which a portion of an other-than-temporary impairment has been recognized in earnings pursuant to Paragraph 320-10-45-9A. Pursuant to Paragraphs 320-10-35-36 and 37 the entire change in the fair value of foreign-currency-denominated available-for-sale debt securities shall be reported in other comprehensive income and An entity holding a foreign-currency-denominated available-for-sale debt security is required to consider, among other things, changes in market interest rates and foreign exchange rates since acquisition in determining whether an other-than-temporary impairment has occurred.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts. The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

Outstanding account balances are reviewed individually for collectability. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.

The Company does not have any off-balance-sheet credit exposure to its customers.

Advance on Purchases

Advance on purchases primarily represent amounts paid to vendors for future delivery of products ranging from three (3) months to nine (9) months, all of which were fully or partially refundable depending upon the terms and conditions of the purchase agreements.

Inventories

Inventory Valuation

The Company values inventories, consisting of raw materials, consumables, packaging material, finished goods, and purchased merchandise for resale, at the lower of cost or market. Cost is determined on the first-in and first-out (“FIFO”) method for raw materials and packaging materials and the weighted average cost method for finished goods. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

Normal Capacity and Period Costs of Underutilized or Idle Capacity of the Production Facilities

The Company follows paragraph 330-10-30-3 of the FASB Accounting Standards Codification for the allocation of production costs and charges to inventories. The Company allocates fixed production overhead to inventories based on the normal capacity of the production facilities expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance. Judgment is required to determine when a production level is abnormally low (that is, outside the range of expected variation in production). Factors that might be anticipated to cause an abnormally low production level include significantly reduced demand, labor and materials shortages, and unplanned facility or equipment down time. The actual level of production may be used if it approximates normal capacity. In periods of abnormally high production, the amount of fixed overhead allocated to each unit of production is decreased so that inventories are not measured above cost. The amount of fixed overhead allocated to each unit of production is not increased as a consequence of abnormally low production or idle plant and unallocated overheads of underutilized or idle capacity of the production facilities are recognized as period costs in the period in which they are incurred rather than as a portion of the inventory cost.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations. Other significant estimates include the allocation of variable and fixed production overheads. While variable production overheads are allocated to each unit of production on the basis of actual use of production facilities, the allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the Company’s production facilities, and recognizes abnormal idle facility expenses as current period charges. Certain costs, including categories of indirect materials, indirect labor and other indirect manufacturing costs which are included in the overhead pools are estimated. The management of the Company determines its normal capacity based upon the amount of operating hours of the manufacturing machinery and equipment in a reporting period.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to twenty (20) years. Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of income and comprehensive income. Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Leasehold improvements

Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Construction in Progress

Construction in progress represents direct costs of construction or the acquisition cost of long-lived assets. Under U.S. GAAP, all costs associated with construction of long-lived assets should be reflected as long-term as part of construction-in-progress. Capitalization of these costs ceases and the construction in progress is transferred to property, plant and equipment when substantially all of the activities necessary to prepare the long-lived assets for their intended use are completed. No depreciation is provided until the construction of the long-lived assets is complete and ready for their intended use.

Land Use Rights

Land use rights represent the cost to obtain the right to use certain parcels of land in the City of Lianyungang, Jiangsu Province, PRC. Land use rights are carried at cost and amortized on a straight-line basis over the lives of the rights of fifty (50) years. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Banker’s Acceptance Notes Payable

The Company satisfies certain accounts payable, through the issuance of banker’s acceptance notes issued by financial institutions to certain of the Company’s vendors. These notes are usually of a short term nature, three (3) to nine (9) months in length. They are non-interest bearing, are due upon maturity, and are paid by the Company’s banks directly to the vendors upon presentation on the date of maturity and the Company is obliged to repay the note in full to the financial institutions. In the event of insufficient funds to repay these notes, the Company's bank will convert them to loans on demand with interest at a predetermined rate per annum payable monthly.

Customer Deposits

Customer deposits primarily represent amounts received from customers for future delivery of products, which are fully or partially refundable depending upon the terms and conditions of the sales agreements.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”). When substantially all of the risks and benefits of property ownership have been transferred to the Company, as determined by the test criteria in Paragraph 840-10-25-1, the lease then qualifies as a capital lease. Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets. Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term.

Derivative Instruments and Hedging Activities

The Company accounts for derivative instruments and hedging activities in accordance with paragraph 810-10-05-4 of the FASB Accounting Standards Codification (“Paragraph 810-10-05-4”). Paragraph 810-10-05-4 requires companies to recognize all derivative instruments as either assets or liabilities in the balance sheet at fair value. The accounting for changes in the fair value of a derivative instrument depends upon: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship. For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation.

From time to time, the Company employs foreign currency forward contracts to convert unforeseeable foreign currency exchange rates to fixed foreign currency exchange rates. The Company does not use derivatives for speculation or trading purposes. Changes in the fair value of derivatives are recorded each period in current earnings or through other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction. The ineffective portion of all hedges is recognized in current earnings. The Company has sales and purchase commitments denominated in foreign currencies. Foreign currency forward contracts are used to hedge against the risk of change in the fair value of these commitments attributable to fluctuations in exchange rates (“Fair Value Hedges”). Changes in the fair value of the derivative instrument are generally offset in the income statement by changes in the fair value of the item being hedged.

The Company did not employ foreign currency forward contracts to convert unforeseeable foreign currency exchange rates to fixed foreign currency exchange rates for the interim period ended September 30, 2013 or 2012.

Derivative Warrant Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 810-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations and comprehensive income (loss) as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

On January 1, 2009, the Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.   The adoption of Section 815-40-15 has affected the accounting for (i) certain freestanding warrants that contain exercise price adjustment features and (ii) convertible bonds issued by foreign subsidiaries with a strike price denominated in a foreign currency.

The Company initially classified the warrants to purchase 2,728,913 shares of its common stock issued in connection with its July 2008 offering of common stock as additional paid-in capital upon issuance of the warrants. Upon the adoption of Section 815-40-15 on January 1, 2009, these warrants are no longer deemed to be indexed to the Company’s own stock and were reclassified from equity to a derivative liability with a fair value of $3,251,949 effective as of January 1, 2009. The reclassification entry included a cumulative adjustment to retained earnings of $1,845,455 and a reduction of additional paid-in capital of $5,097,404, the amount originally classified as additional paid-in capital upon issuance of the warrants on July 31, 2008.

The Company marks to market the fair value of the remaining embedded derivative warrants at each balance sheet date and records the change in the fair value of the remaining embedded derivative warrants as other income or expense in the consolidated statements of operations and comprehensive income (loss).

The Company utilizes the Lattice model that values the liability of the derivative warrants based on a probability weighted discounted cash flow model with the assistance of the third party valuation firm. The reason the Company picks the Lattice model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument. Therefore, the fair value may not be appropriately captured by simple models. In other words, simple models such as Black-Scholes may not be appropriate in many situations given complex features and terms of conversion option (e.g., combined embedded derivatives). The Lattice model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset features. Based on these features, there are two primary events that can occur; the Holder exercises the Warrants or the Warrants are held to expiration. The Lattice model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on the underlying factors which led to potential scenarios. Probabilities were assigned to each scenario based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrants.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition. The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of merchandise. Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the vessel or rail company and title transfers upon shipment, based on free on board (“FOB”) warehouse terms; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive. When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”). The Company is subject to VAT which is levied on the majority of the Company’s products at the rate of 13% on the invoiced value of sales prior to December 31, 2008 and 17% on the invoiced value of sales as of January 1, 2009 and forward. Sales or Output VAT is borne by customers in addition to the invoiced value of sales and Purchase or Input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification. While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Foreign Currency Transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions. Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or Chinese Yuan or Renminbi, the Company’s Chinese operating subsidiaries' functional currency. Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid. A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments. Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

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Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding. Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments. Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

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Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

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Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur. If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model. The ranges of assumptions for inputs are as follows:

●

Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments. The Company uses historical data to estimate holder’s expected exercise behavior. If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

●

Expected volatility of the entity’s shares and the method used to estimate it. Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index. The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility. If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

●

Expected annual rate of quarterly dividends. An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends. The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

●

Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used. The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Investment Credit - Government

Certain Chinese local governments provide non-refundable investment credits to encourage enterprises to invest in local communities. Investment credits from local governments are credited to other income – investment credit – government, upon receipt.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement. Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the interim period ended September 30, 2013 or 2012.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars. Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered. If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of income and comprehensive income (loss). If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant subsidiaries’ local currencies to be their respective functional currencies.

The financial records of the Company's Chinese operating subsidiaries are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency. Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements. Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC. Commencing July 21, 2005, China adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per U.S. dollar to approximately RMB 8.11 per U.S. dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of the U.S. dollar against the RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements. Management believes that the difference between RMB vs. U.S. dollar exchange rate quoted by the PBOC and RMB vs. U.S. dollar exchange rate reported by OANDA Corporation were immaterial. Translations do not imply that the RMB amounts actually represent, or have been or could be converted into, equivalent amounts in U.S. dollars. Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates for the respective periods:

	September 30, 2013	December 31, 2012	September 30, 2012	December 31, 2011

Balance sheets	6.1439	6.3086	6.3265	6.3585

Statements of operations and comprehensive income (loss)	6.2174	6.3116	6.3180	6.4640

Comprehensive Income (Loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income (loss), for the Company, consists of net income (loss), change in unrealized loss of marketable securities and foreign currency translation adjustments and is presented in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) and Stockholders’ Equity.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

The following table shows the potentially outstanding dilutive common shares excluded from the diluted net income (loss) per common share calculation as they were anti-dilutive:

	Potentially Outstanding Dilutive Common Shares

	For the Interim Period Ended September 30, 2013	For the Interim Period Ended September 30, 2012

Stock Option Shares

An option issued on October 5, 2010 to an employee to purchase 40,000 common shares exercisable at $5.00 per share expiring five (5) years from the date of issuance	40,000	40,000

Sub-total: Stock option shares	40,000	40,000

Warrant Shares

Warrants issued on August 1, 2008 remaining outstanding and unexercised in connection with the Company’s August 1, 2008 equity financing at $0.50 per share expiring five (5) years from date of original issuance, as amended on January 11, 2013	-	1,218,021

Warrants issued on April 20, 2010 in connection with the Company’s April 20, 2010 equity financing inclusive of warrants to purchase 1,538,464 shares to the investors and warrants to purchase 76,923 shares to the placement agent at $7.50 per share expiring five (5) years from date of issuance	1,615,387	1,615,387

Sub-total: Warrant shares	1,615,387	2,833,408

Total potentially outstanding dilutive common shares	1,655,387	2,873,408

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments. The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued. Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

In January 2013, the FASB issued ASU No. 2013-01, "Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities". This ASU clarifies that the scope of ASU No. 2011-11, "Balance Sheet (Topic 210): Disclosures about Offsetting Assets and Liabilities." applies only to derivatives, repurchase agreements and reverse purchase agreements, and securities borrowing and securities lending transactions that are either offset in accordance with specific criteria contained in FASB Accounting Standards Codification or subject to a master netting arrangement or similar agreement. The amendments in this ASU are effective for fiscal years, and interim periods within those years, beginning on or after January 1, 2013.

In February 2013, the FASB issued ASU No. 2013-02, "Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income." The ASU adds new disclosure requirements for items reclassified out of accumulated other comprehensive income by component and their corresponding effect on net income. The ASU is effective for public entities for fiscal years beginning after December 15, 2013.

In February 2013, the Financial Accounting Standards Board, or FASB, issued ASU No. 2013-04, "Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for which the Total Amount of the Obligation Is Fixed at the Reporting Date." This ASU addresses the recognition, measurement, and disclosure of certain obligations resulting from joint and several arrangements including debt arrangements, other contractual obligations, and settled litigation and judicial rulings. The ASU is effective for public entities for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU No. 2013-05, "Foreign Currency Matters (Topic 830): Parent's Accounting for the Cumulative Translation Adjustment upon Derecognition of Certain Subsidiaries or Groups of Assets within a Foreign Entity or of an Investment in a Foreign Entity." This ASU addresses the accounting for the cumulative translation adjustment when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The guidance outlines the events when cumulative translation adjustments should be released into net income and is intended by FASB to eliminate some disparity in current accounting practice. This ASU is effective prospectively for fiscal years, and interim periods within those years, beginning after December 15, 2013.

In March 2013, the FASB issued ASU 2013-07, “Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting.” The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments require financial statements prepared using the liquidation basis of accounting to present relevant information about an entity’s expected resources in liquidation by measuring and presenting assets at the amount of the expected cash proceeds from liquidation. The entity should include in its presentation of assets any items it had not previously recognized under U.S. GAAP but that it expects to either sell in liquidation or use in settling liabilities (for example, trademarks). The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the consolidated financial statements.

Note 3 – Pledged Deposits

Pledged deposits consist of amounts held in financial institutions for (i) outstanding letters of credit and (ii) open banker’s acceptance notes payable maturing between three (3) to nine (9) months from the date of issuance.

Pledged deposits consisted of the following:

	September 30, 2013	December 31, 2012

Armco HK

Letters of credit (i)	$11,743	$8,442

Sub-total – Armco HK	11,743	8,442

Renewable Metals

Bank acceptance notes payable (ii)	2,929,735	475,541

Letters of credit (iii)	1,957,851	2,445,676

Deposit for capital lease obligation (iv)	488,289	475,541

Sub-total – Renewable Metals	5,375,875	3,396,758

Henan Armco

Letters of credit (v)	950,878	1,185,629

Sub-total – Henan Armco	950,878	1,185,629

	$6,338,496	$4,590,829

(i)	$11,743 is to be released to the Company when the related banker’s acceptance notes payable mature on November 30, 2013.

(ii)	$2,929,735 is to be released to the Company when the related banker's acceptance notes payable mature ranging from November 30, 2013 through March 27, 2014.

(iii)	$1,957,851 is to be released to the Company for payment towards fulfilled letters of credit when those letters of credit matures on February 11, 2014.

(iv)	$488,289 is to be released to the Company as part of the payment towards capital lease installment payment when the capital lease agreement matures on December 15, 2014.

(v)	$45,970 was released to the Company as part of the payment toward fulfilled letters of credit when those letters of credit matured and the remaining balance is to be released when letters of credit mature ranging from December 31, 2013 through January 10, 2014.

Note 4 – Marketable Equity Securities, Available for Sale

On June 8, 2010, China Armco Metals, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Apollo Minerals Limited (“Apollo Minerals”), an Australian iron ore exploration company listed on the Australian Securities Exchange (ASX: AON).  Under the terms of the Subscription Agreement, the Company agreed to acquire up to a 19.9% stake in Apollo for US $3,396,658 in cash. On July 19, 2010 Apollo Minerals issued 29,250,000 shares of its common stock to the Company.  Pursuant to the Subscription Agreement, the Company received a seat on Apollo Minerals’ Board of Directors in July 2010. The board representation continues as long as the Company maintains a minimum 12% stake in Apollo Minerals.

The Company has the right to name one member to Apollo Mineral’s board of directors for as long as it maintains at least a 12% stake in Apollo Minerals.  Apollo Minerals intends to use the cash infusion to advance its exploration activities, to carry out processing, option studies and to evaluate opportunities to access local infrastructure and other project opportunities.,

Apollo Minerals also issued to the Company, five (5) year options to purchase an additional 5 million shares of common stock at AUD0.25 (approximately $0.20) per share, half of which will vest on the first anniversary of the initial issuance with the balance vesting on the second anniversary of the initial issuance.  The options may only be exercised in order for the Company to maintain its 19.9% stake should Apollo Minerals issue additional common shares in the future.

The Company values marketable securities at the lower of its original cost, Private Place of Memorandum ("PPM") or market using Australia quoted market prices on Apollo Minerals stock, whichever is more reliably measurable.

At December 31, 2012, the estimated fair value of the investment in Apollo Minerals was approximately ($2.18) million less than its original cost based on most recent PPM price of AUD0.04 per common share; whereby Apollo Minerals sold 89,550,000 common shares for AUD3,600,000 on May 8, 2012. Even though the Company intends to hold these shares, the management of the Company concluded that the decline in the fair value was other than temporary and recorded the unrealized loss of marketable securities to (i) impairment – other than temporary of ($0.38) million in other income (loss) and (ii) foreign currency transaction loss in other income (loss) in the consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2012.

As of September 30, 2013, the Company’s available for sale marketable securities were marked to market to its fair value of $1,090,089 and reported a $123,552 change in unrealized loss on marketable securities as other comprehensive income (loss) in its Stockholders’ Equity.

The table below provides a summary of the changes in the fair value of marketable securities, available for sale measured at fair value on a recurring basis using Level 1 of the fair value hierarchy to measure the fair value.

		Fair Value Measurement Using Level 1 Inputs
	Original cost	Impairment – Other Than Temporary	Accumulated Foreign Currency Transaction Gain (Loss)	Other Comprehensive Income (Loss) - Change in Unrealized Loss	Fair Value

Balance, December 31, 2011	$3,396,658	$(1,980,000)	$220,881	$(797)	$1,636,742

Purchases, issuances and settlements

Total gains or losses (realized/unrealized) included in:

Net Loss: Impairment – other than temporary		(386,941)			(386,941)

Net Loss: Gain (loss) on foreign currency rate change			(36,957)	-	(36,957)

Other comprehensive income (loss): Changes in unrealized loss			-	797	797

Balance, December 31, 2012	3,396,658	(2,366,941)	183,924	(-)	1,213,641

Purchases, issuances and settlements

Total gains or losses (realized/unrealized) included in:

Net Loss: Impairment – other than temporary		-			-

Net Loss: Gain (loss) on foreign currency rate change			-	-	-

Other comprehensive income (loss): Changes in unrealized loss			-	(123,552)	(123,552)

Balance, September 30, 2013	$3,396,658	$(2,366,941)	$183,924	$(123,552)	$1,090,089

Note 5 – Accounts Receivable

Accounts receivable consisted of the following:

	September 30, 2013		December 31, 2012

Accounts receivable	$7,875,006	*	$15,742,540

Allowance for doubtful accounts	(43,150)		(43,150)

	$7,831,856		$15,699,390

*

The Company collected $3,374,858 through November 12, 2013, and the remaining balance of the accounts receivable is within the normal credit terms granted to the customers and expected to be collected when due.

Note 6 – Inventories

Inventories consisted of the following:

	September 30, 2013		December 31, 2012

Raw materials – scrap metal	$2,601,075	*	$5,371,867

Finished goods – processed scrap metal	14,895,961	*	2,517,948

Purchased merchandise for resale	4,484,275		5,488,630

	$21,981,311		$13,378,445

*

Renewable Metals raw materials and finished goods are collateralized for loans from the Bank of Communications Limited Lianyungang Branch. Raw materials consisted of scrap metals to be processed and finished goods were comprised of all of the processed scrap metal at Renewable Metals. Due to the short duration time for the processing of its scrap metal, there was no material work-in-process inventory at September 30, 2013 or December 31, 2012.

Slow-Moving or Obsolescence Markdowns

The Company recorded no inventory obsolescence adjustments for the interim period ended September 30, 2013 or 2012.

Lower of Cost or Market Adjustments

There was $1,991,275 and nil of lower of cost or market adjustments for the interim period ended September 30, 2013 or 2012.

Note 7 – Property, Plant and Equipment

Property, plant and equipment, stated at cost, less accumulated depreciation consisted of the following:

	Estimated Useful Life (Years)			September 30, 2013	December 31, 2012

Buildings and leasehold improvements (i)		20		$24,925,638	$24,175,794

Construction in progress				4,682,589	4,560,340

Machinery and equipment		7		12,523,054	12,193,408

Vehicles		5		2,145,156	2,048,305

Office equipment	5	-	8	352,769	341,371

				44,629,206	43,319,218

Less accumulated depreciation (ii)				(8,604,711)	(6,284,162)

				$36,024,495	$37,035,056

(i)     Capitalized Interest

The Company did not capitalize any of interest to fixed assets for the interim period ended September 30, 2013 or 2012.

(ii)     Depreciation and Amortization Expense

Depreciation and amortization expense was $2,160,238 and $2,035,465 for the interim period ended September 30, 2013 and 2012, respectively.

(iii)     Collateralization of Property, Plant and Equipment

Both Renewable Metals and Lianyungang Armco’s property, plant and equipment representing substantially all of the Company’s property, plant and equipment are collateralized for loans from the Bank of China Lianyungang Branch.

(iv)     Impairment

The Company completed the annual impairment test of property, plant and equipment and determined that there was no impairment as the fair value of property, plant and equipment, substantially exceeded their carrying values at December 31, 2012.

Note 8 – Land Use Rights

Renewable Metals

On September 28, 2007, Renewable Metals entered into an agreement with the Chinese government, whereby the Company paid RMB 14,384,002 to acquire the right to use 129,585.60 square meters of land for approximate 50 years. In November 2007, the Company expended additional RMB 1,076,300 in aggregate in land survey, transfer agent fees and land use right transfer tax in connection with the acquisition of the land use right and obtained the land use right certificate (Certificate No. 017158277) expiring December 30, 2058 on November 20, 2007. The purchase price and related acquisition costs are being amortized over the term of the right of approximately fifty (50) years.

Lianyungang Armco

On September 2, 2010, the Company entered into an agreement with the Chinese government, whereby the Company made a deposit of RMB 8,160,000 in aggregate towards the acquisition of the right to use 199,999 square meters of land for RMB 40,800,000. On April 13, 2011, the Company paid an additional RMB16,320,000 to acquire the temporary land use right to use 100,045 square meters of land and obtained the related certificate of the land use right (Certificate No. (L) LUR (2011) Y003218) expiring September 9, 2060 on October 25, 2011and on July 19, 2012 the Company acquire the formal land certificate of the land use right (Certificate No.: (L) LUR (2012) LY 002394). The Company expended an additional RMB 900,067 in aggregate in land survey, transfer agent fees and land use right transfer tax in connection with the acquisition of the land use right. In addition, Lianyungang Armco expended an additional RMB 20, 674,830 to level the land as of December 31, 2011, which was recorded as construction in progress included in consolidated balance sheets. The purchase price and related acquisition costs shall be amortized over the term of the right of approximately fifty (50) years when the land is ready to use in the intended purpose.

The Company needs to pay an additional RMB16,320,000 (equivalent to $2,640,478 at September 30, 2013exchange rate) to acquire the land use right to use the remaining 100,045 square meters of land.

The short term plan for this parcel of land is for warehouse of raw materials and products when Renewable Metals’ space becomes scarce for future expansion and the long term plan for the land is to construct automobile dismantling production line or build a scrap metal trading market center, depending on the Company’s progress on obtaining necessary license and permits and market conditions.

Land use rights, stated at cost, less accumulated amortization consisted of the following:

	September 30, 2013	December 31, 2012

Renewable Metals

Land use right	$2,516,366	$2,450,671

Accumulated amortization	(306,216)	(260,897)

	2,210,150	2,189,774

Lianyungang Armco

Land use right	4,130,938	4,023,090

Accumulated amortization	(77,462)	(-)

	4,053,476	4,023,090

Total

Land use right	6,647,304	6,473,761

Accumulated amortization	(383,678)	(260,897)

	$6,263,626	$6,212,864

(i)     Amortization Expense

Amortization expense was $115,787 and $37,219 for the interim period ended September 30, 2013 and 2012, respectively.

(ii)     Collateralization of Land Use Rights

Both Renewable Metals and Lianyungang Armco’s land use rights representing all of the Company’s land use rights are collateralized for loans from the Bank of China Lianyungang Branch.

(iii)     Impairment

The Company completed the annual impairment test of land use rights and determined that there was no impairment as the fair value of land use rights, substantially exceeded their carrying values at December 31, 2012.

Note 9 – Loans and Convertible Note Payable

Loans payable consisted of the following:

	September 30, 2013	December 31, 2012

Armco HK

Loan payable to RZB Austria Finance (Hong Kong) Limited, collateralized by certain of the Company’s inventory, guaranteed by the Company’s Chairman and Chief Executive Officer, with interest at the bank’s cost of funds plus 200 basis points per annum, with principal and interest due and $435,552 was repaid on January 7, 2013 and remaining balance was repaid on March 21, 2013.	$-	$585,113

Loan payables to DBS, collateralized by certain of the Company’s inventory, guaranteed by the Company’s Chairman and Chief Executive Officer, with interest at an average of 3.23% per annum, and $470,354 was repaid in October 2013 and remaining balance is due on December 10, 2013.	696,761	5,599,314

Sub-total - Armco HK	696,761	6,184,427

Renewable Metals

Loan payable to Bank of Communications, Lianyungang Branch, under trade credit facilities, collateralized by Renewable Metals inventories and guaranteed by the Company’s Chairman and Chief Executive Officer, with interest at 120% of the bank’s benchmark rate per annum (average 7.2%), and is due December 5, 2013	1,953,157	4,755,413

Loan payable to Bank of China, Lianyungang Branch, under trade credit facilities, guaranteed by the Company’s Chairman and Chief Executive Officer, with interest at 7.39% per annum payable monthly, and are due from March 25, 2014 through May 21, 2014.	8,138,153	7,925,689

Loan payable, with interest at 6% per annum and due January 21, 2014	3,485,302	-

Sub-total – Renewable Metals	13,576,612	12,681,102

Henan Armco

Loan payable to Guangdong Development Bank Zhengzhou Branch, collateralized by certain of Henan’s inventory, with interest at 6.5% per annum, $3,563,838 was repaid in October 2013 and the remaining balance is due from December 13, 2013 through December 27, 2013.	6,951,732	244,401

Loan Payable to Guanhutun Credit Union, collateralized by Henan’s building and leasehold improvement, with interest at 9.6% per annum, and is due on February 20, 2014	162,763	-

Loans payable, with interest at 8% per annum , and are due October 17, 2013 through December 18, 2013.	2,539,104	-

Sub-total – Henan Armco	9,653,599	244,401

Armco Metals Holdings

Convertible note payable with interest at 8% per annum, maturing on June 25, 2014, net of discount	41,996	-

Sub-total – Armco Metals Holdings	41,996	-

	$23,968,968	$19,109,930

Note 10 – Banker’s Acceptance Notes Payable and Letters of Credit

Banker’s acceptance notes payable consisted of the following:

	September 30, 2013	December 31, 2012

Renewable Metals

Banker’s acceptance notes payable maturing from November 30, 2013 through March 27, 2014	$5,371,181	$3,867,736

Letters of credit maturing on February 11, 2014	4,882,892	4,755,413

Henan Armco

Banker’s acceptance notes payable maturing June 27, 2013	-	1,585

	$10,254,073	$8,624,734

Note 11 – Related Party Transactions

Advances from Stockholder

From time to time, the Chairman, CEO and significant stockholder of the Company advances funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and due on demand. As of September 30, 2013 and December 31, 2012, the advance balance was $953,827 and $nil, respectively.

Promissory Note from Chief Executive Officer

On March 29, 2013, the Company executed a promissory note in the amount of CNY 6,300,000 payable to the Chairman, CEO and significant stockholder of the Company.  The note, which is due one year from the date of issuance, accrues interest at 8% per annum.  The proceeds are used for working capital purposes.

Operating Lease from Chairman, CEO and Stockholder

On January 1, 2006, Henan entered into a non-cancellable operating lease for its 176.37 square meters commercial office space in the City of Zhengzhou, Henan Province, PRC from the Chairman, Chief Executive Officer and significant stockholder of the Company for RMB10,000 per month, which expired on December 31, 2008 and has been extended through December 31, 2013.  Total lease payments for the interim period ended September 30, 2013 and 2012 amounted to RMB 90,000 (equivalent to $14,475 and $14,245).

Note 12 – Capital Lease Obligation

Capital lease obligation consisted of the following:

	September 30, 2013	December 31, 2012

Renewable Metals

(i) Capital lease obligation to a financing company for a term of three (3) years, collateralized by certain of Renewable Metals machinery and equipment, with interest at 11.8% per annum, with principal and interest due and payable in monthly installments of RMB 497,897 on the 23rd of each month.	$321,974	$819,659

Less current maturities	(321.974)	(819,659)

Capital lease obligation, net of current maturities	-	-

(ii) Capital lease obligation to a financing company for a term of three (3) years, collateralized by certain of Renewable Metals machinery and equipment, with interest at 11.0% per annum, with principal and interest due and payable in quarterly installments of RMB3,609,102 on the 15th of each quarter.	2,218,579	3,545,592

Less current maturities	(1,752,301)	(1,795,637)

Capital lease obligation, net of current maturities	466,278	1,749,955

Total capital lease obligation	2,540,553	4,365,251

Less current maturities	(2,074,275)	(2,615,296)

TOTAL CAPITAL LEASE OBLIGATION, net of current maturities	$466,278	$1,749,955

The future minimum payments under this capital lease obligation at September 30, 2013 were as follows:

Year ending December 31:

2013 (remainder)	543,242

2014	2,254,348

Total capital lease obligation payments	2,797,590

Less amounts representing interest	(257,037)

Present value of total future capital lease obligation payments	$2,540,553

Less current maturities of capital lease obligation	(2,074,275)

Capital lease obligation, net of current maturities	$466,278

Note 13 – Derivative Instruments and the Fair Value of Financial Instruments

(i)     Warrants Issued in 2008 (“2008 Warrants)

Description of Warrants and Fair Value on Date of Grant

In connection with the four (4) rounds of private placements from July 25, 2008 through August 8, 2008 (the “2008 Unit Offering”), the Company issued (i) warrants to purchase 2,486,649 common shares of the Company to the investors and (ii) warrants to purchase 242,264 common shares of the Company to the brokers, or 2,728,913 common shares in aggregate (“2008 Warrants”) with an exercise price of $5.00 per share expiring on August 31, 2013, all of which have been earned upon issuance.

The Company estimated the fair value of 2008 warrants on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

July 25, 2008 through August 8, 2008

Expected life (year)	5.00

Expected volatility (*)	89.00%

Risk-free interest rate	3.23%

Expected annual rate of quarterly dividends	0.00%

*

Expected volatility is based on historical volatility of the Company’s common stock. The Company currently has no reason to believe future volatility over the expected life of these warrants is likely to differ materially from its historical volatility. The risk-free interest rate is based on a yield curve of U.S. treasury interest rates on the date of grant based on the expected term of the warrant. Expected annual rate of quarterly dividends is based on the Company’s dividend history and anticipated dividend policy.

The relative fair value of 2008 warrants, estimated on the date of grant, was $5,097,404, which was originally recorded as additional paid-in capital and the remaining balance of the net proceeds of $1,523,277 has been assigned to common stock.

Amendment No. 1 to the Subscription Agreement and Common Stock Purchase Warrant

In May, 2010 (the “Closing Date”), effective as of January 1, 2010, China Armco Metals, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to that certain Subscription Agreement and Common Stock Purchase Warrant (the “Original Agreements”) dated July 2008. Pursuant to the Original Agreements, the Company offered (the “Offering”) and issued securities to 82 investors for an aggregate purchase price of $6,896,229.

Pursuant to the First Amendment 34 investors (the “First Amendment Investors”) with warrants to purchase 1,031,715 shares of the Company’s common stock waived certain rights under, Section 6.6 Adjustment for Certain Transactions, of the Common Stock Purchase Warrant, and Section 12(b) Most Favored Nation Provision, of the Subscription Agreement, in exchange for certain covenants that so long as any Warrants are outstanding other than Excepted Issuances that it will not enter into an agreement to issue nor issue any shares of Common Stock or Common Stock Equivalents to any Third Party Purchasers at an effective price per shore of less than $5.00 without the prior written consent of the Investor, which consent may be withheld for any reason.

The waiver of the anti-dilution or commonly known as a most favored nation clause made those warrants no longer derivative instruments, accordingly the Company reclassified $1,292,227 of the derivative liability to additional paid-in capital.

Amendment No. 2 to the Subscription Agreement and Common Stock Purchase Warrant

On January 11, 2013 (the “Closing Date”), China Armco Metals, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to that certain Subscription Agreement and Common Stock Purchase Warrant (the “Original Agreements”) dated July 2008, as amended by certain Amendment No. 1 to the Original Agreements dated May 2010 (“First Amendment”). Pursuant to the Original Agreements, the Company offered (the “Offering”) and issued securities to 82 investors for an aggregate purchase price of $6,896,229.

This Second Amendment amended (i) the First Amendment to eliminate the Future Financing Restrictions, (ii) the Warrant to reinstate Section 6.6, Adjustment for Certain Transaction, and (iii) the Subscription Agreement to reinstate Section 12(b), Most Favored Nation Provision.

The Second Amendment provides that it shall only be effective upon execution of this Second Amendment by each of the investors that executed the First Amendment. At January 8, 2013, three (3) days prior to the Closing Date, after an exhaustive search and numerous attempts to reach all holders that signed the first amendment, all the First Amendment Investors that executed the First Amendment signed the Second Amendment except two (2) investors from whom the Company has been unable to reach or receive responses. These two (2) investors invested a total amount of $400,000. On January 8, 2013, the Company transmitted emails to all of the First Amendment Investors to notify them of the foregoing circumstance and conveyed to them the Company’s intent to declare the Second Amendment effective despite the absence of executions by the two (2) remaining investors. A two-day objection period was afforded to all the First Amendment Investors (including the two (2) unsigned investors) in such emails. As of January 10, 2013, the Company has received no indication from any of the First Amendment Investors that object to effectiveness of the Second Amendment, and no indications from the two unsigned investors that they will not sign the Second Amendment. Accordingly, on the Closing Date the Company declared the Second Amendment effective with respect to all the signed investors.

Amendment to the Common Stock Purchase Warrant in Connection with January 28, 2013 Security Offering

On January 28, 2013, the Company completed a public registered direct offering of an aggregate of 3,242,712 shares of the Company’s Common Stock, at a purchase price of $0.50 per share (the “January 2013 Offering”).

Pursuant to Section 12 of the Subscription Agreement and Section 6 of the Warrant, as a result of the January 2013 Offering, the Investor is now entitled to adjustments to the terms of the Warrant consisting of the followings:

(a)	a lowered exercise price of $0.50 per share instead of $5.00 per share with respect to the unexercised and outstanding portion of the Warrant; and

(b)

increased number of Warrant Shares, which shall cause (i)(x) the total number of new Warrant Shares pursuant to the unexercised and outstanding portion of the Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the dollar amount of (ii)(x) the total number of old Warrant Shares pursuant to the unexercised and outstanding portion of the Warrant before adjustment, multiplied by (y) the total Exercise Price before adjustment, i.e. 10 times of the unexercised and outstanding portion of the Warrant prior to such adjustment.

The Company reclassified warrants to purchase 1,031,715 common shares from non-derivative to derivative and related fair value at January 11, 2013 from additional paid-in capital to derivative liability to reflect the re-instatement of the derivative feature of these warrants.

Derivative Analysis

The exercise price of 2008 warrants and the number of shares issuable upon exercise is subject to reset adjustment in the event of stock splits, stock dividends, recapitalization, most favored nation clause and similar corporate events. Pursuant to the most favored nation provision of the 2008 Unit Offering, if the Company issues any common stock or securities other than the excepted issuances, to any person or entity at a purchase or exercise price per share less than the share purchase price of the 2008 Unit Offering without the consent of the subscriber holding purchased shares, warrants or warrant shares of the 2008 Unit Offering, then the subscriber shall have the right to apply the lowest such purchase price or exercise price of the offering or sale of such new securities to the purchase price of the purchased shares then held by the subscriber (and, if necessary, the Company will issue additional shares), the reset adjustments are also referred to as full reset adjustments.

Because these warrants have full reset adjustments tied to future issuances of equity securities by the Company, they are subject to derivative liability treatment under Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”) (formerly FASB Emerging Issues Task Force (“EITF”) Issue No. 07-5: Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock (“EITF 07-5”))). Section 815-40-15 became effective for the Company on January 1, 2009 and as of that date the Warrants issued in the 2008 Unit Offering have been measured at fair value using a lattice model at each reporting period with gains and losses from the change in fair value of derivative liabilities recognized on the consolidated statement of income and comprehensive income.

Valuation of Derivative Liability

(a)	Valuation Methodology

The Company’s 2008 warrants do not trade in an active securities market, as such, the Company developed a lattice model that values the derivative liability of the warrants based on a probability weighted discounted cash flow model. This model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise feature and the full ratchet reset.

Based on these features, there are two primary events that can occur; the Holder exercises the Warrants or the Warrants are held to expiration. The model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on these underlying factors which led to a set of potential scenarios. As the result of the large Warrant overhang we accounted for the dilution affects, volatility and market cap to adjust the projections.

Probabilities were assigned to each of these scenarios based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrant liability.

(b)	Valuation Assumptions

The Company’s 2008 derivative warrants were valued at each period ending date with the following assumptions:

●	The underlying stock price was used as the fair value of the common stock on period end date;

●

The stock price would fluctuate with the CNAM projected volatility. The projected volatility curve for each valuation period was based on the historical volatility of 14 comparable companies in the metal/industrial metals industries;

●	The Holder would exercise the warrant at maturity if the stock price was above the exercise price;

●	Reset events projected to occur are based on no future projected capital needs;

●	The Holder would exercise the warrant as they become exercisable at target prices of $7.50 for the 2008 Offering, and lowering such target as the warrants approached maturity;

●	The probability weighted cash flows are discounted using the risk free interest rates.

●	The risk-free interest rate is based on a yield curve of U.S treasury interest rates on the date of valuation based on the contractual life of the warrants

●	Expected annual rate of quarterly dividends is based on the Company’s dividend history and anticipated dividend policy.

(c)	Fair Value of Derivative Warrants

The fair value of the 2008 derivative warrants were computed using the lattice model with the following assumptions:

	September 30, 2013	December 31, 2012

Expected life (year)	0.08	1.00

Expected volatility	57.00%	75.00%

Risk-free interest rate	0.02%	0.19%

Expected annual rate of quarterly dividends	0.00%	0.00%

The fair value of the embedded derivative warrants is marked-to-market at each balance sheet date and the change in the fair value of the embedded derivative warrants is recorded in the consolidated statements of operations and comprehensive income (loss) as other income or expense.

As of September 30, 2013, 2008 warrants were expired and the Company written off the derivative warrants liability of $10,179 to the consolidated statements of operations and comprehensive income (loss) as other income.

The table below provides a summary of the fair value of the remaining derivative warrant liability and the changes in the fair value of the remaining derivative warrants to purchase 12,180,210 shares of the Company’s common stock, including net transfers in and/or out, of derivative warrants measured at fair value on a recurring basis using significant unobservable inputs (Level 3).

	Fair Value Measurement Using Level 3 Inputs
	Derivative warrants Assets (Liability)	Total

Balance, December 31, 2011	$(203)	$(203)

Purchases, issuances and settlements	-	-

Transfers in and/or out of Level 3	-	-

Total gains or losses (realized/unrealized) included in:

Net income (loss)	(306,505)	(360,505)

Other comprehensive income (loss)	-	-

Balance, December 31, 2012	(306,708)	(306,708)

Purchases, issuances and settlements	(623,809)	(623,809)

Transfers in and/or out of Level 3	-	-

Total gains or losses (realized/unrealized) included in:

Net income (loss)	930,517	930,517

Other comprehensive income (loss)	-	-

Balance, September 30, 2013	$-	$-

Exercise and Extinguishment of Warrants

On January 30, 2009, the Company issued 5,000 shares of its common stock for cash at $5.00 per share and received a cash payment of $25,000 in connection with the exercise of the 2008 warrants for 5,000 shares with an exercise price of $5.00 per share by one (1) investor and 2008 warrants holder.

During the interim period ended June 30, 2010, the Company issued 1,324,346 shares of its common stock for cash at $5.00 per share and received cash of $6,621,730 in connection with the exercise of the warrants to purchase 1,324,346 shares with an exercise price of $5.00 per share to fifty (50) of the 2008 warrant holders. In addition, the Company issued 78,217 shares of its common stock in connection with the exercise of the 2008 warrants to purchase 167,740 shares with an exercise price of $5.00 per share on a cashless basis to thirteen (13) of the 2008 warrant holders. The Company reclassified $1,665,011 and $210,095 of the derivative liability to additional paid-in capital, respectively.

During April 2010, four (4) of the 2008 warrant holders exercised their warrants to purchase 13,806 shares of the Company’s common stock at an exercise price of $5.00 per share resulting in cash proceeds of $69,030 to the Company, for which the Company issued 13,806 shares of its common stock to the 2008 warrant holders and reclassified $21,229 of the derivative liability to additional paid-in capital.

2008 Warrants Outstanding

As of September 30, 2013, all of 2008 warrants to purchase 12,180,210 shares of Company’s common stock were expired.

The table below summarizes the Company’s 2008 derivative warrant activity

	2008 Warrant Activities				APIC	(Gain) Loss
	Derivative Shares	Non-derivative Shares	Total Warrant Shares	Fair Value of Derivative Warrants	Reclassification of Derivative Liability	Change in Fair Value of Derivative Liability

Derivative warrant at December 31, 2012	186,306	1,031,715	1,218,021	(203)		(137,940)

Mark to market				(306,505)		306,505

Derivative warrant at December 31, 2012	186,306	1,031,715	1,218,021	(306,708)		306,505

Reclassification of warrants to purchase 1,031,715 common shares from additional paid-in capital to derivative liability at January 11, 2013 to reflect the re-instatement of the derivative feature	1,031,715	(1,031,715)	(-)	(623,809)	623,809	(-)

Increased number of warrant shares per Amendment No. 2 to the Subscription Agreement and Common Stock Purchase Warrant ("2008 Unit Offering Agreement") dated July 2008 and Amendment No. 1 to 2008 Unit Offering Agreement upon completion of January 2013 Offering.	10,962,189	-	10,962,189	(-)		-

Mark to market				930,517		930,517

Warrants expired	12,180,210		12,180,210	-		-

Derivative warrant at September 30, 2013	-	-	-	-		-

(ii)     Warrants Issued in April 2010 (“2010 Warrants)

Description of Warrants

In connection with the sale of 1,538,464 shares of its common stock at $6.50 per share or $10,000,016 in gross proceeds to nine (9) accredited and institutional investors on April 20, 2010, the Company issued warrants to purchase an additional 1,538,464 shares of its common stock with an exercise price of $7.50 per share (“2010 Warrants”) expiring five (5) years from date of grant exercisable commencing 181 days following the date of issuance.  At the closing of the private offering, the Company paid Rodman & Renshaw, LLC, a FINRA member firm that served as placement agent for the Company in the offering, (i) a fee of $500,000 as compensation for their services and (ii) a warrant to purchase 76,923 shares of the Company’s common stock with an exercise price of $7.50 per share expiring five (5) years from date of grant exercisable commencing 181 days following the date of issuance, as well as a $15,000 non-accountable expense allowance to one of the nine (9) investors in the offering.

Warrants Valuation and Related Assumptions

The 2010 warrants were valued on the date of grant with the following assumptions:

●	The underlying MYSE MKT stock price $6.95 was used as the fair value of the common stock on April 20, 2010;

●

The stock price would fluctuate with the CNAM projected volatility. The projected volatility curve for each valuation period was based on the historical volatility of 14 comparable companies in the metal/industrial metals industries; At April 20, 2010 one (1) through five (5) years were 76%, 134%, 155%, 167% and 182%, respectively.

●	The Holder would exercise the warrant at maturity if the stock price was above the exercise price;

●	Reset events projected to occur are based on no future projected capital needs;

●	The Holder would exercise the warrants as they become exercisable at target prices of $11.25 for the 2010 Offering, and lowering such target as the warrants approaches maturity;

●	The probability weighted cash flows are discounted using the risk free interest rates.

●	The risk-free interest rate is based on a yield curve of U.S treasury interest rates on the date of valuation based on the expected term of the warrants

●	Expected annual rate of quarterly dividends is based on the Company’s dividend history and anticipated dividend policy.

The Company estimated the fair value of 2010 warrants on the date of grant using the lattice model with the Black-Scholes option-pricing model with the following weighted-average assumptions:

April 20, 2010

Expected life (year)	5.00

Expected volatility	182.00%

Risk-free interest rate	2.56%

Expected annual rate of quarterly dividends	0.00%

The fair value of the 2010 warrants, estimated on the date of issuance, was $2,483,938, which was recorded as additional paid-in capital and the remaining balance of the net proceeds of $6,629,036, net of issuance cost, has been assigned to common stock.

Derivative Analysis

The warrants issued as part of the April 20, 2010 private placement were analyzed to determine the appropriate treatment under ASC 815-40. The warrants meet the provisions of Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”) (formerly FASB Emerging Issues Task Force (“EITF”) Issue No. 07-5: Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock (“EITF 07-5”)) to be considered indexed to the Company’s own stock. In addition, the warrants meet all the criteria in Section 815-40-55 of the FASB Accounting Standard Codification (“Section 815-40-55”) (formerly FASB EITF Issue No. 00-19: Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”)) to be accounted for as equity.

2010 Warrants Outstanding

As of September 30, 2013, 2010 warrants to purchase 1,615,387 shares of its common stock remain outstanding.

The table below summarizes the Company’s 2010 non-derivative warrant activities through September 30, 2013:

	Number of Warrant Shares	Exercise Price Range Per Share		Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, December 31, 2011	1,615,387		$7.50	$7.5	$-	$-

Granted	-		-	-	-	-

Canceled for cashless exercise	(-)		-	-	-	-

Exercised (Cashless)	(-)		-	-	-	-

Exercised	(-)		-	-	-	-

Expired	-		-	-	-	-

Balance, December 31, 2012	1,615,387	$	- 7.50	$7.5	$-	$-

Granted	-		-	-	-	-

Canceled for cashless exercise	(-)		-	-	-	-

Exercised (Cashless)	(-)		-	-	-	-

Exercised	(-)		-	-	-	-

Expired	-		-	-	-	-

Balance, September 30, 2013	1,615,387		$7.50	$7.5	$-	$-

Earned and exercisable, September 30, 2013	1,615,387		$7.50	$7.5	$-	$-

Unvested, September 30, 2013	-		$-	$-	$-	$-

The following table summarizes information concerning outstanding and exercisable 2010 warrants as of September 30, 2013:

	Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices	Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

$7.50	1,615,387	1.55	$7.50	1,615,387	1.55	$7.50

$0.50 - $7.50	1,615,387	1.55	$7.5	1,615,387	1.55	$7.5

(iii)	Convertible Note

On September 23, 2013, the Company issued a Convertible Note to Asher Enterprises, Inc. (the “Holder”), in the amounts of $153,500 (the “Note”). The Convertible Note: (a) bears interest at 8% per annum; (b) the principal and accrued interest and is due and payable on June 25, 2014; (c) is convertible optionally by the Holder at any time after 180 days; (d) bears 22% interest on default with a 150% payment penalty under specific default provisions; (e) redeemable at 115% through 140% for days 0-180; (f) and is subject to dilutive adjustments for share issuances (full ratchet reset feature). The embedded conversion feature in the Note was accounted for as a derivative liability due to the variable conversion provision.

Valuation Methodology

The Company has utilized a third party valuation consultant to assist the Company to fair value the compound embedded derivatives using a multinomial lattice models that values the derivative liabilities within the convertible notes based on a probability weighted discount cash flow model.

Valuation Assumptions – Initial valuation and Change in Fair Value of Derivative Liability Related to Asher Note

The following assumptions were used for the valuation of the derivative liability related to the Notes at September 23, 2013(issuance date) and September 30, 2013:

●	The underlying stock price $0.350 and $0.380 was used as the fair value of the common stock;

●

The Asher note face amount as of issuance 9/23/13 is $153,500 and 9/30/13 are $153,500 with the same terms as at issuance and effectively convert at a discount of 52.306% and 52.293% after 180 from issuance.

●	The projected volatility for each valuation period was based on the historical volatility of the Company which has been actively trading for the last 3 years:

	1 year	2 year	3 year	4 year	5 year
9/23/13	147%	204%	229%	247%	284%
9/30/13	143%	202%	229%	247%	283%

●

An event of default would occur 5% of the time, increasing 1.00% per month to a maximum of 10% – to-date the 1 note is not in default and has not been converted by the holder nor redeemed by the Company;

●	Capital raising events of $1,000,000 would occur in each quarter at 75% of market generating dilutive reset events at prices below $0.1831 and $0.1987 (rounded) for the Note;

●	The Holder would redeem in the first 180 days based on availability of alternative financing, 10% of the time increasing 1.0% monthly to a maximum of 20%; and

●	The Holder would automatically convert the note at maturity if the registration was effective and the company was not in default.

As of September 30, 2013, the estimated fair value of derivative liabilities on convertible notes of Asher was $114,586.

Note 14 – Commitments and Contingencies

Litigation

The Company is a party to a lawsuit filed on March 29, 2013 by Albert Perron in the District Court for Clark County, Nevada (Case No.: A-13-679151-C), which seeks a declaratory judgment, rescission, unspecified damages, equitable and injunctive relief, and attorney’s fees. The complaint alleges that the directors of the Company breached their fiduciary duties to the Company by exceeding their authority under the Company’s Amended and Restated 2009 Stock Incentive Plan, as further amended (the “Plan”), by issuing shares to Mr. Kexuan Yao that exceeded that allowed under the Plan.

On August 12, 2013, the Company and certain directors filed an answer to the complaint denying all the allegations of wrongdoing. The Company’s position is that the shares at issue in this matter granted to Mr. Yao were authorized under the Plan. The Company and the directors intend to vigorously defend this matter.

Uncommitted Trade Credit Facilities

The Company entered into uncommitted trade credit facilities with certain financial institutions. Substantially all of the uncommitted trade credit facilities were guaranteed by Mr. Yao, the Company’s Chairman, Chief Executive Officer and principal stockholder.

The uncommitted trade credit facilities at September 30, 2013 were as follows:

	Date of Expiration	Total Facilities	Facilities Used	Facilities Available

Armco HK

DBS (Hong Kong) Limited (i)	October 21, 2014	20,000,000	3,873,570	16,126,430

RZB (Beijing) Branch (ii)	February 28, 2014	15,000,000	-	15,000,000

Sub-total - Armco HK		35,000,000	3,873,570	31,126,430

Henan Armco

Bank of China (iii)	May 23, 2014	4,882,892	-	4,882,892

China CITIC Bank (iv)	May 31, 2014	6,510,523	-	6,510,523

ICBC (v)	September 09, 2014	3,255,261	2,631,290	623,971

Guangdong Development Bank Zhengzhou Branch (vi)	January 10, 2014	12,695,519	9,306,240	3,389,279

Sub-total – Henan Armco		27,344,195	11,937,530	15,406,665

Renewable Metals

Bank of China Lianyungang Branch (vii)	December 27, 2015	8,138,153	8,138,153	-

Shanghai Pudong Development Bank (viii)	August 25, 2014	2,441,446	1,627,631	813,815

Bank of Communications Lianyungang Branch (ix)	February 8, 2014	11,718,941	5,696,707	6,022,234

Sub-total – Renewable Metals		22,298,540	15,462,491	6,836,049

		$84,642,735	$31,273,591	$53,369,144

(i)

On December 21, 2011, Armco HK entered into a Banking Facilities Agreement with DBS Bank (Hong Kong) Limited of $20,000,000 for issuance of commercial letters of credit in connection with the Company’s purchase of metal ore.  The Company pays interest at LIBOR or DBS Bank’s cost of funds plus 2.50% per annum on issued letters of credit in addition to an export bill collection commission equal to 1/8% of the first $50,000 and 1/16% of the balance and an opening commission of 1/4% on the first $50,000 and 1/16% of the balance for each issuance.  Amounts advanced under this facility are repaid from the proceeds of the sale of metal ore.  The lender may terminate the facility at anytime at its sole discretion. The facility is secured by the charge on cash deposit of the borrower, the borrower’s restricted pledged deposit in the minimum amount of 3% of the letter of credit amount, the Company’s letter of comfort and the guarantee of Mr. Kexuan Yao. .

(ii)

On November 13, 2012, Armco HK entered into Amendment No. 3 to the March 25, 2009 uncommitted Trade Finance Facility with RZB Austria Finance (Hong Kong) Limited. The amendment provides for the issuance of $15,000,000 of commercial letters of credit in connection with the purchase of metal ore, an increase of $5,000,000 over the amounts provided for in the March 25, 2010 facility. The Company pays interest at 200 basis points per annum plus the lender’s cost of funds per annum on issued letters of credit in addition to fees upon issuance of the letter of credit of 1/16% for issuance commissions, negotiation commissions, commission-in-lieu and collection commissions.  Amounts advanced under this facility are repaid from the proceeds of the sale of metal ore.  The lender may, however, terminate the facility at any time or at its sole discretion upon the occurrence of any event which causes a material market disruption in respect of unusual movement in the level of funding costs to the lender or the unusual loss of liquidity in the funding market. The lender has the sole discretion to decide whether or not such event has occurred.  The facility is secured by restricted cash deposits held by the lender, the personal guarantee of Mr. Kexuan Yao, the Company’s guarantee, and a security interest in the contract for the purchase of the ore for which the letter of credit has been issued and the contract for the sale of the ore.

(iii)

On June 8, 2013, Henan Armco obtained a RMB 30,000,000 (approximately $4.8 million) line of credit from Bank of China for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring May 23, 2014. The facility is secured by the guarantee provided by Renewable Metals and the pledge of movable assets provided by the borrower. Amounts advanced under this line of credit are repaid from the proceeds of the sale of metal ore.

(iv)

On June 18, 2012, Henan Armco obtained a RMB 40,000,000 (approximately $6.5 million) line of credit from China Citic Bank, Zhengzhou Branch, for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring one (1) year from the date of issuance. The facility is guaranteed by Renewable Metals and Mr. Kexuan Yao, the Company’s Chairman and Chief Executive Officer.

(v)

On September 10, 2013, Henan Armco obtained a RMB 20,000,000 (approximately $3.2 million) line of credit from ICBC, for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring one (1) year from the date of issuance. The facility is guaranteed by Renewable Metals and Mr. Kexuan Yao, the Company’s Chairman and Chief Executive Officer.

(vi)

On September 19, 2012, Henan Armco obtained a RMB 78,000,000 (approximately $12.6 million) line of credit from Guangdong Development Bank Zhengzhou Branch for issuance of letters of credit to finance the purchase of metal ore.  The Company pays interest at 120% of the applicable base rate for lending published by the People’s Bank of China (“PBC”) at the time the loan is made on issued letters of credit.  The facility is secured by the guarantee provided by Mr. Kexuan Yao and Renewable Metals jointly and the pledge of movable assets provided by the borrower. Amounts advanced under this line of credit are repaid from the proceeds of the sale of metal ore.

(vii)

On March 15, 2013, Renewable Metals entered into a line of credit facility in the amount of RMB50, 000,000 (approximately $8.1 million) from Bank of China, Lianyungang Branch for the purchase of raw materials. The facility is expiring December 27, 2015 with interest at 7.872% per annum. The facility is secured by Renewable metals properties, machinery and equipment and land use rights, and guaranteed by Mr. Kexuan Yao, Ms. Yi Chu, and Henan Armco, respectively.

(viii)

On July 24, 2012, Renewable Metals entered into a line of credit facility in the amount of RMB 15,000,000 (approximately $2.4 million) from Shanghai Pudong Development Bank for the purchase of raw materials. The term of the facility is 12 months with interest at 120% of the applicable base rate for lending published by the People’s Bank of China (“PBOC”) at the time the loan is drawn down per annum. The facility is secured by Armco machinery’s land use right and guarantees provided Mr. Kexuan Yao, Ms. Yi Chu.

(ix)

On July 1, 2011, Renewable Metals obtained a RMB 72,000,000 (approximately $11.7 million) line of credit from Bank of Communications, Lianyungang Branch expiring two (2) years from the date of issuance, for issuance of letters of credit in connection with the purchase of scrap metal. The letters of credit require Renewable Metals to pledge cash deposit equal to 20% of the letter of credit for letters of credit at sight, or 30% for other domestic letters of credit and for extended domestic letters of credit, the collateral of inventory equal to 166% of the letter of credit. The facility is secured by Renewable Metals inventories and guarantee provided by Mr. Kexuan Yao, the Company’s Chairman and Chief Executive Officer.

Employment with the Chairman and CEO

On February 8, 2012, the Company and the CEO, Mr. Yao, entered into an Employment Agreement (the “Employment Agreement”), to employ Mr. Yao as the Company’s Chairman of the Board of Directors, President, and Chief Executive Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Yao is entitled to, among others, the following compensation and benefits:

a.

Base Salary.  The Company shall pay the Executive a salary at a minimum rate of (i) $250,000 per annum for the period beginning on the Effective Date through December 31, 2012; (ii) $275,000 per annum for the period beginning on January 1, 2013 through December 31, 2013; and (iii) $300,000 per annum for the period beginning on January 1, 2014 through December 31, 2014 (the “Base Salary”).  Base Salary shall be payable in accordance with the customary payroll practices of the Company applicable to senior executives.

b.

Bonus.  Each year during the Term, in addition to Base Salary, the Executive shall be entitled to an annual cash bonus in an amount equal to 50% of the Executive’s Base Salary for such year. Any such bonus shall be payable no later 2 ½ months following the year with respect to which the Base Salary is payable.

c.

Restricted Shares.  On the Effective Date, Executive shall receive 1,500,000 shares of the Company’s common stock (“Restricted Shares”) subject to the terms and conditions of the Amended and Restated China Armco Metals, Inc. 2009 Stock Incentive Plan (the "Incentive Plan"). The Restricted Shares shall vest according to Vesting Schedule attached the Employment Agreement as Exhibit A; provided, however, if the Executive is terminated pursuant to Section 5 of this Agreement, the Executive shall forfeit all the unvested Restricted Shares as of such termination.

d.

Equity Incentive Compensation.  The Executive shall be entitled to participate in any equity compensation plan of the Company in which he is eligible to participate, and may, without limitation, be granted in accordance with any such plan options to purchase shares of Company’s common stock, shares of restricted stock and other equity awards in the discretion of the Board or the Committee. Any equity incentive compensation shall be payable no later than 2 ½ months of the following tax year in which such compensation is granted

e.	Eligibility to participate in the Company’s benefit plans that are generally provided for executive employees.

Operating Leases

(i)     Operating Lease - San Mateo Office

On December 17, 2010, China Armco entered into a non-cancelable operating lease for office space that will expire on December 31, 2013.

Future minimum payments required under this non-cancelable operating lease were as follows:

Year ending December 31:

2013 (remainder)	11,526

$11,526

(ii)     Operating Lease - Armco Shanghai Office

On July 16, 2012, Armco Shanghai entered into a non-cancelable operating lease for office space that will expire on July 31, 2014.

Future minimum payments required under this non-cancelable operating lease were as follows:

Year ending December 31:

2013 (remainder)	26,708

2014	62,318

$89,026

(iii)     Operating Lease of Property, Plant and Equipment and Facilities

Initial Lease Signed on June 24, 2010

On June 24, 2011, Renewable Metals entered into a non-cancelable operating lease agreement with an independent third party for property, plant, equipment and facilities expiring one (1) year from date of signing. Renewable Metals is required to pay RMB 30 per metric ton of scrap metal processed at this facility over the term of the lease, which were accrued and included in the inventory of finished goods – processed scrap metal and transferred to cost of goods sold upon shipment of processed scrap metal.

First Renewal on April 13, 2012

On April 13, 2012, Renewable Metals renewed the aforementioned non-cancelable operating lease agreement for property, plant, equipment and facilities for an additional two-year term commencing on June 25, 2012, in consideration for (i) the issuance of one (1) million shares of the Company’s common stock and (ii) the payment of RMB1,000,000 (approximately $159,000) in cash. Pursuant to the lease agreement, the Company issued one million shares to the third party on April 13, 2012.  The cash amount is to be paid during the second year of the lease term

On June 30, 2013, Renewable Metals terminated the operating lease agreement

Note 15 – Stockholders’ Equity

Shares Authorized

Upon formation the aggregate number of shares which the Corporation shall have authority to issue is seventy five million (75,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $.001 per share. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is one million (1,000,000) shares. The total number of shares of Common Stock that the Corporation shall have authority to issue is seventy four million (74,000,000) shares.

Common Stock

Immediately prior to the consummation of the Share Purchase Agreement on July 27, 2008, the Company had 10,000,000 common shares issued and outstanding.

On July 27, 2008, upon the consummation of the Share Purchase Agreement, (i) Stephen Cox surrendered 7,694,000 common shares, representing his controlling interest in the Company for cancellation and resigned as an officer and director; (ii) the Company issued a promissory note of $6,890,000 (the “Share Purchase Note”) to purchase from Ms. Gao, the sole stockholder of Armco HK, the 100% of the issued and outstanding capital stock of Armco HK; and (iii) (a) a stock option entitling Ms. Gao to purchase 5,300,000 shares of its common stock, par value $.001 per share (the “Common Stock”) with an exercise price of $1.30 per share expiring on September 30, 2008 and (b) a stock option entitling Ms. Gao to purchase 2,000,000 shares of its common stock with an exercise price of $5.00 per share expiring two (2) years from the date of issuance on June 27, 2010, vested immediately (the “Gao Options”). The Company did not record the fair value of the Gao Options as the options were included as part of the reverse acquisition and recapitalization.

On August 12, 2008, Ms. Gao exercised her option to purchase and the Company issued 5,300,000 shares of its common stock in exchange for the $6,890,000 note owed to Ms. Gao.

On April 12, 2010, Mr. Kexuan Yao purchased the Gao option to purchase 2,000,000 shares of the Company’s common stock with an exercise price of $5.00 per share originally granted to and owned by Ms. Feng Gao pursuant to a share purchase agreement to consummate the reverse merger capital transaction with Armco HK on June 27, 2008. In addition, on April 12, 2010 and June 25, 2010, Mr. Yao exercised part of the option and purchased 1,000,000 and 400,000 shares of the Company’s common stock at $5.00 per share resulting in net proceeds of $4,500,000, forgiveness of debt of $500,000 and $2,000,000 to the Company, respectively. The balance of the stock option to purchase the remaining 600,000 common shares expired on June 27, 2010.

Sale of Common Stock or Equity Unit Inclusive of Common Stock and Warrants

July and August 2008 Issuances

On July 25, 2008 and July 31, 2008, the Company closed the first and second rounds of a private placement by raising $6,896,229 from eighty-two (82) investors through the sale of 22.9 units of its securities at an offering price of $300,000 per unit in a private placement. Each unit sold in the offering consisted of 100,000 shares of the Company’s common stock, $.001 par value per share at a per share purchase price of $3.00, and five (5) year warrants to purchase 100,000 shares of common stock with an exercise price of $5.00 per share (the “Warrants“).

On August 8, 2008 the Company closed the third round of the offering by raising $523,500 from ten (10) investors through the sale of 1.745 units of its securities at an offering price of $300,000 per unit.

On August 11, 2008 the Company closed the fourth round of the offering by raising $40,200 from five (5) investors through the sale of 0.134 units of its securities at an offering price of $300,000 per unit.

The Company paid (i) FINRA member broker-dealers cash commissions of $162,660 and issued those firms five (5) year warrants to purchase a total of 99,650 shares of its common stock at $5.00 per share as compensation for services to the Company, (ii) due diligence fees to certain investors or their advisors in connection with the Offering aggregating $579,316 in cash and issued those firms five (5) year warrants to purchase a total of 142,614 shares of its common stock at $5.00 per share as compensation for services to the Company, and (iii) professional fees in the amount of $97,689 paid in cash in connection with the Offering. The recipients of these fees included China Direct Investments, Inc., a subsidiary of China Direct, Inc. and a principal stockholder of the company..

In aggregate, the Company raised $7,459,929 in the offering from ninety-seven (97) investors through the sale of 24.87 units and after payment of cash commissions, broker dealer fee, due diligence fees and other costs associated with the Offering, the Company received net proceeds of $6,620,681, all of which were used for construction of a scrap steel recycling facility in the City of Lianyungang, Jiangsu Province, China as previously disclosed by the Company and general corporate working capital purposes.

April 2010 Issuance

On April 20, 2010, the Company entered into a Securities Purchase Agreement with nine (9) accredited and institutional investors for the sale of 1,538,464 shares of its common stock at an offering price of $6.50 per share resulting in gross proceeds to the Company of $10,000,016.  At closing the Company issued the investors warrants to purchase an additional 1,538,464 shares of its common stock at an exercise price of $7.50 per share expiring five (5) years from the date of grant.  The warrants are exercisable commencing 181 days after the date of issuance.  The private offering, which was made under an exemption from the registration requirements of the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act and Rule 506 of Regulation D.  At closing, the Company paid Rodman & Renshaw, LLC, a FINRA member firm that served as placement agent for the Company in the offering, (i) a fee of $500,000 as compensation for its services and (ii) a warrant to purchase 76,923 shares of the Company’s common stock at an exercise price of $7.50 per share expiring five (5) years from the date of issuance which are exercisable commencing 181 days after the date of issuance, as well as a $15,000 non-accountable expense allowance to one (1) of the investors in the offering.  The Company used the net proceeds from this offering for its working capital.

January 2013 Offering

On January 28, 2013 (the “Closing Date”), the Company completed a public offering of an aggregate of 3,242,712 shares of the Company’s common stock in a registered direct public offering (the “January 2013 Offering”) for approximately $1.6 million proceeds in cash.  The shares offered in this January 2013 Offering were sold by the Company directly to the investors.  No underwriter or agents was involved in connection with this Offering to solicit offers to purchase the shares.

On the Closing Date, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “Investors”) in connection with the January 2013 Offering, pursuant to which the Company agreed to sell an aggregate of 3,242,712 shares of its common stock at a purchase price of $0.50 per share to the Investors for aggregate gross proceeds, before deducting the estimated offering expenses payable by the Company, of approximately $1,621,356.

The purchase and issuance of the securities in the Registered Direct Offering are completed on January 28, 2013.

The January 2013 Offering was effectuated as a takedown off the Company’s shelf registration statement on Form S-3, as amended (File No. 333-184354), which became effective on December 14, 2012 (the “Registration Statement”), pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2013.

Conversion of Advances from Chairman and CEO to Common Shares

On December 31, 2012, Mr. Kexuan Yao proposed to the Company to convert the amount of unpaid Principals of the Loans owed him, into shares of common stock of the Company, at a conversation price equal to the current market price at which the Company's common stock trades on NYSE MKT; and the Board of the Directors of the Company considered that it is in the best interest of the Company and its stockholders for the Company to authorize the conversion of the amount of unpaid Principals of the Loans, into shares of common stock of the Company, at a conversation price equal to the average of the three (3) closing bid prices during the three (3) trading days immediately prior the date hereof at which the Company's common stock trades on NYSE MKT. Upon authorization by the Board of Directors of the Company, Mr. Yao converted unpaid Principals of the Loans of $353,753 owed him, into common shares of the Company, at a conversation price of $0.4933 per share, the average of the three (3) closing bid prices during the three (3) trading days immediately prior the date hereof at which the Company's common stock trades on NYSE MKT, or 717,067 shares of the Company’s common stock.

Issuance of Common Stock to Parties Other Than Employees for Acquiring Goods or Services

Loan Guarantee - Henan Chaoyang Steel Co., Ltd.

On June 11, 2010 the Company entered into a Guaranty Cooperation Agreement with Henan Chaoyang Steel Co., Ltd. (“Henan Chaoyang”) to provide additional liquidity to meet anticipated working capital requirements of Renewable Metals’ scrap metal recycling facility. Under the terms of the guaranty, Henan Chaoyang agreed to provide loan guarantees to Renewable Metals’ existing and pending bank lines of credit of up to 300 million RMB in the aggregate (approximately $45,400,000) for five (5) years expiring June 30, 2015. As consideration for the guaranty, the Company issued a designee of Henan Chaoyang 500,000 shares of its common stock. These shares are earned ratably over the term of the agreement and the unearned shares are forfeitable in the event of nonperformance by the guarantor.

Mr. Heping Ma, a former member of the Company’s Board of Directors, is a founder, Chairman and owns an 85% equity interest of Henan Chaoyang Steel Co., Ltd. Co, a corporation incorporated under the laws of the PRC. This transaction was approved by the members of the Board of Directors of the Company who were independent in the matter in accordance with the Company’s Related Persons Transaction Policy. On September 16, 2010, Mr. Ma resigned from the Company’s Board of Directors.

Shares Earned during the Year Ending December 31, 2012

33,333 common shares earned for the quarter ended March 31, 2012 were valued at $0.50 per share, or $16,667, which was recorded as loan guarantee expense.

33,333 common shares earned for the quarter ended June 30, 2012 were valued at $0.4289 per share, or $14,297, which was recorded as loan guarantee expense.

33,333 common shares earned for the quarter ended September 30, 2012 were valued at $0.3795 per share, or $12,650, which was recorded as loan guarantee expense.

33,333 common shares earned for the quarter ended December 31, 2012 were valued at $0.4839 per share, or $16,130, which was recorded as loan guarantee expense.

Shares Earned during the Year Ending December 31, 2013

33,333 common shares earned for the quarter ended March 31, 2013 were valued at $0.375 per share, or $12,500, which was recorded as loan guarantee expense.

33,333 common shares earned for the quarter ended June 30, 2013 were valued at $0.31 per share, or $10,333, which was recorded as loan guarantee expense.

33,333 common shares earned for the quarter ended September 30, 2013 were valued at $0.38 per share, or $12,667, which was recorded as loan guarantee expense.

Legal Services Agreement – All Bright Law Offices

On March 3, 2012, the Company entered into a Legal Services Agreement (“Legal Agreement”) with All Bright Law Office (“All Bright”), a PRC law firm located in Shanghai, China. Pursuant to the Legal Agreement, All Bright agreed to provide Chinese-law related legal counsel services from April 1, 2012 to March 31, 2013 in exchange for 300,000 shares of common stock of the Company. These shares are earned ratably over the term of the agreement and the unearned shares are forfeitable in the event of nonperformance by the All Bright.

Shares Earned during the Year Ending December 31, 2012

75,000 common shares earned for the quarter ended June 30, 2012 were valued at $0.4289 per share, or $32,168, which was recorded as legal expenses.

75,000 common shares earned for the quarter ended September 30, 2012 were valued at $0.3795 per share, or $28,463, which was recorded as legal fees.

75,000 common shares earned for the quarter ended December 31, 2012 were valued at $0.4839 per share, or $36,293, which was recorded as legal fees.

Shares Earned during the Year Ending December 31, 2013

75,000 common shares earned for the quarter ended March 31, 2013 were valued at $0.375 per share, or $28,125, which was recorded as legal expenses.

Consulting Services Agreement – Broad Max Holding

On December 1, 2012, the Company entered into a Consulting Services Agreement (“Consulting Agreement”) with Broad Max Holding (“Broad Max”), a HK firm located in Hong Kong, China. Pursuant to the Consulting Agreement, Broad Max agreed to provide consulting services from December 1, 2012 to May 31, 2013 in exchange for 100,000 shares of common stock of the Company. These shares are earned ratably over the term of the agreement and the unearned shares are forfeitable in the event of nonperformance by the Broad Max.

Shares Earned during the Year Ending December 31, 2012

16,667 common shares earned for the quarter ended December 31, 2012 were valued at $0.4839 per share, or $8,065, which was recorded as consulting fees.

Shares Earned during the Year Ending December 31, 2013

50,000 common shares earned for the quarter ended March 31, 2013 were valued at $0.375 per share, or $18,750, which was recorded as consulting fees.

33,333 common shares earned for the quarter ended June 30, 2013 were valued at $0.31 per share, or $10,333, which was recorded as consulting fees.

Facility and Equipment Lease Agreement – Hebang Renewable Resources Co., Ltd.

On April 13, 2012, the Company entered into a Facility and Equipment Leasing Agreement (“Leasing Agreement”) with Lianyungang Hebang Renewable Resources Co., Ltd. (“Hebang”), a PRC company located in the City of Lianyungang, Jiangsu Province, China. Pursuant to the Leasing Agreement, Hebang agreed to lease its entire facility and all of its equipment for the Company’s exclusive use and operation for a two-year term commencing on June 25, 2012, in consideration for the issuance of one (1) million shares of common stock of the Company to Hebang and the payment of RMB one (1) million (approximately $159,000) in cash. Pursuant to the Leasing Agreement, the Company issued the Shares to a designee of Hebang on April 13, 2012 (the “Hebang Stock Issuance”).  The cash amount is to be paid out to Hebang during the second year of the lease term. These shares are earned ratably over the term of the agreement and the unearned shares are forfeitable in the event of nonperformance by Hebang.

On March 31, 2013, Renewable Metals and Hebang terminated the Leasing Agreement ("Termination Agreement"). Under the terms and conditions of the Termination Agreement, Hebang agreed to forgive the cash amount to be paid under the amended Leasing Agreement and Renewable Metals agreed to let Hebang to keep the remaining unearned 625,000 common shares, which was valued at $0.375 per share or $234,375, which was recorded as facility leasing expenses.

Shares Earned during the Year Ending December 31, 2012

125,000 common shares earned for the quarter ended September 30, 2012 were valued at $0.3795 per share, or $47,438, which was recorded as facility leasing expenses.

125,000 common shares earned for the quarter ended December 31, 2012 were valued at $0.4839 per share, or $60,488, which was recorded as facility leasing expenses.

Shares Earned during the Year Ending December 31, 2013

125,000 common shares earned for the quarter ended March 31, 2013 were valued at $0.375 per share, or $46,875, which was recorded as facility leasing expenses.

Under the terms and conditions of the Termination Agreement, Hebang agreed to forgive the cash amount to be paid under the amended Leasing Agreement and Renewable Metals agreed to let Hebang to keep the remaining unearned 625,000 common shares, which was valued at $0.375 per share or $234,375 and recorded as facility leasing expenses.

2009 Stock Incentive Plan as Amended

Adoption of 2009 Stock Incentive Plan

On October 26, 2009, the Board of Directors of the Company adopted the 2009 Stock Incentive Plan, whereby the Board of Directors authorized 1,200,000 shares of the Company’s common stock to be reserved for issuance (the “2009 Stock Incentive Plan”). The purpose of the 2009 Stock Incentive Plan is to advance the interests of the Company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of the Company is largely dependent. Grants to be made under the 2009 Stock Incentive Plan are limited to the Company’s employees, including employees of the Company’s subsidiaries, the Company’s directors and consultants to the Company. The recipient of any grant under the 2009 Stock Incentive Plan, and the amount and terms of a specific grant, are determined by the Board of Directors of the Company. Should any option granted or stock awarded under the 2009 Stock Incentive Plan expire or become un-exercisable for any reason without having been exercised in full or fail to vest, the shares subject to the portion of the option not so exercised or lapsed will become available for subsequent stock or option grants.

2011 Amendment to the 2009 Stock Incentive Plan

On May 19, 2011, the Company’s Board of Directors adopted and approved the Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 1,000,000 shares to 2,200,000 shares of the Company’s common stock among other material terms, subject to stockholder approval at the Annual Meeting. At the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of the Company held on July 9, 2011, the Company’s stockholders approved the amendment and restatement of the Company’s 2009 Stock Incentive Plan (the “Amended and Restated 2009 Stock Incentive Plan”).

Common shares

The Amended and Restated Incentive Plan contains limitations on the number of shares available for issuance with respect to specified types of awards as specified in Section 6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards. During any time when the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act:

●

the maximum number of shares of the Company’s common stock subject to stock options or SARs that may be granted under the Amended and Restated Incentive Plan in a calendar year to any person eligible for an award will be 1,300,000 shares;

●

the maximum number of shares of the Company’s common stock that may be granted under the Amended and Restated Incentive Plan, other than pursuant to stock options or SARs, in a calendar year to any person eligible for an award will be 1,300,000 shares; and

●

the maximum amount that may be paid as a cash-settled performance-based award will be $1,000,000 for a performance period of 12 months or less and $5,000,000 for a performance period of greater than 12 months.

The maximum number of shares available for issuance pursuant to incentive stock options granted under the Amended and Restated Incentive Plan will be the same as the number of shares available for issuance under the Amended and Restated Incentive Plan.

Options

Under the Amended and Restated Incentive Plan, the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and options that are not qualified as incentive stock options ("NSOs"). ISOs may only be granted to persons who are employees of the Company or a subsidiary of the Company and the fair market value at the date of grant of the shares of stock with respect to which all ISO’s held by a particular grantee become exercisable for the first time during any calendar year does not exceed $100,000. ISOs and NSOs must be granted a an exercise price that is at least the fair market value of the common stock on the date of grant and the term of these options cannot exceed ten years from the date of grant. The exercise price of an ISO granted to a holder of more than 10% of the common stock of the Company must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. All of the authorized shares of common stock under the Amended and Restated Incentive Plan are available for grant as ISOs.

Stock Appreciation Rights

Under the Amended and Restated Incentive Plan, the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, may grant stock appreciation rights (“SARs”), that confer on the grantee a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of common stock of the Company on the date of exercise over (b) the grant price of the SAR (which shall be at least the grant date fair market value of a share of common stock of the Company) as determined by the board of directors or the committee to which it grants authority under the Amended and Restated Incentive Plan.  The term of each SAR is ten years from the date of grant of the SAR.

Stock Awards

Under the stock component of the Amended and Restated Incentive Plan, the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, may, in selected cases, grant to a plan participant a given number of shares of restricted stock, stock units or unrestricted stock. Restricted stock under the Amended and Restated Incentive Plan is common stock restricted as to sale pending fulfillment of such vesting schedule and requirements as the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, shall determine. Prior to the lifting of the restrictions, the participant will nevertheless be entitled to receive dividends on, and to vote the shares of, the restricted stock. Stock units are a right to be delivered shares of common stock upon fulfillment of such vesting schedule and requirements as the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, shall determine.  Grantees of stock units will have no voting or dividend rights or other rights associated with stock ownership, although the board of directors, or the committee may award dividend equivalent rights on such units.

Shares Awarded during 2009

On October 26, 2009, the Company awarded 200,000 shares of its restricted common stock, par value $.001 per share, pursuant to the 2009 Stock Incentive Plan, to Mr. Kexuan Yao, the Company’s Chief Executive Officer, vesting 66,667 shares on December 15, 2010, 66,667 shares on December 15, 2011 and 66,666 shares on December 15, 2012. These shares were valued at $3.28 per share or $656,000 on the date of grant and were amortized over the vesting period, or $54,667 per quarter.

On October 26, 2009, the Company agreed to pay Mr. William Thomson the sum of $20,000 and awarded 6,250 shares of the Company’s restricted common stock to Mr. William Thomson in conjunction with his appointment to the Company's board of directors vesting 25% on , 2010, 25% on June 30, 2010, 25% on September 30, 2010 and 25% on December 31, 2010.  These shares were valued at $3.28 per share or $20,500 on the date of grant and were amortized over the vesting period, all of which was earned and recorded as stock based compensation for the year ended December 31, 2010.

Shares and Options Awarded during 2010

On September 16, 2010, the Company agreed to pay Mr. K.P. Chan the sum of $20,000 and awarded 6,250 shares of the Company’s restricted common stock to Mr. Chan in conjunction with his appointment to the Company's board of directors vesting 50% on March 10, 2011 and 50% on September 10, 2011.  These shares were valued at $3.12 per share or $19,500 on the date of grant and were amortized over the vesting period, or $4,875 per quarter.

On October 5, 2010, the Company awarded a stock option to purchase 40,000 shares of the Company’s common stock exercisable at $5.00 per share expiring five (5) years from the date of grant to an employee in conjunction with his employment agreement as the Company's Director of Administration, vested upon grant. The Company estimated the fair value of option granted, estimated on the date of grant, using the Black-Scholes option-pricing model with the following weighted-average assumptions:

October 5, 2010

Expected life (year)	5.00

Expected volatility	187.00%

Risk-free interest rate	1.21%

Expected annual rate of quarterly dividends	0.00%

Expected volatility is based on historical volatility for the Company’s common stock. The Company currently has no reason to believe future volatility over the expected life of the option is likely to differ materially from its historical volatility. The risk-free interest rate is based on a yield curve of U.S treasury interest rates on the date of valuation based on the expected term of the share options or equity instruments. Expected dividend yield is based on our dividend history and anticipated dividend policy.

The fair value of share options or equity instruments granted, estimated on the date of grant, using the Black-Scholes option-pricing model, was $138,000. The Company recorded the entire amount as stock based compensation expense on the date of grant.

Shares Awarded during 2011

On January 25, 2011, the Company issued 55,378 shares of its common stock to certain of its employees for their 2010 services of approximately $187,180 in lieu of cash, which was recorded as compensation expenses in 2010 and credited the same to the accrued expenses at December 31, 2010.

On March 29, 2011, the Company awarded 10,000 shares of the Company’s common stock to an employee for his 2011 employment service vesting on July 1, 2011. These shares were valued at $2.74 per share or $27,400 on the date of grant and are being amortized over the service period of one year in 2011.

On December 15, 2011, the Company issued 10,000 and 50,000 shares of its common stock to two (2) of its outside directors for their 2011 services, respectively. These shares were valued at $0.27 per share, $2,700 and $13,500 or $16,200 in aggregate on the date of grant, which was recorded as stock based compensation.

On December 15, 2011, the Company issued 264,379 shares of its common stock to certain of its employees for their 2011 services of approximately $71,383, in lieu of cash, which was recorded as compensation expense in 2011.

On December 16, 2011, the Company agreed to pay Director Mr. Kam Ping Chan 6,250 shares of the Company’s restricted common stock in conjunction with his appointment to the Company's board of directors vesting 50% on June 30, 2012 and 50% on December 31, 2012, effectively January 1, 2012.  The restricted stock vests only if Mr. Chan is still a director of the Company on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the Board of Directors was to declare dividends on the Company’s common stock. These shares were valued at $0.2851 per share or $1,782 on the date of grant and are being amortized over the vesting period, or $446 per quarter in 2012.

On December 20, 2011, the Company issued 50,000 shares of its common stock to Mr. Tao Pang, one of its outside directors for his 2012 services, effectively January 1, 2012. These shares were valued at $0.28 per share, or $14,000 on the date of grant, which was deferred to 2012 to be recognized as stock based compensation. On May 4, 2012 those shares were cancelled upon Mr. Pang's resignation as a member of the board of directors. Mr. Pang was compensated in cash in lieu of common shares for such period served as a director.

2012 Amendment to the 2009 Stock Incentive Plan

At the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of the Company held on July 13, 2012, the Company’s stockholders approved an amendment and restatement of the Company’s 2009 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance hereunder by 3,000,000 shares to 5,200,000 shares of the Company’s common stock.

Shares Awarded during 2012

On February 6, 2012, the Company issued 57,743 shares of its common stock to certain of its employees for their 2011 services of approximately $33,318, in lieu of cash, which was recorded as compensation expense and credited to common shares to be issued at December 31, 2011.

On February 8, 2012, the Company awarded 1,500,000 shares of its restricted common stock, par value $.001 per share, pursuant to the Amended and Restated 2009 Stock Incentive Plan, to Mr. Kexuan Yao, the Company’s Chief Executive Officer. The term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. These shares were valued at $0.499 per share or $748,500 on the date of grant and are amortized over the vesting period, or $62,375 per quarter.

On May 4, 2012, the Company agreed to pay Director Mr. Weiping Shen 50,000 shares of the Company’s restricted common stock in conjunction with his appointment to the Company's board of directors vesting 50% on September 30, 2012 and 50% on May 3, 2013.  The restricted stock vests only if Mr. Shen is still a director of the Company on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the Board of Directors was to declare dividends on the Company’s common stock. These shares were valued at $0.69 per share or $34,500 on the date of grant and are being amortized over the vesting period, or $8,625 per quarter.

On July 30, 2012, the Company issued 561,640 shares of its common stock to certain of its employees for the first half year of their 2012 service of approximately $185,341, in lieu of cash, all of which was recorded as compensation expense for the quarter ended June 30, 2012.

On July 30, 2012, the Company granted 400,000 shares of its common stock to certain of its employees for the second half year of their 2012 service of approximately $132,000, in lieu of cash, which were recorded as compensation expense for the year ended December 31, 2012.

On November 12, 2012, the Company granted 980,991 shares of its common stock to certain of its employees for the second half year of their 2012 service of approximately $343,347, in lieu of cash, which were recorded as compensation expense for the quarter ended December 31, 2012.

2013 Amendment to the 2009 Stock Incentive Plan

At the 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”) of the Company held on July 2, 2013, the Company’s stockholders approved an amendment and restatement of the Company’s 2009 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance hereunder by 3,000,000 shares to 8,200,000 shares of the Company’s common stock.

Shares Awarded during 2013

On May 2, 2013, the Company agreed to pay Director Mr. Kam Ping Chan 6,250 shares of the Company’s restricted common stock in conjunction with his re-appointment to the Company's board of directors vesting 50% on June 30, 2013 and 50% on December 31, 2013, effectively January 1, 2013.  The restricted stock vests only if Mr. Chan is still a director of the Company on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the Board of Directors was to declare dividends on the Company’s common stock. These shares were valued at $0.3301 per share or $2,063 on the date of grant and are being amortized over the vesting period, or $516 per quarter in 2013.

On May 3, 2013, the Company agreed to pay Director Mr. Weiping Shen 50,000 shares of the Company’s restricted common stock in conjunction with his re-appointment to the Company's board of directors vesting 50% on September 30, 2013 and 50% on May 3, 2014.  The restricted stock vests only if Mr. Shen is still a director of the Company on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the Board of Directors was to declare dividends on the Company’s common stock. These shares were valued at $0.389 per share or $19,450 on the date of grant and are being amortized over the vesting period, or $4,863 per quarter.

Summary of the Company’s Amended and Restated 2009 Stock Incentive Plan Activities

The table below summarizes the Company’s Amended and Restated 2009 Stock Incentive Plan activities:

	Number of Shares or Options	Fair Value at Date of Grant

Balance, December 31, 2011	698,507	$1,151,945

Options – granted	-	-

Options – canceled	-	-

Shares – granted	3,550,374	1,477,006

Shares – canceled	(50,000)	(14,000)

Balance, December 31, 2012	4,198,881	$2,614,951

Options – granted	-	-

Options – canceled	-	-

Shares – granted	56,250	21,513

Shares – canceled	(-)	(-)

Balance, September 30, 2013	4,255,131	$2,636,464

Vested, September 30, 2013	3,599,403	2,324,589

Unvested, September 30, 2013	655,728	$311,875

As of September 30, 2013, there were 3,944,869 shares of common stock remaining available for issuance under the Amended and Restated 2009 Stock Incentive Plan.

Note 16 – Concentrations and Credit Risk

Credit Risk Arising from Financial Instruments

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.

As of September 30, 2013, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, none of which are insured. However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

Customers and Credit Concentrations

Customer concentrations and credit concentrations are as follows:

	Net Sales for the Interim Period Ended		Accounts Receivable at
	September 30, 2013	September 30, 2012	September 30, 2013	December 31, 2012

Customer A	-%	12.7%	-%	-%

Customer B	-%	11.5%	-%	-%

Customer C	-%	26.2%	-%	96.5%

Customer D	-%	10.7%	-%	-%

Customer E	18.7%	-%	-%	-%

Customer F	24.0%	-%	-%	-%

Customer G	-%	-%	-%	96.5%

Customer H	-%	15.2%	-%	-%

Customer I	12.6%	-%	58.3%	-%

Customer J	-%	-%	20.2%	-%
	55.3%	76.3%	78.5%	96.5%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Vendor Concentrations

Vendor purchase concentrations and accounts payable concentration as follows:

	Net Purchases for the Interim Period Ended		Accounts Payable at
	September 30, 2013	September 30, 2012	September 30, 2013	December 31, 2012

Vendor A	-%	34.1%	-%	-%

Vendor B	-%	-%	24.5%	30.0%

Vendor C	-%	-%	-%	10.0%

Vendor D	75.3%	32.5%	-%	-%

Vendor E	-%	-%	16.0%	-%

	75.3%	66.6%	40.5%	40.0%

Note 17 - Foreign Operations

Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC, which may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies since 1980, no assurance can be given that the PRC Government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions; nor that the PRC government’s pursuit of economic reforms will be consistent or effective.

Interest Risk

Substantially all of the Company’s operations are carried out in the PRC. The tight monetary policy currently instituted by the PRC government and increases in interest rate would have a material adverse effect on the Company’s results of operations and financial condition.

Currency Convertibility Risk

Substantially all of the Company’s businesses are transacted in RMB, which is not freely convertible into foreign currencies. Under China’s Foreign Exchange Currency Regulation and Administration, the Company is permitted to exchange RMB for foreign currencies through banks authorized to conduct foreign exchange business. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with invoices and signed contracts.

Foreign Currency Exchange Rate Risk

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to U.S. Dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant volatility of the RMB against the U.S. Dollar.

Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position reported in U.S. Dollar.

The Company had no foreign currency hedges in place to reduce such exposure for the interim period ended September 30, 2013 or 2012.

Dividends and Reserves

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing employee facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of Septebmer 30, 2013, the Company had no Statutory Surplus Reserve and the Statutory Common Welfare Fund established and segregated in retained earnings.

Note 18 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued.  The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

On October 28, 2013, following receipt of an approval letter from the NYSE MKT marketplace (the “Exchange”), Armco Metals Holdings, Inc. (the “Company”) sold, via the conversion of the Note (as described below), 2,010,327 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to Kexuan Yao, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company, pursuant to a Conversion Letter and a Subscription Agreement entered into between the Company and Mr. Yao on October 22, 2013 (the “Subscription Agreement”). Mr. Yao purchased the shares through the conversion of that certain 8% Promissory Note dated March 29, 2013 in the amount of $1,000,000, with accrued interest in the amount of $45,369.86, for an aggregate amount of $1,045,369.86 (the “Note”) issued by the Company. The Note was converted at a conversion price of $0.52 per Share, such price being equal to the average of the last three closing bid prices of the Common Stock on the Exchange as of the date on which the Subscription Agreement was signed. The conversion and issuance of the Shares was exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

On October 28, 2013, following receipt of an approval letter from the Exchange, the Company sold 1,570,371 shares (the “PS Shares”) of Common Stock to a non-affiliated investor (the “Investor”) pursuant to a Subscription Agreement dated October 22, 2013 (the “PS Subscription Agreement”). In consideration for the PS Shares, the Investor paid an aggregate of US$816,593 or $0.52 per PS Share, such price being equal to the average of the last three closing bid prices of the Common Stock on the Exchange prior to the execution of the PS Subscription Agreement. The sale and issuance of the PS Shares was exempt from registration under the Securities Act in reliance on Section 4(a)(2). No underwriting discounts or commissions were paid with respect to such sale.

On November 7, 2013(the “Closing Date), the Company executed a securities purchase agreement (the “Purchase Agreement ”) dated November 4, 2013 with Hanover Holdings I, LLC, a New York limited liability company (“ Hanover ”).  Pursuant to the Purchase, Hanover purchase from the Company a senior convertible note with an initial principal amount of $450,000 (the “ Initial Convertible Note ”) for a purchase price of $300,000 (an approximately 33.33% original issue discount), bearing interest at 4.0% per annum, and maturing on November 7, 2014. Additionally, the Company has the right to require Hanover to purchase, on the 10 th  trading day after the effective date of the Registration Statement (defined below) (the “ Additional Closing Date ”), an additional senior convertible note with an initial principal amount of $500,000 (the “ Additional Convertible Note ” and, together with the Initial Convertible Note, the “ Convertible Notes ”) for a purchase price of $500,000. The Company may exercise its right to require Hanover to purchase the Additional Convertible Note on the Additional Closing Date by delivering to Hanover, on, or within 10 days following, the effective date of the Registration Statement, an irrevocable written notice that the Company has exercised its right to require Hanover to purchase the Additional Convertible Note. Pursuant to the Purchase Agreement, on the Closing Date, the Company issued the Initial Convertible Note to Hanover.

With respect to the Initial Convertible Note, $50,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) will be automatically extinguished (without any cash payment by the Company) if (i) the Company has properly filed the Registration Statement with the Securities and Exchange Commission on or prior to December 23, 2013 covering the resale by Hanover of shares of the Company’s common stock, par value $0.001 per share (the “ Common Stock ”) issued or issuable upon conversion of the Convertible Notes and (ii) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date. Moreover, $100,000 of the outstanding principal amount of the Initial Convertible Note (together with any accrued and unpaid interest with respect to such portion of the principal amount) shall be automatically extinguished (without any cash payment by the Company) if (i) the Registration Statement filed by the Company is declared effective by the SEC on or prior to the earlier of (i) the 120 th  calendar day after the Closing Date and (ii) the fifth business day after the date the Company is notified by the SEC and the prospectus contained therein is available for use by Hanover for the resale by Hanover of the shares of Common Stock issued or issuable upon conversion of the Convertible Notes and (ii) no event of default, or an event that with the passage of time or giving of notice would constitute an event of default, has occurred on or prior to such date.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
China Armco Metals, Inc.
San Mateo, California

We have audited the accompanying consolidated balance sheets of China Armco Metals, Inc ( the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2012 and 2011, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/Li and Company, PC
Li and Company, PC
March 29, 2013
Skillman, New Jersey

CHINA ARMCO METALS, INC.
 CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011

ASSETS
CURRENT ASSETS:
Cash	$1,367,171	$1,042,591
Pledged deposits	4,590,829	8,357,670
Marketable securities	1,213,641	1,636,742
Bank acceptance notes receivable	7,926	-
Accounts receivable, net	15,699,390	758,500
Inventories	13,378,445	33,344,547
Advance on purchases	2,238,652	3,079,684
Prepaid corp income taxes - Renewable Metals	-	467,546
Prepayments and other current assets	453,299	1,744,047

Total Current Assets	38,949,353	50,431,327

PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	43,319,218	42,165,437
Accumulated depreciation	(6,284,162)	(3,514,893)

PROPERTY, PLANT AND EQUIPMENT, net	37,035,056	38,650,544

LAND USE RIGHTS
Land use rights	6,473,761	6,422,956
Accumulated amortization	(260,897)	(209,474)

LAND USE RIGHTS, net	6,212,864	6,213,482

Total Assets	$82,197,273	$95,295,353

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Loans payable	$19,109,930	$6,711,898
Banker's acceptance notes payable and letters of credit	8,624,734	8,178,029
Current maturities of capital lease obligation	2,615,296	2,195,177
Current maturities of long-term debt	-	3,931,745
Accounts payable	1,141,583	18,543,129
Advances received from Chairman and CEO	-	607,009
Customer deposits	1,577,194	5,851,769
Corporate income tax payable	407,621	99,042
Derivative warrant liability - current portion	306,708	-
Value added tax and other taxes payable	2,504,677	1,150
Accrued expenses and other current liabilities	2,355,903	2,713,532

Total Current Liabilities	38,643,646	48,832,480

CAPITAL LEASE OBLIGATION, net of current maturities	1,749,955	4,127,354

LONG-TERM DEBT, net of current maturities	-	-

DERIVATIVE LIABILITY, net of current portion	-	203

Total Liabilities	40,393,601	52,960,037

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.001 par value, 74,000,000 shares authorized, 20,319,698 and 15,421,008 shares issued and outstanding, respectively	20,320	15,421
Additional paid-in capital	31,542,083	29,733,619
Retained earnings	6,756,699	9,366,035
Accumulated other comprehensive income (loss):
Change in unrealized loss on marketable securities	-	(797)
Foreign currency translation gain	3,484,570	3,221,038

Total Stockholders' Equity	41,803,672	42,335,316

Total Liabilities and Stockholders' Equity	$82,197,273	$95,295,353

See accompanying notes to the consolidated financial statements.

 CHINA ARMCO METALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011

NET REVENUES	$106,569,474	$106,216,065

COST OF GOODS SOLD	98,102,412	100,363,253

GROSS PROFIT	8,467,062	5,852,812

OPERATING EXPENSES:
Selling expenses	413,352	293,887
Professional fees	278,502	824,275
General and administrative expenses	5,112,131	3,699,401
Operating cost of idle manufacturing facility	1,807,313	1,946,369

Total operating expenses	7,611,298	6,763,932

INCOME (LOSS) FROM OPERATIONS	855,764	(911,120)

OTHER (INCOME) EXPENSE:
Interest income	(190,999)	(102,456)
Interest expense	2,001,535	1,792,885
Foreign currency transaction (gain) loss - marketable securities	36,957	(220,881)
Impairment other than temporary - marketable securities	386,941	1,980,000
Change in fair value of derivative liability	306,505	(137,940)
Loan guarantee expense	59,744	158,066
Investment credit - government	-	(1,547,030)
Forgiveness of debt	(16,343)	-
Other (income) expense	148,097	278,578

Total other (income) expense	2,732,437	2,201,222

INCOME (LOSS) BEFORE INCOME TAXES PROVISION	(1,876,673)	(3,112,342)

INCOME TAX PROVISION	732,663	232,662

NET INCOME (LOSS)	(2,609,336)	(3,345,004)

OTHER COMPREHENSIVE INCOME (LOSS):
Change in unrealized income (loss) of marketable securities	797	505,481
Foreign currency translation gain (loss)	263,532	1,577,471

COMPREHENSIVE INCOME (LOSS)	$(2,345,007)	$(1,262,052)

NET INCOME (LOSS) PER COMMON SHARE - BASIC AND DILUTED:

Net income (loss) per common share - basic and diluted	$(0.14)	$(0.22)

Weighted Average Common Shares Outstanding - basic and diluted	18,482,234	15,366,743

 See accompanying notes to the consolidated financial statements.

CHINA ARMCO METALS, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
For the Year Ended December 31, 2012 and 2011

	Common Stock, $0.001 Par Value			Accumulated Other Comprehensive Income (Loss)
	Number of Shares	Amount	Additional Paid-in Capital	Retained Earnings	Unrealized Loss on Marketable Securities	Foreign Currency Translation Gain	Total Stockholders' Equity

Balance, December 31, 2010	14,840,948	$14,841	$28,966,596	$12,711,039	$(506,278)	$1,643,567	$42,829,765

Loan guarantee services received and shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	33	89,633				89,666

Issuance of common stock to employees pursuant to 2009 Stock Incentive Plan for services valued at $3.38 per share granted on October 6, 2010	55,378	55	187,125				187,180

Issuance of common stock to HCI for public relation services for first quarter 2011	10,800	11	29,040				29,051

Issuance of common shares to an employee for future services	10,000	10	27,390				27,400

Issuance of common shares to an employee for future services		-	(27,400)				(27,400)

Loan guarantee services received and shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	34	45,299				45,333

Issuance of common stock to HCI for public relation services for second quarter 2011	10,800	10	14,678				14,688

Loan guarantee services received and shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	33	13,634				13,667

Issuance of common shares for conversion of accrued expenses-Director cash compensation	17,371	18	23,742				23,760

Issuance of common stock to HCI for public relation services for 3rd quarter 2011	10,800	10	4,418				4,428

Loan guarantee services received and shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	34	9,366				9,400

Issuance of common stock to HCI for public relation services for 4th quarter 2011	7,200	7	2,146				2,153

Issuance of common stock to employees pursuant to 2009 Stock Incentive Plan for services valued at $0.27 per share granted on December 15, 2011	264,379	264	71,119				71,383

Issuance of common stock to Directors for 2011 services pursuant to 2009 Stock Incentive Plan for services valued at $0.27 per share granted on December 15, 2011	60,000	60	16,140				16,200

Amortization of deferred employee services			260,693				260,693

Comprehensive income (loss)
Net Loss				(3,345,004)			(3,345,004)
Change in unrealized loss on marketable securities					505,481		505,481
Foreign currency translation gain						1,577,471	1,577,471

Total comprehensive income (loss)							(1,262,052)

Balance, December 31, 2011	15,421,008	15,421	29,733,619	9,366,035	(797)	3,221,038	42,335,316

Issuance of restricted stock to a Director for future services valued at $0.28 per share granted on December 20, 2011	50,000	50	13,950				14,000

Issuance of restricted stock to a Director for future services valued at $0.28 per share granted on December 20, 2011			(14,000)				(14,000)

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	33	16,634				16,667

Issuance of restricted stock to a Director pursuant to the 2009 Stock Incentive Plan for future services valued at $0.2851 per share granted on December 19, 2011	6,250	6	1,776				1,782

Issuance of restricted stock to a Director pursuant to the 2009 Stock Incentive Plan for future services valued at $0.2851 per share granted on December 19, 2011			(1,782)				(1,782)

Issuance of common stock to employees pursuant to the 2009 Stock Incentive Plan for services valued at $0.57 per share granted on February 6, 2012	57,743	58	33,260				33,318

Issuance of restricted stock to CEO pursuant to an employment agreement for future services valued at $0.499 per share granted on February 8, 2012	1,500,000	1,500	747,000				748,500

Issuance of restricted stock to CEO pursuant to the 2009 Stock Incentive Plan for future services valued at $0.499 per share granted on February 8, 2012			(748,500)				(748,500)

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	34	14,263				14,297

Issuance of common shares for legal services to All Bright for service so one year starting from Apirl 1, 2012	75,000	75	32,093				32,168

Cancellation of restricted stock to a Director for future services valued at $0.28 per share granted on December 20, 2011 on May 4, 2012	(50,000)	(50)	(13,950)				(14,000)

Cancellation of restricted stock to a Director for future services valued at $0.28 per share granted on December 20, 2011 on May 4, 2012			14,000				14,000

Issuance of restricted stock to a Director for future services valued at $0.69 per share granted on May 4, 2012	50,000	50	34,450				34,500
							-
Issuance of restricted stock to a Director for future services valued at $0.69 per share granted on May 4, 2012			(34,500)				(34,500)

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	34	12,616				12,650

Issuance of common shares for legal services to All Bright for service of one year starting from Apirl 1, 2012	75,000	75	28,388				28,463

Facilities leasing services received and quarterly shares vested from common shares Issued to Hebang on June 24, 2012 for 2 years facilities leasing expiring June 23, 2014	125,000	125	47,313				47,438

Issuance of common stock to employees pursuant to the 2009 Stock Incentive Plan for the first half year of 2012; services valued at $0.33 per share on the grant date on July 30, 2012	561,640	561	184,780				185,341

Issuance of common stock to employees pursuant to the 2009 Stock Incentive Plan for the 3rd quarter of 2012; services valued at $0.33 per share on the grant date on July 30, 2012	400,000	400	131,600				132,000

Issuance of common stock to employees pursuant to the 2009 Stock Incentive Plan for the 4th quarter of 2012; services valued at $0.35 per share on the grant date on November 12, 2012	980,991	981	342,366				343,347

Issuance of common stock to CEO in conversion of his advance to Company to shares	717,067	717	353,036				353,753

Loan guarantee services received and quarterly shares vested from common shares issued to Chaoyang Steel on June 11, 2010 for 5 year loan guarantee services expiring June 30, 2016	33,333	34	16,096				16,130

Issuance of common shares for legal services to All Bright for service of one year starting from Apirl 1, 2012	75,000	75	36,218				36,293

Facilities leasing services received and quarterly shares vested from common shares Issued to Hebang on June 24, 2012 for 2 years facilities leasing expiring June 23, 2014	125,000	125	60,363				60,488

Issuance of common shares for consulting services to Broad Max Holding for service of one year starting from December 1, 2012	16,667	16	8,049				8,065

Amortization of deferred employee services			492,946				492,946

Comprehensive income (loss)
Net Loss				(2,609,336)			(2,609,336)
Change in unrealized loss on marketable securities					797		797
Foreign currency translation gain						263,532	263,532

Total comprehensive income (loss)							(2,345,007)

Balance, December 31, 2012	20,319,698	$20,320	$31,542,083	$6,756,699	$-	$3,484,570	$41,803,672

See accompanying notes to the consolidated financial statements.

CHINA ARMCO METALS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For theYear Ended December 31, 2012	For the Year Ended December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,609,336)	$(3,345,004)

Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	2,742,995	2,726,315
Amortization expense	49,766	49,376
Change in fair value of derivative liability	306,505	(137,940)
(Gain) loss from foreign currency exchange rate change on marketable securities	36,957	(220,881)
Impairment other than temporary - marketable securities	386,941	1,980,000
Stock based compensation	1,444,019	580,423
Changes in operating assets and liabilities:
Bank acceptance notes receivable	(7,926)	-
Accounts receivable	(14,935,416)	18,569,271
Inventories	20,095,232	(22,498,388)
Advance on purchases	865,391	(852,982)
Prepaid value added taxes	471,244	-
Prepayments and other current assets	1,369,997	2,688,460
Bank acceptance notes payable	1,585	-
Accounts payable	(17,410,355)	14,992,427
Customer deposits	(4,320,862)	(491,603)
Taxes payable	2,812,095	(990,833)
Accrued expenses and other current liabilities	(310,424)	1,305,792

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(9,011,592)	14,354,433

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from release of pledged deposits	20,718,637	50,146,115
Payment made towards pledged deposits	(16,902,377)	(45,373,468)
Purchase of property, plant and equipment	(826,350)	(2,967,453)
Purchase of land use rights	-	(2,664,162)

NET CASH PROVIDED BY INVESTING ACTIVITIES	2,989,910	(858,968)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loans payable	64,716,249	61,308,627
Repayment of loans payable	(52,413,180)	(79,757,796)
Banker's acceptance notes payable	380,433	3,837,383
Proceeds from mortgage payable	-	5,897,617
Repayment of mortgage payable	(2,007,291)	(1,934,133)
Repayment of long-term debt	(3,962,844)	(4,718,094)
Advances from (repayment to) Chairman and CEO	(319,306)	(192,385)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	6,394,061	(15,558,780)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(47,799)	7,990

NET CHANGE IN CASH	324,580	(2,055,325)

Cash at beginning of the year	1,042,591	3,097,917

Cash at end of the year	$1,367,171	$1,042,591

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest paid	$2,001,337	$1,792,885
Income tax paid	$-	$1,224,230

NON CASH FINANCING AND INVESTING ACTIVITIES:
Accrued director cash compensation paid in common shares in lieu of cash	$-	$-
Accrued compensation paid in common shares in lieu of cash	$-	$282,323
Advance payments used towards construction in progress and land use rights	$-	$4,468,337
Common shares issued for conversion of advances from Chairmand and CEO	$353,753	$-

See accompanying notes to the consolidated financial statements.

China Armco Metals, Inc.
December 31, 2012 and 2011
Notes to the Consolidated Financial Statements

Note 1 – Organization and Operations

China Armco Metals, Inc. (formerly Cox Distributing, Inc.)

Cox Distributing was founded as an unincorporated business in January 1984 and was incorporated as Cox Distributing, Inc. (“Cox Distributing”), a C corporation under the laws of the State of Nevada on April 6, 2007 at which time 9,100,000 shares of common stock were issued to the founder in exchange for the existing unincorporated business.  No value was given to the stock issued by the newly formed corporation.  Therefore, the shares were recorded to reflect the $.001 par value and paid in capital was recorded as a negative amount ($9,100).   Cox Distributing engaged in the distribution of organic fertilizer products used to improve soil and growing conditions for the potato farmers of eastern Idaho (“Legacy Business”).

On June 27, 2008, Cox Distributing amended its Articles of Incorporation, and changed its name to China Armco Metals, Inc. (“Armco Metals” or the “Company”) upon the acquisition of Armco Metals International Limited (formerly “Armco & Metawise (H.K) Limited” or “Armco HK”) and Subsidiaries to better identify the Company with the business conducted, through its wholly owned subsidiaries in China, import, export and distribution of ferrous and non-ferrous ores and metals, and processing and distribution of scrap steel.

Cox Distributing conducted nominal organic fertilizer distribution business post the acquisition of Armco HK.  On December 30, 2008, the Company entered into an Agreement of Assumption and Release and Bill of Sale (“Spin-Out Agreement”) with its former Chairman and Chief Executive Officer, Stephen E. Cox, with respect to its Legacy Business of fertilizer distribution business.  Pursuant to the terms of the Spin-Out Agreement, Mr. Cox assumed all of the assets and liabilities of the Legacy Business and surrendered 6,200 shares of the Company’s common stock he owned for cancellation.  As a result of the consummation of the Spin-Out Agreement, the Company discontinued its Legacy Business of distribution of organic fertilizer products.

Armco Metals International Limited (formerly Armco & Metawise (H.K) Limited) and Subsidiaries

Armco Metals International Limited (formerly Armco & Metawise (H.K) Limited)

Armco & Metawise (H.K) Limited was incorporated on July 13, 2001 under the laws of the Hong Kong Special Administrative Region (“HK SAR”) of the People’s Republic of China (“PRC”).  Armco HK engages in the import, export and distribution of ferrous and non-ferrous ore and metals.

On March 22, 2011, Armco & Metawise (H.K) Limited amended its Memorandum and Articles of Association, and changed its name to Armco Metals International Limited (“Armco HK”).

Formation of Henan Armco and Metawise Trading Co., Ltd.

Henan Armco and Metawise Trading Co., Ltd. (“Henan”) was incorporated on June 6, 2002 in the City of Zhengzhou, Henan Province, PRC.  Henan engages in the import, export and distribution of ferrous and non-ferrous ores and metals.

Formation of Armco (Lianyungang) Renewable Metals, Inc.

On January 9, 2007, Armco HK formed Armco (Lianyungang) Renewable Metals, Inc. (“Renewable Metals”), a wholly-owned foreign enterprise (“WOFE”) subsidiary in the City of Lianyungang, Jiangsu Province, PRC.  Renewable Metals engages in the processing and distribution of scrap metal.

On December 1, 2008, Armco HK transferred its 100% equity interest in Renewable Metals to Armco Metals.

Merger of Henan with Renewable Metals, Companies under Common Control

On December 28, 2007, Armco HK entered into a Share Transfer Agreement with Renewable Metals, whereby Armco HK transferred to Renewable Metals all of its equity interest in Henan, a company under common control of Armco HK.

The acquisition of Henan has been recorded on the purchase method of accounting at historical amounts as Renewable Metals and Henan were under common control since June 2002.  The consolidated financial statements have been presented as if the acquisition of Henan had occurred as of the first date of the first period presented.

Acquisition of Armco Metal International Limited and Subsidiaries (“Armco HK”) Recognized as a Reverse Acquisition

On June 27, 2008, the Company entered into and consummated a share purchase agreement (the “Share Purchase Agreement”) with Armco HK and Feng Gao, who owned 100% of the issued and outstanding shares of Armco HK.  In connection with the consummation of the Share Purchase Agreement, (i) Stephen Cox surrendered 7,694,000 common shares, representing his controlling interest in the Company for cancellation and resigned as an officer and director; (ii) the Company purchased from the Armco HK Shareholder 100% of the issued and outstanding shares of Armco HK’s capital stock for $6,890,000 by delivery of the Company’s purchase money promissory note; (iii) issued to Ms. Gao (a) a stock option entitling Ms. Gao to purchase 5,300,000 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) with an exercise price of $1.30 per share expiring on December 31, 2008 and (b) a stock option entitling Ms. Gao to purchase 2,000,000 shares of the Company’s common stock with an exercise price of $5.00 per share expiring two (2) years from the date of issuance on June 27, 2010 (the “Gao Options”).  On August 12, 2008, Ms. Gao exercised her option to purchase and the Company issued 5,300,000 shares of its common stock in exchange for the $6,890,000 note owed to Ms. Gao. The shares issued represented approximately 69.7% of the issued and outstanding common stock immediately after the consummation of the Share Purchase and exercise of the option to purchase 5,300,000 shares of the Company’s common stock at $1.30 per share.

As a result of the controlling financial interest of the former stockholder of Armco HK, for financial statement reporting purposes, the merger between the Company and Armco HK has been treated as a reverse acquisition with Armco HK deemed the accounting acquirer and the Company deemed the accounting acquiree under the acquisition method of accounting in accordance with section 805-10-55 of the FASB Accounting Standards Codification.  The reverse acquisition is deemed a capital transaction and the net assets of Armco HK (the accounting acquirer) are carried forward to the Company (the legal acquirer and the reporting entity) at their carrying value before the acquisition.  The acquisition process utilizes the capital structure of the Company and the assets and liabilities of Armco HK which are recorded at their historical cost.  The equity of the Company is the historical equity of Armco HK retroactively restated to reflect the number of shares issued by the Company in the transaction.

Formation of Armco (Lianyungang) Holdings, Inc.

On June 4, 2009, the Company formed Armco (Lianyungang) Holdings, Inc. (“Lianyungang Armco”), a WOFE subsidiary in the City of Lianyungang, Jiangsu Province, PRC.  Lianyungang Armco intends to engage in marketing and distribution of the recycled scrap steel.

Formation of Armco Metals (Shanghai) Holdings, Ltd.

On July 16, 2010, the Company formed Armco Metals (Shanghai) Holdings. Ltd. (“Armco Shanghai”) as a WOFE subsidiary in Shanghai, China. Armco Shanghai serves as the headquarters for the Company’s China operations and oversees the activities of the Company in financing and international trading.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Principles of Consolidation

The Company applies the guidance of Topic 810 “Consolidation” of the FASB Accounting Standards Codification to determine whether and how to consolidate another entity.  Pursuant to ASC Paragraph 810-10-15-10 all majority-owned subsidiaries—all entities in which a parent has a controlling financial interest—shall be consolidated except (1) when control does not rest with the parent, the majority owner; (2) if the parent is a broker-dealer within the scope of Topic 940 and control is likely to be temporary; (3) consolidation by an investment company within the scope of Topic 946 of a non-investment-company investee.  Pursuant to ASC Paragraph 810-10-15-8 the usual condition for a controlling financial interest is ownership of a majority voting interest, and, therefore, as a general rule ownership by one reporting entity, directly or indirectly, of more than 50 percent of the outstanding voting shares of another entity is a condition pointing toward consolidation.  The power to control may also exist with a lesser percentage of ownership, for example, by contract, lease, agreement with other stockholders, or by court decree. The Company consolidates all less-than-majority-owned subsidiaries, in which the parent’s power to control exists.

The Company's consolidated subsidiaries and/or entities are as follows:

Name of consolidated subsidiary or entity	State or other jurisdiction of incorporation or organization	Date of incorporation or formation (date of acquisition, if applicable)	Attributable interest

Armco Metal International Limited (“Armco HK”)	Hong Kong SAR	July 13, 2001	100%

Henan Armco and Metawise Trading Co., Ltd. (“Henan Armco”)	PRC	June 6, 2002	100%

Armco (Lianyungang) Renewable Metals, Inc. (“Renewable Metals”)	PRC	January 9, 2007	100%

Armco (Lianyungang) Holdings, Inc. (“Lianyungang Armco”)	PRC	June 4, 2009	100%

Armco Metals (Shanghai) Holdings. Ltd. (“Armco Shanghai”)	PRC	July 16, 2010	100%

The consolidated financial statements include all accounts of the Company and the consolidated subsidiaries and/or entities as of December 31reporting period ending date(s) and for the reporting period(s) then ended.

All inter-company balances and transactions have been eliminated.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation.   These reclassifications had no effect on reported losses.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

The Company’s significant estimates and assumptions include the fair value of financial instruments; allowance for doubtful accounts; normal production capacity, inventory valuation and obsolescence; the carrying value, recoverability and impairment, if any, of long-lived assets, including the values assigned to and the estimated useful lives of property, plant and equipment, and land use rights; interest rate; revenue recognized or recognizable, sales returns and allowances; valued added tax rate; expected term of share options and similar instruments, expected volatility of the entity’s shares and the method used to estimate it, expected annual rate of quarterly dividends, and risk free rate(s); income tax rate and related income tax provision; reporting currency, functional currency of the PRC subsidiaries and foreign currency exchange rate.  Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 establishes a framework for measuring fair value in accounting principles generally accepted in the United States of America (U.S. GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, Paragraph 820-10-35-37 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels.  The three (3) levels of fair value hierarchy defined by Paragraph 820-10-35-37 are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs.  If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash, pledged deposits, accounts receivable, advance on purchases, prepayments and other current assets, accounts payable, customer deposits, corporate income tax payable, accrued expenses and other current liabilities approximate their fair values because of the short maturity of these instruments.

The Company’s loans payable, banker’s acceptance notes payable, capital lease obligation, and long-term debt approximate the fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at December 31, 2012 and 2011.

The Company’s Level 3 financial liabilities consist of the derivative warrant issued in July 2008 for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation.  The Company valued the automatic conditional conversion, re-pricing/down-round, change of control; default and follow-on offering provisions using a lattice model, with the assistance of a valuation specialist, for which management understands the methodologies.  These models incorporate transaction details such as Company stock price, contractual terms, maturity, risk free rates, as well as assumptions about future financings, volatility, and holder behavior as of the date of issuance and each balance sheet date.

Transactions involving related parties cannot be presumed to be carried out on an arm's-length basis, as the requisite conditions of competitive, free-market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm's-length transactions unless such representations can be substantiated.

It is not, however, practical to determine the fair value of advances from significant stockholder and lease arrangement with the significant stockholder, if any, due to their related party nature.

Fair Value of Financial Assets and Liabilities Measured on a Recurring Basis

Level 1 Financial Assets – Marketable Securities

The Company uses Level 1 of the fair value hierarchy to measure the fair value of the marketable securities and marks the available for sale marketable securities at fair value in the statement of financial position at each balance sheet date and reports the unrealized holding gains and losses for available-for-sale securities in other comprehensive income (loss) until realized provided the unrealized holding gains and losses is temporary.  If the fair value of an investment is less than its cost basis at the balance sheet date of the reporting period for which impairment is assessed, and it is determined that the impairment is other than temporary, then an impairment loss is recognized in earnings equal to the entire difference between the investment’s cost and its fair value at the balance sheet date of the reporting period.

Level 3 Financial Liabilities – Derivative Warrant Liabilities

The Company uses Level 3 of the fair value hierarchy to measure the fair value of the derivative liabilities and revalues its derivative warrant liability at every reporting period and recognizes gains or losses in the consolidated statements of operations and comprehensive income (loss) that are attributable to the change in the fair value of the derivative warrant liability.

Fair Value of Non-Financial Assets or Liabilities Measured on a Recurring Basis

The Company’s non-financial assets include inventories.  The Company identifies potentially excess and slow-moving inventories by evaluating turn rates, inventory levels and other factors.  Excess quantities are identified through evaluation of inventory aging, review of inventory turns and historical sales experiences. The Company provides lower of cost or market reserves for such identified excess and slow-moving inventories. The Company establishes a reserve for inventory shrinkage, if any, based on the historical results of physical inventory cycle counts.

Carrying Value, Recoverability and Impairment of Long-Lived Assets

The Company has adopted paragraph 360-10-35-17 of the FASB Accounting Standards Codification for its long-lived assets. The Company’s long-lived assets, which include property, plant and equipment and land use rights are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets.  Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  When long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives.

The Company considers the following to be some examples of important indicators that may trigger an impairment review: (i) significant under-performance or losses of assets relative to expected historical or projected future operating results; (ii) significant changes in the manner or use of assets or in the Company’s overall strategy with respect to the manner or use of the acquired assets or changes in the Company’s overall business strategy; (iii) significant negative industry or economic trends; (iv) increased competitive pressures; (v) a significant decline in the Company’s stock price for a sustained period of time; and (vi) regulatory changes.  The Company evaluates acquired assets for potential impairment indicators at least annually and more frequently upon the occurrence of such events.

The key assumptions used in management’s estimates of projected cash flow deal largely with forecasts of sales levels, gross margins, and operating costs of the manufacturing facilities.  These forecasts are typically based on historical trends and take into account recent developments as well as management’s plans and intentions.  Any difficulty in manufacturing or sourcing raw materials on a cost effective basis would significantly impact the projected future cash flows of the Company’s manufacturing facilities and potentially lead to an impairment charge for long-lived assets.  Other factors, such as increased competition or a decrease in the desirability of the Company’s products, could lead to lower projected sales levels, which would adversely impact cash flows.  A significant change in cash flows in the future could result in an impairment of long lived assets.

The impairment charges, if any, is included in operating expenses in the accompanying consolidated statements of income and comprehensive income (loss).

Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Pledged Deposits

Pledged deposits consist of amounts held in financial institutions for (i) outstanding letters of credit and (ii) open banker’s acceptance notes payable maturing between three (3) and nine (9) months from the date of issuance.

The Company uses letters of credit in connection with its purchases of ferrous and non-ferrous ores and metals, and scrap metal for processing and distribution.  The issuing financial institutions of those letters of credit require the Company to deposit and pledge certain percentage of the maximum amount stipulated under those letters of the credit as collateral.  The pledged deposits are either released to the Company in the event of vendors' non-performance or to be released to the Company as part of the payment toward the letters of credit when vendors delivers the goods under those letters of credit on or before maturity date.

The Company satisfies certain accounts payable, through banker’s acceptance notes issued by financial institutions to certain of the Company’s vendors.  The issuing financial institutions of those banker’s acceptance notes require the Company to deposit and pledge certain percentage of the amount stipulated under those banker’s acceptance notes as collateral.  The pledged deposits are released to the Company as part of the payment toward banker’s acceptance notes upon maturity.

The Management of the Company believes it is appropriate to classify such amounts as current assets as those letters of credit are of a short term nature, three (3) to nine (9) months in length from the date of issuance.

Marketable Debt and Equity Securities, Available for Sale

The Company accounts for marketable debt and equity securities, available for sale, in accordance with sub-topic 320-10 of the FASB Accounting Standards Codification (“Sub-topic 320-10”).

Pursuant to Paragraph 320-10-35-1, investments in debt securities that are classified as available for sale and equity securities that have readily determinable fair values that are classified as available for sale shall be measured subsequently at fair value in the consolidated balance sheets at each balance sheet date. Unrealized holding gains and losses for available-for-sale securities (including those classified as current assets) shall be excluded from earnings and reported in other comprehensive income until realized except an available-for-sale security that is designated as being hedged in a fair value hedge, from which all or a portion of the unrealized holding gain and loss of shall be recognized in earnings during the period of the hedge, pursuant to paragraphs 815-25-35-1 through 815-25-35-4.

The Company follows Paragraphs 320-10-35-17 through 34E and assess whether an investment is impaired in each reporting period.  An investment is impaired if the fair value of the investment is less than its cost. Impairment indicators include, but are not limited to the following: a. a significant deterioration in the earnings performance, credit rating, asset quality, or business prospects of the investee; b. a significant adverse change in the regulatory, economic, or technological environment of the investee; c. a significant adverse change in the general market condition of either the geographic area or the industry in which the investee operates; d. a bona fide offer to purchase (whether solicited or unsolicited), an offer by the investee to sell, or a completed auction process for the same or similar security for an amount less than the cost of the investment; e. factors that raise significant concerns about the investee's ability to continue as a going concern, such as negative cash flows from operations, working capital deficiencies, or noncompliance with statutory capital requirements or debt covenants. If the fair value of an investment is less than its cost basis at the balance sheet date of the reporting period for which impairment is assessed, the impairment is either temporary or other than temporary.  Pursuant to Paragraph 320-10-35-34, if it is determined that the impairment is other than temporary, then an impairment loss shall be recognized in earnings equal to the entire difference between the investment’s cost and its fair value at the balance sheet date of the reporting period for which the assessment is made. The measurement of the impairment shall not include partial recoveries after the balance sheet date. The fair value of the investment would then become the new basis of the investment and shall not be adjusted for subsequent recoveries in fair value.  For presentation purpose, the entity shall recognize and present the total other-than-temporary impairment in the statement of earnings with an offset for the amount of the total other-than-temporary impairment that is recognized in other comprehensive income, in accordance with paragraph 320-10-35-34D, if any, pursuant to Paragraph 320-10-45-8A; and separately present, in the financial statement in which the components of accumulated other comprehensive income are reported, amounts recognized therein related to held-to-maturity and available-for-sale debt securities for which a portion of an other-than-temporary impairment has been recognized in earnings pursuant to Paragraph 320-10-45-9A.  Pursuant to Paragraphs 320-10-35-36 and 37 the entire change in the fair value of foreign-currency-denominated available-for-sale debt securities shall be reported in other comprehensive income and An entity holding a foreign-currency-denominated available-for-sale debt security is required to consider, among other things, changes in market interest rates and foreign exchange rates since acquisition in determining whether an other-than-temporary impairment has occurred.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts.  The Company follows paragraph 310-10-50-9 of the FASB Accounting Standards Codification to estimate the allowance for doubtful accounts.  The Company performs on-going credit evaluations of its customers and adjusts credit limits based upon payment history and the customer’s current credit worthiness, as determined by the review of their current credit information; and determines the allowance for doubtful accounts based on historical write-off experience, customer specific facts and economic conditions.

Outstanding account balances are reviewed individually for collectability.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. Bad debt expense is included in general and administrative expenses, if any.  Pursuant to paragraph 310-10-50-2 of the FASB Accounting Standards Codification account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.  The Company has adopted paragraph 310-10-50-6 of the FASB Accounting Standards Codification and determine when receivables are past due or delinquent based on how recently payments have been received.

The Company does not have any off-balance-sheet credit exposure to its customers.

Advance on Purchases

Advance on purchases primarily represent amounts paid to vendors for future delivery of products ranging from three (3) months to nine (9) months, all of which were fully or partially refundable depending upon the terms and conditions of the purchase agreements.

Inventories

Inventory Valuation

The Company values inventories, consisting of raw materials, consumables, packaging material, finished goods, and purchased merchandise for resale, at the lower of cost or market.  Cost is determined on the first-in and first-out (“FIFO”) method for raw materials and packaging materials and the weighted average cost method for finished goods. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company reduces inventories for the diminution of value, resulting from product obsolescence, damage or other issues affecting marketability, equal to the difference between the cost of the inventory and its estimated market value.  Factors utilized in the determination of estimated market value include (i) current sales data and historical return rates, (ii) estimates of future demand, (iii) competitive pricing pressures, (iv) new product introductions, (v) product expiration dates, and (vi) component and packaging obsolescence.

Normal Capacity and Period Costs of Underutilized or Idle Capacity of the Production Facilities

The Company follows paragraph 330-10-30-3 of the FASB Accounting Standards Codification for the allocation of production costs and charges to inventories.  The Company allocates fixed production overhead to inventories based on the normal capacity of the production facilities expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance.  Judgment is required to determine when a production level is abnormally low (that is, outside the range of expected variation in production).  Factors that might be anticipated to cause an abnormally low production level include significantly reduced demand, labor and materials shortages, and unplanned facility or equipment down time.  The actual level of production may be used if it approximates normal capacity.  In periods of abnormally high production, the amount of fixed overhead allocated to each unit of production is decreased so that inventories are not measured above cost.  The amount of fixed overhead allocated to each unit of production is not increased as a consequence of abnormally low production or idle plant and  unallocated overheads of underutilized or idle capacity of the production facilities are recognized as period costs in the period in which they are incurred rather than as a portion of the inventory cost.

Inventory Obsolescence and Markdowns

The Company evaluates its current level of inventories considering historical sales and other factors and, based on this evaluation, classify inventory markdowns in the income statement as a component of cost of goods sold pursuant to Paragraph 420-10-S99 of the FASB Accounting Standards Codification to adjust inventories to net realizable value. These markdowns are estimates, which could vary significantly from actual requirements if future economic conditions, customer demand or competition differ from expectations. Other significant estimates include the allocation of variable and fixed production overheads. While variable production overheads are allocated to each unit of production on the basis of actual use of production facilities, the allocation of fixed production overhead to the costs of conversion is based on the normal capacity of the Company’s production facilities, and recognizes abnormal idle facility expenses as current period charges. Certain costs, including categories of indirect materials, indirect labor and other indirect manufacturing costs which are included in the overhead pools are estimated. The management of the Company determines its normal capacity based upon the amount of operating hours of the manufacturing machinery and equipment in a reporting period.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred.  Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to twenty (20) years.  Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in the consolidated statements of income and comprehensive income.  Leasehold improvements, if any, are amortized on a straight-line basis over the term of the lease or the estimated useful lives, whichever is shorter.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Construction in progress represents direct costs of construction or the acquisition cost of long-lived assets. Under U.S. GAAP, all costs associated with construction of long-lived assets should be reflected as long-term as part of construction-in-progress. Capitalization of these costs ceases and the construction in progress is transferred to property, plant and equipment when substantially all of the activities necessary to prepare the long-lived assets for their intended use are completed. No depreciation is provided until the construction of the long-lived assets is complete and ready for their intended use.

Land Use Rights

Land use rights represent the cost to obtain the right to use certain parcels of land in the City of Lianyungang, Jiangsu Province, PRC.  Land use rights are carried at cost and amortized on a straight-line basis over the lives of the rights of fifty (50) years.  Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Banker’s Acceptance Notes Payable

The Company satisfies certain accounts payable, through the issuance of banker’s acceptance notes issued by financial institutions to certain of the Company’s vendors.  These notes are usually of a short term nature, three (3) to nine (9) months in length.  They are non-interest bearing,  are due upon maturity, and are paid by the Company’s banks directly to the vendors upon presentation on the date of maturity and the Company is obliged to repay the note in full to the financial institutions.  In the event of insufficient funds to repay these notes, the Company's bank will convert them to loans on demand with interest at a predetermined rate per annum payable monthly.

Customer Deposits

Customer deposits primarily represent amounts received from customers for future delivery of products, which are fully or partially refundable depending upon the terms and conditions of the sales agreements.

Leases

Lease agreements are evaluated to determine whether they are capital leases or operating leases in accordance with paragraph 840-10-25-1 of the FASB Accounting Standards Codification (“Paragraph 840-10-25-1”).  When substantially all of the risks and benefits of property ownership have been transferred to the Company, as determined by the test criteria in Paragraph 840-10-25-1, the lease then qualifies as a capital lease.  Capital lease assets are depreciated on a straight line method, over the capital lease assets estimated useful lives consistent with the Company’s normal depreciation policy for tangible fixed assets.  Interest charges are expensed over the period of the lease in relation to the carrying value of the capital lease obligation.

Rent expense for operating leases, which may include free rent or fixed escalation amounts in addition to minimum lease payments, is recognized on a straight-line basis over the duration of each lease term.

Derivative Instruments and Hedging Activities

The Company accounts for derivative instruments and hedging activities in accordance with paragraph 810-10-05-4 of the FASB Accounting Standards Codification (“Paragraph 810-10-05-4”). Paragraph 810-10-05-4 requires companies to recognize all derivative instruments as either assets or liabilities in the balance sheet at fair value.  The accounting for changes in the fair value of a derivative instrument depends upon: (i) whether the derivative has been designated and qualifies as part of a hedging relationship, and (ii) the type of hedging relationship.  For those derivative instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument based upon the exposure being hedged as either a fair value hedge, cash flow hedge or hedge of a net investment in a foreign operation.

From time to time, the Company employs foreign currency forward contracts to convert unforeseeable foreign currency exchange rates to fixed foreign currency exchange rates.  The Company does not use derivatives for speculation or trading purposes.  Changes in the fair value of derivatives are recorded each period in current earnings or through other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction.  The ineffective portion of all hedges is recognized in current earnings.  The Company has sales and purchase commitments denominated in foreign currencies.  Foreign currency forward contracts are used to hedge against the risk of change in the fair value of these commitments attributable to fluctuations in exchange rates (“Fair Value Hedges”).  Changes in the fair value of the derivative instrument are generally offset in the income statement by changes in the fair value of the item being hedged.

The Company did not employ foreign currency forward contracts to convert unforeseeable foreign currency exchange rates to fixed foreign currency exchange rates for the year ended December 31, 2012 or 2011.

Derivative Warrant Liability

The Company evaluates its convertible debt, options, warrants or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 810-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification.  The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability.  In the event that the fair value is recorded as a liability, the change in fair value is recorded in the consolidated statement of operations and comprehensive income (loss) as other income or expense.  Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then that the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.  Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date.  Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

On January 1, 2009, the Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock.  Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.   The adoption of Section 815-40-15 has affected the accounting for (i) certain freestanding warrants that contain exercise price adjustment features and (ii) convertible bonds issued by foreign subsidiaries with a strike price denominated in a foreign currency.

The Company initially classified the warrants to purchase 2,728,913 shares of its common stock issued in connection with its July 2008 offering of common stock as additional paid-in capital upon issuance of the warrants.  Upon the adoption of Section 815-40-15 on January 1, 2009, these warrants are no longer deemed to be indexed to the Company’s own stock and were reclassified from equity to a derivative liability with a fair value of $3,251,949 effective as of January 1, 2009.  The reclassification entry included a cumulative adjustment to retained earnings of $1,845,455 and a reduction of additional paid-in capital of $5,097,404, the amount originally classified as additional paid-in capital upon issuance of the warrants on July 31, 2008.

The Company marks to market the fair value of the remaining embedded derivative warrants at each balance sheet date and records the change in the fair value of the remaining embedded derivative warrants as other income or expense in the consolidated statements of operations and comprehensive income (loss).

The Company utilizes the Lattice model that values the liability of the derivative warrants based on a probability weighted discounted cash flow model with the assistance of the third party valuation firm.  The reason the Company picks the Lattice model is that in many cases there may be multiple embedded features or the features of the bifurcated derivatives may be so complex that a Black-Scholes valuation does not consider all of the terms of the instrument.  Therefore, the fair value may not be appropriately captured by simple models.  In other words, simple models such as Black-Scholes may not be appropriate in many situations given complex features and terms of conversion option (e.g., combined embedded derivatives).  The Lattice model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise and full reset features.  Based on these features, there are two primary events that can occur; the Holder exercises the Warrants or the Warrants are held to expiration. The Lattice model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.).  Projections were then made on the underlying factors which led to potential scenarios.  Probabilities were assigned to each scenario based on management projections.  This led to a cash flow projection and a probability associated with that cash flow.  A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrants.

Related Parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include:  a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitment and Contingencies

The Company follows subtopic 450-20 of the FASB Accounting Standards Codification to report accounting for contingencies. Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements.  If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.  Management does not believe, based upon information available at this time, that these matters will have a material adverse effect on the Company’s consolidated financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

Revenue Recognition

The Company applies paragraph 605-10-S99-1 of the FASB Accounting Standards Codification for revenue recognition.  The Company recognizes revenue when it is realized or realizable and earned.  The Company considers revenue realized or realizable and earned when all of the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) the product has been shipped or the services have been rendered to the customer, (iii) the sales price is fixed or determinable, and (iv) collectability is reasonably assured.

The Company derives its revenues from sales contracts with customers with revenues being generated upon the shipment of merchandise.  Persuasive evidence of an arrangement is demonstrated via sales invoice or contract; product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the vessel or rail company and title transfers upon shipment, based on free on board (“FOB”) warehouse terms; the sales price to the customer is fixed upon acceptance of the signed purchase order or contract and there is no separate sales rebate, discount, or volume incentive.  When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Net sales of products represent the invoiced value of goods, net of value added taxes (“VAT”).  The Company is subject to VAT which is levied on the majority of the Company’s products at the rate of 13% on the invoiced value of sales prior to December 31, 2008 and 17% on the invoiced value of sales as of January 1, 2009 and forward.  Sales or Output VAT is borne by customers in addition to the invoiced value of sales and Purchase or Input VAT is borne by the Company in addition to the invoiced value of purchases to the extent not refunded for export sales.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with paragraph 605-45-45-19 of the FASB Accounting Standards Codification.  While amounts charged to customers for shipping products are included in revenues, the related costs are classified in cost of goods sold as incurred.

Foreign Currency Transactions

The Company applies the guidelines as set out in Section 830-20-35 of the FASB Accounting Standards Codification (“Section 830-20-35”) for foreign currency transactions.  Pursuant to Section 830-20-35 of the FASB Accounting Standards Codification, foreign currency transactions are transactions denominated in currencies other than U.S. Dollar, the Company’s reporting currency or Chinese Yuan or Renminbi, the Company’s Chinese operating subsidiaries' functional currency.  Foreign currency transactions may produce receivables or payables that are fixed in terms of the amount of foreign currency that will be received or paid.  A change in exchange rates between the functional currency and the currency in which a transaction is denominated increases or decreases the expected amount of functional currency cash flows upon settlement of the transaction. That increase or decrease in expected functional currency cash flows is a foreign currency transaction gain or loss that generally shall be included in determining net income for the period in which the exchange rate changes. Likewise, a transaction gain or loss (measured from the transaction date or the most recent intervening balance sheet date, whichever is later) realized upon settlement of a foreign currency transaction generally shall be included in determining net income for the period in which the transaction is settled. The exceptions to this requirement for inclusion in net income of transaction gains and losses pertain to certain intercompany transactions and to transactions that are designated as, and effective as, economic hedges of net investments and foreign currency commitments.  Pursuant to Section 830-20-25 of the FASB Accounting Standards Codification, the following shall apply to all foreign currency transactions of an enterprise and its investees: (a) at the date the transaction is recognized, each asset, liability, revenue, expense, gain, or loss arising from the transaction shall be measured and recorded in the functional currency of the recording entity by use of the exchange rate in effect at that date as defined in section 830-10-20 of the FASB Accounting Standards Codification; and (b) at each balance sheet date, recorded balances that are denominated in currencies other than the functional currency or reporting currency of the recording entity shall be adjusted to reflect the current exchange rate.

Stock-Based Compensation for Obtaining Employee Services

The Company accounts for its stock based compensation in which the Company obtains employee services in share-based payment transactions under the recognition and measurement principles of the fair value recognition provisions of section 718-10-30 of the FASB Accounting Standards Codification. Pursuant to paragraph 718-10-30-6 of the FASB Accounting Standards Codification, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•
Expected term of share options and similar instruments: The expected life of options and similar instruments represents the period of time the option and/or warrant are expected to be outstanding.  Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior into the fair value (or calculated value) of the instruments.  Pursuant to paragraph 718-10-S99-1, it may be appropriate to use the simplified method, i.e., expected term = ((vesting term + original contractual term) / 2), if (i) A company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded; (ii) A company significantly changes the terms of its share option grants or the types of employees that receive share option grants such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term; or (iii) A company has or expects to have significant structural changes in its business such that its historical exercise data may no longer provide a reasonable basis upon which to estimate expected term. The Company uses the simplified method to calculate expected term of share options and similar instruments as the company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

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Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

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Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

The Company’s policy is to recognize compensation cost for awards with only service conditions and a graded vesting schedule on a straight-line basis over the requisite service period for the entire award.

Equity Instruments Issued to Parties Other Than Employees for Acquiring Goods or Services

The Company accounts for equity instruments issued to parties other than employees for acquiring goods or services under guidance of Sub-topic 505-50 of the FASB Accounting Standards Codification (“Sub-topic 505-50”).

Pursuant to ASC Section 505-50-30, all transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.  The measurement date used to determine the fair value of the equity instrument issued is the earlier of the date on which the performance is complete or the date on which it is probable that performance will occur.  If the Company is a newly formed corporation or shares of the Company are thinly traded the use of share prices established in the Company’s most recent private placement memorandum (“PPM”), or weekly or monthly price observations would generally be more appropriate than the use of daily price observations as such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

The fair value of share options and similar instruments is estimated on the date of grant using a Black-Scholes option-pricing valuation model.  The ranges of assumptions for inputs are as follows:

•
Expected term of share options and similar instruments: Pursuant to Paragraph 718-10-50-2(f)(2)(i) of the FASB Accounting Standards Codification the expected term of share options and similar instruments represents the period of time the options and similar instruments are expected to be outstanding taking into consideration of the contractual term of the instruments and holder’s expected exercise behavior into the fair value (or calculated value) of the instruments.  The Company uses historical data to estimate holder’s expected exercise behavior.  If the Company is a newly formed corporation or shares of the Company are thinly traded the contractual term of the share options and similar instruments is used as the expected term of share options and similar instruments as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term.

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Expected volatility of the entity’s shares and the method used to estimate it.  Pursuant to ASC Paragraph 718-10-50-2(f)(2)(ii) a thinly-traded or nonpublic entity that uses the calculated value method shall disclose the reasons why it is not practicable for the Company to estimate the expected volatility of its share price, the appropriate industry sector index that it has selected, the reasons for selecting that particular index, and how it has calculated historical volatility using that index.  The Company uses the average historical volatility of the comparable companies over the expected contractual life of the share options or similar instruments as its expected volatility.  If shares of a company are thinly traded the use of weekly or monthly price observations would generally be more appropriate than the use of daily price observations as the volatility calculation using daily observations for such shares could be artificially inflated due to a larger spread between the bid and asked quotes and lack of consistent trading in the market.

•
Expected annual rate of quarterly dividends.  An entity that uses a method that employs different dividend rates during the contractual term shall disclose the range of expected dividends used and the weighted-average expected dividends.  The expected dividend yield is based on the Company’s current dividend yield as the best estimate of projected dividend yield for periods within the expected term of the share options and similar instruments.

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Risk-free rate(s). An entity that uses a method that employs different risk-free rates shall disclose the range of risk-free rates used.  The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant for periods within the expected term of the share options and similar instruments.

Pursuant to ASC paragraph 505-50-25-7, if fully vested, non-forfeitable equity instruments are issued at the date the grantor and grantee enter into an agreement for goods or services (no specific performance is required by the grantee to retain those equity instruments), then, because of the elimination of any obligation on the part of the counterparty to earn the equity instruments, a measurement date has been reached. A grantor shall recognize the equity instruments when they are issued (in most cases, when the agreement is entered into). Whether the corresponding cost is an immediate expense or a prepaid asset (or whether the debit should be characterized as contra-equity under the requirements of paragraph 505-50-45-1) depends on the specific facts and circumstances. Pursuant to ASC paragraph 505-50-45-1, a grantor may conclude that an asset (other than a note or a receivable) has been received in return for fully vested, non-forfeitable equity instruments that are issued at the date the grantor and grantee enter into an agreement for goods or services (and no specific performance is required by the grantee in order to retain those equity instruments). Such an asset shall not be displayed as contra-equity by the grantor of the equity instruments. The transferability (or lack thereof) of the equity instruments shall not affect the balance sheet display of the asset. This guidance is limited to transactions in which equity instruments are transferred to other than employees in exchange for goods or services. Section 505-50-30 provides guidance on the determination of the measurement date for transactions that are within the scope of this Subtopic.

Pursuant to Paragraphs 505-50-25-8 and 505-50-25-9, an entity may grant fully vested, non-forfeitable equity instruments that are exercisable by the grantee only after a specified period of time if the terms of the agreement provide for earlier exercisability if the grantee achieves specified performance conditions. Any measured cost of the transaction shall be recognized in the same period(s) and in the same manner as if the entity had paid cash for the goods or services or used cash rebates as a sales discount instead of paying with, or using, the equity instruments. A recognized asset, expense, or sales discount shall not be reversed if a share option and similar instrument that the counterparty has the right to exercise expires unexercised.

Pursuant to ASC paragraph 505-50-30-S99-1, if the Company receives a right to receive future services in exchange for unvested, forfeitable equity instruments, those equity instruments are treated as unissued for accounting purposes until the future services are received (that is, the instruments are not considered issued until they vest). Consequently, there would be no recognition at the measurement date and no entry should be recorded.

Investment Credit - Government

Certain Chinese local governments provide non-refundable investment credits to encourage enterprises to invest in local communities.  Investment credits from local governments are credited to other income – investment credit – government, upon receipt.

Renewable Metals was granted RMB10,000,000 in investment credits from Lianyungang Economic and Technology Development Zone on November 25, 2011, which was received on November 30, 2011.

Income Tax Provision

The Company accounts for income taxes under Section 740-10-30 of the FASB Accounting Standards Codification, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Consolidated Statements of Income and Comprehensive Income in the period that includes the enactment date.

The Company adopted section 740-10-25 of the FASB Accounting Standards Codification (“Section 740-10-25”). Section 740-10-25 addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements.  Under Section 740-10-25, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.  The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty (50) percent likelihood of being realized upon ultimate settlement.  Section 740-10-25 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying consolidated balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its consolidated balance sheets and provides valuation allowances as management deems necessary.

Management makes judgments as to the interpretation of the tax laws that might be challenged upon an audit and cause changes to previous estimates of tax liability. In addition, the Company operates within multiple taxing jurisdictions and is subject to audit in these jurisdictions. In management’s opinion, adequate provisions for income taxes have been made for all years. If actual taxable income by tax jurisdiction varies from estimates, additional allowances or reversals of reserves may be necessary.

Uncertain Tax Positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the provisions of Section 740-10-25 for the year ended December 31, 2012 or 2011.

Foreign Currency Translation

The Company follows Section 830-10-45 of the FASB Accounting Standards Codification (“Section 830-10-45”) for foreign currency translation to translate the financial statements of the foreign subsidiary from the functional currency, generally the local currency, into U.S. Dollars.  Section 830-10-45 sets out the guidance relating to how a reporting entity determines the functional currency of a foreign entity (including of a foreign entity in a highly inflationary economy), re-measures the books of record (if necessary), and characterizes transaction gains and losses. Pursuant to Section 830-10-45, the assets, liabilities, and operations of a foreign entity shall be measured using the functional currency of that entity. An entity’s functional currency is the currency of the primary economic environment in which the entity operates; normally, that is the currency of the environment, or local currency, in which an entity primarily generates and expends cash.

The functional currency of each foreign subsidiary is determined based on management’s judgment and involves consideration of all relevant economic facts and circumstances affecting the subsidiary. Generally, the currency in which the subsidiary transacts a majority of its transactions, including billings, financing, payroll and other expenditures, would be considered the functional currency, but any dependency upon the parent and the nature of the subsidiary’s operations must also be considered.  If a subsidiary’s functional currency is deemed to be the local currency, then any gain or loss associated with the translation of that subsidiary’s financial statements is included in accumulated other comprehensive income. However, if the functional currency is deemed to be the U.S. Dollar, then any gain or loss associated with the re-measurement of these financial statements from the local currency to the functional currency would be included in the consolidated statements of income and comprehensive income (loss). If the Company disposes of foreign subsidiaries, then any cumulative translation gains or losses would be recorded into the consolidated statements of income and comprehensive income (loss).  If the Company determines that there has been a change in the functional currency of a subsidiary to the U.S. Dollar, any translation gains or losses arising after the date of change would be included within the statement of income and comprehensive income (loss).

Based on an assessment of the factors discussed above, the management of the Company determined the relevant subsidiaries’ local currencies to be their respective functional currencies.

The financial records of the Company's Chinese operating subsidiaries are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency.  Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date.  Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the consolidated financial statements.  Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the consolidated statement of stockholders’ equity.

RMB is not a fully convertible currency.  All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange.  The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC.  Commencing July 21, 2005, China adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies.  The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per U.S. dollar to approximately RMB 8.11 per U.S. dollar on July 21, 2005.  Since then, the PBOC administers and regulates the exchange rate of the U.S. dollar against the RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

Unless otherwise noted, the rate presented below per U.S. $1.00 was the midpoint of the interbank rate as quoted by OANDA Corporation (www.oanda.com) contained in its consolidated financial statements.  Management believes that the difference between RMB vs. U.S. dollar exchange rate quoted by the PBOC and RMB vs. U.S. dollar exchange rate reported by OANDA Corporation were immaterial.  Translations do not imply that the RMB amounts actually represent, or have been or could be converted into, equivalent amounts in U.S. dollars.  Translation of amounts from RMB into U.S. dollars has been made at the following exchange rates for the respective periods:

	December 31, 2012	December 31, 2012

Balance sheets	6.3086	6.3585

Statements of operations and comprehensive income (loss)	6.3116	6.4640

Comprehensive Income (Loss)

The Company has applied section 220-10-45 of the FASB Accounting Standards Codification. This statement establishes rules for the reporting of comprehensive income and its components.  Comprehensive income (loss), for the Company, consists of net income (loss), change in unrealized loss of marketable securities and foreign currency translation adjustments and is presented in the Company’s Consolidated Statements of Operations and Comprehensive Income (Loss) and Stockholders’ Equity.

Net Income (Loss) per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification.   Basic net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period.  Diluted net income (loss) per common share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during the period to reflect the potential dilution that could occur from common shares issuable through contingent share arrangements, stock options and warrants.

The following table shows the potentially outstanding dilutive common shares excluded from the diluted net income (loss) per common share calculation as they were anti-dilutive:

	Potentially Outstanding Dilutive Common Shares

	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011

Warrants issued on August 1, 2008 in connection with the Company’s August 1, 2008 equity financing inclusive of non-derivative warrants to purchase 1,031,715 shares and derivative warrants to purchase 186,306 shares at $5.00 per share expiring five (5) years from date of issuance	1,218,021	1,218,021

Warrants issued on April 20, 2010 in connection with the Company’s April 20, 2010 equity financing inclusive of warrants to purchase 1,538,464 shares to the investors and warrants to purchase 76,923 shares to the placement agent at $7.50 per share expiring five (5) years from date of issuance	1,615,387	1,615,387

Sub-total - Warrants	2,833,408	2,833,408

Options issued on October 5, 2010 to an employee to purchase 40,000 common shares exercisable at $5.00 per share expiring five (5) years from the date of issuance	40,000	40,000

Sub-total - Options	40,000	40,000

Total potentially outstanding dilutive common shares	2,873,408	2,873,408

Cash Flows Reporting

The Company adopted paragraph 230-10-45-24 of the FASB Accounting Standards Codification for cash flows reporting, classifies cash receipts and payments according to whether they stem from operating, investing, or financing activities and provides definitions of each category, and uses the indirect or reconciliation method (“Indirect method”) as defined by paragraph 230-10-45-25 of the FASB Accounting Standards Codification to report net cash flow from operating activities by adjusting net income to reconcile it to net cash flow from operating activities by removing the effects of (a) all deferrals of past operating cash receipts and payments and all accruals of expected future operating cash receipts and payments and (b) all items that are included in net income that do not affect operating cash receipts and payments.  The Company reports the reporting currency equivalent of foreign currency cash flows, using the current exchange rate at the time of the cash flows and the effect of exchange rate changes on cash held in foreign currencies is reported as a separate item in the reconciliation of beginning and ending balances of cash and cash equivalents and separately provides information about investing and financing activities not resulting in cash receipts or payments in the period pursuant to paragraph 830-230-45-1 of the FASB Accounting Standards Codification.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB Accounting Standards Codification for the disclosure of subsequent events. The Company will evaluate subsequent events through the date when the financial statements are issued.  Pursuant to ASU 2010-09 of the FASB Accounting Standards Codification, the Company as an SEC filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

FASB Accounting Standards Update No. 2011-08

In September 2011, the FASB issued the FASB Accounting Standards Update No. 2011-08 “Intangibles—Goodwill and Other: Testing Goodwill for Impairment” (“ASU 2011-08”). This Update is to simplify how public and nonpublic entities test goodwill for impairment. The amendments permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. Under the amendments in this Update, an entity is not required to calculate the fair value of a reporting unit unless the entity determines that it is more likely than not that its fair value is less than its carrying amount.

The guidance is effective for interim and annual periods beginning on or after December 15, 2011. Early adoption is permitted.

FASB Accounting Standards Update No. 2011-11

In December 2011, the FASB issued the FASB Accounting Standards Update No. 2011-11 “Balance Sheet: Disclosures about Offsetting Assets and Liabilities” (“ASU 2011-11”). This Update requires an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The objective of this disclosure is to facilitate comparison between those entities that prepare their financial statements on the basis of U.S. GAAP and those entities that prepare their financial statements on the basis of IFRS.

The amended guidance is effective for annual reporting periods beginning on or after January 1, 2013, and interim periods within those annual periods.

FASB Accounting Standards Update No. 2012-02

In July 2012, the FASB issued the FASB Accounting Standards Update No. 2012-02 “Intangibles—Goodwill and Other (Topic 350) Testing Indefinite-Lived Intangible Assets for Impairment” (“ASU 2012-02”).

This Update is intended to reduce the cost and complexity of testing indefinite-lived intangible assets other than goodwill for impairment. This guidance builds upon the guidance in ASU 2011-08, entitled Testing Goodwill for Impairment. ASU 2011-08 was issued on September 15, 2011, and feedback from stakeholders during the exposure period related to the goodwill impairment testing guidance was that the guidance also would be helpful in impairment testing for intangible assets other than goodwill.

The revised standard allows an entity the option to first assess qualitatively whether it is more likely than not (that is, a likelihood of more than 50 percent) that an indefinite-lived intangible asset is impaired, thus necessitating that it perform the quantitative impairment test. An entity is not required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative impairment test unless the entity determines that it is more likely than not that the asset is impaired.

This Update is effective for annual and interim impairment tests performed in fiscal years beginning after September 15, 2012.  Earlier implementation is permitted.

Other Recently Issued, but Not Yet Effective Accounting Pronouncements

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

Note 3 – Pledged Deposits

Pledged deposits consist of amounts held in financial institutions for (i) outstanding letters of credit and (ii) open banker’s acceptance notes payable maturing between three (3) to nine (9) months from the date of issuance.

Pledged deposits consisted of the following:

	December 31, 2012	December 31, 2011

Armco HK

Letters of credit (i)	$8,442	$2,109,832

Sub-total – Armco HK	8,442	2,109,832

Renewable Metals

Bank acceptance notes payable (ii)	475,541	1,100,889

Letters of credit (iii)	2,445,676	3,774,475

Deposit for capital lease obligation (iv)	475,541	417,809

Sub-total – Renewable Metals	3,396,758	5,347,173

Henan Armco

Letters of credit (v)	1,185,629	900,665

Sub-total – Henan Armco	1,185,629	900,665

	$4,590,829	$8,357,670

(i)	$8,442 was released to the Company as part of the payment toward outstanding letters of credit. .

(ii)	$475,541 is to be released to the Company when the related banker’s acceptance notes payable mature June 6, 2013.

(iii)	$2,444,282 was released to the Company for payment toward fulfilled letters of credit when those letters of credit matured in February, 2013.

(iv)	$475,541 is to be released to the Company as part of the payment towards capital lease installment payment when the capital lease agreement matures on December 15, 2014.

(v)
$1,136,088 was released to the Company as part of the payment toward fulfilled letters of credit t when those letters of credit matured and the remaining balance is to be released when letters of credit mature  ranging from March 25, 2012 through June 27, 2013.

Note 4 – Marketable Equity Securities, Available for Sale

On June 8, 2010, China Armco Metals, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Apollo Minerals Limited (“Apollo Minerals”), an Australian iron ore exploration company listed on the Australian Securities Exchange (ASX: AON).  Under the terms of the Subscription Agreement, the Company agreed to acquire up to a 19.9% stake in Apollo for US $3,396,658 in cash. On July 19, 2010 Apollo Minerals issued 29,250,000 shares of its common stock to the Company.  Pursuant to the Subscription Agreement, the Company received a seat on Apollo Minerals’ Board of Directors in July 2010.  The board representation continues as long as the Company maintains a minimum 12% stake in Apollo Minerals.

The Company has the right to name one member to Apollo Mineral’s board of directors for as long as it maintains at least a 12% stake in Apollo Minerals.  Apollo Minerals intends to use the cash infusion to advance its exploration activities, to carry out processing, option studies and to evaluate opportunities to access local infrastructure and other project opportunities.

Apollo Minerals also issued to the Company, five (5) year options to purchase an additional 5 million shares of common stock at AUD0.25 (approximately $0.20) per share, half of which will vest on the first anniversary of the initial issuance with the balance vesting on the second anniversary of the initial issuance.  The options may only be exercised in order for the Company to maintain its 19.9% stake should Apollo Minerals issue additional common shares in the future.

The Company values marketable securities at the lower of its original cost, Private Place of Memorandum ("PPM") or market using Australia quoted market prices on Apollo Minerals stock, whichever is more reliably measurable.

At December 31, 2011, the estimated fair value of the investment in Apollo Minerals was approximately ($1.76) million less than its original costs inclusive of ($1.98) million in impairment and $0.22 million of foreign currency transaction gain based on the most recent PPM price of AUD0.055 per common share whereby Apollo Minerals sold 23,545,454 common shares for AUD1,295,000 on November 15, 2011.  Even though the Company intends to hold these shares the management of the Company concluded that the decline in the fair value was other than temporary and recorded the unrealized loss of marketable securities to (i) impairment – other than temporary of ($1.98) million in other income (loss) and (ii) foreign currency transaction gain in other income (loss) in the accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2011.

At December 31, 2012, the estimated fair value of the investment in Apollo Minerals was approximately ($2.18) million less than its original cost based on most recent market PPM price of AUD0.04 per common share; whereby Apollo Minerals sold 89,550,000 common shares for AUD3,600,000 on May 8, 2012.  Even though the Company intends to hold these shares, the management of the Company concluded that the decline in the fair value was other than temporary and recorded the unrealized loss of marketable securities to (i) impairment – other than temporary of ($0.38) million in other income (loss) and (ii) foreign currency transaction loss in other income (loss) in the accompanying consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2012.

The table below provides a summary of the changes in the fair value of marketable securities, available for sale measured at fair value on a recurring basis using Level 1 of the fair value hierarchy to measure the fair value.

		Fair Value Measurement Using Level 1 Inputs
	Original cost	Impairment – Other Than Temporary	Accumulated Foreign Currency Transaction Gain (Loss)	Other Comprehensive Income (Loss) - Change in Unrealized Loss		Fair Value

Balance, December 31, 2010	$3,396,658	$-	$-		$(506,278)	$2,890,380

Purchases, issuances and settlements

Total gains or losses (realized/unrealized) included in:

Net Loss: Impairment – other than temporary		(1,980,000)				(1,980,000)

Net Loss: Gain (loss) on foreign currency rate change			220,881			220,881

Other comprehensive income (loss): Changes in unrealized loss			-		505,481	505,481

Balance, December 31, 2011	3,396,658	(1,980,000)	220,881		(797)	1,636,742

Purchases, issuances and settlements

Total gains or losses (realized/unrealized) included in:

Net Loss: Impairment – other than temporary		(386,941)				(386,941)

Net Loss: Gain (loss) on foreign currency rate change			(36,957)		-	(36,957)

Other comprehensive income (loss): Changes in unrealized loss			-		797	797

Balance, December 31, 2012	$3,396,658	$(2,366,941)	$183,924	$	(-)	$1,213,641

Note 5 – Accounts Receivable

Accounts receivable consisted of the following:

	December 31, 2012		December 31, 2011

Accounts receivable	$15,742,540	*	$758,500

Allowance for doubtful accounts	(43,150)		(-)

	$15,699,390		$758,500

*
The Company collected $15,615,234 through March 21, 2013 , and the remaining balance of the accounts receivable is within the normal credit terms granted to the customers and expected to be collected when due.

Note 6 – Inventories

Inventories consisted of the following:

	December 31, 2012		December 31, 2011

Raw materials – scrap metal	$5,371,867	*	$10,031,185

Finished goods – processed scrap metal	2,517,948	*	3,833,910

Purchased merchandise for resale	3,996,552		19,479,451

	$11,886,367		$33,344,547

*
Renewable Metals raw materials and finished goods are collateralized for loans from the Bank of Communications Limited Lianyungang Branch. Raw materials consisted of scrap metals to be processed and finished goods were comprised of all of the processed scrap metal at Renewable Metals.  Due to the short duration time for the processing of its scrap metal, there was no material work-in-process inventory at December 31, 2012 or 2011.

Slow-Moving or Obsolescence Markdowns

The Company recorded no inventory obsolescence adjustments for the year ended December 31, 2012 or 2011.

Lower of Cost or Market Adjustments

There was no lower of cost or market adjustments for the year ended December 31, 2012 or 2011.

Note 7 – Property, Plant and Equipment

Property, plant and equipment, stated at cost, less accumulated depreciation consisted of the following:

	Estimated Useful Life (Years)			December 31, 2012	December 31, 2011

Buildings and leasehold improvements (i)		20		$24,175,794	$23,923,160

Construction in progress				4,560,340	3,251,525

Machinery and equipment		7		12,193,408	13,536,934

Vehicles		5		2,048,305	1,203,692

Office equipment	5	-	8	341,371	250,126

				43,319,218	42,165,437

Less accumulated depreciation (ii)				(6,284,162)	(3,514,893)

				$37,035,056	$38,650,544

(i)     Capitalized Interest

The Company did not capitalize any of interest to fixed assets for the year ended December 31, 2012 or 2011.

(ii)    Depreciation and Amortization Expense

Depreciation and amortization expense for the year ended December 31, 2012 and 2011 was $2,742,995 and $2,726,315, respectively.

(iii)  Collateralization of Property, Plant and Equipment

Both Renewable Metals and Lianyungang Armco’s property, plant and equipment representing substantially all of the Company’s property, plant and equipment are collateralized for loans from the Bank of China Lianyungang Branch.

(iv)   Impairment

The Company completed the annual impairment test of property, plant and equipment and determined that there was no impairment as the fair value of property, plant and equipment, substantially exceeded their carrying values at December 31, 2012 and December 31, 2011 respectively.

Note 8 – Land Use Rights

Renewable Metals

On September 28, 2007, Renewable Metals entered into an agreement with the Chinese government, whereby the Company paid RMB 14,384,002 to acquire the right to use 129,585.60 square meters of land for approximate 50 years.  In November 2007, the Company expended additional RMB 1,076,300 in aggregate in land survey, transfer agent fees and land use right transfer tax in connection with the acquisition of the land use right and obtained the land use right certificate (Certificate No. 017158277) expiring December 30, 2058 on November 20, 2007.  The purchase price and related acquisition costs are being amortized over the term of the right of approximately fifty (50) years.

Lianyungang Armco

On September 2, 2010, the Company entered into an agreement with the Chinese government, whereby the Company made a deposit of RMB 8,160,000 in aggregate towards the acquisition of the right to use 199,999 square meters of land for RMB 40,800,000.  On April 13, 2011, the Company paid an additional RMB16,320,000 to acquire the temporary land use right to use 100,045 square meters of land and obtained the related certificate of the land use right (Certificate No. (L) LUR (2011) Y003218) expiring September 9, 2060 on October 25, 2011and on July 19, 2012 the Company acquire the formal land certificate of the land use right (Certificate No. (L) LUR (2012) LY 002394).  The Company expended an additional RMB 900,067 in aggregate in land survey, transfer agent fees and land use right transfer tax in connection with the acquisition of the land use right.  In addition, Lianyungang Armco expended an additional RMB 20, 674,830 to level the land as of December 31, 2011, which was recorded as construction in progress included in consolidated balance sheets.  The purchase price and related acquisition costs shall be amortized over the term of the right of approximately fifty (50) years when the land is ready to use in the intended purpose.

The Company needs to pay an additional RMB16,320,000 (equivalent to $2,566,643 using U.S. Dollar to RMB at 6.3585 exchange rate) to acquire the land use right to use the remaining 100,045 square meters of land.

The short term plan for this parcel of land is for warehouse of raw materials and products when Renewable Metals’ space becomes scarce for future expansion and the long term plan for the land is to construct automobile dismantling production line or build a scrap metal trading market center, depending on the Company’s progress on obtaining necessary license and permits and market conditions.

Land use rights, stated at cost, less accumulated amortization, consisted of the following:

	December 31, 2012	December 31, 2011

Renewable Metals

Land use right	$2,450,671	$2,431,438

Accumulated amortization	(260,897)	(209,474)

	2,189,774	2,221,964

Lianyungang Armco

Land use right	4,023,090	3,991,518

Accumulated amortization	(-)	(-)
	4,023,090
		3,991,518-

Total

Land use right	6,473,761	6,422,956

Accumulated amortization	(260,897)	(209,474)

	$6,212,864	$6,213,482

(i)     Amortization Expense

Amortization expense for the year ended December 31, 2012 and 2011 was $49,766 and $49,376, respectively.

(ii)   Collateralization of Land Use Rights

Both Renewable Metals and Lianyungang Armco’s land use rights representing all of the Company’s land use rights are collateralized for loans from the Bank of China Lianyungang Branch.

(iii)  Impairment

The Company completed the annual impairment test of land use rights and determined that there was no impairment as the fair value of land use rights, substantially exceeded their carrying values at December 31, 2012 and December 31, 2011respectively.

Note 9 – Loans Payable

Loans payable consisted of the following:

	December 31, 2012	December 31, 2011

Armco HK

Loan payable to RZB Austria Finance (Hong Kong) Limited, collateralized by certain of the Company’s inventory, guaranteed by the Company’s Chairman and Chief Executive Officer, with interest at the bank’s cost of funds plus 200 basis points per annum, with principal and interest due and $435,552 was repaid on January 7, 2013 and remaining balance was repaid on March 21, 2013.	$585,113	$325,196

Loan payable to DBS, collateralized by certain of the Company’s inventory, guaranteed by the Company’s Chairman and Chief Executive Officer, with interest at an average of 3.44% per annum, repaid in full on January 21, 2013	5,599,314	-

Loan payable to ING Bank, Hong Kong Branch, in the form of letters of credits, secured by (i) pledged deposits equal to 5% of the letters of credits, (ii) guarantee from China Armco Metals, Inc., (iii) guarantee by the Company’s Chairman and Chief Executive Officer, and (iv) assignment of specific receivables, with interest at the bank’s cost of funds plus 250 basis points (3.63%) per annum payable monthly with principal due December 7, 2011 and repaid in full on January 9, 2012.	-	702,250

Sub-total - Armco HK	6,184,427	1,027,446

Renewable Metals

Loan payable to Bank of Communications, Lianyungang Branch, under trade credit facilities, collateralized by Renewable Metals inventories and guaranteed by the Company’s Chairman and Chief Executive Officer, with interest at 120% of the bank’s benchmark rate per annum (average 7.2%), $2,060,679 was repaid in January and February 2013, and the remaining balance is due from May 20, 2013 through June 5, 2013	4,755,413	5,504,443

Loan payable to Bank of China, Lianyungang Branch, under trade credit facilities, guaranteed by the Company’s Chairman and Chief Executive Officer, with interest at 7.872% per annum payable monthly, $3,170,276 was repaid on March 20, 2013, and the remaining balance is due from April 13, 2013 through May 21, 2013.	7,925,689	-

Sub-total – Renewable Metals	12,681,102	5,504,443

Henan Armco

Loan payable to Guangdong Development Bank Zhengzhou Branch, collateralized by certain of Henan’s inventory, with interest at 6.5% per annum, payable monthly; whole balance was repaid in January and February of 2013.	244,401	180,009

Sub-total – Henan Armco	-	180,009

	$19,109,930	$6,711,898

Note 10 – Banker’s Acceptance Notes Payable and Letters of Credit

Banker’s acceptance notes payable consisted of the following:

	December 31, 2012	December 31, 2011

Renewable Metals

Banker’s acceptance notes payable maturing from June 6, 2013 through June 19, 2013	$3,867,736	$1,100,889

Letters of credit maturing and repaid on February 18, 2013	4,755,413	7,077,141

Henan Armco

Banker’s acceptance notes payable maturing June 27, 2013	1,585	-

	$8,624,734	$8,178,029

Note 11 – Related Party Transactions

Advances from Stockholder

From time to time, the Chairman, CEO and significant stockholder of the Company advances funds to the Company for working capital purpose.  Those advances are unsecured, non-interest bearing and due on demand. As of December 31, 2012 and 2011, the advance balance was $nil and $607,009, respectively.

Operating Lease from Chairman, CEO and Stockholder

On January 1, 2006, Henan entered into a non-cancellable operating lease for its 176.37 square meters commercial office space in the City of Zhengzhou, Henan Province, PRC from the Chairman, Chief Executive Officer and significant stockholder of the Company for RMB10,000 per month, which expired on December 31, 2008 and has been extended through December 31, 2013.  Total lease payments for the year ended December 31, 2012 and 2011 amounted to RMB 120,000 (equivalent to $19,022 and $18,564).  Future minimum lease payments required under the non-cancelable operating lease are RMB 120,000 (equivalent to $19,022) for the year of 2013.

Note 12 – Capital Lease Obligation

Capital lease obligation consisted of the following:

	December 31, 2012	December 31, 2011

Renewable Metals

(i) Capital lease obligation to a financing company for a term of three (3) years, collateralized by certain of Renewable Metals machinery and equipment, with interest at 11.8% per annum, with principal and interest due and payable in monthly installments of RMB 497,897 on the 23rd of each month.	$819,659	$1,604,437

Less current maturities	(819,659)	(789,733)

Capital lease obligation, net of current maturities	0.00	814,704

(ii) Capital lease obligation to a financing company for a term of three (3) years, collateralized by certain of Renewable Metals machinery and equipment, with interest at 11.0% per annum, with principal and interest due and payable in quarterly installments of RMB2,969,054 on the 15th of each quarter.	3,545,592	4,718,094

Less current maturities	(1,795,637)	(1,405,444)

Capital lease obligation, net of current maturities	1,749,955	3,312,650

Total capital lease obligation	4,365,251	6,322,531

Less current maturities	(2,615,296)	(2,195,177)

TOTAL CAPITAL LEASE OBLIGATION, net of current maturities	$1,749,955	$4,127,354

The future minimum payments under this capital lease obligation at December 31, 2012 were as follows:

Year ending December 31:

2013	2,944,132

2014	1,862,615

Total capital lease obligation payments	4,806,747

Less amounts representing interest	(441,496)

Present value of total future capital lease obligation payments	$4,365,251

Less current maturities of capital lease obligation	(2,615,296)

Capital lease obligation, net of current maturities	$1,749,955

Note 13 – Long-Term Debt

Long-term debt consisted of the following:

	December 31, 2012	December 31, 2011

Renewable Metals

Long-term debt due to Bank of China, Lianyungang Branch, collateralized by all of Renewable Metals building and land use rights, with interest at 5.40% per annum payable monthly, with the remaining principal of RMB25,000,000 due and paid August 25, 2012.	$-	$3,931,745

Less current maturities	(-)	(3,931,745)

LONG-TERM DEBT, net of current maturities	$-	$-

Note 14 – Derivative Instruments and the Fair Value of Financial Instruments

(i)      Warrants Issued in 2008

Description of Warrants and Fair Value on Date of Grant

In connection with the four (4) rounds of private placements from July 25, 2008 through August 8, 2008 (the “2008 Unit Offering”), the Company issued (i) warrants to purchase 2,486,649 common shares of the Company to the investors and (ii) warrants to purchase 242,264 common shares of the Company to the brokers, or 2,728,913 common shares in aggregate (“2008 Warrants”) with an exercise price of $5.00 per share expiring on August 31, 2013, all of which have been earned upon issuance.

The Company estimated the fair value of 2008 warrants on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

July 25, 2008 through August 8, 2008

Expected life (year)	5.00

Expected volatility (*)	89.00%

Risk-free interest rate	3.23%

Expected annual rate of quarterly dividends	0.00%

*
Expected volatility is based on historical volatility of the Company’s common stock. The Company currently has no reason to believe future volatility over the expected life of these warrants is likely to differ materially from its historical volatility.  The risk-free interest rate is based on a yield curve of U.S. treasury interest rates on the date of grant based on the expected term of the warrant.  Expected annual rate of quarterly dividends is based on the Company’s dividend history and anticipated dividend policy.

The relative fair value of 2008 warrants, estimated on the date of grant, was $5,097,404, which was originally recorded as additional paid-in capital and the remaining balance of the net proceeds of $1,523,277 has been assigned to common stock.

Amendment No. 1 to the Subscription Agreement and Common Stock Purchase Warrant

In May, 2010 (the “Closing Date”), effective as of January 1, 2010, China Armco Metals, Inc. (the “Company”) entered into an amendment (the “First Amendment”) to that certain Subscription Agreement and Common Stock Purchase Warrant (the “Original Agreements”) dated July 2008. Pursuant to the Original Agreements, the Company offered (the “Offering”) and issued securities to 82 investors for an aggregate purchase price of $6,896,229.

Pursuant to the First Amendment 34 investors (the “First Amendment Investors”) with warrants to purchase 1,031,715 shares of the Company’s common stock waived certain rights under, Section 6.6 Adjustment for Certain Transactions, of the Common Stock Purchase Warrant, and Section 12(b) Most Favored Nation Provision, of the Subscription Agreement, in exchange for certain covenants that so long as any Warrants are outstanding other than Excepted Issuances that it will not enter into an agreement to issue nor issue any shares of Common Stock or Common Stock Equivalents to any Third Party Purchasers at an effective price per shore of less than $5.00 without the prior written consent of the Investor, which consent may be withheld for any reason.

The waiver of the anti-dilution or commonly known as a most favored nation clause made those warrants no longer derivative instruments, accordingly the Company reclassified $1,292,227 of the derivative liability to additional paid-in capital.

Amendment No. 2 to the Subscription Agreement and Common Stock Purchase Warrant

On January 11, 2013 (the “Closing Date”), China Armco Metals, Inc. (the “Company”) entered into a second amendment (the “Second Amendment”) to that certain Subscription Agreement and Common Stock Purchase Warrant (the “Original Agreements”) dated July 2008, as amended by certain Amendment No. 1 to the Original Agreements dated May 2010 (“First Amendment”). Pursuant to the Original Agreements, the Company offered (the “Offering”) and issued securities to 82 investors for an aggregate purchase price of $6,896,229.

This Second Amendment amended (i) the First Amendment to eliminate the Future Financing Restrictions, (ii) the Warrant to reinstate Section 6.6, Adjustment for Certain Transaction, and (iii) the Subscription Agreement to reinstate Section 12(b), Most Favored Nation Provision.

The Second Amendment provides that it shall only be effective upon execution of this Second Amendment by each of the investors that executed the First Amendment. At January 8, 2013, three days prior to the Closing Date, after an exhaustive search and numerous attempts to reach all holders that signed the first amendment, all the First Amendment Investors that executed the First Amendment signed the Second Amendment except two (2) investors from whom the Company has been unable to reach or receive responses. These two (2) investors invested a total amount of $400,000. On January 8, 2013, the Company transmitted emails to all of the First Amendment Investors to notify them of the foregoing circumstance and conveyed to them the Company’s intent to declare the Second Amendment effective despite the absence of executions by the two (2) remaining investors. A two-day objection period was afforded to all the First Amendment Investors (including the two (2) unsigned investors) in such emails. As of January 10, 2013, the Company has received no indication from any of the First Amendment Investors that object to effectiveness of the Second Amendment, and no indications from the two unsigned investors that they will not sign the Second Amendment. Accordingly, on the Closing Date the Company declared the Second Amendment effective with respect to all the signed investors.

Amendment to the Common Stock Purchase Warrant in Connection with January 28, 2013 Security Offering

On January 28, 2013, the Company completed a public registered direct offering of an aggregate of 3,242,712 shares of the Company’s Common Stock, at a purchase price of $0.50 per share (the “January 2013 Offering”).

Pursuant to Section 12 of the Subscription Agreement and Section 6 of the Warrant, as a result of the January 2013 Offering, the Investor is now entitled to adjustments to the terms of the Warrant consisting of the followings:

(a)	a lowered exercise price of $0.50 per share instead of $5.00 per share with respect to the unexercised and outstanding portion of the Warrant; and

(b)
increased number of Warrant Shares, which shall cause (i)(x) the total number of new Warrant Shares pursuant to the unexercised and outstanding portion of the Warrant following such adjustment, multiplied by (y) the adjusted Exercise Price per share, to equal the dollar amount of (ii)(x) the total number of old Warrant Shares pursuant to the unexercised and outstanding portion of the Warrant before adjustment, multiplied by (y) the total Exercise Price before adjustment, i.e. 10 times of the unexercised and outstanding portion of the Warrant prior to such adjustment.

Derivative Analysis

The exercise price of 2008 warrants and the number of shares issuable upon exercise is subject to reset adjustment in the event of stock splits, stock dividends, recapitalization, most favored nation clause and similar corporate events.  Pursuant to the most favored nation provision of the 2008 Unit Offering, if the Company issues any common stock or securities other than the excepted issuances,  to any person or entity at a purchase or exercise price per share less than the share purchase price of the 2008 Unit Offering without the consent of the subscriber holding purchased shares, warrants or warrant shares of the 2008 Unit Offering, then the subscriber shall have the right to apply the lowest such purchase price or exercise price of the offering or sale of such new securities to the purchase price of the purchased shares then held by the subscriber (and, if necessary, the Company will issue additional shares), the reset adjustments are also referred to as full reset adjustments.

Because these warrants have full reset adjustments tied to future issuances of equity securities by the Company, they are subject to derivative liability treatment under Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”) (formerly FASB Emerging Issues Task Force (“EITF”) Issue No. 07-5: Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock (“EITF 07-5”))). Section 815-40-15 became effective for the Company on January 1, 2009 and as of that date the Warrants issued in the 2008 Unit Offering have been measured at fair value using a lattice model at each reporting period with gains and losses from the change in fair value of derivative liabilities recognized on the consolidated statement of income and comprehensive income.

Valuation of Derivative Liability

(a)	Valuation Methodology

The Company’s 2008 warrants do not trade in an active securities market, as such, the Company developed a lattice model that values the derivative liability of the warrants based on a probability weighted discounted cash flow model. This model is based on future projections of the various potential outcomes. The features that were analyzed and incorporated into the model included the exercise feature and the full ratchet reset.

Based on these features, there are two primary events that can occur; the Holder exercises the Warrants or the Warrants are held to expiration. The model analyzed the underlying economic factors that influenced which of these events would occur, when they were likely to occur, and the specific terms that would be in effect at the time (i.e. stock price, exercise price, volatility, etc.). Projections were then made on these underlying factors which led to a set of potential scenarios. As the result of the large Warrant overhang we accounted for the dilution affects, volatility and market cap to adjust the projections.

Probabilities were assigned to each of these scenarios based on management projections. This led to a cash flow projection and a probability associated with that cash flow. A discounted weighted average cash flow over the various scenarios was completed to determine the value of the derivative warrant liability.

(b)	Valuation Assumptions

The Company’s 2008 derivative warrants were valued at each period ending date with the following assumptions:

●	The underlying stock price was used as the fair value of the common stock on period end date;
●
The stock price would fluctuate with the CNAM projected volatility. The projected volatility curve for each valuation period was based on the historical volatility of 14 comparable companies in the metal/industrial metals industries;

●	The Holder would exercise the warrant at maturity if the stock price was above the exercise price;
●	Reset events projected to occur are based on no future projected capital needs;
●	The Holder would exercise the warrant as they become exercisable at target prices of $7.50 for the 2008 Offering, and lowering such target as the warrants approached maturity;
●	The probability weighted cash flows are discounted using the risk free interest rates.
●	The risk-free interest rate is based on a yield curve of U.S treasury interest rates on the date of valuation based on the contractual life of the warrants
●	Expected annual rate of quarterly dividends is based on the Company’s dividend history and anticipated dividend policy.

(c)	Fair Value of Derivative Warrants

The fair value of the 2008 derivative warrants were computed using the lattice model with the following assumptions:

	December 31, 2012	December 31, 2011

Expected life (year)	1.00	1.50

Expected volatility	75.00%	69.00%

Risk-free interest rate	0.19%	0.25%

Expected annual rate of quarterly dividends	0.00%	0.00%

The fair value of the embedded derivative warrants is marked-to-market at each balance sheet date and the change in the fair value of the embedded derivative warrants is recorded in the consolidated statements of operations and comprehensive income (loss) as other income or expense.

The table below provides a summary of the fair value of the remaining derivative warrant liability and the changes in the fair value of the remaining derivative warrants to purchase 186,306 shares of the Company’s common stock, including net transfers in and/or out, of derivative warrants measured at fair value on a recurring basis using significant unobservable inputs (Level 3).

	Fair Value Measurement Using Level 3 Inputs
	Derivative warrants Assets (Liability)	Total

Balance, December 31, 2011	$(203)	$(203)

Total gains or losses (realized/unrealized) included in:

Net income (loss)	(306,505)	(360,505)

Other comprehensive income (loss)	-	-

Purchases, issuances and settlements	-	-

Transfers in and/or out of Level 3	-	-

Balance, December 31, 2012	$(306,708)	$(306,708)

Exercise and Extinguishment of Warrants

On January 30, 2009, the Company issued 5,000 shares of its common stock for cash at $5.00 per share and received a cash payment of $25,000 in connection with the exercise of the 2008 warrants for 5,000 shares with an exercise price of $5.00 per share by one (1) investor and 2008 warrants holder.

During the three months ended March 31, 2010, the Company issued 1,324,346 shares of its common stock for cash at $5.00 per share and received cash of $6,621,730 in connection with the exercise of the warrants to purchase 1,324,346 shares with an exercise price of $5.00 per share to fifty (50) of the 2008 warrant holders.  In addition, the Company issued 78,217 shares of its common stock in connection with the exercise of the 2008 warrants to purchase 167,740 shares with an exercise price of $5.00 per share on a cashless basis to thirteen (13) of the 2008 warrant holders.  The Company reclassified $1,665,011 and $210,095 of the derivative liability to additional paid-in capital, respectively.

During April 2010, four (4) of the 2008 warrant holders exercised their warrants to purchase 13,806 shares of the Company’s common stock at an exercise price of $5.00 per share resulting in cash proceeds of $69,030 to the Company, for which the Company issued 13,806 shares of its common stock to the 2008 warrant holders and reclassified $21,229 of the derivative liability to additional paid-in capital.

Warrants Outstanding

As of December 31, 2012 warrants to purchase 1,218,021 shares of Company’s common stock remain outstanding.

The table below summarizes the Company’s derivative warrant activity

	2008 Warrant Activities				APIC
	Derivative Shares	Non-derivative Shares	Total Warrant Shares	Fair Value of Derivative Warrants	Reclassification of Derivative Liability	(Gain) Loss Change in Fair Value of Derivative Liability

Derivative warrant at December 31, 2010	186,306	1,031,715	1,218,021	(138,143)	-	-

Mark to market				137,940		(137,940)

Derivative warrant at December 31, 2011	186,306	1,031,715	1,218,021	(203)		(137,940)

Mark to market				(306,505)		306,505

Derivative warrant at December 31, 2012	186,306	1,031,715	1,218,021	(306,708)		306,505

(ii)      Warrants Issued in April 2010

Description of Warrants

In connection with the sale of 1,538,464 shares of its common stock at $6.50 per share or $10,000,016 in gross proceeds to nine (9) accredited and institutional investors on April 20, 2010, the Company issued warrants to purchase an additional 1,538,464 shares of its common stock with an exercise price of $7.50 per share (“2010 Warrants”) expiring five (5) years from date of grant exercisable commencing 181 days following the date of issuance.  At the closing of the private offering, the Company paid Rodman & Renshaw, LLC, a FINRA member firm that served as placement agent for the Company in the offering, (i) a fee of $500,000 as compensation for their services and (ii) a warrant to purchase 76,923 shares of the Company’s common stock with an exercise price of $7.50 per share expiring five (5) years from date of grant exercisable commencing 181 days following the date of issuance, as well as a $15,000 non-accountable expense allowance to one of the nine (9) investors in the offering.

Warrants Valuation and Related Assumptions

The 2010 warrants were valued on the date of grant with the following assumptions:

●	The underlying MYSE MKT stock price $6.95 was used as the fair value of the common stock on April 20, 2010;

●
The stock price would fluctuate with the CNAM projected volatility. The projected volatility curve for each valuation period was based on the historical volatility of 14 comparable companies in the metal/industrial metals industries; At April 20, 2010 one (1) through five (5) years were 76%, 134%, 155%, 167% and 182%, respectively.

●	The Holder would exercise the warrant at maturity if the stock price was above the exercise price;

●	Reset events projected to occur are based on no future projected capital needs;

●	The Holder would exercise the warrants as they become exercisable at target prices of $11.25 for the 2010 Offering, and lowering such target as the warrants approaches maturity;

●	The probability weighted cash flows are discounted using the risk free interest rates.

●	The risk-free interest rate is based on a yield curve of U.S treasury interest rates on the date of valuation based on the expected term of the warrants

●	Expected annual rate of quarterly dividends is based on the Company’s dividend history and anticipated dividend policy.

The Company estimated the fair value of 2010 warrants on the date of grant using the lattice model with the Black-Scholes option-pricing model with the following weighted-average assumptions:

April 20, 2010

Expected life (year)	5.00

Expected volatility	182.00%

Risk-free interest rate	2.56%

Expected annual rate of quarterly dividends	0.00%

The fair value of the 2010 warrants, estimated on the date of issuance, was $2,483,938, which was recorded as additional paid-in capital and the remaining balance of the net proceeds of $6,629,036, net of issuance cost, has been assigned to common stock.

Derivative Analysis

The warrants issued as part of the April 20, 2010 private placement were analyzed to determine the appropriate treatment under ASC 815-40. The warrants meet the provisions of Section 815-40-15 of the FASB Accounting Standard Codification (“Section 815-40-15”) (formerly FASB Emerging Issues Task Force (“EITF”) Issue No. 07-5: Determining Whether an Instrument (or Embedded Feature) Is Indexed to an Entity's Own Stock (“EITF 07-5”)) to be considered indexed to the Company’s own stock. In addition, the warrants meet all the criteria in Section 815-40-55 of the FASB Accounting Standard Codification (“Section 815-40-55”) (formerly FASB EITF Issue No. 00-19: Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock (“EITF 00-19”)) to be accounted for as equity.

Warrants Outstanding

As of December 31, 2012 warrants to purchase 1,615,387 shares of its common stock remain outstanding.

(iii)    Warrant Activities

The table below summarizes the Company’s non-derivative warrant activities through December 31, 2012:

	Number of Warrant Shares	Exercise Price Range Per Share	Weighted Average Exercise Price	Fair Value at Date of Issuance	Aggregate Intrinsic Value

Balance, December 31, 2010	2,833,408	$5.00 - 7.50	$6.43	$-	$-

Granted	-	-	-	-	-
Canceled for cashless exercise	(-)	-	-	-	-

Exercised (Cashless)	(-)	-	-	-	-
Exercised	(-)	-	-	-	-
Expired	-	-	-	-	-
Balance, December 31, 2011	2,833,408	$5.00 - 7.50	$6.43	$-	$-

Granted	-	-	-	-	-
Canceled for cashless exercise	(-)	-	-	-	-

Exercised (Cashless)	(-)	-	-	-	-
Exercised	(-)	-	-	-	-
Expired	-	-	-	-	-
Balance, December 31, 2012	2,833,408	$5.00 - 7.50	$6.43	$-	$-

Earned and exercisable, December 31, 2012	2,833,408	$5.00 - 7.50	$6.43	$-	$-

Unvested, December 31, 2012	-	$-	$-	$-	$-

The following table summarizes information concerning outstanding and exercisable warrants as of December 31, 2012:

			Warrants Outstanding			Warrants Exercisable
Range of Exercise Prices			Number Outstanding	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price

	$5.00		1,218,021	0.58	$5.00	1,218,021	0.58	$5.00

	$7.50		1,615,387	2.30	$7.50	1,615,387	2.30	$7.50

$5.00	-	$7.50	2,833,408	1.56	$6.43	2,833,408	1.56	$6.43

Note 15 – Commitments and Contingencies

Uncommitted Trade Credit Facilities

The Company entered into uncommitted trade credit facilities with certain financial institutions.  Substantially all of the uncommitted trade credit facilities were guaranteed by Mr. Yao, the Company’s Chairman, Chief Executive Officer and principal stockholder.

The uncommitted trade credit facilities at December 31, 2012 were as follows:

	Date of Expiration	Total Facilities	Facilities Used	Facilities Available

Armco HK

DBS (Hong Kong) Limited (i)	December 20, 2012	$-	$385,000	$-

RZB (Beijing) Branch (ii)	February 28, 2014	15,000,000	-	15,000,000

Sub-total - Armco HK		15,000,000	385,000	15,000,000

Henan Armco

ICBC Bank (iii)	July 8, 2013	1,743,652	-	1,743,652

China CITIC Bank (iv)	June 18, 2013	6,340,551	-	6,340,551

Guangdong Development Bank Zhengzhou Branch (v)	September 19, 2013	12,364,074	6,257,200	6,106,874

Sub-total – Henan Armco		20,448,277	6,257,200	14,191,077

Renewable Metals

Bank of China Lianyungang Branch (vi)	December 27, 2015	7,925,689	7,925,689	-

Shanghai Pudong Development Bank (vii)	June 19, 2013	2,377,707	2,374,536	3,170

Bank of Communications Lianyungang Branch (viii)	June 30, 2013	11,412,992	8,084,203	3,328,789

Sub-total – Renewable Metals		21,716,388	18,384,428	3,331,959

		$57,164,665	$25,026,628	$32,523,036

(i)
On December 20, 2011, Armco HK entered into a Banking Facilities Agreement with DBS Bank (Hong Kong) Limited of $20,000,000 for issuance of commercial letters of credit in connection with the Company’s purchase of metal ore.  The Company pays interest at LIBOR or DBS Bank’s cost of funds plus 2.50% per annum on issued letters of credit in addition to an export bill collection commission equal to 1/8% of the first $50,000 and 1/16% of the balance and an opening commission of 1/4% on the first $50,000 and 1/16% of the balance for each issuance.  Amounts advanced under this facility are repaid from the proceeds of the sale of metal ore.  The lender may terminate the facility at any time at its sole discretion. The facility is secured by the charge on cash deposit of the borrower, the borrower’s restricted pledged deposit in the minimum amount of 3% of the letter of credit amount, the Company’s letter of comfort and the guarantee of Mr. Kexuan Yao. Armco HK is negotiating with DBS to extend the facility for another year.

(ii)
On November 13, 2012, Armco HK entered into Amendment No. 3 to the March 25, 2009 uncommitted Trade Finance Facility with RZB Austria Finance (Hong Kong) Limited.  The amendment provides for the issuance of $15,000,000 of commercial letters of credit in connection with the purchase of metal ore, an increase of $5,000,000 over the amounts provided for in the March 25, 2010 facility.  The Company pays interest at 200 basis points per annum plus the lender’s cost of funds per annum on issued letters of credit in addition to fees upon issuance of the letter of credit of 1/16% for issuance commissions, negotiation commissions, commission-in-lieu and collection commissions.  Amounts advanced under this facility are repaid from the proceeds of the sale of metal ore.  The lender may, however, terminate the facility at any time or at its sole discretion upon the occurrence of any event which causes a material market disruption in respect of unusual movement in the level of funding costs to the lender or the unusual loss of liquidity in the funding market. The lender has the sole discretion to decide whether or not such event has occurred.  The facility is secured by restricted cash deposits held by the lender, the personal guarantee of Mr. Kexuan Yao, the Company’s guarantee, and a security interest in the contract for the purchase of the ore for which the letter of credit has been issued and the contract for the sale of the ore.

(iii)
On December 18, 2012, Henan Armco obtained a RMB 11,000,000 (approximately $1.7 million) line of credit from China ICBC for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring July 8, 2013

(iv)
On June 18, 2012, Henan Armco obtained a RMB 40,000,000 (approximately $6.3 million) line of credit from China Citic Bank, Zhengzhou Branch, for issuance of letters of credit to finance the purchase of metal ore and scrap metal expiring one (1) year from the date of issuance. The facility is guaranteed by Renewable Metals and Mr. Kexuan Yao, the Company’s Chairman and Chief Executive Officer.

(v)
On September 19, 2012, Henan Armco obtained a RMB 78,000,000 (approximately $12.0 million) line of credit from Guangdong Development Bank Zhengzhou Branch for issuance of letters of credit to finance the purchase of metal ore.  The Company pays interest at 120% of the applicable base rate for lending published by the People’s Bank of China (“PBC”) at the time the loan is made on issued letters of credit.  The facility is secured by the guarantee provided by Mr. Kexuan Yao and Renewable Metals jointly and the pledge of movable assets provided by the borrower. Amounts advanced under this line of credit are repaid from the proceeds of the sale of metal ore.

(vi)
On March 15, 2013, Renewable Metals entered into a line of credit facility in the amount of RMB50, 000,000 (approximately $7.9 million) from Bank of China, Lianyungang Branch for the purchase of raw materials. The facility is expiring December 27, 2015 with interest at 7.872% per annum. The facility is secured by Renewable metals properties, machinery and equipment and land use right, and guaranteed by Mr. Kexuan Yao, Ms. Yi Chu, and Henan Armco, respectively.

(vii)
On July 24, 2012, Renewable Metals entered into a line of credit facility in the amount of RMB 15,000,000 (approximately $2.4 million) from Shanghai Pudong Development Bank for the purchase of raw materials. The term of the facility is 12 months with interest at 120% of the applicable base rate for lending published by the People’s Bank of China (“PBOC”) at the time the loan is drawn down per annum. The facility is secured by Armco machinery’s land use right and guarantees provided Mr. Kexuan Yao, Ms. Yi Chu.

(viii)
On July 1, 2011, Renewable Metals obtained a RMB 72,000,000 (approximately $11.4 million) line of credit from Bank of Communications, Lianyungang Branch expiring two (2) years from the date of issuance, for issuance of letters of credit in connection with the purchase of scrap metal. The letters of credit require Renewable Metals to pledge cash deposit equal to 20% of the letter of credit for letters of credit at sight, or 30% for other domestic letters of credit and for extended domestic letters of credit, the collateral of inventory equal to 166% of the letter of credit. The facility is secured by Renewable Metals inventories and guarantee provided by Mr. Kexuan Yao, the Company’s Chairman and Chief Executive Officer.

Employment with the Chairman and CEO

On February 8, 2012, the Company and the CEO, Mr. Yao, entered into an Employment Agreement (the “Employment Agreement”), to employ Mr. Yao as the Company’s Chairman of the Board of Directors, President, and Chief Executive Officer. The initial term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement. Pursuant to the Employment Agreement, Mr. Yao is entitled to, among others, the following compensation and benefits:

a.
Base Salary.  The Company shall pay the Executive a salary at a minimum rate of (i) $250,000 per annum for the period beginning on the Effective Date through December 31, 2012; (ii) $275,000 per annum for the period beginning on January 1, 2013 through December 31, 2013; and (iii) $300,000 per annum for the period beginning on January 1, 2014 through December 31, 2014 (the “Base Salary”).  Base Salary shall be payable in accordance with the customary payroll practices of the Company applicable to senior executives.

b.
Bonus.  Each year during the Term, in addition to Base Salary, the Executive shall be entitled to an annual cash bonus in an amount equal to 50% of the Executive’s Base Salary for such year. Any such bonus shall be payable no later 2 ½ months following the year with respect to which the Base Salary is payable.

c.
Restricted Shares.  On the Effective Date, Executive shall receive 1,500,000 shares of the Company’s common stock (“Restricted Shares”) subject to the terms and conditions of the Amended and Restated China Armco Metals, Inc. 2009 Stock Incentive Plan (the "Incentive Plan"). The Restricted Shares shall vest according to Vesting Schedule  attached the Employment Agreement as Exhibit A; provided, however, if the Executive is terminated pursuant to Section 5 of this Agreement, the Executive shall forfeit all the unvested Restricted Shares as of such termination.

d.
Equity Incentive Compensation.  The Executive shall be entitled to participate in any equity compensation plan of the Company in which he is eligible to participate, and may, without limitation, be granted in accordance with any such plan options to purchase shares of Company’s common stock, shares of restricted stock and other equity awards in the discretion of the Board or the Committee. Any equity incentive compensation shall be payable no later than 2 ½ months of the following tax year in which such compensation is granted

e.	Eligibility to participate in the Company’s benefit plans that are generally provided for executive employees.

Operating Leases

(i)       Operating Lease - San Mateo Office

On December 17, 2010, China Armco entered into a non-cancelable operating lease for office space that will expire on December 31, 2013.

Future minimum payments required under this non-cancelable operating lease were as follows:

Year ending December 31:

2013	46,104

$46,104

(ii)      Operating Lease - Armco Shanghai Office

On July 16, 2012, Armco Shanghai entered into a non-cancelable operating lease for office space that will expire on July 31, 2014.

Future minimum payments required under this non-cancelable operating lease were as follows:

Year ending December 31:

2013	104,042

2014	60,691

$164,733

(iii)     Operating Lease of Property, Plant and Equipment and Facilities

Initial Lease Signed on June 24, 2010

On June 24, 2011, Renewable Metals entered into a non-cancelable operating lease agreement with an independent third party for property, plant, equipment and facilities expiring one (1) year from date of signing.  Renewable Metals is required to pay RMB 30 per metric ton of scrap metal processed at this facility over the term of the lease, which were accrued and included in the inventory of finished goods – processed scrap metal and transferred to cost of goods sold upon shipment of processed scrap metal.

First Renewal on April 13, 2012

On April 13, 2012, Renewable Metals renewed the aforementioned non-cancelable operating lease agreement for property, plant, equipment and facilities for an additional two-year term commencing on June 25, 2012, in consideration for (i) the issuance of one (1) million shares of the Company’s common stock and (ii) the payment of RMB1,000,000 (approximately $159,000) in cash. Pursuant to the lease agreement, the Company issued one million shares to the third party on April 13, 2012.  The cash amount is to be paid during the second year of the lease term.

Note 16 – Stockholders’ Equity

Shares Authorized

Upon formation the aggregate number of shares which the Corporation shall have authority to issue is seventy five million (75,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $.001 per share.  The total number of shares of Preferred Stock that the Corporation shall have authority to issue is one million (1,000,000) shares.  The total number of shares of Common Stock that the Corporation shall have authority to issue is seventy four million (74,000,000) shares.

Common Stock

Immediately prior to the consummation of the Share Purchase Agreement on July 27, 2008, the Company had 10,000,000 common shares issued and outstanding.

On July 27, 2008, upon the consummation of the Share Purchase Agreement, (i) Stephen Cox surrendered 7,694,000 common shares, representing his controlling interest in the Company for cancellation and resigned as an officer and director; (ii) the Company issued a promissory note of $6,890,000 (the “Share Purchase Note”) to purchase from Ms. Gao, the sole stockholder of Armco HK, the 100% of the issued and outstanding capital stock of Armco HK; and (iii) (a) a stock option entitling Ms. Gao to purchase 5,300,000 shares of its common stock, par value $.001 per share (the “Common Stock”) with an exercise price of $1.30 per share expiring on September 30, 2008 and (b) a stock option entitling Ms. Gao to purchase 2,000,000 shares of its common stock with an exercise price of $5.00 per share expiring two (2) years from the date of issuance on June 27, 2010, vested immediately (the “Gao Options”).  The Company did not record the fair value of the Gao Options as the options were included as part of the reverse acquisition and recapitalization.

On August 12, 2008, Ms. Gao exercised her option to purchase and the Company issued 5,300,000 shares of its common stock in exchange for the $6,890,000 note owed to Ms. Gao.

On April 12, 2010, Mr. Kexuan Yao purchased the Gao option to purchase 2,000,000 shares of the Company’s common stock with an exercise price of $5.00 per share originally granted to and owned by Ms. Feng Gao pursuant to a share purchase agreement to consummate the reverse merger capital transaction with Armco HK on June 27, 2008.  In addition, on April 12, 2010 and June 25, 2010, Mr. Yao exercised part of the option and purchased 1,000,000 and 400,000 shares of the Company’s common stock at $5.00 per share resulting in net proceeds of $4,500,000, forgiveness of debt of $500,000 and $2,000,000 to the Company, respectively. The balance of the stock option to purchase the remaining 600,000 common shares expired on June 27, 2010.

Sale of Equity Unit Inclusive of Common Stock and Warrants

July and August 2008 Issuances

On July 25, 2008 and July 31, 2008, the Company closed the first and second rounds of a private placement by raising $6,896,229 from eighty-two (82) investors through the sale of 22.9 units of its securities at an offering price of $300,000 per unit in a private placement. Each unit sold in the offering consisted of 100,000 shares of the Company’s common stock, $.001 par value per share at a per share purchase price of $3.00, and five (5) year warrants to purchase 100,000 shares of common stock with an exercise price of $5.00 per share (the “Warrants“).

On August 8, 2008 the Company closed the third round of the offering by raising $523,500 from ten (10) investors through the sale of 1.745 units of its securities at an offering price of $300,000 per unit.

On August 11, 2008 the Company closed the fourth round of the offering by raising $40,200 from five (5) investors through the sale of 0.134 units of its securities at an offering price of $300,000 per unit.

The Company paid (i) FINRA member broker-dealers cash commissions of $162,660 and issued those firms five (5) year warrants to purchase a total of 99,650 shares of its common stock at $5.00 per share as compensation for services to the Company, (ii) due diligence fees to certain investors or their advisors in connection with the Offering aggregating $579,316 in cash and issued those firms five (5) year warrants to purchase a total of 142,614 shares of its common stock at $5.00 per share as compensation for services to the Company, and (iii) professional fees in the amount of $97,689 paid in cash in connection with the Offering.  The recipients of these fees included China Direct Investments, Inc., a subsidiary of China Direct, Inc. and a principal stockholder of the company..

In aggregate, the Company raised $7,459,929 in the offering from ninety-seven (97) investors through the sale of 24.87 units and after payment of cash commissions, broker dealer fee, due diligence fees and other costs associated with the Offering, the Company received net proceeds of $6,620,681, all of which were used for construction of a scrap steel recycling facility in the City of Lianyungang, Jiangsu Province, China as previously disclosed by the Company and general corporate working capital purposes.

April 2010 Issuance

On April 20, 2010, the Company entered into a Securities Purchase Agreement with nine (9) accredited and institutional investors for the sale of 1,538,464 shares of its common stock at an offering price of $6.50 per share resulting in gross proceeds to the Company of $10,000,016.  At closing the Company issued the investors warrants to purchase an additional 1,538,464 shares of its common stock at an exercise price of $7.50 per share expiring five (5) years from the date of grant.  The warrants are exercisable commencing 181 days after the date of issuance.  The private offering, which was made under an exemption from the registration requirements of the Securities Act of 1933 in reliance on exemptions provided by Section 4(2) of that act and Rule 506 of Regulation D.  At closing, the Company paid Rodman & Renshaw, LLC, a FINRA member firm that served as placement agent for the Company in the offering, (i) a fee of $500,000 as compensation for its services and (ii) a warrant to purchase 76,923 shares of the Company’s common stock at an exercise price of $7.50 per share expiring five (5) years from the date of issuance which are exercisable commencing 181 days after the date of issuance, as well as a $15,000 non-accountable expense allowance to one (1) of the investors in the offering.  The Company used the net proceeds from this offering for its working capital.

Conversion of Advances from Chairman and CEO to Common Shares

On December 31, 2012, Mr. Kexuan Yao proposed to the Company to convert the amount of unpaid Principals of the Loans owed him, into shares of common stock of the Company, at a conversation price equal to the current market price at which the Company's common stock trades on NYSE MKT; and the Board of the Directors of the Company considered that it is in the best interest of the Company and its stockholders for the Company to authorize the conversion of the amount of unpaid Principals of the Loans, into shares of common stock of the Company, at a conversation price equal to the average of the three (3) closing bid prices during the three (3) trading days immediately prior the date hereof at which the Company's common stock trades on NYSE MKT. Upon authorization by the Board of Directors of the Company, Mr. Yao converted unpaid Principals of the Loans of $353,753 owed him, into common shares of the Company, at a conversation price of $0.4933 per share, the average of the three (3) closing bid prices during the three (3) trading days immediately prior the date hereof at which the Company's common stock trades on NYSE MKT, or 717,067 shares of the Company’s common stock.

Issuance of Common Stock to Parties Other Than Employees for Acquiring Goods or Services

Loan Guarantee - Henan Chaoyang Steel Co., Ltd.

On June 11, 2010 the Company entered into a Guaranty Cooperation Agreement with Henan Chaoyang Steel Co., Ltd. (“Henan Chaoyang”) to provide additional liquidity to meet anticipated working capital requirements of Renewable Metals’ scrap metal recycling facility.  Under the terms of the guaranty, Henan Chaoyang agreed to provide loan guarantees to Renewable Metals’ existing and pending bank lines of credit of up to 300 million RMB in the aggregate (approximately $45,400,000) for five (5) years expiring June 30, 2015.  As consideration for the guaranty, the Company issued a designee of Henan Chaoyang 500,000 shares of its common stock. These shares are earned ratably over the term of the agreement and the unearned shares are forfeitable in the event of nonperformance by the guarantor.

Mr. Heping Ma, a former member of the Company’s Board of Directors, is a founder, Chairman and owns an 85% equity interest of Henan Chaoyang Steel Co., Ltd. Co, a corporation incorporated under the laws of the PRC.  This transaction was approved by the members of the Board of Directors of the Company who were independent in the matter in accordance with the Company’s Related Persons Transaction Policy.  On September 16, 2010, Mr. Ma resigned from the Company’s Board of Directors.

Shares Earned during the Year Ending December 31, 2010

33,333 shares each earned for the quarters ended September 30, 2010 and December 31, 2010 were valued at $3.47 and $3.88 per share, or $115,666 and $129,332, which was recorded as loan guarantee expense and included in the consolidated statements of operations and comprehensive income (loss) for the relevant periods. In aggregate, $244,998 was recorded as loan guarantee expense for the year ended December 31, 2010.

Shares Earned during the Year Ending December 31, 2011

33,333 common shares each earned for the quarter ended March 31, 2011, June 30, 2011, September 30, 2011 and December 31, 2011 were valued at $2.61, $1.36, $0.41 and $0.282 per share, or $86,996, $45,333, $13,667 and $9,400, which was recorded as loan guarantee expense and included in the consolidated statements of operations and comprehensive income (loss) for the relevant periods.

Shares Earned during the Year Ending December 31, 2012

33,333 common shares earned for the quarter ended March 31, 2012 were valued at $0.50 per share, or $16,667, which was recorded as loan guarantee expense and included in the consolidated statements of operations and comprehensive income (loss) for the relevant periods.

33,333 common shares earned for the quarter ended June 30, 2012 were valued at $0.4289 per share, or $14,297, which was recorded as loan guarantee expense and included in the consolidated statements of operations and comprehensive income (loss) for the relevant periods.

33,333 common shares earned for the quarter ended September 30, 2012 were valued at $0.3795 per share, or $12,650, which was recorded as loan guarantee expense and included in the consolidated statements of operations and comprehensive income (loss) for the relevant periods.

33,333 common shares earned for the quarter ended December 31, 2012 were valued at $0.4839 per share, or $16,130, which was recorded as loan guarantee expense and included in the consolidated statements of operations and comprehensive income (loss) for the relevant periods.

Legal Services Agreement – All Bright Law Offices

On March 3, 2012, the Company entered into a Legal Services Agreement (“Legal Agreement”) with All Bright Law Office (“All Bright”), a PRC law firm located in Shanghai, China. Pursuant to the Legal Agreement, All Bright agreed to provide Chinese-law related legal counsel services from April 1, 2012 to March 31, 2013 in exchange for 300,000 shares of common stock of the Company.  These shares are earned ratably over the term of the agreement and the unearned shares are forfeitable in the event of nonperformance by the All Bright.

Shares Earned during the Year Ending December 31, 2012

75,000 common shares earned for the quarter ended June 30, 2012 were valued at $0.4289 per share, or $32,168, which was recorded as legal expenses and included in the consolidated statement of operations and comprehensive income (loss).

75,000 common shares earned for the quarter ended September 30, 2012 were valued at $0.3795 per share, or $28,463, which was recorded as legal fees and included in the consolidated statement of operations and comprehensive income (loss).

75,000 common shares earned for the quarter ended December 31, 2012 were valued at $0.4839 per share, or $36,293, which was recorded as legal fees and included in the consolidated statement of operations and comprehensive income (loss).

Consulting Services Agreement – Broad Max Holding

On December 1, 2012, the Company entered into a Consulting Services Agreement (“Consulting Agreement”) with Broad Max Holding Office (“Broad Max”), a HK firm located in Hong Kong, China. Pursuant to the Consulting Agreement, Broad Max agreed to provide consulting services from December 1, 2012 to May 31, 2013 in exchange for 100,000 shares of common stock of the Company.  These shares are earned ratably over the term of the agreement and the unearned shares are forfeitable in the event of nonperformance by the Broad Max.

Shares Earned during the Year Ending December 31, 2012

16,667 common shares earned for the quarter ended December 31, 2012 were valued at $0.4839 per share, or $8,065, which was recorded as consulting fees and included in the consolidated statement of operations and comprehensive income (loss).

Facility and Equipment Lease Agreement – Hebang Renewable Resources Co., Ltd.

On April 13, 2012, the Company entered into a Facility and Equipment Leasing Agreement (“Leasing Agreement”) with Lianyungang Hebang Renewable Resources Co., Ltd. (“Hebang”), a PRC company located in the City of Lianyungang, Jiangsu Province, China. Pursuant to the Leasing Agreement, Hebang agreed to lease its entire facility and all of its equipment for the Company’s exclusive use and operation for a two-year term commencing on June 25, 2012, in consideration for the issuance of one (1) million shares of  common stock of the Company to Hebang and the payment of RMB one (1)  million (approximately $159,000) in cash. Pursuant to the Leasing Agreement, the Company issued the Shares to a designee of Hebang on April 13, 2012 (the “Hebang Stock Issuance”).  The cash amount is to be paid out to Hebang during the second year of the lease term. These shares are earned ratably over the term of the agreement and the unearned shares are forfeitable in the event of nonperformance by Hebang.

Shares Earned during the Year Ending December 31, 2012

125,000 common shares earned for the quarter ended September 30, 2012 were valued at $0.3795 per share, or $47,438, which was recorded as facility leasing expenses and included in the consolidated statement of operations and comprehensive income (loss).

125,000 common shares earned for the quarter ended December 31, 2012 were valued at $0.4839 per share, or $60,488, which was recorded as facility leasing expenses and included in the consolidated statement of operations and comprehensive income (loss).

2009 Stock Incentive Plan as Amended

Adoption of 2009 Stock Incentive Plan

On October 26, 2009, the Board of Directors of the Company adopted the 2009 Stock Incentive Plan, whereby the Board of Directors authorized 1,200,000 shares of the Company’s common stock to be reserved for issuance (the “2009 Stock Incentive Plan”). The purpose of the 2009 Stock Incentive Plan is to advance the interests of the Company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of the Company is largely dependent. Grants to be made under the 2009 Stock Incentive Plan are limited to the Company’s employees, including employees of the Company’s subsidiaries, the Company’s directors and consultants to the Company. The recipient of any grant under the 2009 Stock Incentive Plan, and the amount and terms of a specific grant, are determined by the Board of Directors of the Company.  Should any option granted or stock awarded under the 2009 Stock Incentive Plan expire or become un-exercisable for any reason without having been exercised in full or fail to vest, the shares subject to the portion of the option not so exercised or lapsed will become available for subsequent stock or option grants.

2011 Amendment to the 2009 Stock Incentive Plan

On May 19, 2011, the Company’s Board of Directors adopted and approved the Amended and Restated 2009 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance thereunder by 1,000,000 shares to 2,200,000 shares of the Company’s common stock among other material terms, subject to stockholder approval at the Annual Meeting.  At the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) of the Company held on July 9, 2011, the Company’s stockholders approved the amendment and restatement of the Company’s 2009 Stock Incentive Plan (the “Amended and Restated 2009 Stock Incentive Plan”).

Common shares

The Amended and Restated Incentive Plan contains limitations on the number of shares available for issuance with respect to specified types of awards as specified in Section 6.2 Limitation on Shares of Stock Subject to Awards and Cash Awards. During any time when the Company has a class of equity securities registered under Section 12 of the Securities Exchange Act:

●
the maximum number of shares of the Company’s common stock subject to stock options or SARs that may be granted under the Amended and Restated Incentive Plan in a calendar year to any person eligible for an award will be 1,300,000 shares;

●
the maximum number of shares of the Company’s common stock that may be granted under the Amended and Restated Incentive Plan, other than pursuant to stock options or SARs, in a calendar year to any person eligible for an award will be 1,300,000 shares; and

●
the maximum amount that may be paid as a cash-settled performance-based award will be $1,000,000 for a performance period of 12 months or less and $5,000,000 for a performance period of greater than 12 months.

The maximum number of shares available for issuance pursuant to incentive stock options granted under the Amended and Restated Incentive Plan will be the same as the number of shares available for issuance under the Amended and Restated Incentive Plan.

Options

Under the Amended and Restated Incentive Plan, the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, may grant both incentive stock options ("ISOs") intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), and options that are not qualified as incentive stock options ("NSOs"). ISOs may only be granted to persons who are employees of the Company or a subsidiary of the Company and the fair market value at the date of grant of the shares of stock with respect to which all ISO’s held by a particular grantee become exercisable for the first time during any calendar year does not exceed $100,000. ISOs and NSOs must be granted a an exercise price that is at least the fair market value of the common stock on the date of grant and the term of these options cannot exceed ten years from the date of grant. The exercise price of an ISO granted to a holder of more than 10% of the common stock of the Company must be at least 110% of the fair market value of the Common Stock on the date of grant, and the term of these options cannot exceed five years. All of the authorized shares of common stock under the Amended and Restated Incentive Plan are available for grant as ISOs.

Stock Appreciation Rights

Under the Amended and Restated Incentive Plan, the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, may grant stock appreciation rights (“SARs”), that confer on the grantee a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of common stock of the Company on the date of exercise over (b) the grant price of the SAR (which shall be at least the grant date fair market value of a share of common stock of the Company) as determined by the board of directors or the committee to which it grants authority under the Amended and Restated Incentive Plan.  The term of each SAR is ten years from the date of grant of the SAR.

Stock Awards

Under the stock component of the Amended and Restated Incentive Plan, the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, may, in selected cases, grant to a plan participant a given number of shares of restricted stock, stock units or unrestricted stock. Restricted stock under the Amended and Restated Incentive Plan is common stock restricted as to sale pending fulfillment of such vesting schedule and requirements as the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, shall determine. Prior to the lifting of the restrictions, the participant will nevertheless be entitled to receive dividends on, and to vote the shares of, the restricted stock. Stock units are a right to be delivered shares of common stock upon fulfillment of such vesting schedule and requirements as the board of directors, or the committee to which it grants authority under the Amended and Restated Incentive Plan, shall determine.  Grantees of stock units will have no voting or dividend rights or other rights associated with stock ownership, although the board of directors, or the committee may award dividend equivalent rights on such units.

Shares Awarded during 2009

On October 26, 2009, the Company awarded 200,000 shares of its restricted common stock, par value $.001 per share, pursuant to the 2009 Stock Incentive Plan, to Mr. Kexuan Yao, the Company’s Chief Executive Officer, vesting 66,667 shares on December 15, 2010, 66,667 shares on December 15, 2011 and 66,666 shares on December 15, 2012.  These shares were valued at $3.28 per share or $656,000 on the date of grant and were amortized over the vesting period, or $54,667 per quarter.

On October 26, 2009, the Company agreed to pay Mr. William Thomson the sum of $20,000 and awarded 6,250 shares of the Company’s restricted common stock to Mr. William Thomson in conjunction with his appointment to the Company's board of directors vesting 25% on March 31, 2010, 25% on June 30, 2010, 25% on September 30, 2010 and 25% on December 31, 2010.  These shares were valued at $3.28 per share or $20,500 on the date of grant and were amortized over the vesting period, all of which was earned and recorded as stock based compensation for the year ended December 31, 2010.

Shares and Options Awarded during 2010

On September 16, 2010, the Company agreed to pay Mr. K.P. Chan the sum of $20,000 and awarded 6,250 shares of the Company’s restricted common stock to Mr. Chan in conjunction with his appointment to the Company's board of directors vesting 50% on March 10, 2011 and 50% on September 10, 2011.  These shares were valued at $3.12 per share or $19,500 on the date of grant and were amortized over the vesting period, or $4,875 per quarter.

On October 5, 2010, the Company awarded a stock option to purchase 40,000 shares of the Company’s common stock exercisable at $5.00 per share expiring five (5) years from the date of grant to an employee in conjunction with his employment agreement as the Company's Director of Administration, vested upon grant.  The Company estimated the fair value of option granted, estimated on the date of grant, using the Black-Scholes option-pricing model with the following weighted-average assumptions:

October 5, 2010

Expected life (year)	5.00

Expected volatility	187.00%

Risk-free interest rate	1.21%

Expected annual rate of quarterly dividends	0.00%

Expected volatility is based on historical volatility for the Company’s common stock. The Company currently has no reason to believe future volatility over the expected life of the option is likely to differ materially from its historical volatility.  The risk-free interest rate is based on a yield curve of U.S treasury interest rates on the date of valuation based on the expected term of the share options or equity instruments.  Expected dividend yield is based on our dividend history and anticipated dividend policy.

The fair value of share options or equity instruments granted, estimated on the date of grant, using the Black-Scholes option-pricing model, was $138,000.  The Company recorded the entire amount as stock based compensation expense on the date of grant.

Shares Awarded during 2011

On January 25, 2011, the Company issued 55,378 shares of its common stock to certain of its employees for their 2010 services of approximately $187,180 in lieu of cash, which was recorded as compensation expenses in 2010 and credited the same to the accrued expenses at December 31, 2010.

On March 29, 2011, the Company awarded 10,000 shares of the Company’s common stock to an employee for his 2011 employment service vesting on July 1, 2011. These shares were valued at $2.74 per share or $27,400 on the date of grant and are being amortized over the service period of one year in 2011.

On December 15, 2011, the Company issued 10,000 and 50,000 shares of its common stock to two (2) of its outside directors for their 2011 services, respectively. These shares were valued at $0.27 per share, $2,700 and $13,500 or $16,200 in aggregate on the date of grant, which was recorded as stock based compensation.

On December 15, 2011, the Company issued 264,379 shares of its common stock to certain of its employees for their 2011 services of approximately $71,383, in lieu of cash, which was recorded as compensation expense in 2011.

On December 16, 2011, the Company agreed to pay Director Mr. Kam Ping Chan 6,250 shares of the Company’s restricted common stock in conjunction with his appointment to the Company's board of directors vesting 50% on June 30, 2012 and 50% on December 31, 2012, effectively January 1, 2012.  The restricted stock vests only if Mr. Chan is still a director of the Company on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the Board of Directors was to declare dividends on the Company’s common stock. These shares were valued at $0.2851 per share or $1,782 on the date of grant and are being amortized over the vesting period, or $446 per quarter in 2012.

On December 20, 2011, the Company issued 50,000 shares of its common stock to Mr. Tao Pang, one of its outside directors for his 2012 services, effectively January 1, 2012. These shares were valued at $0.28 per share, or $14,000 on the date of grant, which was deferred to 2012 to be recognized as stock based compensation. On May 4, 2012 those shares were cancelled upon Mr. Pang's resignation as a member of the board of directors.  Mr. Pang was compensated in cash in lieu of common shares for such period served as a director.

2012 Amendment to the 2009 Stock Incentive Plan

At the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) of the Company held on July 13, 2012, the Company’s stockholders approved an amendment and restatement of the Company’s 2009 Stock Incentive Plan to increase the number of shares of the Company’s common stock available for issuance hereunder by 3,000,000 shares to 5,200,000 shares of the Company’s common stock.

Shares Awarded during 2012

On February 6, 2012, the Company issued 57,743 shares of its common stock to certain of its employees for their 2011 services of approximately $33,318, in lieu of cash, which was recorded as compensation expense and credited to common shares to be issued at December 31, 2011.

On February 8, 2012, the Company awarded 1,500,000 shares of its restricted common stock, par value $.001 per share, pursuant to the Amended and Restated 2009 Stock Incentive Plan, to Mr. Kexuan Yao, the Company’s Chief Executive Officer. The term of employment under the agreement is from January 1, 2012 (the “Effective Date”) until December 31, 2014, unless sooner terminated in accordance with the terms of the Employment Agreement.. These shares were valued at $0.499 per share or $748,500 on the date of grant and are amortized over the vesting period, or $62,375 per quarter.

On May 4, 2012, the Company agreed to pay Director Mr. Weiping Shen 50,000 shares of the Company’s restricted common stock in conjunction with his appointment to the Company's board of directors vesting 50% on September 30, 2012 and 50% on May 3, 2013.  The restricted stock vests only if Mr. Shen is still a director of the Company on the vesting date (with limited exceptions), and the shares are eligible for the payment of dividends, if the Board of Directors was to declare dividends on the Company’s common stock. These shares were valued at $0.69 per share or $34,500 on the date of grant and are being amortized over the vesting period, or $8,625 per quarter.

On July 30, 2012, the Company issued 561,640 shares of its common stock to certain of its employees for the first half year of their 2012 service of approximately $185,341, in lieu of cash, all of which was recorded as compensation expense for the quarter ended June 30, 2012.

On July 30, 2012, the Company granted 400,000 shares of its common stock to certain of its employees for the second half year of their 2012 service of approximately $132,000, in lieu of cash, which were recorded as compensation expense for the year ended December 31, 2012.

On November 12, 2012, the Company granted 980,991 shares of its common stock to certain of its employees for the second half year of their 2012 service of approximately $343,347, in lieu of cash, which were recorded as compensation expense for the quarter ended December 31, 2012.

Summary of the Company’s Amended and Restated 2009 Stock Incentive Plan Activities

The table below summarizes the Company’s Amended and Restated 2009 Stock Incentive Plan activities:

	Number of Shares or Options	Fair Value at Date of Grant

Balance, December 31, 2010	252,500	$834,000

Options - granted

Options - canceled	-	-

Shares - granted	446,007	317,945

Shares - canceled	-	-

Balance, December 31, 2011	698,507	1,151,945

Options - granted	-	-

Options - canceled	-	-

Shares - granted	3,550,374	1,447,006

Shares - canceled	(50,000)	(14,000)

Balance, December 31, 2012	4,198,881	$2,614,951

Vested, December 31, 2012	3,182,214	2,104,451

Unvested, December 31, 2012	1,016,667	$510,500

As of December 31, 2012, there were 1,001,119 shares of common stock remaining available for issuance under the Amended and Restated 2009 Stock Incentive Plan.

Note 17 – Income Tax Provision

Armco Metals is a non-operating holding company. Armco HK, the Company’s Hong Kong subsidiary is subject to Hong Kong SAR income taxes.  Henan, Renewable Metals, Lianyungang Armco and Armco Shanghai, the Company’s PRC subsidiaries are subject to PRC income taxes, file income tax returns under the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”) accordingly. Henan, Renewable Metals, Lianyungang Armco and Armco Shanghai derive substantially all of their income (loss) before income taxes and related tax expenses from PRC sources.

United States Income Tax

Armco Metals is incorporated in the State of Nevada and is subjected to United States of America tax law.

Hong Kong SAR Income Tax

Armco HK is registered and operates in the Hong Kong Special Administrative Region (“HK SAR”) of the People’s Republic of China (“PRC”) and is subject to HK SAR tax law.  Armco HK’s statutory income tax rate is 16.5% and there were no significant differences between income reported for financial reporting purposes and income reported for income tax purposes for the year ended December 31, 2012 and 2011.

PRC Income Tax

Henan, Renewable Metals, Lianyungang Armco and Armco Shanghai are governed by and file separate income tax returns under the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”), which, until January 2008, generally subject to tax at a statutory rate of 33% (30% state income tax plus 3% local income tax) on income reported in the statutory financial statements after appropriate tax adjustments.  On March 16, 2007, the National People’s Congress of China approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”), effective January 1, 2008.  Under the New CIT Law, the corporate income tax rate applicable to all Companies, including both domestic and foreign-invested companies, will be 25%.  However, tax concession granted to eligible companies prior to March 16, 2007 will be grand fathered in.

Henan is registered and operates in the City of Zhengzhou, Henan Province, PRC.  No provision for income taxes has been made as Henan had net operating loss (“NOL”) carry-forwards for the year ended December 31, 2012 and 2011.  Henan’s statutory tax rate for relevant periods is 25% for the year ended December 31, 2012 and 2011.

Renewable Metals is registered and operates in the Lianyungang Economic and Technology Development Zone, City of Lianyungang, Jiangsu Province, PRC, and is recognized as a “Manufacturing Enterprise Located in Special Economic Zone”.  In accordance with the relevant income tax laws, the profits of Renewable Metals, if any, are fully exempt from income tax for year 2008 and 2009, followed by a 50% exemption for the following three (3) calendar years from 2010 through 2012 (“tax holidays”).  Renewable Metals’s statutory tax rate for relevant periods is 25% for the year ended December 31, 2012 and 2011.

Lianyungang Armco is registered and operates in the Lianyungang Economic and Technology Development Zone, City of Lianyungang, Jiangsu Province, PRC.  Lianyungang Armco’s statutory tax rate for relevant periods is 25% for the year ended December 31, 2012 and 2011.

Armco Shanghai is registered and operates in Shanghai, PRC.  Armco Shanghai’s statutory tax rate for relevant periods is 25% for the year ended December 31, 2012 and for the period from July 16 (inception) through December 31, 2011.

Note 18 – Concentrations and Credit Risk

Credit Risk Arising from Financial Instruments

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.

As of December 31, 2012, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, none of which are insured.  However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

Customers and Credit Concentrations

Customer concentrations and credit concentrations are as follows:

	Net Sales for the Year Ended		Accounts Receivable at
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011

Customer #1122012010 China JianCai	- %	12.1%	-%	-%

Customer #102003 ZhongJin Renewable Resource	41.1%	-%	96.5%	92.2%

Customer #1122024 Derby Materials	-%	21.0%	-%	-%

Customer #302023 Shangdong Yongjia	-%	10.5%	-%	-%

Customer #101009 NingBo HangGang	-%	15.4%	-%	-%
Customer # 1122002 ZhongJi NingBo	17.0%	-%	-%	-%

	58.1%	59.0%	96.5%	92.2%

A reduction in sales from or loss of such customers would have a material adverse effect on the Company’s results of operations and financial condition.

Vendor Concentrations

Vendor purchase concentrations and accounts payable concentration as follows:

	Net Purchases for the Year Ended		Accounts Payable at
	December 31, 2012	December 31 , 2011	December 31 , 2012	December 31, 2011

Vendor #204014 Mineracao	-%	30.7%	-%	92.2%

Vendor #2202-024Mineracao Usiminas	21.2%	-%	-%	-%

Vendor #010034 LianYunGang HeBang	50.8%	-%	-%	-%

Vendor #303001 Shandong TongLi	-%	%	30.0%	-%

Vendor #30011 SuZhou ShengFeng	-%	-%	10.0%	%

	72.0%	30.7%	40.0%	92.2%

Note 19 - Foreign Operations

Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC, which may be adversely affected by significant political, economic and social uncertainties in the PRC. Although the PRC government has been pursuing economic reform policies since 1980, no assurance can be given that the PRC Government will continue to pursue such policies or that such policies may not be significantly altered, especially in the event of a change in leadership, social or political disruption or unforeseen circumstances affecting the PRC’s political, economic and social conditions; nor that the PRC government’s pursuit of economic reforms will be consistent or effective.

Interest Risk

Substantially all of the Company’s operations are carried out in the PRC. The tight monetary policy currently instituted by the PRC government and increases in interest rate would have a material adverse effect on the Company’s results of operations and financial condition.

Currency Convertibility Risk

Substantially all of the Company’s businesses are transacted in RMB, which is not freely convertible into foreign currencies. Under China’s Foreign Exchange Currency Regulation and Administration, the Company is permitted to exchange RMB for foreign currencies through banks authorized to conduct foreign exchange business. All foreign exchange transactions continue to take place either through the People’s Bank of China or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the People’s Bank of China. Approval of foreign currency payments by the People’s Bank of China or other institutions requires submitting a payment application form together with invoices and signed contracts.

Foreign Currency Exchange Rate Risk

On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to U.S. Dollar. Under the new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant volatility of the RMB against the U.S. Dollar.

Any significant revaluation of RMB may materially and adversely affect the cash flows, revenues, earnings and financial position reported in U.S. Dollar.

The Company had no foreign currency hedges in place for the year ended December 31, 2012 or 2011 to reduce such exposure.

Dividends and Reserves

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing employee facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of December 31, 2012, the Company had no Statutory Surplus Reserve and the Statutory Common Welfare Fund established and segregated in retained earnings.

Note 20 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued. The Management of the Company determined that there were certain reportable subsequent events to be disclosed as follows:

Sale of Common Shares

On January 28, 2013 (the “Closing Date”), the Company completed a public offering of an aggregate of $1.60 million shares of the Company’s common stock in a registered direct public offering (the “Offering”).  The shares offered in this Offering were sold by the Company directly to the investors.  No underwriter or agents was involved in connection with this Offering to solicit offers to purchase the shares.

On the Closing Date, the Company entered into Subscription Agreements (the “Subscription Agreements”) with certain investors (the “Investors”) in connection with the Offering, pursuant to which the Company agreed to sell an aggregate of 3,242,712 shares of its common stock at a purchase price of $0.50 per share to the Investors for aggregate gross proceeds, before deducting the estimated offering expenses payable by the Company, of approximately $1,621,356.

The purchase and issuance of the securities in the Registered Direct Offering are completed on January 28, 2013.

The Offering was effected as a takedown off the Company’s shelf registration statement on Form S-3, as amended (File No. 333-184354), which became effective on December 14, 2012 (the “Registration Statement”), pursuant to a prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2013.

Promissory Note from Chief Executive Officer

On March 29, 2013, the Company executed a promissory note in the amount of $1,000,000 payable to the Chairman, CEO and significant stockholder of the Company.  The note, which is due in one year, accrues interest at 8% per annum.  The proceeds will be used for working capital purposes.

China Armco Metals, Inc.
Valuation and Qualifying Accounts
For the Year Ended December 31, 2012 and 2011

	Balance at beginning of period	Add Charge to Income	Deduct bad debt written off	Add translation adjustment	Balance At End of period
For the Year Ended December 31, 2011:

Allowance for doubtful accounts	$-	$-	$-	$-	$-

For the Year Ended December 31, 2012:

Allowance for doubtful accounts	$-	$43,150	$-	$-	$43,150

You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

ARMCO METALS HOLDINGS, INC.

3,231,604 Shares of

Common Stock

PROSPECTUS

[       ], 2013

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Our estimated expenses in connection with the issuance and distribution of the securities being registered are:

SEC Registration Fee	$130.35
Accounting Fees and Expenses	[•]
Legal Fees and Expenses	[•]
Miscellaneous Fees and Expenses	[•]
Total	$130.35

Item 14. Indemnification of Directors and Officers.

Charter Provisions and Other Agreement of the Company

The current bylaws of the Company provides that the Board of the Company shall cause the Company to indemnify a current or former director, officer and Secretary of the Company, or a current or former director, officer and Company of a corporation of which the Company is or was a stockholder and the heirs and personal representative of any such person against all costs, charges and expenses to settle an action, judgment or proceeding to which they are made a party by reason of their position of director or officer of the Company.

The Company is permitted by the Bylaws to purchase and maintain insurance for any director, officer, employee or agent of the Company or as a director, officer, employee or agent of the Company of which the Company is or was a stockholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Nevada Law

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

●	By the stockholders;

●	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

●	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

●	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

●

does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

●	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

1.           On April 20, 2010, we entered into a securities purchase agreement with nine accredited and institutional investors for the sale of 1,538,464 shares of our common stock at an offering price of $6.50 per share resulting in gross proceeds to us of $10,000,016.  At closing we also issued the purchasers five year common stock purchase warrants to purchase an additional 1,538,464 shares of our common stock at an exercise price of $7.50 per share.  The warrants are exercisable commencing 181 days following issuance.  The private offering, which is being made under an exemption from the registration requirements of the Securities Act of 1933 in reliance on exemptions provided by Section 4(a)(2) of that act and Rule 506 of Regulation D of Securities Act.  At closing, we paid Rodman & Renshaw, LLC, a FINRA member firm that served as placement agent for us in the offering, a fee of $500,000 as compensation for their services and issue the firm five-year common stock purchase warrants exercisable for 76,923 shares of our common stock at an exercise price of $7.50 per share which are exercisable commencing 181 days following issuance, as well as a $15,000 non-accountable expense allowance to one of the investors in the offering.  We used the net proceeds from this offering for our working capital.

2.           On June 11, 2010, we entered into a guaranty cooperation agreement with Henan Chaoyang Steel Co., Ltd., or Henan Chaoyang, to provide additional liquidity to meet anticipated working capital requirements of Renewable Metals’ scrap metal recycling facility.  Under the terms of the guaranty, Henan Chaoyang agreed to provide loan guarantees to Renewable Metals’ existing and pending bank lines of credit of up to 300 million RMB in the aggregate (approximately $45,400,000) for five (5) years expiring June 30, 2015.  As consideration for the guaranty, we issued a designee of Henan Chaoyang 500,000 shares of our common stock. The issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

3.           On April 13, 2012, our subsidiary Renewable Metals entered into a Facility and Equipment Leasing Agreement with Lianyungang Hebang Renewable Resources Co., Ltd., or Hebang, a PRC company located in Jiangsu Province Lianyungang City. Pursuant to the agreement, Hebang agreed to lease a facility and equipment for Renewable Metals’ exclusive use and operation for a two-year term commencing on June 25, 2012, in consideration for the issuance of one million shares of our common stock to Hebang and the payment of RMB one million (approximately $159,000) in cash. The Company issued the shares to Hebang on April 13, 2012.  The issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

4.           On March 3, 2012, we entered into a Legal Services Agreement with All Bright Law Office, or All Bright, a PRC law firm located in Shanghai, China. Pursuant to the agreement, All Bright agreed to provide Chinese-law related legal counsel services from April 1, 2012 to March 31, 2013 in exchange for 300,000 shares of common stock of the Company.  The sale and issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

5.           On December 5, 2012, we entered into a Consulting Services Agreement with Broadmax Holding Ltd., or Broadxax, a HK firm located in Hong Kong, China. Pursuant to the Consulting Agreement, Broadmax, among others, agreed to provide consulting services from December 1, 2012 to May 31, 2013 in exchange for 100,000 shares of common stock of the Company. The sale and issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

6.           On December 31, 2012, the Board of the Directors of the Company approved the conversion of the unpaid advance from Kexuan Yao, our Chairman, President and Chief Executive Officer, to the Company in amount of $353,753,  into shares of common stock of the Company, at a conversion price equal to the average of the three (3) closing bid prices during the three (3) trading days immediately prior the date of the approval of the Board of the Directors, at which the Company's common stock trades on NYSE MKT marketplace. Upon authorization by the Board of Directors, the Company issued to Mr. Yao 717,067 shares of the Company’s common stock pursuant to the conversion of the advance. The sale and issuance of these securities was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act.

7.           On October 28, 2013, we sold, via the conversion of the Note, 2,010,327 shares of our common stock, to Kexuan Yao, the Chief Executive Officer, President and Chairman of the Board of Directors of the Company, pursuant to a conversion letter and a subscription agreement entered into between the Company and Mr. Yao on October 22, 2013. Mr. Yao purchased the shares through the conversion of that certain 8% promissory note dated March 29, 2013 in the amount of $1,000,000, with accrued interest in the amount of $45,369.86, for an aggregate amount of $1,045,369.86 issued by the Company. The Note was converted at a conversion price of $0.52 per Share, such price being equal to the average of the last three closing bid prices of the common stock on the NYSE MKT marketplace as of the date on which the Subscription Agreement was signed. The conversion and issuance of the Shares was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

8.           On October 28, 2013, we sold 1,570,371 shares of common stock to a non-affiliated investor pursuant to a subscription agreement dated October 22, 2013. In consideration for the shares, the investor paid an aggregate of US$816,593 or $0.52 per share, such price being equal to the average of the last three closing bid prices of the common stock on the NYSE MKT marketplace prior to the execution of subscription agreement. The sale and issuance of the shares was exempt from registration under the Securities Act in reliance on Section 4(a)(2). No underwriting discounts or commissions were paid with respect to such sale.

9.           On November 7, 2013, we consummated the transactions contemplated by the Purchase Agreement dated November 4, 2013 with Hanover.  Pursuant to the Purchase Agreement, Hanover purchased from us a 4% senior convertible note with an initial principal amount of $450,000 for a purchase price of $300,000 (an approximately 33.33% original issue discount). Additionally, the Company has the right to require Hanover to purchase, on the 10th trading day after the effective date of the Registration Statement, an additional 4% senior convertible note with an initial principal amount of $500,000 for a purchase price of $500,000. The Initial Convertible Note is convertible at any time, in whole or in part, at Hanover’s option, into shares of common stock, at a conversion price equal to the Variable Conversion Price. If issued, the Additional Convertible Note will be convertible at any time, in whole or in part, at Hanover’s option into shares of common stock at a conversion price that will be equal to the Variable Conversion Price. At no time will Hanover be entitled to convert any portion of the Convertible Notes to the extent that after such conversion, Hanover (together with its affiliates) would beneficially own more than 9.99% of the outstanding shares of common stock as of such date. Further, in no event will the Convertible Notes be converted into a number of shares that, in the aggregate, amount to greater than 19.99% of the currently issued and outstanding shares of common stock.

In addition, we paid to Hanover a commitment fee for entering into the Purchase Agreement equal to $24,000 (or 3.0% of the total purchase price for the Convertible Notes under the Purchase Agreement) in the form of 47,022 shares of common stock, calculated using a per share price of $0.5104, representing the average of the daily volume weighted average prices of a share of common stock for the three trading days immediately preceding the Closing Date.

The issuance of the Commitment Shares and the Initial Convertible Note to Hanover under the Purchase Agreement were, and, if issued, the issuance of the Additional Convertible Note to Hanover under the Purchase Agreement will be, exempt from the registration requirements of the Securities Act, pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act.  The Company made this determination based on the representations of Hanover in the Purchase Agreement that Hanover is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

10.           On December 24, 2013 we issued 1,000,000 shares of our common stock valued at approximately $300,000 to one accredited investor as compensation for services to be rendered to us under the terms of a consulting agreement. The issuances were exempt from registration under Securities Act in reliance on exemptions from registration available pursuant to Section 4(a)(2) of that act.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index	Description of Document	Filed Herewith	Previously Filed	Incorporated by Reference To:

2.1	Share Purchase Agreement between Cox Distributing, Inc. and Armco & Metawise (HK), Ltd., dated June 27, 2008.		X	Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on July 1, 2008.

3.1	Articles of Incorporation of the Registrant as filed with the Secretary of State of Nevada.		X	Exhibits 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on August 27, 2007.

3.2	Bylaws of the registrant.		X	Exhibit 3.2 to the Registrant’s Registration Statement on Form SB-2 filed on August 27, 2007.

3.3	Amendments to Bylaws		X	Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 1, 2010.

3.4	Certificate of Amendment to Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on July 3, 2013		X	Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on July 8, 2013.

4.1	Form of Warrant		X	Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on July 31, 2008.

4.2	Form of $7.50 Warrant (April 2010 Offering)		X	Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed on April 20, 2010.

4.3	Form of Amendment to Subscription Agreement and Common Stock Purchase Warrant		X	Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2010.

4.4	Form of Amendment No. 2 to Subscription Agreement and Common Stock Purchase Warrant dated January 11, 2013		X	Exhibit 10.1 to the Current Report on Form 8-K as filed on January 17, 2013.

4.5	Form of Senior Convertible Note		X	Exhibit 4.1 to the Current Report on Form 8-K as filed on November 13, 2013.

5.1	Opinion of Pearlman Schneider LLP (1)

10.1	Stock Option Agreement between Cox Distributing, Inc. and Feng Gao dated June 27, 2008		X	Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on July 1, 2008.

10.2	Call Option Agreement between Kexuan Yao and Feng Gao, dated June 27, 2008		X	Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on July 1, 2008.

10.3	Exclusive Consulting Agreement between Armco & Metawise (HK) Ltd. and Henan Armco & Metawise Trading Co., Ltd. dated June 27, 2008.		X	Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed on July 1, 2008.

10.4	Exclusive Consulting Agreement between Armco & Metawise (HK) Ltd. and Armet (Lianyungang) Scraps Co., Ltd. dated June 27, 2008.		X	Exhibit 10.8 to the Registrant’s Current Report on Form 8-K filed on July 1, 2008.

10.5	Consulting Agreement between Stephen E. Cox and Capital Once Resource Co., Ltd., dated June 27, 2008	X	Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on July 1, 2008.

10.6	Services Agreement between Stephen D. Cox Supply and Cox Distributing, Inc., dated June 27, 2008.	X	Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed on July 1, 2008.

10.7	Form of Subscription Agreement	X	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on July 31, 2008.

10.8	Form of Regulation S Subscription Agreement	X	Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on July 31, 2008.

10.9	Cancellation Agreement with Feng Gao	X	Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1 filed on September 11, 2008.

10.10	Employment Agreement with Mr. Kexuan Yao dated December 18, 2008	X	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on January 13, 2009.

10.11	Amendment to Call Option between Mr. Kexuan Yao and Ms. Feng Gao dated December 18, 2008	X	Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on January 13, 2009.

10.12	China Armco Metals, Inc. 2009 Stock Incentive Plan	X	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on October 28, 2009.

10.13	Form of China Armco Metals, Inc. Restricted Stock Agreement	X	Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on October 28, 2009.

10.14	Loan Agreement between Armet (Lianyungang) Renewable Resources Co., Ltd. and Bank of China Dated September 4, 2009	X	Exhibit 10.14 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

10.15	Banking Facilities Agreement between Armco & Metawise (H.K.) Limited and DBS Bank (Hong Kong) Limited dated April 22, 2009	X	Exhibit 10.15 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

10.16	Uncommitted Trade Finance Facilities Agreement between Armco & Metawise (H.K.) Limited and RZB Austria Finance (Hong Kong) dated March 25, 2009	X	Exhibit 10.16 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

10.17	Line of Credit Review Approval Notice between Henan Armco & Metawise Trading Co., Ltd. and Guangdong Development Bank Zhengzhou Branch dated October 21, 2009	X	Exhibit 10.17 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

10.18	General Agreement Relating to Commercial Credits between Armco & Metawise (HK) Limited and ING Bank N.V., Hong Kong Branch dated December 3, 2009	X	Exhibit 10.18 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

10.19	Armet (Lianyungang) Renewable Resources Co., Ltd. Scrap Metal Sales Contract between dated February 21, 2010	X	Exhibit 10.19 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

10.20	Form of Securities Purchase Agreement of April 2010 Offering	X	Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed on April 20, 2010.

10.21	Form of Registration Rights Agreement of April 2010 Offering	X	Exhibit 10.21 to the Registrant’s Current Report on Form 8-K filed on April 20, 2010.

10.22	Scrap Metal Sales Contract between Armet (Lianyungang) Renewable Resources Co. and Jiangsu Lihuai Iron & Steel Co., Ltd. dated February 21, 2010	X	Exhibit 10.19 to the Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2010.

10.23	Guaranty Cooperation Agreement	X	Exhibit 10.23 to the Current Report on Form 8-K as filed on June 17, 2010.

10.24	Addendum dated August 12, 2010 to Guaranty Cooperation Agreement	X	Exhibit 10.21 to the Quarterly Report on Form 10-Q for the period ended June 30, 2010.

10.25	Banking Facilities Agreement between Armco & Metawise (H.K.) Limited and DBS Bank (Hong Kong) Limited dated August 6, 2010	X	Exhibit 10.22 to the Quarterly Report on Form 10-Q for the period ended September 30, 2010.

10.26	Uncommitted Banking Facilities Agreement between Armco & Metawise (HK) Limited and ING Bank, N.V. dated August 12, 2010	X	Exhibit 10.23 to the Quarterly Report on Form 10-Q for the period ended September 30, 2010.

10.27	Amendment No. 1 dated July 23, 2010 to the Uncommitted Trade Finance Facilities Agreement between Armco & Metawise (H.K.) Limited and RZB Austria Finance (Hong Kong) dated March 25, 2009	X	Exhibit 10.24 to the Quarterly Report on Form 10-Q for the period ended September 30, 2010.

10.28	Loan Cooperation Agreement between Fremery Holdings, Ltd. and China Armco Metals, Inc. dated August 5, 2010	X	Exhibit 10.25 to the Quarterly Report on Form 10-Q for the period ended September 30, 2010.

10.29	Employment Agreement with Mr. Kexuan Yao dated February 8, 2012	X	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K for as filed on February 10, 2012.

10.30	Amendment To China Armco Metals, Inc.’s Amended and Restated 2009 Stock Option Plan	X	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K for as filed on July 18, 2012.

10.31	Form of Subscription Agreement dated as of January 28, 2013	X	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K for as filed on January 29, 2013.

10.32	Securities Purchase Agreement, dated as of November 4, 2013, by and between Hanover Holdings I, LLC and Armco Metals Holdings, Inc.	X	Exhibit 10.1 to the Registrant’s Current Report on Form 8-K for as filed on November 13, 2013.

10.33	Registration Rights Agreement, dated as of November 4, 2013, by and between Hanover Holdings I, LLC and Armco Metals Holdings, Inc.	X	Exhibit 10.2 to the Registrant’s Current Report on Form 8-K for as filed on November 13, 2013.

14.1	Code of Ethics	X	Exhibit 14.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009.

21.1	List of subsidiaries of the Registrant	X	Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012.

23.1	Consent of Li & Company, PC	X

23.2	Consent of Pearlman Schneider LLP (included in Exhibit 5.1) (1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)	X

(1)            To be filed by amendment.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Zhengzhou, Henan Province, China on December 24, 2013.

Armco Metals Holdings, Inc.

By:	/s/ Kexuan Yao
Name: Kexuan Yao
Title: President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Fengtao Wen
Name: Fengtao Wen
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Armco Metals Holdings, Inc., a Nevada corporation, do hereby constitute and appoint Kexuan Yao, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

Chairman of the Board and Chief Executive Officer
/s/ Kexuan Yao	(Principal Executive Officer)	December 24, 2013
Kexuan Yao
Chief Financial Officer
/s/ Fengtao Wen	(Principal Financial and Accounting Officer)	December 24, 2013
Fengtao Wen

/s/ Weigang Zhao	Director and Vice General Manager of Renewable Metals	December 24, 2013
Weigang Zhao

/s/ William Thomson	Director	December 24, 2013
William Thomson

/s/ Kam Ping Chan	Director	December 24, 2013
Kam Ping Chan

/s/ Weiping Shen	Director	December 24, 2013
Weiping Shen